As filed with the Securities and Exchange Commission on April 7,
1994
                    REGISTRATION NO. 33-_____


              SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549
                _____________________________

                          FORM S-4
                   REGISTRATION STATEMENT
                           UNDER
                 THE SECURITIES ACT OF 1933
                _____________________________

                    HIBERNIA CORPORATION
      (Exact Name of Registrant as Specified in its charter)

         Louisiana                    6711                   72-0725432

(State or Jurisdiction of   (Primary Standard Industrial  (I.R.S. Employer
of Incorporation or         Classification Code Number)   Number)
Organization)

                   313 Carondelet Street
               New Orleans, Louisiana  70130
                     (504) 586-5332
  (Address, Including Zip Code, and Telephone Number, Including
      Area Code, of Registrant's Principal Executive Offices)

                _____________________________
                       Gary L. Ryan
                     Associate Counsel
                    Hibernia Corporation
                    313 Carondelet Street
                New Orleans, Louisiana  70130
                      (504) 586-5560


  (Name, Address, Including Zip Code, and Telephone Number,
           Including Area Code of Agent for Service)

                         COPIES TO:

                     Patricia C. Meringer
               Secretary and Associate Counsel
                     Hibernia Corporation
                     313 Carondelet Street
                 New Orleans, Louisiana  70130
                        (504) 586-2486

                      Alan Jacobs, Esq.
                  McGlinchey Stafford Lang
                     A Law Corporation
                   2777 Stemmons Freeway
                        Suite 925
                    Dallas, Texas  75207
                       (214) 634-3939
                ____________________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO
THE PUBLIC:

     As soon as practicable after this registration statement is declared effective.

     If the securities being registered on this Form are being
offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following
box.       _______
          /______/


                 CALCULATION OF REGISTRATION FEE
_________________________________________________________________
Title of each   Amount to be   Proposed   Proposed   Amount of
class of        Registered (1) Maximum    Maximum   Registration
securities to                  Offering   Aggregate    Fee
be registered                  Price per  Offering
                               Share (1)  Price (1)
_________________________________________________________________

Class A
Common Stock,
no par value  4,423,746 shares $7.50    $33,178,092   $11,440.00

_________________________________________________________________

     Estimated solely for purposes of calculating the filing fee due hereunder, based on an aggregate value of the stock to be issued in the Merger of $ 33,178,092 and the average of the high and low sales prices of a share of the Registrant's Class A Common Stock, no par value, on April 4, 1994 pursuant to Rule 457 of the Securities Act of 1933.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON
SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH
SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL
THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A)
OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE
SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO
SAID SECTION 8(A), MAY DETERMINE.

                       HIBERNIA CORPORATION

Cross Reference Sheet Pursuant to Item 501(b) of Regulation S-K

       ITEM OF FORM S-4                    LOCATION OR CAPTION
                                           IN PROXY STATEMENT

1.   Forepart of Registration Statement    Introduction
     and Outside Front Cover Page of
     Prospectus Introduction

2.   Inside Front and Outside Back         Available Information;
     Cover Pages of Prospectus             Table of Contents

3.   Risk Factors, Ratio of Earnings       Introduction; Summary;
     to Fixed Charges and Other            Certain Regulatory
     Information                           Considerations

4.   Terms of the Transaction              Introduction; Summary;
                                           Proposed Merger

5.   Pro Forma Financial Information       Pro Forma Financial
                                           Information

6.   Material Contacts with the            Proposed Merger
     Company Being Acquired

7.   Additional Information                Not Applicable
     Required for Reoffering
     by person and Parties
     Deemed to be Underwriters

8.   Interests of Named Experts            Legal Matters; Experts
     and Counsel

9.   Disclosure of Commission              Interests of Certain
     Position on Indemnification           Persons in the Merger
     for Securities Act Liabilities

10.  Information with Respect to           Available Information;
     S-3 Registrants                       Introduction; Summary

11.  Incorporation of Certain              Available Information;
     Information By Reference              Incorporation of
                                           Certain Information
                                           by Reference

12.  Information with Respect to           Not Applicable
     S-2 or S-3 Registrants

13.  Incorporation of Certain              Not Applicable
     Information by Reference

14.  Information with Respect to           Summary; Certain
     Companies Other than S-2 or           Information Concerning
     S-3 Companies                         First Continental

15.  Information with Respect to           Not Applicable
     S-3 Companies

16.  Information with Respect to S-2       Not Applicable
     or S-3 Companies

17.  Information with Respect to           Summary; Certain
     Companies Other Than S-3 or           Information Concerning
     S-2 Companies                         First Continental

18.  Information if Proxies, Consents      Introduction; Summary;
     or Authorizations are to be           Meeting Information;
     Solicited                             Proposed Merger;
                                           Certain Information
                                           Concerning First
                                           Continental

19.  Information if Proxies,               Not Applicable
     Consents, Authorizations are not
     to be Solicited or in an Exchange
     Offer



               FIRST CONTINENTAL BANCSHARES, INC.
                     201 Huey P. Long Avenue
                     Gretna, Louisiana 70053


                         May     , 1994


Dear Shareholder:

     You are cordially invited to attend a Special Meeting of
Shareholders of First Continental Bancshares, Inc. ("First
Continental") to be held on Wednesday,  June 15, 1994, at        ,
a.m., Central time, at                    ,                 ,
Gretna, Louisiana.

     At the meeting, you will be asked to approve an amendment to First Continental's Articles of Incorporation and an Agreement and Plan of Merger, between First Continental and Hibernia Corporation ("Hibernia") (the "Agreement"), pursuant to which First Continental will be merged with and into Hibernia (the "Merger") all as more fully described in the attached Proxy Statement/Prospectus.

     The proposal to amend First Continental's Articles of Incorporation is necessary to permit the conversion of Preferred Stock into Hibernia Common Stock and cash in the amount of all undeclared and accumulated dividends, plus interest thereon, which is required by the terms of the Merger. The proposed amendment must be approved in order for the Merger to occur. Your vote on this proposal is very important, since it requires the affirmative votes of both the holders of two-thirds of the outstanding Preferred Stock (voting separately) and the holders of two-thirds of the total voting power (including the Common Stock and Preferred Stock) present at the meeting to be approved. I urge you to read the Proxy Statement/Prospectus carefully and to vote in favor of this proposal.

     The Merger has been approved by your Board of Directors, which believes based on its own analysis and the opinions of financial advisors (all of which are described in the accompanying Proxy Statement/Prospectus), that the Merger is in the best interests of First Continental's shareholders. As a result of the Merger, you will become a shareholder of Hibernia and own common stock for which there is an active public trading market. Hibernia has greater financial resources than First Continental and is better able to offer a broad range of financial services and compete more effectively in this current market environment. The Merger presents a rare opportunity for our shareholders, and I urge you to vote your shares in favor of this transaction.

     The Board of Directors recommends that you vote all of your Common Stock and Preferred Stock "FOR" the proposal to amend the Articles of Incorporation of First Continental and "FOR" the proposal to approve the Agreement and related Merger. A failure to vote "FOR" the amendment (whether by failure of holders of Preferred Stock to return the enclosed proxy cards for purposes of the separate class vote, or in the case of any shareholder, by marking "abstain" on the proxy card) will have the same effect as a vote against the amendment. Similarly, marking "abstain" on the enclosed proxy card with respect to the proposal to approve the Agreement and related Merger will have the same effect as a vote against the proposal to approve the Agreement. Please mark, date and sign the enclosed proxy card and return it promptly in the accompanying envelope.

                                   Very truly yours,



                                   Elton A. Arceneaux, Jr.
                                   President




               FIRST CONTINENTAL BANCSHARES, INC.
                     201 Huey P. Long Avenue
                     Gretna, Louisiana 70053


            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                    TO BE HELD JUNE 15, 1994




To the Shareholders of First
     Continental Bancshares, Inc.:

     Notice is hereby given of a Special Meeting of Shareholders of First Continental Bancshares, Inc., a Louisiana corporation ("First Continental"), to be held on Wednesday, June 15, 1994, at
p.m., Central time, at                ,                , Gretna,
Louisiana for the following purposes:


     1. To consider and vote upon a proposal to approve an amendment to First Continental's Articles of Incorporation to eliminate a requirement that as a condition of any merger or similar transaction, holders of First Continental's Preferred Stock receive securities which preserve the rights and preferences of such Preferred Stock.

     2. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, between First Continental and Hibernia Corporation("Hibernia"), dated December 4, 1993, and related Merger Agreement (collectively the ("Agreement"), pursuant to which (i) First Continental will be merged with and into Hibernia (the "Merger"),
          (ii) upon consummation of the Merger, each outstanding share of Common Stock and Preferred Stock of First Continental will be converted into the respective numbers of shares of Hibernia Common Stock, and, in the case of Preferred Stock, cash in the amount of all undeclared and accumulated dividends, plus interest thereon and (iii) First National Bank of Jefferson Parish will be merged with and into Hibernia National Bank.

     3. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.


     The Board of Directors has fixed the close of business on May 6, 1994 as the record date for determining shareholders entitled to receive notice of, and to vote at, the Special Meeting or any adjournment thereof.

     Dissenting shareholders who comply with the procedural requirements of the Louisiana Business Corporation Law will be entitled to receive payment of the fair cash value of their shares if the merger is effected upon approval by less than 80% of the total voting power of First Continental. The rights of dissenting shareholders and the procedures for perfecting dissenters' rights are described in the accompanying Proxy Statement/Prospectus.

     YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY CARD(S) AND RETURN THEM PROMPTLY IN THE ENCLOSED PREPAID ENVELOPE. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTE AT THE SPECIAL MEETING BY APPROPRIATE NOTICE TO FIRST CONTINENTAL'S SECRETARY.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              Goldie T. Lanaux
                              Secretary

Gretna, Louisiana
May __, 1994



COMMON                       PROXY                   COMMON
STOCK                                                STOCK

               FIRST CONTINENTAL BANCSHARES, INC.
                 SPECIAL MEETING OF SHAREHOLDERS
                          JUNE 15, 1994


   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby constitutes and appoints R. Preston Wailes, Elton A. Arceneaux, Jr. and B. Franklin Martin, III, or any of them, the proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of Common Stock of First Continental Bancshares, Inc. ("First Continental"), that the undersigned is entitled to vote at the Special Meeting of Shareholders of First Continental to be held on June 15, 1994, and any adjournment thereof.

     1. To approve an amendment to First Continental's Articles of Incorporation to eliminate Section 4.2.1.3(v) of
          Article 4 thereof in its entirety and to renumber the provisions of Section 4.2.1.3 appearing thereafter.

          If this proposal is not approved, Proposal 2 will be withdrawn.

                  FOR      AGAINST       ABSTAIN

     2. To approve an Agreement and Plan of Merger, between First Continental and Hibernia Corporation, dated as of December 4, 1993, and related Merger Agreement
          (collectively the "Agreement"), and the merger contemplated thereby.

                 FOR      AGAINST       ABSTAIN

     3. In their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED.  IF NO SPECIFIC DIRECTIONS
ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET
FORTH HEREIN.

                         [Reverse Side]

The adoption of Proposal 2 to approve the Agreement is conditioned upon shareholder approval of Proposal 1 to amend First Continental's Articles of Incorporation, and the Merger contemplated by Proposal 2 will not be consummated unless Proposal 1 is approved by the shareholders of First Continental. The adoption of Proposal 1, however, is not conditioned on shareholder approval of Proposal 2.

Please sign exactly as the name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized.

Dated:
                              Signature of Shareholder


                              Signature (if jointly owned)


PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TO FIRST CONTINENTAL
PROMPTLY USING THE ENCLOSED PREPAID ENVELOPE.



PREFERRED                      PROXY                   PREFERRED
STOCK                                                  STOCK

               FIRST CONTINENTAL BANCSHARES, INC.
                 SPECIAL MEETING OF SHAREHOLDERS
                          JUNE 15, 1994


   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby constitutes and appoints R. Preston Wailes, Elton A. Arceneaux, Jr. and B. Franklin Martin, III, or any of them, the proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of Preferred Stock of First Continental Bancshares, Inc. ("First Continental"), that the undersigned is entitled to vote at the Special Meeting of Shareholders of First Continental to be held on June 15, 1994, and any adjournment thereof.


     1. To approve an amendment to First Continental's Articles of Incorporation to eliminate Section 4.2.1.3(v) of
          Article 4 thereof in its entirety and to renumber the provisions of Section 4.2.1.3 appearing thereafter.

               If this Proposal is not approved, Proposal 2 will be withdrawn.

               FOR        AGAINST          ABSTAIN

     2. To approve an Agreement and Plan of Merger, between First Continental and Hibernia Corporation, dated as of December 4, 1993, and related Merger Agreement
          (collectively the "Agreement"), and the merger contemplated thereby.

              FOR        AGAINST           ABSTAIN

     3. In their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED.  IF NO SPECIFIC DIRECTIONS
ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET
FORTH HEREIN.

                         [Reverse Side]

The adoption of Proposal 2 to approve the Agreement is conditioned upon shareholder approval of Proposal 1 to amend First Continental's Articles of Incorporation, and the Merger contemplated by Proposal 2 will not be consummated unless Proposal 1 is approved by the shareholders of First Continental. The adoption of Proposal 1, however, is not conditioned on shareholder approval of Proposal 2.

Please sign exactly as the name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized person.


Dated:
                                      Signature of Shareholder

INSERT MAILING LABEL

                                      Signature (if jointly owned)

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TO FIRST CONTINENTAL
PROMPTLY USING THE ENCLOSED PREPAID ENVELOPE.



                         PROXY STATEMENT

               FIRST CONTINENTAL BANCSHARES, INC.
                 SPECIAL MEETING OF SHAREHOLDERS
                   To Be Held on June 15, 1994


                           PROSPECTUS

                      HIBERNIA CORPORATION
                                SHARES
                      CLASS A COMMON STOCK
                         (NO PAR VALUE)


     This Proxy Statement/Prospectus is being furnished to the holders of Common Stock, $1.00 par value ("Common Stock") and Class A Cumulative Convertible Preferred Stock, $1.00 par value ("Preferred Stock"), of First Continental Bancshares, Inc. ("First Continental") in connection with the solicitation of proxies by the Board of Directors of First Continental for use at a Special Meeting of Shareholders (the "Special Meeting") to be held on
Wednesday, June 15 1994, at         p.m., Central time, at
                     ,                 , Gretna, Louisiana 70053,
and any adjournment thereof.

     At the Special Meeting, the holders of record of Common Stock
and Preferred Stock as of the close of business on March     , 1994
(the "Record Date") will consider and vote upon (i) a proposal to amend Article 4 of the Articles of Incorporation of First Continental to eliminate Section 4.2.1.3(v) thereof, a copy of which is set forth in Appendix B hereto, and to renumber Sections 4.2.1.3(vi), (vii), (viii), (ix) and (x) thereof (collectively, the "Amendment") and (ii) a proposal to approve an Agreement and Plan of Merger, between First Continental and Hibernia, dated as of December 4, 1993, and related Merger Agreement (collectively the "Agreement"), pursuant to which First Continental will merge with and into Hibernia (the "Merger") and First National Bank of Jefferson Parish ("FNJ") will merge with and into Hibernia National Bank ("HNB") (the "Bank Merger"). Upon consummation of the Merger, each outstanding share of Common Stock and Preferred Stock, except for shares owned beneficially by Hibernia and its subsidiaries, and shares as to which dissenter's rights have been perfected and not withdrawn or otherwise forfeited, will be converted into the number of shares of Hibernia's Class A Common Stock, no par value ("Hibernia Common Stock"), determined in the manner described below under the caption "PROPOSED MERGER - Conversion of Shares Pursuant to the Merger," and, in the case of Preferred Stock, the right to receive cash in the amount of all undeclared and accumulated dividends, plus interest thereon. Cash will be paid in lieu of any fractional share interests. For a description of the Agreement, which is included in its entirety as Appendix A to this Proxy Statement/Prospectus, and the transactions contemplated thereby, see "PROPOSED MERGER."

     This Proxy Statement/Prospectus also constitutes a prospectus of Hibernia with respect to the shares of Hibernia Common Stock to be issued pursuant to the Agreement if the Merger is consummated. The actual number of shares of Hibernia Common Stock to be issued will be determined in accordance with the terms of the Agreement.

     The outstanding shares of Hibernia Common Stock are listed on the New York Stock Exchange, Inc. (the "NYSE"). The last reported sale price of Hibernia Common Stock on the NYSE Composite
Transactions Reporting System on                , 1994 was $
per share.

     This Proxy Statement/Prospectus and the accompanying proxy cards are first being mailed to shareholders of First Continental
on or about May    , 1994.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES OF HIBERNIA COMMON STOCK OFFERED HEREBY ARE NOT
DEPOSITS OR OTHER OBLIGATIONS OF, OR GUARANTEED BY, ANY BANK OR
SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT
INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

     The date of this Proxy Statement/Prospectus is May __, 1994.




                      AVAILABLE INFORMATION

     Hibernia Corporation is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 75 Park Place, 14th Floor, New York, New York 10007 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning Hibernia may be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005, on which the shares of Hibernia Common Stock are listed.

     Hibernia has filed with the Commission a registration statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the Hibernia Common Stock offered hereby. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to Hibernia and the Hibernia Common Stock offered hereby, reference is hereby made to the Registration Statement. Statements contained in this Proxy Statement/Prospectus concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of all or any part of the Registration Statement, including exhibits thereto, may be obtained, upon payment of the prescribed fees, at the offices of the Commission and the NYSE, as set forth above.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Incorporated by reference in this Proxy Statement/Prospectus are the following documents filed by Hibernia Corporation with the Commission pursuant to the Exchange Act: Hibernia's (1) Annual Report on Form 10-K for the year ended December 31, 1993, (2) definitive Proxy Statement, dated March 23, 1993, relating to its 1993 Annual Meeting of Shareholders held on April 27, 1993 except for the information contained therein under the captions "Executive Compensation -- Report of the Executive Compensation Committee" and "-- Stock Performance Graph"; and (3) a Current Report on Form 8-K, dated January 20, 1994.

     All documents subsequently filed by Hibernia with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the termination of the offering of Hibernia Common Stock made hereby shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the date such documents are filed, except that any and all information included in any proxy statement filed by Hibernia under the captions "Executive Compensation -- Report of the Executive Compensation Committee" and "-- Stock Performance Graph" are hereby expressly excluded from such incorporation by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes hereof to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Hibernia will provide, without charge, to each person to whom this Proxy Statement/Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the information incorporated herein by reference other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such information). Written or oral requests should be directed to Hibernia Corporation, 313 Carondelet Street, New Orleans, Louisiana 70130, Attention: Assistant Corporate Secretary, Telephone (504) 587-3411.




                        TABLE OF CONTENTS

INTRODUCTION..................................................

SUMMARY.......................................................

MEETING INFORMATION...........................................
  Solicitation; Voting and Revocation of Proxies..............
  Votes Required; Quorum......................................
  Recommendation of First Continental's Board.................
  Other Matters...............................................

PRO FORMA COMBINED FINANCIAL STATEMENTS.......................

PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION
  OF FIRST CONTINENTAL........................................
  General.....................................................
  Description of Section 4.2.1.3(v)...........................
  Reasons for Approval........................................
  Vote Required to Approve the Amendment......................

PROPOSED MERGER...............................................
  Background of and Reasons for the Merger....................
  Conversion of Shares Pursuant to the Merger.................
  Redemption of Mandatory Convertible.........................
  Subordinated Debentures.....................................
  Redemption of Class A Notes and Class B Notes...............
  Opinions of Financial Advisors..............................
  Surrender of Certificates...................................
  Representations and Warranties..............................
  Conditions to the Merger; Waiver............................
  Regulatory and Other Approvals..............................
  Business Pending the Merger.................................
  Effective Date of the Merger; Termination...................
  Management and Operations After the Merger..................
  Certain Differences in Rights of Shareholders...............
  Interests of Certain Persons in the Merger..................
  Material Tax Consequences...................................
  Resale of Hibernia Common Stock.............................
  Rights of Dissenting Shareholders...........................
  Dividend Reinvestment Plan..................................
  Accounting Treatment........................................

CERTAIN REGULATORY CONSIDERATIONS.............................

CERTAIN INFORMATION CONCERNING FIRST CONTINENTAL..............
  Principal Business..........................................
  Supervision and Regulation..................................
  Competition.................................................
  Seasonality of Business and Customers.......................
  Employees...................................................
  Property....................................................
  Legal Proceedings...........................................
  Market Prices and Dividends.................................
  Security Ownership of Principal Shareholders
    and Management............................................
  First Continental Management's Discussion and
  Analysis of Financial Condition and Results of
  Operations..................................................

LEGAL MATTERS.................................................

EXPERTS.......................................................

INDEX TO FIRST CONTINENTAL CONSOLIDATED
  FINANCIAL STATEMENTS........................................F-1

APPENDIX A    --    AGREEMENT AND PLAN OF MERGER..............A-1
APPENDIX B    --    SECTION 4.2.1.3(v) OF FIRST
                      CONTINENTAL'S ARTICLES OF
                      INCORPORATION...........................B-1
APPENDIX C    --    OPINION OF MONTGOMERY SECURITIES..........C-1
APPENDIX D    --    OPINION OF KEEFE, BRUYETTE &
                      WOODS, INC..............................D-1
APPENDIX E    --    SELECTED PROVISIONS OF LOUISIANA
                      LAW RELATING TO RIGHTS OF
                      DISSENTING SHAREHOLDERS.................E-1
APPENDIX F    --    OPINION OF ERNST & YOUNG
                      REGARDING CERTAIN TAX MATTERS...........F-1




                          INTRODUCTION


     The Registration Statement of which this Proxy Statement/ Prospectus is a part relates to shares of Hibernia Common Stock which will be issued in connection with the Merger of First Continental with and into Hibernia, pursuant to the Agreement. The shares of Hibernia Common Stock offered hereby will be exchanged, upon consummation of the Merger, for the outstanding shares of Common Stock and Preferred Stock of First Continental.

     Shareholders of First Continental will be asked to approve the Agreement as well as the amendment to First Continental's Articles of Incorporation at a Special Meeting to be held on June 15, 1994. The proxy statement relating to such Special Meeting is included in this Proxy Statement/Prospectus.

     The terms of the Agreement and of the Amendment are described in this Proxy Statement/Prospectus, and a copy of the Agreement and Plan of Merger between Hibernia and First Continental is attached hereto as Appendix A for reference.

     From time to time, Hibernia investigates and holds discussions and negotiations in connection with possible acquisition transactions with other financial institutions. At the date hereof, Hibernia has entered into definitive merger agreements with four financial institutions, including First Continental, which are described under the caption "PRO FORMA COMBINED FINANCIAL STATEMENTS" below. Certain information concerning these transactions is also contained in documents incorporated herein by reference. See "AVAILABLE INFORMATION." Although it is anticipated that merger transactions may be entered into both before and after the Merger, there can be no assurance as to when or if, or the terms upon which, such transactions may be pursued or consummated. If required under applicable law, any such transactions would be subject to regulatory approval and the approval of shareholders.



                             SUMMARY

     This summary is necessarily general and abbreviated and has been prepared to assist shareholders of First Continental in their review of this Proxy Statement/Prospectus. This summary is not intended to be a complete explanation of the matters covered in this Proxy Statement/Prospectus and is qualified in its entirety by reference to the more detailed information included elsewhere in this Proxy Statement/Prospectus, the Appendices hereto and the documents incorporated herein by reference, all of which shareholders are urged to read carefully prior to the Special Meeting.

The Companies

     Hibernia. Hibernia is a Louisiana corporation registered under the Bank Holding Company Act of 1956, as amended ("BHCA"). As of December 31, 1993, Hibernia had total consolidated assets of approximately $4.8 billion and shareholders' equity of approximately $428 million. As of December 31, 1993, Hibernia was ranked, on the basis of total assets, as the 90th largest bank holding company in the United States and the second largest headquartered in Louisiana.

     As of December 31, 1993, Hibernia had a single banking subsidiary, Hibernia National Bank ("HNB"), that provides retail and commercial banking services through 102 branches throughout Louisiana. As of December 31, 1993, HNB was the largest bank headquartered in Louisiana.

     The principal executive offices of Hibernia are located at 313 Carondelet Street, New Orleans, Louisiana 70130, and its telephone number is (504) 587-5532. For additional information concerning the business and financial condition of Hibernia, reference should be made to the Hibernia reports incorporated herein by reference. See "AVAILABLE INFORMATION."

     First Continental. First Continental is a Louisiana corporation registered as a bank holding company under the BHCA. As of December 31, 1993, First Continental had total consolidated assets of approximately $400 million and shareholders' equity of approximately $17.4 million. First Continental's principal subsidiary is First National Bank of Jefferson Parish ("FNJ"), a national banking association, having its main office and eight other banking offices throughout Jefferson Parish, Louisiana. FNJ engages in a full range of retail and commercial banking services, including taking deposits and extending secured and unsecured credit. As of December 31, 1993, FNJ had total deposits of approximately $345 million.

     On a pro forma basis, as of December 31, 1993, the total assets of First Continental would represent 8% of the total assets of the combined entity that would result from the Merger. In addition, First Continental's shareholders' equity and total deposits would represent 3.9% (before any pro forma adjustments) and 7.8%, respectively, of the shareholders' equity and total deposits of the combined entity as of that date.

     The executive offices of First Continental are located at 201 Huey P. Long Avenue, Gretna, Louisiana 70053. First Continental's telephone number at that address is (504) 366-0389. For additional information concerning the business of First Continental and its financial condition and operating results, see "Selected Financial Data of First Continental" below, "CERTAIN INFORMATION CONCERNING FIRST CONTINENTAL" and "FIRST CONTINENTAL CONSOLIDATED FINANCIAL STATEMENTS."

The Special Meeting

     The Special Meeting of Shareholders of First Continental will be held on June 15, 1994, at the time and place set forth in the accompanying Notice of Special Meeting of Shareholders. Only holders of record of Common Stock and Preferred Stock of First Continental at the close of business on the Record Date, are entitled to notice of, and to vote at, the Special Meeting. On that date, there were 2,128,096 shares of Common Stock and 135,974 shares of Preferred Stock issued and outstanding. Each share outstanding is entitled to one vote on each matter properly to come before the Special Meeting. See "MEETING INFORMATION."

     At the Special Meeting, shareholders of First Continental will consider and vote upon the proposed Amendment, the Agreement and related Merger, and such other matters as may properly come before the Special Meeting.

Votes Required

     Approval of the Agreement and related Merger will require the affirmative vote by the holders of at least two-thirds of the total voting power (including Common Stock and Preferred Stock) of First Continental present or represented at the Special Meeting.
However, the Amendment must be approved by the holders of at least two-thirds of the outstanding shares of Preferred Stock voting separately as a class and the affirmative vote of the holders of at least two-thirds of the total voting power of First Continental present or represented at the Special Meeting. If the Amendment is not so approved, the proposal to approve the Agreement and related Merger will be withdrawn. Adoption of the Amendment, however, is not conditioned on shareholder approval of the proposal to approve the Agreement and related Merger. The directors and holders of 5% or more of the outstanding Common Stock, who have voting power with respect to 1,050,680 shares of Common Stock representing 49.4% of the Common Stock outstanding as of the Record Date, have agreed to vote their Common Stock in favor of the Agreement and related Merger and have indicated to First Continental that they intend to vote their shares of Common Stock in favor of the Amendment. See "MEETING INFORMATION -- Votes Required; Quorum" and "CERTAIN INFORMATION RELATING TO FIRST CONTINENTAL -- Voting Securities and Certain Holders Thereof."

The Proposed Merger; Amendment to Articles

     In accordance with the terms of the Agreement, First Continental will be merged with and into Hibernia, whereupon the separate existence of First Continental will cease. Immediately thereafter, FNJ will be merged into HNB, with HNB as the surviving bank. On the Effective Date (as hereinafter defined), each outstanding share of Common Stock and Preferred Stock of First Continental, other than shares held by shareholders who exercise and perfect dissenters' rights in accordance with Louisiana law, will be converted into a number of shares determined by the application of a formula based upon the average market price (the "Average Market Price") of Hibernia Common Stock for the ten business days immediately prior to the trading day before the closing of the Merger (the "Closing Date"). In addition, holders of Preferred Stock will have the right to receive cash in an amount equal to all undeclared and accumulated dividends on their shares of Preferred Stock, plus interest thereon. Regardless of the market value of Hibernia Common Stock, however, (i) each holder of Common Stock will receive between 1.41 and 2 shares of Hibernia Common Stock (depending on its Average Market Price) valued at $12 per share of Common Stock exchanged and (ii) each holder of Preferred Stock will be treated as though he exercised his right to convert his Preferred Stock into Common Stock and will receive between 2.3 and 3.26 shares of Hibernia Common Stock (depending on its Average Market Price) and cash in the amount of all undeclared and accumulated dividends, plus interest thereon, which valued together equals approximately $122 per share of Preferred Stock exchanged (assuming a June 30, 1994 Closing Date). Approval of the Agreement and related Merger will require the affirmative vote of the holders of at least two-thirds of the total voting power of First Continental present or represented at the Special Meeting. See "PROPOSED MERGER -- Conversion of Shares Pursuant to the Merger."

     First Continental also proposes to amend Article 4 of its Articles of Incorporation to eliminate Section 4.2.1.3.(v) thereof in its entirety and to renumber Sections 4.2.1.3(vi), (vii),
(viii), (ix) and (x) thereof. Section 4.2.1.3(v) requires that, as a condition to any merger or similar transaction, the rights and preferences of the Preferred Stock be preserved in the securities to be received by the holders of such stock. This provision currently creates a significant impediment to the Merger because shares of Hibernia Common Stock, as opposed to a comparable class of preferred stock of Hibernia, are to be received by the holders of Preferred Stock pursuant to the Merger. This Amendment requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Preferred Stock voting separately as a class and the affirmative vote of the holders of at least two-thirds of the total voting power of First Continental present or represented at the Special Meeting. See "PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION OF FIRST CONTINENTAL."

Management and Operations After the Merger

     After the Effective Date, the offices of FNJ will operate as branch banking offices of HNB and the former directors of First Continental and FNJ will cease to serve in any capacity in the surviving corporation or bank. See "PROPOSED MERGER -- Management and Operations After the Merger".

Recommendation of the Board of Directors

     The Board of Directors of First Continental believes that the Merger is in the best interests of the shareholders and recommends that the shareholders vote "FOR" the Agreement and related Merger. The Board of Directors has received from Montgomery Securities an opinion that the consideration to be received by the shareholders of First Continental pursuant to the Merger, when taken as a whole, is fair to such shareholders from a financial point of view and an opinion from Keefe, Bruyette & Woods, Inc. that the consideration to be received by the holders of Preferred Stock pursuant to the Merger is fair from a financial point of view. See "PROPOSED MERGER -- Opinions of Financial Advisors." First Continental's Board of Directors believes that the terms of the Merger, as set forth in the Agreement, will provide significant value to all First Continental shareholders and will enable them to participate in opportunities for growth that First Continental's Board of Directors believes the Merger makes possible. In recommending the Agreement and related Merger to the shareholders, First Continental's Board of Directors considered, among other factors, the financial terms of the Merger, the liquidity it will afford First Continental's shareholders, the current regulatory restrictions on First Continental and the likelihood and potential adverse impact of increased competition for First Continental in its market area if First Continental remains independent. First Continental's Board of Directors also recommends that shareholders vote "FOR" the Amendment because the section of the Articles of Incorporation proposed to be eliminated thereby will prevent consummation of the Merger and, in any event, poses a significant obstacle to acquisition transactions in general involving First Continental. See "PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION OF FIRST CONTINENTAL -- Reasons for Approval" and "PROPOSED MERGER
- -- Background of and Reasons for the Merger."

Basis for the Terms of the Agreement

     A number of factors in addition to those stated above were considered by the Board of Directors of First Continental in approving the terms of the Agreement, including, without limitation, information concerning the financial condition, results of operation and prospects of Hibernia, First Continental, HNB and FNJ; the ability of the combined entity to compete in the relevant banking markets; the proposed treatment of the Common Stock and Preferred Stock in the Agreement; the market price of Hibernia Common Stock; the dividend policy of Hibernia and the absence of dividends on the part of First Continental; the absence of an active trading market for the Common Stock and Preferred Stock of First Continental; the inability of First Continental to pay dividends on its Preferred Stock for the last seven years and the limited likelihood of dividend payments in the foreseeable future; the tax-free nature of the Merger to First Continental's shareholders, to the extent Hibernia Common Stock is received, for federal income tax purposes; the financial terms of other business combinations in the banking industry; and certain non-monetary factors. See "PROPOSED MERGER -- Background of and Reasons for the Merger."

Advice and Opinions of Financial Advisors

     Montgomery Securities ("Montgomery"), First Continental's financial advisor, has rendered its opinion that the consideration to be received by the shareholders of First Continental pursuant to the Merger, when taken as a whole, is fair to such shareholders from a financial point of view. Moreover, Keefe, Bruyette & Woods, Inc. ("KBW"), special financial advisor to First Continental, has issued its opinion that the consideration to be received by the holders of Preferred Stock pursuant to the Merger is fair from a financial point of view. The opinions of Montgomery and KBW are attached hereto as Appendix C and D, respectively, and should be read in their entirety with respect to the assumptions made therein and other matters considered. See "PROPOSED MERGER -- Opinions of Financial Advisors" for further information regarding, among other things, the selection of such firms and their respective compensation arrangements in connection with the Merger.

Conditions; Abandonment; Amendment

     Consummation of the Merger pursuant to the Agreement is subject to the satisfaction of a number of conditions, including approval of the Amendment and of the Agreement and related Merger by the shareholders of First Continental, approval of the Merger by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and approval of the Bank Merger by the Office of the Comptroller of the Currency ("OCC"). Applicable law provides that the Merger may not be consummated until at least 30, but no more than 90, days after approval of the Federal Reserve Board is obtained. Hibernia has filed applications for the Federal Reserve Board and OCC approvals. See "PROPOSED MERGER -- Representations and Warranties; Conditions to Closing; Waiver" and "-- Regulatory and Other Approvals."

     Substantially all of the conditions to consummation of the Merger (except for required shareholder and regulatory approvals) may be waived at any time by the party for whose benefit they were created, and the Agreement may be amended or supplemented at any time by written agreement of the parties, except that no such waiver, amendment or supplement executed after approval of the Agreement by First Continental's shareholders may materially alter the terms of the Agreement or reduce the exchange rate of Hibernia Common Stock to be received by First Continental shareholders in the Merger (the "Exchange Rate"). In addition, the Agreement may be terminated, either before or after shareholder approval, under certain circumstances. See "PROPOSED MERGER -- Representations and Warranties; Conditions to Closing; Waiver" and "-- Effective Date of the Merger; Termination."

Material Tax Consequences

     It is a condition to consummation of the Merger that First Continental receive a tax ruling or an opinion of counsel or a public accounting firm to the effect that the Merger, when consummated in accordance with the terms of the Agreement, will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the exchange of Common Stock and Preferred Stock to the extent exchanged for Hibernia Common Stock will not give rise to the recognition of gain or loss for federal income tax purposes to First Continental's shareholders with respect to such exchange. The parties have received such an opinion from Ernst & Young, independent public accountants, who also serve as independent auditors for Hibernia. A copy of such opinion is attached hereto as Appendix F. See "PROPOSED MERGER -- Certain Federal Income Tax Consequences."

     Because of the complexities of the federal income tax laws and because the tax consequences may vary depending upon a shareholder's individual circumstances or tax status, it is recommended that each shareholder of First Continental consult his or her tax advisor concerning the federal (and any applicable state, local or other) tax consequences of the Merger to him or her.

Dissenters' Rights

     Each holder of Common Stock or Preferred Stock who objects to the Merger is entitled to the rights and remedies of a dissenting shareholder provided in Section 12:131 of the Louisiana Business Corporation Law (the "LBCL"), a copy of which section is attached hereto as Appendix E. However, if dissenters' rights are exercised and perfected with respect to more than 10% of the outstanding shares of Common Stock and Preferred Stock, Hibernia may abandon the Merger. In addition, dissenting shareholders may receive value for their shares that is more or less than, or equal to, the value received by other shareholders in the Merger. See "PROPOSED MERGER
- -- Rights of Dissenting Shareholders."

Differences in Shareholders' Rights

     Upon consummation of the Merger, shareholders of First Continental, to the extent they receive shares of Hibernia Common Stock in the Merger, will become shareholders of Hibernia, and their rights as such will be governed by Hibernia's Articles of Incorporation and Bylaws. The rights of shareholders of Hibernia are different in certain respects from the rights of holders of either the Common Stock or Preferred Stock of First Continental. See "PROPOSED MERGER -- Certain Differences in Shareholders' Rights."

Accounting Treatment

     Consummation of the Merger is conditioned on pooling-of-interests accounting treatment for financial reporting purposes. If, among other things, holders of more than 10% of the outstanding shares of Common Stock of First Continental exercise and perfect dissenters' rights, the Merger will not qualify for the pooling-of-interests method of accounting. First Continental has agreed to use its best efforts to permit the transaction to be accounted for as a pooling-of-interests. See "PROPOSED MERGER -- Accounting Treatment."

Selected Financial Data of Hibernia

     The closing market price per share of Hibernia Common Stock on December 3, 1993, the last trading day prior to the announcement of the proposed Merger, was $7.25.

     The following table sets forth certain consolidated financial information of Hibernia. The information contained therein is based on the consolidated financial statements and notes thereto of Hibernia incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION."



                      HIBERNIA CORPORATION
                     Selected Financial Data
      Unaudited ($ in thousands, except per share amounts)

                     Year Ended December 31,

                    1993     1992     1991      1990    1989

Income Statement
 Data:
 Interest income  $299,730 $356,734 $580,729  $699,505 $615,802
 Net interest
  income          195,705   197,278  234,599   261,318  214,530
 Provision for
  loan losses      (6,200)   66,275  178,330   166,825   36,400
 Income (loss)
  before
  extraordinary
  item and
  cumulative effect
  of accounting
  change           47,950    (7,915) (143,997) (10,995)  61,644
  Extraordinary
  loss on debt
  restructuring         -   (56,122)        -        -        -
 Cumulative effect
  of accounting
  change                -         -   (21,643)       -        -
 Net income (loss) 47,950   (64,037) (165,640)  (10,995) 61,644

Average Balance
 Sheet Data:
 Total assets      4,635.6  5,082.3  6,801.6    7,348.2  6,257.6
 Earning assets    4,344.9  4,639.3  6,192.7    6,609.5  5,701.1
 Loans (net of
  unearned
  discount)        2,250.3  2,944.3  4,654.8    5,106.3  4,493.4
 Deposits          3,992.6  4,419.5  6,067.1    6,390.2  5,153.7
 Debt                  3.0     83.1     96.5       87.1     38.5
 Shareholders'
  equity             393.6    211.6    277.6      380.6    363.7

Per Share Data:
 Income (loss)
  before extraordinary
  item and cumulative
  effect of accounting
  change               .58    (.27)   (5.12)      (.40)     2.30
 Extraordinary loss
  on debt
  restructuring          -   (1.89)        -          -        -
 Cumulative effect
  of accounting
  change                 -        -    (.77)          -        -
 Net income (loss)
  per share            .58   (2.16)   (5.89)      (.40)     2.30
 Cash dividends
  declared             .03        -     .15        .90       .91
 Book value           5.12    4.48     7.05      13.16     14.45

Selected Ratios:
 Return on Average
  Assets             1.03%  (1.26)%  (2.44)%     (.15)%     .99%
  Return on
   Average Equity   12.18% (30.26)% (59.67)%    (2.89)%   16.95%
  Equity to
   Average Assets    8.49%   4.16%    4.08%      5.18%     5.81%


Selected Financial Data of First Continental

     The following table sets forth certain consolidated financial information for First Continental. The information contained therein is based upon and should be read in conjunction with the consolidated financial statements and notes thereto of First Continental appearing elsewhere herein. See "FIRST CONTINENTAL CONSOLIDATED FINANCIAL STATEMENTS."

                     Year Ended December 31,

                    1993     1992     1991     1990    1989

Income Statement
 Data:
 Interest income  $ 29,985 $ 32,180 $ 33,523 $ 36,926 $ 39,397
 Net interest
  income           18,713    18,336   14,085   11,248   10,880
 Provision for
  loan losses         725     1,152    1,800    3,101    3,106
 Other income       4,783     4,895    4,710    3,732    4,405
 Other expenses    20,701    21,397   17,523   18,760   15,088
 Income (loss)
  before income
  taxes,
  extraordinary
  items and
  cumulative effect
  of accounting
  change            2,070       682     (839)  (9,747)  (2,909)
 Extraordinary
  Items:
  Gain on
  extinguishment
  of debt, net of
  tax                ---     11,345      ---      ---      ---
 Utilization of
  net operating
  loss
  carryforward       ---      5,996      ---      ---      ---
 Cumulative effect
  of accounting
  change           2,622       ---       ---      ---      ---
 Net income
  (loss)           3,640    17,791      (839)  (9,747)  (2,909)
 Preferred stock
  dividends and
  accrued
  interest        (2,053)  (1,994)    (2,033) (1,992)   (1,868)
 Net income
  (loss)
  applicable to
  common stock     1,587   15,797    (2,872) (11,739)   (4,777)

Balance Sheet Data:
 Total assets    399,912  394,018   397,756   397,187  433,767
 Average earning
  assets         359,148  349,207   332,972   368,561  381,519
 Loans (net of
  unearned
  discount)      223,093  232,958    242,302  265,456  285,242
 Reserve for
  loan losses      6,590    6,261      7,147    9,023    9,974
 Deposits        345,350  347,195    360,713  354,483  371,850
 Notes payable     5,884    5,444     16,017   15,750   16,100
 Shareholders'
  equity
  (deficit)       17,397   12,950     (4,841)  (4,002)   5,745

Per Share Data:
 Earnings (loss) per share of common stock:
  Primary:
    Income (loss)
     before
     extraordinary
     items and
     cumulative
     effect of
     accounting
     change         .48       .21      (.39)   (4.58)    (1.36)
  Extraordinary
   items            ---      8.15       ---      ---       ---
  Cumulative effect
   of accounting
   change          1.23       ---       ---      ---       ---
  Preferred stock
   dividends and
   accrued
   interest        (.96)     (.94)     (.96)    (.94)     (.88)
  Net income
   (loss)
   applicable to
   common stock     .75      7.42     (1.35)   (5.52)    (2.24)
 Fully diluted:
  Income before
   extraordinary
   items and
   cumulative
   effect of
   accounting
   change           ---       .33      ---       ---       ---
  Extraordinary
   items            ---      4.71      ---       ---       ---
  Cumulative effect
   of accounting
   change           ---         -      ---       ---       ---
  Net income
   applicable to
   adjusted common
   stock
   outstanding      ---      5.04      ---       ---       ---
 Cash dividends
  declared          ---       ---      ---       ---       ---
 Book value per
  common share
      (1)         (3.26)    (4.38)  (11.81)   (10.46)    (4.94)

Selected Ratios:
 Return on
  average assets    .92      4.42     (.21)    (2.28)     (.66)
 Return on
  average equity  22.03  2,003.49   (18.97) (1,115.22)  (40.39)
 Equity to
  average assets   4.16      (.22)   (1.13)      .20      1.63

___________
(1) Computed by subtracting from shareholders' equity the following amounts: 1993 - $24,332; 1992 - $22,279; 1991 - $20,271;
1990 - $18,214 and 1989 - $16,200, representing the book value of the Preferred Stock and all undeclared and accumulated dividends, plus interest thereon, relating to the Preferred Stock.


        PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION
                           (Unaudited)


The following table sets forth certain unaudited pro forma combined financial information for Hibernia and First Continental. This table is based on and should be read in conjunction with the historical financial statements and related notes of Hibernia, incorporated by reference to this Proxy Statement - Prospectus, and First Continental, contained elsewhere in this Proxy Statement - Prospectus. The table also gives effect to other probable mergers to which Hibernia is a party, as discussed in Note D to the pro forma combined financial statements. These mergers include Commercial Bancshares, Inc., Bastrop National Bank and First Bancorp of Louisiana, Inc. The pro forma information, which reflects the mergers using the pooling-of-interests method of accounting, is presented for informational purposes only and should not be construed as indicative of the actual operations that would have occurred had the mergers been consummated at the beginning of the periods indicated below or which may occur after the mergers are consummated. The pro forma information gives effect to the issuance of 4,423,746 shares of Hibernia Common Stock for all the outstanding shares of First Continental and 10,160,000 shares of Hibernia Common Stock for all the outstanding shares of Commercial Bancshares, Inc., Bastrop National Bank, and First Bancorp of Louisiana, Inc. in each of the periods presented.


PRO FORMA HIBERNIA CORPORATION*
PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION

                                                            Year Ended December 31
Unaudited ($ in thousands, except per share amounts)     1993         1992        1991

Net interest income                                    $214,418     $215,614    $248,684
Net income (loss) from continuing operations             48,968       (7,465)   (144,836)
Per share:
   Net income (loss) from continuing operations            0.56        (0.22)      (4.45)
   Cash dividends                                          0.03            -        0.15
   Book value                                              4.92         4.40        5.94


SELECTED PERIOD-END BALANCES

Debt                                                          -       19,713     117,190
Total assets                                          5,166,597    5,128,056   6,416,185


*Includes Hibernia Corporation and First Continental Bancshares, Inc.


TOTAL HIBERNIA CORPORATION**
PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION

                                                            Year Ended December 31
Unaudited ($ in thousands, except per share amounts)     1993         1992        1991

Net interest income                                    $234,064     $234,398    $263,348
Net income (loss) from continuing operations             55,391       (1,752)   (141,367)
Per share:
   Net income (loss) from continuing operations            0.57        (0.04)      (3.31)
   Cash dividends                                          0.03            -        0.15
   Book value                                              4.88         4.32        5.32


SELECTED PERIOD-END BALANCES

Debt                                                      4,262       25,710     127,566
Total assets                                          5,686,883    5,592,710   6,862,752


**Includes Hibernia Corporation, First Continental Bancshares, Inc., Commercial Bancshares, Inc.,
  Bastrop National Bank, and First Bancorp of Louisiana, Inc.


                COMPARATIVE PER SHARE INFORMATION
                           (Unaudited)

The following table sets forth for Hibernia Common Stock and First Continental Common Stock certain historical, unaudited pro forma combined and unaudited pro forma equivalent per share financial information. This table is based on and should be read in conjunction with the historical financial statements and related notes of Hibernia, incorporated by reference to this Proxy Statement - Prospectus, and First Continental, contained elsewhere in this Proxy Statement - Prospectus. The pro forma information, which reflects the merger using the pooling-of-interests method of accounting, is presented for informational purposes only and should not be construed as indicative of the actual operations that would have occurred had the merger been consummated at the beginning of the periods indicated below or which may occur after the merger is consummated. The pro forma information gives effect to the issuance of 4,423,746 shares of Hibernia Common Stock for all the outstanding shares of First Continental.

HIBERNIA CORPORATION AND FIRST CONTINENTAL BANCSHARES, INC.

COMPARATIVE PER SHARE INFORMATION
Unaudited

                                                    HISTORICAL                                     FIRST
                                                                           PRO FORMA            CONTINENTAL
                                                             FIRST         HIBERNIA           BANCSHARES, INC.
                                                HIBERNIA  CONTINENTAL      CORPORATION           PRO FORMA
                                              CORPORATION BANCSHARES, INC. (WITH F.C.B.I.)(1)  EQUIVALENT (2)
Per Common Share:

Net income (loss) from continuing operations
   For the year ended December 31,
        1993                                        $0.58            $0.48              $0.56           $0.90
        1992                                        (0.27)            0.21              (0.22)          (0.35)
        1991                                        (5.12)           (0.39)             (4.45)          (7.12)

Cash dividends
   For the year ended December 31,
        1993                                        $0.03                -              $0.03           $0.05
        1992                                            -                -                  -               -
        1991                                         0.15                -               0.15            0.24

Book Value
   For the year ended December 31,
        1993                                        $5.12           ($3.26)(3)          $4.92           $7.87


(1)  Refer to "PRO FROMA FINANCIAL INFORMATION".
(2)  Pro forma equivalent amounts are computed by multiplying the pro forma combined amount by the
     First Continental exchange ratio of 1.60.
(3)  Total Shareholders' Equity ($17,397,000); less Preferred Stock ($11,422,000) and undeclared and accumulated dividends, plus interest thereon, relating to the Preferred Stock ($12,910,000); divided by
     Common Shares Outstanding (2,128,096).

                       MEETING INFORMATION

General

Each copy of this Proxy Statement/Prospectus mailed to holders of Common Stock and Preferred Stock is accompanied by proxy cards furnished in connection with the solicitation of proxies by First Continental's Board of Directors for use at the Special Meeting and any adjournment thereof. This Proxy Statement/Prospectus and the accompanying proxy cards are first being mailed to shareholders of First Continental on or about May __, 1994. The Special Meeting is
scheduled to be held Wednesday, June 15, 1994, at      p.m. Central
time, at           ,                 , Gretna, Louisiana 70053.
Only holders of record of Common Stock and Preferred Stock of First
Continental at the close of business on            , 1994 are
entitled to notice of, and to vote at, the Special Meeting. At the Special Meeting, the shareholders of First Continental will consider and vote upon the following: (i) a proposal to amend the Articles of Incorporation of First Continental; (ii) a proposal to approve the Agreement and related Merger; and (iii) such other matters as may properly come before the Special Meeting.

HOLDERS OF COMMON STOCK AND HOLDERS OF PREFERRED STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARDS AND RETURN THEM PROMPTLY TO FIRST CONTINENTAL IN THE ENCLOSED PRE-PAID ENVELOPE. FAILURE TO RETURN YOUR PROPERLY EXECUTED PROXY CARDS MAY RESULT IN THE LACK OF A QUORUM AT THE SPECIAL MEETING. FAILURE OF THE SHAREHOLDERS TO APPROVE THE AMENDMENT WILL RESULT IN THE WITHDRAWAL OF THE PROPOSAL TO APPROVE THE AGREEMENT AND RELATED MERGER FROM CONSIDERATION AT THE SPECIAL MEETING.

Solicitation; Voting and Revocation of Proxies

The shares of Common Stock and Preferred Stock represented by properly executed proxies received at or before the Special Meeting and not subsequently revoked will be voted as directed in such proxies. Proxy cards that are received and properly signed but do not contain voting instructions will be voted "FOR" approval of the Amendment and "FOR" approval of the Agreement and related Merger. If any other matters are properly presented for consideration at the Special Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote on such matters in accordance with their best judgment; provided, however, that such discretionary authority will be exercised only to the extent permissible under applicable law. As of the date of this Proxy Statement/Prospectus, First Continental's Board of Directors was not aware of any other such matters to be presented at the Special Meeting.

The cost of soliciting proxies from shareholders of First
Continental will be borne by First Continental. Such solicitation will be made by mail, but also may be made by telephone or in person by the directors, officers and employees of First
Continental (who will receive no additional compensation for doing so).

Any holder of Common Stock or Preferred Stock who has delivered a proxy may revoke it any time before it is voted by giving notice of revocation in writing or delivering a signed proxy card bearing a later date to the Secretary of First Continental, provided that such notice or subsequently executed proxy card must actually be received by the Secretary before the vote of shareholders at the Special Meeting. Any notice of revocation or subsequently executed proxy card should be sent to First Continental at 201 Huey P. Long Avenue, Gretna, Louisiana 70053, Attention: Ms. Goldie T. Lanaux, Secretary.

FIRST CONTINENTAL SHAREHOLDERS SHOULD NOT FORWARD ANY STOCK
CERTIFICATES WITH THEIR PROXY CARDS. IF THE AGREEMENT IS APPROVED AND THE MERGER IS CONSUMMATED, SHAREHOLDERS OF FIRST CONTINENTAL
WILL RECEIVE INSTRUCTIONS REGARDING THE SURRENDER AND EXCHANGE OF
THEIR STOCK CERTIFICATES.

Votes Required; Quorum

As of the Record Date, there were 2,128,096 shares of Common Stock and 135,974 shares of Preferred Stock outstanding and entitled to vote at the Special Meeting, with each share being entitled to one vote. The affirmative vote of holders of at least two-thirds of the outstanding shares of Preferred Stock voting as a class and two-thirds of the total voting power of First Continental present or represented by proxy and entitled to vote at the Special Meeting is required to approve the proposed Amendment. If the Amendment is approved, the affirmative vote of at least two-thirds of the total voting power of First Continental present or represented at the Special Meeting will be required to approve the Agreement and related Merger. Members of First Continental's Board of Directors and holders of 5% or more of the outstanding Common Stock, who have agreed to vote their shares of Common Stock in favor of the Agreement and related Merger, own approximately 49.4% of the outstanding Common Stock of First Continental.

The Merger cannot be consummated unless the Amendment is approved by the shareholders of First Continental because the Articles of Incorporation of First Continental as currently in effect prohibit the receipt of Hibernia Common Stock by holders of Preferred Stock pursuant to the Agreement. Adoption of the Amendment is not conditioned on shareholder approval of the Agreement and related Merger. See "PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION OF FIRST CONTINENTAL."

For purposes of the Special Meeting, the presence in person or by proxy of a majority of the outstanding shares of First Continental will constitute a quorum. Shares of Common Stock and Preferred Stock which are present, or represented by proxy, at the Special Meeting will be counted toward the quorum regardless of whether the holder of the shares or proxy actually votes on the Amendment or on the Agreement and related Merger. Accordingly, an "abstention" will be considered present for quorum purposes and will have the same effect as a vote "against" the proposal as to which the abstention is made. Broker non-votes, however, will not be counted for quorum purposes because brokers will not have discretionary authority to vote with respect to the Amendment or the Agreement. For purposes of both the class vote of Preferred Stock and the combined vote of Common Stock and Preferred Stock on the Amendment, abstentions will be counted as votes "against" the Amendment, while shares not present or represented by proxy at the Special Meeting and broker non-votes will be counted as votes "against" only for purposes of the class vote of Preferred Stock on the Amendment.
For purposes of voting on the Agreement and related Merger, "abstentions" will have the same effect as votes against the Agreement and related Merger while broker non-votes will not be counted.

The directors and executive officers of First Continental and their
affiliates beneficially owned an aggregate of            shares, or
approximately     %, of the outstanding Common Stock as of the
Record Date for the Special Meeting. Each shareholder who is a director and each holder of 5% or more of the outstanding shares of Common Stock has executed an agreement with Hibernia, pursuant to which such shareholder has committed to vote the shares of Common Stock owned by him in favor of the Agreement and related Merger. Additionally, First Continental has been advised by such directors and affiliates that they intend to vote their shares of Common Stock in favor of approval of the Amendment.

As of the Record Date, the directors and executive officers of Hibernia and their affiliates did not beneficially own any shares of Common Stock or Preferred Stock of First Continental.


Recommendation of First Continental's Board

First Continental's Board of Directors has approved the Amendment to the Articles of Incorporation and the Agreement, and recommends that First Continental's shareholders vote "FOR" approval of the Amendment and "FOR" approval of the Agreement and related Merger. See "PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION OF FIRST CONTINENTAL -- Reasons for Approval" and "PROPOSED MERGER -- Background of and Reasons for the Merger" and "-- Opinions of Financial Advisors."

Other Matters

The Board of Directors of First Continental is not aware of any business to be acted upon at the Special Meeting other than consideration of the Amendment and the Agreement and related Merger. If, however, other matters properly come before the Special Meeting, or any adjournment thereof, the persons appointed as proxies will have discretion to vote or abstain from voting thereon according to their best judgment.



                 PRO FORMA FINANCIAL INFORMATION

     The following pro forma financial statements reflect
Hibernia's pending mergers as described in its public reports and press releases, giving effect to the assumptions and adjustments described in the accompanying notes.

     The information in the column titled "Hibernia" on the Pro Forma Combined Balance Sheet, pro forma statements of income and audited statements of income are summarized from Hibernia's Annual Report on Form 10-K for the year ended December 31, 1993. The information contained in the columns titled "Bastrop", "First Commercial", "First Bancorp" and "First Continental" are based on December 31, 1993, 1992 and 1991 financial statements of those entities. The pro forma financial statements do not purport to be indicative of the results that actually would have occurred if the pending transactions had occurred on the dates indicated or that may be obtained in the future.

     On September 28, 1993, Hibernia signed an agreement and plan of merger with Commercial Bancshares, Inc. ("Commercial"), a bank holding company headquartered in Franklin, Louisiana, which owns First Commercial Bank, headquartered in Abbeville, Louisiana. At December 31, 1993, Commercial reported consolidated assets of $164 million and operated eight banking branches in the Acadiana region of Louisiana. Shareholders of Commercial will receive Hibernia Common Stock valued at $18.7 million in exchange for their shares of Commercial, and the transaction will be accounted for as a pooling of interests.

     On November 4, 1993, Hibernia announced that it had reached an agreement to merge with First Bancorp of Louisiana, Inc. ("First Bancorp"). First Bancorp is a bank holding company headquartered in Monroe, Louisiana that owns First National Bank of West Monroe and Southern National Bank of Tallulah. As of December 31, 1993, First Bancorp had consolidated assets of approximately $225 million and operated seven banking branches in Monroe and Tallulah. Shareholders of First Bancorp will receive Hibernia Common Stock valued at $36 million in exchange for their common stock of First Bancorp, and the transaction will be accounted for as a pooling of interests.

     On December 6, 1993, Hibernia announced that it had reached an agreement to merge with First Continental Bancshares, Inc. ("First Continental"), a Louisiana bank holding company that owns First National Bank of Jefferson Parish ("FNJ"). At December 31, 1993, First Continental reported consolidated assets of $400 million and operated eight banking branches in Jefferson Parish, Louisiana. Common and preferred stockholders of First Continental will receive Hibernia Common Stock valued at approximately $31.7 million, and certain other security and debt holders will receive cash and Hibernia Common Stock, in the merger. This merger will also be accounted for as a pooling of interests.

     The mergers with Commercial, Bastrop and First Bancorp are subject to the satisfaction of certain conditions similar to those described herein with regard to the Merger. There can be no assurance that any of such proposed mergers will occur, or that the timing of the consummation of such mergers will be as assumed in the Pro Forma Financial Statements.



                PRO FORMA COMBINED BALANCE SHEET
                           (Unaudited)


The following unaudited pro forma combined balance sheet combines the historical balance sheets of Hibernia and First Continental as if the merger had been effective on December 31, 1993. This unaudited pro forma combined balance sheet should be read in conjunction with the historical financial statements and related notes of Hibernia, incorporated by reference to this Proxy Statement - Prospectus, and First Continental, contained elsewhere in this Proxy Statement - Prospectus. The unaudited proforma combined balance sheet also gives effect to other probable mergers to which Hibernia is a party, as discussed in Note D to the pro forma combined financial statements. These mergers include Commercial Bancshares, Inc., Bastrop National Bank, and First Bancorp of Louisiana, Inc. and have been included in the pro forma combined balance sheet as if the mergers had been effective on December 31, 1993.



HIBERNIA CORPORATION
PRO FORMA COMBINED BALANCE SHEET
December 31, 1993

                                                                      FIRST                PRO  FORMA
                                                                   CONTINENTAL    PRO       HIBERNIA
                                                       HIBERNIA    BANCSHARES,   FORMA    CORPORATION
Unaudited ($ in thousands)                            CORPORATION      INC.      ADJ.     (WITH F.C.B.I.)

ASSETS
  Cash and due from banks                                 $216,675     $13,141               $229,816
  Interest-bearing time deposits in domestic banks               -           -                      -
  Federal funds sold and securities purchased
      under agreements to resell                           220,000      22,000 ($15,374)C     213,716
                                                                                (12,910)B
  Securities available for sale                            394,640      95,056                489,696
  Securities held to maturity                            1,526,231      32,651     (614)C   1,558,268
  Loans, net of unearned income                          2,328,119     223,093              2,551,212
      Reserve for possible loan losses                    (159,143)     (6,590)              (165,733)
          Loans, net                                     2,168,976     216,503              2,385,479
  Bank premises and equipment                               81,291       6,051                 87,342
  Customers' acceptance liability                           11,800           -                 11,800
  Other assets                                             175,970      14,510                190,480
          TOTAL ASSETS                                  $4,795,583    $399,912 ($28,898)   $5,166,597

LIABILITIES
  Deposits:
      Demand, noninterest-bearing                         $812,693     $60,999               $873,692
      Interest-bearing                                   3,273,342     284,351              3,557,693
          Total Deposits                                 4,086,035     345,350              4,431,385
  Federal funds purchased and securities sold under
      agreements to repurchase                             137,986      13,234                151,220
  Liability on acceptances                                  11,800           -                 11,800
  Payables arising from securities transactions
     not yet settled                                        50,875           -                 50,875
  Other liabilities                                         80,515      12,047  ($4,288)C      88,274
  Debt                                                           -      11,884  (11,400)C           -
                                                                                   (484)A

          TOTAL LIABILITIES                              4,367,211     382,515  (16,172)    4,733,554

SHAREHOLDERS' EQUITY
  Preferred Stock                                                -      11,422  (11,422)B           -
  Common Stock                                             160,535       2,145    5,668 A     169,029
                                                                                    681 B
  Surplus                                                  404,745       2,741   (5,302)A     400,015
                                                                                 (2,169)B
  Treasury Stock                                                 -        (118)     118 A           -
  ESOP commitment                                                -           -                      -
  Retained earnings (deficit)                             (147,160)        400     (300)C    (147,060)
   Unrealized gain on securities available for sale         10,252         807                 11,059
          TOTAL SHAREHOLDERS' EQUITY                       428,372      17,397  (12,726)      433,043
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY    $4,795,583    $399,912 ($28,898)   $5,166,597

See notes to Pro Forma Combined Financial Statements.



HIBERNIA CORPORATION
PRO FORMA COMBINED BALANCE SHEET
December 31, 1993
(con't.)

                                                      PRO  FORMA                             FIRST                   TOTAL
                                                       HIBERNIA     COMMERCIAL  BASTROP     BANCORP       PRO      PRO FORMA
                                                      CORPORATION  BANCSHARES, NATIONAL   OF LOUISIANA   FORMA     HIBERNIA
Unaudited ($ in thousands)                          (WITH F.C.B.I.)    INC.      BANK         INC.        ADJ.    CORPORATION

ASSETS
  Cash and due from banks                                 $229,816      $8,583   $5,494       $10,963                $254,856
  Interest-bearing time deposits in domestic banks               -           7        -         1,077                   1,084
  Federal funds sold and securities purchased
      under agreements to resell                           213,716       2,850   10,525        15,775  ($7,148)E      235,718

  Securities available for sale                            489,696      33,270   76,710        94,396    3,073 F      697,145
  Securities held to maturity                            1,558,268      58,502        -             -               1,616,770
  Loans, net of unearned income                          2,551,212      58,916   35,482        99,775               2,745,385
      Reserve for possible loan losses                    (165,733)     (1,326)    (384)       (1,413)               (168,856)
          Loans, net                                     2,385,479      57,590   35,098        98,362               2,576,529
  Bank premises and equipment                               87,342       2,936    1,284         2,002                  93,564
  Customers' acceptance liability                           11,800           -        -             -                  11,800
  Other assets                                             190,480       5,019    1,411         2,507                 199,417
          TOTAL ASSETS                                  $5,166,597    $168,757 $130,522      $225,082  ($4,075)    $5,686,883

LIABILITIES
  Deposits:
      Demand, noninterest-bearing                         $873,692     $23,084  $16,483       $33,067                $946,326
      Interest-bearing                                   3,557,693     125,809   98,558       166,468               3,948,528
          Total Deposits                                 4,431,385     148,893  115,041       199,535               4,894,854
  Federal funds purchased and securities sold under
      agreements to repurchase                             151,220           -        -         2,021                 153,241
  Liability on acceptances                                  11,800           -        -             -                  11,800
  Payables arising from securities transactions
     not yet settled                                        50,875           -        -             -                  50,875
  Other liabilities                                         88,274       2,426      720         1,186    ($113)E       92,493
  Debt                                                           -       3,345        -         8,752   (7,035)E        4,262
                                                                                                          (800)D

          TOTAL LIABILITIES                              4,733,554     154,664  115,761       211,494   (7,948)     5,207,525

SHAREHOLDERS' EQUITY
  Preferred Stock                                                -           -        -             -                       -
  Common Stock                                             169,029         629      300         1,364   17,214 D      188,536

  Surplus                                                  400,015         591    1,000         6,744  (19,207)D      389,143

  Treasury Stock                                                 -      (1,154)       -        (1,639)   2,793 D            -
  ESOP commitment                                                -           -        -          (400)                   (400)
  Retained earnings (deficit)                             (147,060)     13,968   13,461         7,519                (112,112)
   Unrealized gain on securities available for sale         11,059          59        -             -    3,073 F       14,191
          TOTAL SHAREHOLDERS' EQUITY                       433,043      14,093   14,761        13,588    3,873        479,358
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY    $5,166,597    $168,757 $130,522      $225,082  ($4,075)    $5,686,883

See notes to Pro Forma Combined Financial Statements.




             PRO FORMA COMBINED STATEMENTS OF INCOME
                           (Unaudited)


The following unaudited pro forma combined statements of income for the years ended December 31, 1993, 1992, and 1991 combine the historical statements of income of Hibernia and First Continental as if the merger had been effective on January 1, 1991. These unaudited pro forma combined statements of income should be read in conjunction with the historical financial statements and related notes of Hibernia, incorporated by reference to this Proxy Statement - Prospectus, and First Continental, contained elsewhere in this Proxy Statement - Prospectus. The cost associated with the merger, estimated to be approximately $____________ will be accounted for as a current period expense upon consummation of the merger and has not been reflected in the pro forma combined statements of income. The unaudited pro forma combined statements of income also give effect to other probable mergers to which Hibernia is a party, as discussed in Note D to the pro forma combined financial statements. These mergers include Commercial Bancshares, Inc., Bastrop National Bank, and First Bancorp of Louisiana, Inc. and have been included in the pro forma combined statements of income as if the mergers had been effective on January 1, 1991.


HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1993

                                                                               FIRST                   PRO FORMA
                                                                            CONTINENTAL      PRO        HIBERNIA
                                                              HIBERNIA      BANCSHARES,     FORMA     CORPORATION
Unaudited ($ in thousands, except per share data)            CORPORATION       INC.          ADJ.   (WITH F.C.B.I.)
Interest Income
    Interest and fees on loans                                  $185,378        $22,636                    $208,014
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                             105,939          6,890                     112,829
        Obligations of states and political subdivisions               -             13                          13
    Trading account interest                                          33              -                          33
    Interest on time deposits in domestic banks                      194              -                         194
    Interest on federal funds sold and securities
        purchased under agreements to resell                       8,186            446                       8,632
        Total Interest Income                                    299,730         29,985                     329,715
Interest Expense
    Interest on deposits                                         100,092          9,230                     109,322
    Interest on federal funds purchased and
        securities sold under agreements to repurchase             3,654            289                       3,943
    Interest on debt and other                                       279          1,753                       2,032
        Total Interest Expense                                   104,025         11,272                     115,297
Net Interest Income                                              195,705         18,713                     214,418
    Provision for possible loan losses                            (6,200)           725                      (5,475)
Net Interest Income After Provision for
    Possible Loan Losses                                         201,905         17,988                     219,893
Noninterest Income
    Trust fees                                                    12,692            611                      13,303
    Service charges on deposits                                   30,046          2,755                      32,801
    Other service, collection and exchange charges                15,768            815                      16,583
    Gain on settlement of acquired loans                           1,308              -                       1,308
    Other operating income                                         7,403            578      (905)G           7,076
    Securities gains, net                                              -             24                          24
        Total Noninterest Income                                  67,217          4,783      (905)           71,095
Noninterest Expense
    Salaries and employee benefits                                83,364          8,087                      91,451
    Occupancy expense, net                                        20,611            727                      21,338
    Equipment expense                                             11,043            745                      11,788
    Data processing expense                                       16,504            755      (741)G          16,518
    Foreclosed property expense                                    2,188          5,213                       7,401
    Provision for data processing enhancements                     11991              -                      11,991
    Other operating expense                                       73,775          5,174      (164)G          78,785
        Total Noninterest Expense                                219,476         20,701      (905)          239,272
Income Before Income Taxes and
    Cumulative Effect of Accounting Change                        49,646          2,070         0            51,716
Income tax expense                                                 1,696          1,052                       2,748
Income from Continuing Operations                                $47,950         $1,018        $0           $48,968

Pro Forma Weighted Average Common Shares                      83,175,129      4,423,746                  87,598,875

Pro Forma Income Per Common Share
     from Continuing Operations (H)                                $0.58 *                                    $0.56


See notes to Pro Forma Combined Financial Statements.
*Historical

HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1993
(con't.)

                                                              PRO FORMA                                  FIRST          TOTAL
                                                              HIBERNIA      COMMERCIAL   BASTROP        BANCORP       PRO FORMA
                                                             CORPORATION    BANCSHARES,  NATIONAL    OF LOUISIANA,     HIBERNIA
Unaudited ($ in thousands, except per share data)           (WITH F.C.B.I.)    INC.        BANK           INC.       CORPORATION
Interest Income
    Interest and fees on loans                                  $208,014         $5,479    $3,183            $7,470      $224,146
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                             112,829          5,001     4,312             4,678       126,820
        Obligations of states and political subdivisions              13             42       630               537         1,222
    Trading account interest                                          33              -         -                 -            33
    Interest on time deposits in domestic banks                      194              1         -               100           295
    Interest on federal funds sold and securities
        purchased under agreements to resell                       8,632            180       200               207         9,219
        Total Interest Income                                    329,715         10,703     8,325            12,992       361,735
Interest Expense
    Interest on deposits                                         109,322          3,992     3,378             4,308       121,000
    Interest on federal funds purchased and
        securities sold under agreements to repurchase             3,943              -         -                59         4,002
    Interest on debt and other                                     2,032            252         8               377         2,669
        Total Interest Expense                                   115,297          4,244     3,386             4,744       127,671
Net Interest Income                                              214,418          6,459     4,939             8,248       234,064
    Provision for possible loan losses                            (5,475)            75        28              (235)       (5,607)
Net Interest Income After Provision for
    Possible Loan Losses                                         219,893          6,384     4,911             8,483       239,671
Noninterest Income
    Trust fees                                                    13,303              -         -                 7        13,310
    Service charges on deposits                                   32,801            820       513               803        34,937
    Other service, collection and exchange charges                16,583            176       138               470        17,367
    Gain on settlement of acquired loans                           1,308              -         -                 -         1,308
    Other operating income                                         7,076             67        47               136         7,326
    Securities gains, net                                             24              -        51                90           165
        Total Noninterest Income                                  71,095          1,063       749             1,506        74,413
Noninterest Expense
    Salaries and employee benefits                                91,451          2,404     1,451             3,211        98,517
    Occupancy expense, net                                        21,338            401       358               660        22,757
    Equipment expense                                             11,788            392        93               304        12,577
    Data processing expense                                       16,518             21        14               200        16,753
    Foreclosed property expense                                    7,401           (178)        -               (88)        7,135
    Provision for data processing enhancements                    11,991              -         -                 -        11,991
    Other operating expense                                       78,785          1,938       915             1,966        83,604
        Total Noninterest Expense                                239,272          4,978     2,831             6,253       253,334
Income Before Income Taxes and
    Cumulative Effect of Accounting Change                        51,716          2,469     2,829             3,736        60,750
Income tax expense                                                 2,748            802       779             1,030         5,359
Income from Continuing Operations                                $48,968         $1,667    $2,050            $2,706       $55,391

Pro Forma Weighted Average Common Shares                      87,598,875      2,493,333 2,866,667         4,800,000    97,758,875

Pro Forma Income Per Common Share
     from Continuing Operations (H)                                $0.56                                                    $0.57

See notes to Pro Forma Combined Financial Statements.
*Historical





HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1992

                                                                               FIRST                   PRO FORMA
                                                                            CONTINENTAL      PRO        HIBERNIA
                                                              HIBERNIA      BANCSHARES,     FORMA     CORPORATION
Unaudited ($ in thousands, except per share data)            CORPORATION       INC.          ADJ.   (WITH F.C.B.I.)
Interest Income
    Interest and fees on loans                                  $253,183        $24,612                    $277,795
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                              89,131          7,017                      96,148
        Obligations of states and political subdivisions               3              2                           5
    Trading account interest                                          99              -                          99
    Interest on time deposits in domestic banks                      223              -                         223
    Interest on federal funds sold and securities
        purchased under agreements to resell                      14,095            549                      14,644
        Total Interest Income                                    356,734         32,180                     388,914
Interest Expense
    Interest on deposits                                         141,502         12,169                     153,671
    Interest on federal funds purchased and
        securities sold under agreements to repurchase             6,515            322                       6,837
    Interest on debt and other                                    11,439          1,353                      12,792
        Total Interest Expense                                   159,456         13,844                     173,300
Net Interest Income                                              197,278         18,336                     215,614
    Provision for possible loan losses                            66,275          1,152                      67,427
Net Interest Income After Provision for
    Possible Loan Losses                                         131,003         17,184                     148,187
Noninterest Income
    Trust fees                                                    12,263            577                      12,840
    Service charges on deposits                                   31,870          2,726                      34,596
    Other service, collection and exchange charges                13,928            932                      14,860
    Gain on settlement of acquired loans                           4,151              -                       4,151
    Loss on planned sale of Texas bank                            (2,934)             -                      (2,934)
    Other operating income                                         9,972            640      (911)G           9,701
    Securities gains, net                                         17,190             20                      17,210
        Total Noninterest Income                                  86,440          4,895      (911)           90,424
Noninterest Expense
    Salaries and employee benefits                                86,141          7,034                      93,175
    Occupancy expense, net                                        23,275            726                      24,001
    Equipment expense                                             13,447            744                      14,191
    Data processing expense                                       17,477            747      (739)G          17,485
    Foreclosed property expense                                   16,302          6,554                      22,856
    Other operating expense                                       68,716          5,592      (172)G          74,136
        Total Noninterest Expense                                225,358         21,397      (911)          245,844
Income (Loss) Before Income Taxes and
    Extraordinary Items                                           (7,915)           682         0            (7,233)
Income tax expense                                                     -            232                         232
Income (Loss) from Continuing Operations                         ($7,915)          $450        $0           ($7,465)

Pro Forma Weighted Average Common Shares                      29,608,279      4,423,746                  34,032,025

Pro Forma Income (Loss) Per Common Share
     from Continuing Operations (H)                               ($0.27)*                                   ($0.22)

See notes to Pro Forma Combined Financial Statements.
*Historical


HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1992
(con't.)

                                                              PRO FORMA                                  FIRST          TOTAL
                                                              HIBERNIA      COMMERCIAL   BASTROP        BANCORP       PRO FORMA
                                                             CORPORATION    BANCSHARES,  NATIONAL    OF LOUISIANA,     HIBERNIA
Unaudited ($ in thousands, except per share data)           (WITH F.C.B.I.)    INC.        BANK           INC.       CORPORATION
Interest Income
    Interest and fees on loans                                  $277,795         $6,489    $3,410            $6,286      $293,980
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                              96,148          5,619     4,775             4,940       111,482
        Obligations of states and political subdivisions               5             70       572               555         1,202
    Trading account interest                                          99              -         -                 -            99
    Interest on time deposits in domestic banks                      223              4         2               132           361
    Interest on federal funds sold and securities
        purchased under agreements to resell                      14,644            230       178               146        15,198
        Total Interest Income                                    388,914         12,412     8,937            12,059       422,322
Interest Expense
    Interest on deposits                                         153,671          5,497     3,743             4,737       167,648
    Interest on federal funds purchased and
        securities sold under agreements to repurchase             6,837              -         4                69         6,910
    Interest on debt and other                                    12,792            377        11               186        13,366
        Total Interest Expense                                   173,300          5,874     3,758             4,992       187,924
Net Interest Income                                              215,614          6,538     5,179             7,067       234,398
    Provision for possible loan losses                            67,427            150        40               710        68,327
Net Interest Income After Provision for
    Possible Loan Losses                                         148,187          6,388     5,139             6,357       166,071
Noninterest Income
    Trust fees                                                    12,840              2         -                 7        12,849
    Service charges on deposits                                   34,596            713       481               661        36,451
    Other service, collection and exchange charges                14,860            183       179               523        15,745
    Gain on settlement of acquired loans                           4,151              -         -                 -         4,151
    Loss on planned sale of Texas bank                            (2,934)             -         -                 -        (2,934)
    Other operating income                                         9,701             22        31                 6         9,760
    Securities gains, net                                         17,210             44        22                60        17,336
        Total Noninterest Income                                  90,424            964       713             1,257        93,358
Noninterest Expense
    Salaries and employee benefits                                93,175          2,565     1,336             2,404        99,480
    Occupancy expense, net                                        24,001            407       351               634        25,393
    Equipment expense                                             14,191            387       133               308        15,019
    Data processing expense                                       17,485             22        14               205        17,726
    Foreclosed property expense                                   22,856           (124)        -               (30)       22,702
    Other operating expense                                       74,136          1,868       985             1,550        78,539
        Total Noninterest Expense                                245,844          5,125     2,819             5,071       258,859
Income (Loss) Before Income Taxes and
    Extraordinary Items                                           (7,233)         2,227     3,033             2,543           570
Income tax expense                                                   232            638       854               598         2,322
Income (Loss) from Continuing Operations                         ($7,465)        $1,589    $2,179            $1,945       ($1,752)

Pro Forma Weighted Average Common Shares                      34,032,025      2,493,333 2,866,667         4,800,000    44,192,025

Pro Forma Income (Loss) Per Common Share
     from Continuing Operations (H)                               ($0.22)                                                  ($0.04)

See notes to Pro Forma Combined Financial Statements.
*Historical


HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1991

                                                                               FIRST                   PRO FORMA
                                                                            CONTINENTAL      PRO        HIBERNIA
                                                              HIBERNIA      BANCSHARES,     FORMA     CORPORATION
Unaudited ($ in thousands, except per share data)            CORPORATION       INC.          ADJ.   (WITH F.C.B.I.)
Interest Income
    Interest and fees on loans                                  $451,675        $26,672                    $478,347
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                             114,629          5,861                     120,490
        Obligations of states and political subdivisions           4,970              6                       4,976
    Trading account interest                                          70              -                          70
    Interest on time deposits in domestic banks                      100              -                         100
    Interest on federal funds sold and securities
        purchased under agreements to resell                       9,285            984                      10,269
        Total Interest Income                                    580,729         33,523                     614,252
Interest Expense
    Interest on deposits                                         317,780         17,645                     335,425
    Interest on federal funds purchased and
        securities sold under agreements to repurchase            16,177            543                      16,720
    Interest on debt and other                                    12,173          1,250                      13,423
        Total Interest Expense                                   346,130         19,438                     365,568
Net Interest Income                                              234,599         14,085                     248,684
    Provision for possible loan losses                           178,330          1,800                     180,130
Net Interest Income After Provision for
    Possible Loan Losses                                          56,269         12,285                      68,554
Noninterest Income
    Trust fees                                                    14,346            490                      14,836
    Service charges on deposits                                   34,779          2,629                      37,408
    Other service, collection and exchange charges                19,938            884                      20,822
    Credit card income                                             5,251            160                       5,411
    Gain on settlement of acquired loans                           9,043              -                       9,043
    Other operating income                                         8,512            368      (799)G           8,081
    Securities gains, net                                         17,801            179                      17,980
        Total Noninterest Income                                 109,670          4,710      (799)          113,581
Noninterest Expense
    Salaries and employee benefits                               115,173          6,954                     122,127
    Occupancy expense, net                                        28,785            899                      29,684
    Equipment expense                                             13,979            851                      14,830
    Data processing expense                                       12,548            665      (658)G          12,555
    Foreclosed property expense                                   24,854          3,685                      28,539
    Credit card expense                                            3,136              -                       3,136
    Other operating expense                                      110,679          4,469      (141)G         115,007
        Total Noninterest Expense                                309,154         17,523      (799)          325,878
Income (Loss) Before Minority Interests                         (143,215)          (528)        0          (143,743)
     Less:  Minority interest                                          -            311                         311
Income (Loss) Before Income Taxes,
    Extraordinary Item and Cumulative Effect
    of Accounting Change                                        (143,215)          (839)        0          (144,054)
Income tax expense                                                   782              -                         782
Income (Loss) from Continuing Operations                       ($143,997)         ($839)       $0         ($144,836)

Pro Forma Weighted Average Common Shares                      28,116,938      4,423,746                  32,540,684

Pro Forma Income (Loss) Per Common Share
     from Continuing Operations (H)                               ($5.12)*                                   ($4.45)

See notes to Pro Forma Combined Financial Statements.
*Historical

HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1991
(con't.)

                                                              PRO FORMA                                  FIRST          TOTAL
                                                              HIBERNIA      COMMERCIAL   BASTROP        BANCORP       PRO FORMA
                                                             CORPORATION    BANCSHARES,  NATIONAL    OF LOUISIANA,     HIBERNIA
Unaudited ($ in thousands, except per share data)           (WITH F.C.B.I.)    INC.        BANK           INC.       CORPORATION
Interest Income
    Interest and fees on loans                                  $478,347         $7,857    $3,648            $5,845      $495,697
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                             120,490          6,002     4,694             4,743       135,929
        Obligations of states and political subdivisions           4,976            229       495               574         6,274
    Trading account interest                                          70              -         -                 -            70
    Interest on time deposits in domestic banks                      100             61        37               324           522
    Interest on federal funds sold and securities
        purchased under agreements to resell                      10,269            292       470               386        11,417
        Total Interest Income                                    614,252         14,441     9,344            11,872       649,909
Interest Expense
    Interest on deposits                                         335,425          8,216     5,150             6,580       355,371
    Interest on federal funds purchased and
        securities sold under agreements to repurchase            16,720              -         -                74        16,794
    Interest on debt and other                                    13,423            635        19               319        14,396
        Total Interest Expense                                   365,568          8,851     5,169             6,973       386,561
Net Interest Income                                              248,684          5,590     4,175             4,899       263,348
    Provision for possible loan losses                           180,130             10        17               432       180,589
Net Interest Income After Provision for
    Possible Loan Losses                                          68,554          5,580     4,158             4,467        82,759
Noninterest Income
    Trust fees                                                    14,836              2         -                 6        14,844
    Service charges on deposits                                   37,408            754       442               605        39,209
    Other service, collection and exchange charges                20,822            218       162               573        21,775
    Credit card income                                             5,411              -         -                 2         5,413
    Gain on settlement of acquired loans                           9,043              -         -                 -         9,043
    Other operating income                                         8,081             27        37                 -         8,145
    Securities gains, net                                         17,980             22      (278)              (17)       17,707
        Total Noninterest Income                                 113,581          1,023       363             1,169       116,136
Noninterest Expense
    Salaries and employee benefits                               122,127          2,510     1,231             2,195       128,063
    Occupancy expense, net                                        29,684            411       350               378        30,823
    Equipment expense                                             14,830            453        85               211        15,579
    Data processing expense                                       12,555             17        17               194        12,783
    Foreclosed property expense                                   28,539            244         -                (2)       28,781
    Credit card expense                                            3,136              -         -                 -         3,136
    Other operating expense                                      115,007          1,935       799             1,317       119,058
        Total Noninterest Expense                                325,878          5,570     2,482             4,293       338,223
Income (Loss) Before Minority Interests                         (143,743)         1,033     2,039             1,343      (139,328)
     Less:  Minority interest                                        311              -         -                 -           311
Income (Loss) Before Income Taxes,
    Extraordinary Item and Cumulative Effect
    of Accounting Change                                        (144,054)         1,033     2,039             1,343      (139,639)
Income tax expense                                                   782            163       478               305         1,728
Income (Loss) from Continuing Operations                       ($144,836)          $870    $1,561            $1,038     ($141,367)

Pro Forma Weighted Average Common Shares                      32,540,684      2,493,333 2,866,667         4,800,000    42,700,684

Pro Forma Income (Loss) Per Common Share
     from Continuing Operations (H)                               ($4.45)                                                  ($3.31)

See notes to Pro Forma combined Financial Statements.
*Historical



HIBERNIA CORPORATION
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS



A. Hibernia will issue Common Stock with an aggregate market value at the date of merger of approximately $30,500,000 to acquire the outstanding First Continental Common Stock. It is assumed that prior to the merger the Cash Premium related to the Senior Notes of approximately $484,000 will be converted to 415,107 shares of First Continental Common Stock. The Hibernia Common Stock is assumed to have a market value of $7.50 per share resulting in the issuance of 4,069,125 shares of Common Stock for all the outstanding First Continental Common Stock (exchange ratio of 1.60). The stated value of Hibernia Common Stock is $1.92 per share. In accordance with the pooling-of-interests method of accounting, the historical equities of the merged companies are combined.


B. Hibernia will acquire the outstanding First Continental Preferred Stock through the issuance of approximately $2,660,000 of Common Stock and payment of $12,910,000 of cash. The Hibernia Common Stock is assumed to have a market value of $7.50 per share resulting in the issuance of 354,621 shares. The stated value of Hibernia Common Stock is $1.92 per share. Available federal funds will be used to fund the cash payment.


C. Hibernia will use available federal funds sold and investment securities to retire $11,400,000 of First Continental debt and pay $4,288,000 of related accrued interest and a $300,000 redemption premium pursuant to a debt agreement. Investment securities of $614,000, which represent an escrow account previously established by First Continental, will be used to fund a portion of the debt retirement. The retirement of this debt is a requirement of the merger.


D. In addition to the First Continental merger, Hibernia is a party to pending mergers with Commercial Bancshares, Inc. (Commercial Bancshares), Bastrop National Bank (Bastrop National) and First Bancorp of Louisiana, Inc. (First Bancorp). Hibernia will issue Common Stock to effect these mergers in transactions using the pooling-of-interests method of accounting. It is assumed that prior to these mergers $800,000 of First Bancorp convertible subordinated debentures will be converted to 30,064 shares of First Bancorp common stock.


      The Hibernia Common Stock is assumed to have a market value of $7.50 per share and a stated value of $1.92 per share. In accordance with the pooling-of-interests method of accounting, the historical equities of the merged companies are combined.

                              Hibernia    Mkt Value  Stated Value  Exchange
                               Shares      of Shares    of Shares     Ratio
                             ----------------------------------------------
      Commercial Bancshares   2,493,333   $18,700,000 $ 4,787,000     8.85
      Bastrop National        2,866,667    21,500,000   5,504,000     9.55
      First Bancorp           4,800,000    36,000,000   9,216,000    20.20
        Total                10,160,000   $76,200,000 $19,507,000


E. Hibernia will use available federal funds sold and investment securities to retire debt and related accrued interest.


                                     Debt      Interest
                                  ----------------------
      Commercial Bancshares       $3,345,000   $  63,000
      First Bancorp                3,690,000      50,000
                                  $7,035,000   $ 113,000


      The retirement of the Commercial Bancshares debt is not a requirement of the merger. The retirement of the First
      Bancorp debt is required by the debt agreement.


F. To record the effect of the adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS No. 115), for Bastrop National (increase in value of securities available for sale of $1,089,000) and for First Bancorp (increase in value of securities available for sale of $1,984,000). Hibernia, Commercial Bancshares and First Continental adopted SFAS No. 115 effective December 31, 1993. This entry conforms the accounting policies of all of the companies.


G. To eliminate intercompany transactions between Hibernia and First Continental primarily related to data processing charges paid by First Continental to Hibernia.


H. Hibernia expects to achieve savings through reductions in interest expense and operating costs in connection with the proposed mergers. The savings vary from merger to merger depending upon Hibernia's pre-merger operations in the respective geographic area. The majority of the savings will be achieved through the retirement of long-term debt upon merger and consolidation of certain operations. The extent to which the savings will be achieved depends, among other things, on the regulatory environment and economic conditions, and may be affected by unanticipated changes in business activities, inflation and certain external factors such as FDIC assessments. Therefore, there can be no assurance that such savings will be realized. No adjustment has been included in the unaudited pro forma financial statements for the anticipated savings.




PROPOSED AMENDMENT TO
ARTICLES OF INCORPORATION OF FIRST CONTINENTAL

General

At the Special Meeting, First Continental will seek shareholder approval of the Amendment to eliminate Section 4.2.1.3(v) of
Article 4 of First Continental's Articles of Incorporation and to renumber Sections 4.2.1.3(vi), (vii), (viii), (ix) and (x) thereof. A copy of Article 4.2.1.3(v) of First Continental's Articles of Incorporation is attached to this Proxy Statement/Prospectus as Appendix B. Section 4.2.1.3(v) of Article 4 is an impediment to any merger, consolidation, recapitalization, sale of assets or similar transaction by First Continental and would operate to prevent consummation of the Merger because it requires, as a condition to any such transaction, that holders of Preferred Stock receive securities in such transaction that preserve the rights and preferences of such stock. Accordingly, only a comparable class of preferred stock, and not common stock or other consideration, could be received by the holders of Preferred Stock pursuant to any such merger or similar transaction in order to comply with the requirements of Section 4.2.1.3(v). Consequently, the repeal or modification of Section 4.2.1.3(v) of Article 4 is necessary to the consummation of the Merger, wherein holders of Preferred Stock will receive shares of Hibernia Common Stock (and cash in the amount of all undeclared and accumulated dividends plus interest thereon) pursuant to the Agreement.

Description of Section 4.2.1.3(v)

Section 4.2.1.3(v) contains provisions that impede the accomplishment of certain types of extraordinary transactions, including transactions such as the Merger. The Amendment, if approved, will result in the repeal of these provisions. The following description of Section 4.2.1.3(v) is qualified in its entirety by the exact terms and provisions of Section 4.2.1.3(v), the text of which is attached hereto as Appendix B.

Preservation of Rights and Preferences. Clause (i) of Section 4.2.1.3(v) provides that, upon any capital reorganization or reclassification of the capital stock of First Continental, consolidation or merger of First Continental with another corporation, or sale of all or substantially all of its assets to another corporation (any of such transactions being defined as a "Reorganization"), the rights and preferences of the Preferred Stock (including certain conversion rights) shall be preserved in the securities to be received by the holders of the Preferred Stock upon consummation of the Reorganization, regardless of whether First Continental is the surviving entity in such transaction. In effect, this provision requires that any acquiring corporation which is to be the surviving entity in a merger or similar transaction with First Continental issue to holders of Preferred Stock a substantially similar class of preferred stock of the acquiring corporation in exchange for such stock. As a result of any merger, the former holders of Preferred Stock would become holders of a class of preferred stock of the acquiring corporation that provides for rights and preferences in the payment of dividends and upon the liquidation or dissolution of the corporation, conversion rights (including the rights set forth in Section 4.2.1.3(v) to receive a substantially similar class of preferred stock in any Reorganization), and class voting rights in certain circumstances. While this provision is intended to assure that holders of Preferred Stock do not receive a more junior class of securities in a merger or similar transaction, it also makes more difficult the negotiation and consummation of such a transaction because of possible objections by common shareholders and other security holders of the acquiring corporation, and generally inhibits flexibility in the structuring of the transaction. Hibernia did not offer to exchange a similar class of preferred stock for the Preferred Stock, primarily because of the economic and other terms of the Preferred Stock and their effect on its common shareholders. Accordingly, the Merger cannot be consummated unless the Amendment is approved by First Continental's shareholders.

Certain Conversion Rights and Assumption of Obligations.  Clause
(ii) of Section 4.2.1.3(v) provides that upon any Reorganization provision be made so that the holders of Preferred Stock thereafter have the right to convert their shares into that number of the securities or that amount of consideration other than securities into which each share of Common Stock is converted pursuant to such Reorganization (as opposed to the shares of Common Stock of First Continental that would have been receivable upon such conversion had such Reorganization not taken place) multiplied by the Conversion Ratio as then in effect under the Articles of Incorporation. In effect, holders of Preferred Stock exercising their conversion privilege would be treated under this provision as though they had converted their shares into shares of Common Stock and then received the securities or other consideration into which the Common Stock is converted pursuant to the Reorganization. It is not being proposed that the general conversion right of the Preferred Stock set forth in Section 4.2.1.3(i) (which contains similar conversion rights) otherwise be modified or eliminated.

Clause (iii) of Section 4.2.1.3(v) implements clauses (i) and (ii) by requiring that a successor corporation resulting from a Reorganization assume by written instrument mailed or delivered to holders of Preferred Stock all obligations to the holders of the Preferred Stock to which they are entitled. The provisions contained in clauses (ii) and (iii) do not add to the substantive rights and preferences of the holders of Preferred Stock but do contribute to the administrative complexity of a merger or similar transaction. For a discussion of the comparative rights of holders of Common Stock and Preferred Stock of First Continental, on the one hand, and Hibernia Common Stock on the other, see "PROPOSED MERGER -- Certain Differences in Rights of Shareholders."


Reasons for Approval

Section 4.2.1.3(v) of the Articles of Incorporation is intended to assure that any security of an acquiring company issued to holders of Preferred Stock in exchange for their shares in connection with a merger or similar transaction have rights and preferences no less favorable to the holders of Preferred Stock than the rights and preferences provided for in such stock. A major effect of that provision, however, is to make more difficult the negotiation and consummation of certain transactions in which First Continental would combine with and become a part of another financial institution. By requiring that a substantially similar class of preferred stock be issued in the transaction to holders of Preferred Stock of First Continental, Section 4.2.1.3(v) limits the character of consideration that can be used in a merger or similar transaction, thereby inhibiting flexibility in the structuring of a possible transaction, and imposes what may be impractical and/or unacceptable economic terms on the capital structure of an acquiring corporation. None of the offers, including that of Hibernia, considered by the Board of Directors of First Continental for the acquisition of First Continental provided for the issuance of a class of preferred stock to holders of Preferred Stock of First Continental, and the Agreement under consideration at the Special Meeting does not so provide. Consequently, the Merger cannot be consummated unless Section 4.2.1.3(v) is repealed by shareholder approval of the Amendment.

The proposed merger of First Continental with and into Hibernia has been determined by First Continental's Board of Directors, after consultations with its financial advisors, to be in the best interests of First Continental and its shareholders (including the holders of Preferred Stock). See "PROPOSED MERGER -- Background of and Reasons for the Merger" and "-- Opinions of Financial Advisors." In order to facilitate consummation of the Merger and other possible acquisition transactions involving First Continental if the Merger is not consummated for any reason, First Continental's Board of Directors recommends approval of the Amendment.

Vote Required to Approve the Amendment

The proposal to amend First Continental's Articles of Incorporation to delete Section 4.2.1.3(v) thereof requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Preferred Stock voting separately as a class and the affirmative vote of the holders of at least two-thirds of the total voting power of First Continental present or represented at the Special Meeting. Directors and affiliates of First Continental having voting power as of the Record Date of approximately 49.4% of the outstanding Common Stock have indicated that they intend to vote their Common Stock in favor of the Amendment.


THE BOARD OF DIRECTORS OF FIRST CONTINENTAL RECOMMENDS THAT YOU
VOTE ALL OF YOUR SHARES OF COMMON STOCK AND PREFERRED STOCK "FOR"
THE AMENDMENT TO THE ARTICLES OF INCORPORATION.


                         PROPOSED MERGER

This section of the Proxy Statement/Prospectus describes certain aspects of the Agreement and the Merger. The following description does not purport to be complete and is qualified in its entirety by reference to the Agreement which is attached to this Proxy Statement/Prospectus as Appendix A and is incorporated herein by reference. All shareholders are urged to read the Agreement carefully and in its entirety.

Background of and Reasons for the Merger

Background. The Board of Directors of First Continental in July 1993 engaged Montgomery to evaluate strategic alternatives for First Continental. Based upon Montgomery's presentation of strategic alternatives available to First Continental, the Board on August 3, 1993, determined to solicit preliminary indications of interest for the purchase of First Continental from interested and capable buyers. Montgomery contacted four local and regional financial institutions and one individual investor, including all who had expressed any interest in acquiring First Continental previously. Each potential buyer which expressed an acceptable preliminary indication of interest was allowed two weeks of document and record review before the submission of final acquisition proposals. Three financial institutions, including Hibernia, submitted final acquisition proposals and preliminary versions of merger agreements which were considered by the Board of Directors of First Continental and FNJ at a Joint Special Meeting held for that purpose on December 2, 1993. At the meeting, representatives of Montgomery advised the Board of Directors regarding the competing proposals and expressed their willingness to opine affirmatively on the fairness of any of the transactions, from a financial point of view, to First Continental and its shareholders. Representatives of KBW, which had been retained by the Board in November 1993 to evaluate the proposals as they related to the holders of Preferred Stock, also made a presentation to the Board and concluded that each proposal was fair from a financial point of view to the holders of Preferred Stock. Based upon the foregoing and its analysis of the competing proposals, the Board of Directors determined that the sale of First Continental to Hibernia pursuant to its acquisition proposal was in the best interests of First Continental and its shareholders and approved the Agreement and the Merger.

Reasons for the Merger. In reaching its decision that the Merger is in the best interests of First Continental and its share-holders, First Continental's Board of Directors consulted with its financial and other advisors, as well as with First Continental's management, and considered a number of factors, including, but not limited to, the following:

     (a) The financial condition and results of operations of, and prospects for, each of Hibernia and First Continental, and particularly, in the case of First Continental, that it has only recently begun its recovery from substantial losses incurred over the past several years;

     (b) The nature and extent of certain regulatory restrictions imposed on First Continental and the impact of such restrictions on the ability of First Continental to raise needed capital and fund its operations;

     (c) First Continental has never declared a dividend on its Common Stock and it is unlikely that any dividends will be paid on its Common Stock in the future because of the accumulated dividends on the Preferred Stock;

     (d) Dividends have accumulated but not been paid on its Preferred Stock for over seven years, and that there is only a limited likelihood that accumulated dividends will be paid on the Preferred Stock in the foreseeable future;

     (e) The amount and type of consideration to be received by First Continental's shareholders in the Merger;

     (f) The Hibernia Common Stock to be received in the Merger will be listed for trading on the NYSE and should provide First Continental's shareholders with liquidity that is unavailable to holders of Common Stock and Preferred Stock of First Continental, for which active trading markets do not exist;

     (g) The Merger will allow First Continental's shareholders to become shareholders of Hibernia, an institution which is one of the largest bank holding companies headquartered in Louisiana;

     (h) Recent changes in the regulatory environment will result in First Continental facing additional competitive pressures in its market area from other financial institutions with greater financial resources capable of offering a broad array of financial services;

     (i) The Merger is expected to qualify as a tax-free reorganization so that neither First Continental nor its shareholders (except to the extent that cash is received in respect of their shares) will recognize any gain in the transaction (see
"Material Tax Consequences"); and

     (j) The opinion received from Montgomery that the consideration to be received by the shareholders of First Continental pursuant to the Merger, when taken as a whole, is fair to such shareholders from a financial point of view, and the opinion received from KBW that the consideration to be received by the holders of Preferred Stock pursuant to the Merger is fair to such shareholders from a financial point of view (see "Opinions of Financial Advisors").

     First Continental's Board of Directors did not assign any specific or relative weight to the foregoing factors in its considerations. First Continental's Board of Directors believes that the Merger will provide significant value to all First Continental shareholders and will enable them to participate in opportunities for growth that First Continental's Board of Directors believes the Merger makes possible.

     Based on the foregoing, the Board of Directors of First
Continental has approved the Agreement and related Merger, believes that the Agreement and related Merger is in the best interests of First Continental shareholders, and recommends that all shareholders vote "FOR" the Agreement and related Merger.

Conversion of Shares Pursuant to the Merger

     On the Effective Date, (i) each outstanding share of Common Stock (other than shares held by dissenting shareholders) will be converted into the number of shares of Hibernia Common Stock that equals the Exchange Rate (as hereinafter defined) and (ii) each outstanding share of Preferred Stock (other than shares held by dissenting shareholders) will be converted into the number of shares of Hibernia Common Stock that equals the Exchange Rate multiplied by 1.63 and the right to receive cash in the amount of all undeclared and accumulated dividends, plus interest thereon. The "Exchange Rate" is the number that is obtained by dividing $12.00 by the Average Market Price of Hibernia Common Stock. The Average Market Price of the Hibernia Common Stock will be the average of the mean of the high and low trading prices of the stock for the ten business days prior to the last trading day immediately preceding the Closing Date, provided that the Average Market Price shall not be less than $6.00 nor more than $8.50 for purposes of calculating the Exchange Rate. Holders of Preferred Stock will receive between 2.3 and 3.26 shares of Hibernia Common Stock (depending on the Average Market Price of Hibernia Common Stock), and the right to receive cash in the amount of all undeclared and accumulated dividends and interest thereon, which valued together equals approximately $122 per share of Preferred Stock exchanged (assuming a June 30, 1994 Closing Date). Holders of Common Stock will receive between 1.41 and 2 shares of Hibernia Common Stock (depending on its Average Market Price) valued at $12 per share of Common Stock exchanged (assuming a June 30, 1994 Closing Date).
The following table sets forth the range of the number of shares of Hibernia Common Stock into which each share of Common Stock and Preferred Stock would be converted on the Effective Date assuming that on such date the Average Market Price of Hibernia Common Stock is as specified below.

Assumed Average Market           Number of Hibernia Common Shares
 Price of Hibernia                 Per First Continental Share
    Common Stock                 Common Stock  Preferred Stock

     $6.00                       2.00 shares      3.26 shares
      6.50                       1.85 shares      3.01 shares
      7.00                       1.71 shares      2.79 shares
      7.50                       1.60 shares      2.61 shares
      8.00                       1.50 shares      2.45 shares
      8.50                       1.41 shares      2.30 shares

     On December 3, 1993, the actual closing price for a share of Hibernia Common Stock was $7.25 and the Average Market Price would have been $7.25 if calculated as of December 6, 1993.

     In lieu of the issuance of any fractional share of Hibernia Common Stock to which a shareholder of First Continental may be entitled (after aggregation of all fractional shares to which such holder may be entitled), shareholders will receive cash (without interest) in an amount equal to such fractional part of a share multiplied by the Average Market Price of Hibernia Common Stock.

     Upon the effectiveness of the Merger, shares of Common Stock and Preferred Stock will automatically and without any action on the part of the holders thereof become and be converted into Hibernia Common Stock, and First Continental shareholders will thereby be entitled to all of the rights and privileges afforded to Hibernia shareholders as of such date.

     For a discussion of the rights of dissenting shareholders, see "PROPOSED MERGER -- Rights of Dissenting Shareholders."

Redemption of Mandatory Convertible Subordinated Debentures

     At January 31, 1994, First Continental had outstanding a class of 12% Mandatory Convertible Subordinated Debentures in the principal amount of $6,000,000, due November 15, 1996 (the "Debentures"). The Debenture Agreement, dated as of November 15, 1986, pertaining to the Debentures (the "Debenture Agreement") provides in Section 11.01 thereof that upon a merger of First Continental into another entity the Debentures may be redeemed in cash in an amount equal to 105% of the unpaid principal amount of the Debentures, together with accrued and unpaid interest to the date fixed for redemption. Pursuant to the Agreement, if the Merger is consummated the Debentures will be redeemed for cash on the Effective Date in accordance with Section 11.01 of the Debenture Agreement as herein described. Assuming an Effective Date for the Merger of June 30, 1994, accrued and unpaid interest of approximately $4,411,000 would be payable on the Debentures. Notice of such redemption will be given to each holder of a Debenture not less than 30 nor more than 60 days prior to the Effective Date, whereupon holders of Debentures will be entitled on or after the Effective Date at the place of payment specified in such Notice to payment of the cash due upon surrender of the Debentures.

Redemption of Class A Notes and Class B Notes

     First Continental has outstanding two classes of senior notes in the aggregate principal amount of $5,400,000 comprised of the 10.75% Class A Senior Secured Notes due 1997 (the "Class A Notes"), and the 10.75% Class B Senior Secured Notes due 1997 (the "Class B Notes", and together with the Class A Notes the "Senior Notes"), which will be subject to mandatory redemption because the Merger constitutes an "Extraordinary Transaction" under the Indenture, dated as of November 9, 1992 (the "Indenture"), pertaining to the Senior Notes. Pursuant to the Agreement, the Senior Notes will be redeemed, if the Merger is consummated, for cash on the Effective Date in accordance with Section 1109 of the Indenture. Section 1109 of the Indenture provides for a redemption price for the Class A Notes and Class B Notes equal to the principal amount of such notes, plus all accrued and unpaid interest to, but not including, the date of redemption, plus (in the case of the Class A Notes), the Cash Premium with related Share Option as defined in the Indenture which is described below.

     Section 202(a) of the Indenture provides that each holder of Class A Notes is entitled to a Cash Premium upon the earlier of redemption or maturity of his Note equal to the product of (i) 10% of the principal amount of his Class A Note and (ii) the number of years from the date of issuance (including the year of payment) that the Note has been outstanding, up to a maximum of five years. Assuming that the Effective Date of the Merger is on or before June 30, 1994, the Cash Premium will be $200 for each $1,000 face amount of Class A Note.

     The Share Option pursuant to Section 311 of the Indenture gives each holder of Class A Notes the option to exchange the right to receive the Cash Premium with respect to any or all of his Class A Notes for shares of Common Stock, subject to certain conditions provided in the Indenture (the "Option Conditions"). The Option Conditions are that (i) the holders of at least 25% of the aggregate principal amount of the Class A Notes elect to receive Common Stock in lieu of the Cash Premium, (ii) the issuance of the shares of Common Stock as a result of the exercise of the Share Option would not be subject to registration under the Securities Act, the Louisiana Securities Law, or any successor statute or an exemption from such registration is reasonably available, and (iii) the payment of principal and interest on the Class A Notes shall not have been accelerated (and not rescinded) upon the occurrence of an Event of Default as defined in the Indenture. If the Share Option is exercised and the Option Conditions are satisfied, each holder of Class A Notes will be deemed to have received, in lieu of the Cash Premium attributable to his Class A Notes, approximately 94 shares of Common Stock for each $1,000 face amount of Class A Note. Each such share of Common Stock deemed to have been received and valued at $12.00 per share under the Agreement will automatically be converted pursuant to the Merger into shares of Hibernia Common Stock at the Exchange Rate as described above under "Conversion of Shares Pursuant to the Merger."

     Notice of such Extraordinary Mandatory Redemption has been sent to each holder of Class A Notes and Class B Notes, together with Letters of Transmittal for purposes of delivery of the Notes for surrender to the Paying Agent, and (in the case of Class A Notes) Option Notice and Notice of Election to Exercise Share Option for purposes of exercising the Share Option on the part of holders of Class A Notes. On the Effective Date, the redemption price in respect of the Class A Notes and Class B Notes will become due and payable by the Paying Agent to holders who have duly surrendered such Notes, including, in the case of Class A Notes, the Cash Premium as to holders of Class A Notes who do not exercise the Share Option as to all or any part of their Class A Notes. Holders of Class A Notes who deliver to First Continental not less than five days before the consummation of the Merger a written Notice of Election as to all or any part of their Notes will be entitled to receive, in lieu of the Cash Premium in respect of their Notes as to which the Share Option is so exercised, the shares of Hibernia Common Stock to which they would be entitled upon consummation of the Merger in exchange for the shares of Common Stock which they otherwise would be entitled to receive upon such exercise.

Opinions of Financial Advisors

     Opinion of Montgomery Securities

     General. Pursuant to an engagement letter dated July 12, 1993 (the "Engagement Letter"), First Continental engaged Montgomery to act as its financial advisor in connection with its evaluation of its strategic alternatives and the possible sale of First Continental. Montgomery is a nationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. First Continental selected Montgomery as its financial adviser on the basis of its experience and expertise in transactions similar to the Merger and its reputation in the banking and investment communities.

     At the December 2, 1993 meeting of First Continental's Board of Directors, Montgomery delivered its oral opinion, subsequently confirmed in writing, that the consideration to be received by the shareholders of First Continental pursuant to the Merger, when taken as a whole, is fair to such shareholders from a financial point of view. Montgomery was not asked to, and did not, express any opinion as to the allocation of the consideration between the holders of Common Stock and Preferred Stock. No limitations were imposed by First Continental on Montgomery with respect to the investigations made or procedures followed in rendering its opinion. The full text of Montgomery's written opinion to the First Continental Board of Directors is attached hereto as Appendix C and is incorporated herein by reference and should be read carefully and in its entirety in connection with this Proxy Statement/Prospectus. The following summary of Montgomery's opinion is qualified in its entirety by reference to the full text of the opinion. Montgomery's opinion is addressed to the First Continental Board of Directors only and does not constitute a recommendation to any shareholder of First Continental as to how such shareholder should vote at the Special Meeting.

     In connection with its opinion, Montgomery, among other things: (i) reviewed certain publicly available financial and other data with respect to First Continental and Hibernia, including the consolidated financial statements for recent years and interim periods to September 30, 1993, and certain other relevant financial and operating data relating to First Continental and Hibernia made available to Montgomery from published sources and from the internal records of First Continental; (ii) reviewed the Agreement;
(iii) reviewed certain historical market prices and trading volumes of Hibernia Common Stock as reported by the NYSE; (iv) compared First Continental and Hibernia from a financial point of view with certain other companies in the financial services industry that Montgomery deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the financial services industry that Montgomery deemed to be comparable, in whole or in part, to the Merger and First Continental; (vi) reviewed and discussed with representatives of the management of First Continental and Hibernia certain information of a business and financial nature regarding First Continental and Hibernia, furnished to Montgomery by First Continental and Hibernia, including financial projections and related assumptions of First Continental; (vii) made inquiries regarding and discussed the Merger and the Agreement, and other matters related thereto with First Continental's counsel; and (viii) performed such other analyses and examinations as Montgomery deemed appropriate.

     In connection with its review, Montgomery did not independently verify any of the foregoing information, and relied on such information and assumed such information was complete and accurate in all material respects. With respect to the financial projections for First Continental provided to Montgomery by First Continental's management, Montgomery assumed for purposes of its opinion that they were reasonably prepared on bases reflecting the best available estimates and judgments of First Continental's management at the time of preparation as to the future financial performance of First Continental and they provided a reasonable basis upon which Montgomery could form its opinion. Montgomery also assumed that there were no material changes in First Continental's or Hibernia's assets, financial condition, results of operations, business or prospects since the respective dates of the last financial statements made available to Montgomery. Montgomery relied on advice of counsel to First Continental as to all legal matters with respect to First Continental, the Merger and the Agreement. In addition, Montgomery did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of First Continental or Hibernia, nor was Montgomery furnished with any such appraisals. Further, Montgomery's opinion was based on economic, monetary and market conditions existing as of December 2, 1993.

     Set forth below is a brief summary of the report presented by Montgomery to the First Continental Board of Directors on December 2, 1993 in connection with its opinion.

     Comparable Company Analysis. Using public and other available information, Montgomery compared certain financial ratios of FNJ (including the ratio of net income to average total assets ("return on average assets"), the ratio of net income to average total equity ("return on average equity"), the ratio of average equity to average assets, the ratio on noninterest expense to revenue ("cost control") and certain credit ratios) for the year ended December 31, 1992 and for the nine months ended September 30, 1993, to three Louisiana banks which Montgomery deemed to be comparable to First Continental (First Commerce Corporation, Hibernia Corporation and Premier Bancorp, Inc.), to a national proxy group consisting of 50 selected national banks (the "National Bank Proxy Group"), and to a southeast proxy group consisting of approximately nine banks located in the Southeast region of the United States (including Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, Oklahoma, Tennessee and Texas) (the "Southeast Bank Proxy Group"). No company used in the analysis is identical to FNJ. The analysis necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

     Analysis of Selected Bank Merger Transactions. Montgomery reviewed the consideration paid in recently announced transactions whereby certain banks were acquired. Specifically, Montgomery reviewed 286 transactions involving acquisitions of banks in the Southeast region of the United States announced since January 1989 (the "Southeast Acquisitions"), acquisitions of 13 selected Louisiana banks announced since May 1989 (the "Louisiana Acquisitions"), and Hibernia's announcement of pending merger transactions with three other Louisiana financial institutions in 1993 (the "Hibernia Mergers"). For each bank acquired or to be acquired in such transactions, Montgomery compiled figures illustrating, among other things, the return on average equity, return on average assets and nonperforming assets to total assets. For each such transaction Montgomery compiled figures illustrating, among other things, the ratio of the premium (i.e., purchase price in excess of book value) to core deposits, purchase price to deposits, purchase price to book value and purchase price to last twelve-months ("LTM") earnings.

     The figures for banks acquired or to be acquired in the Southeast Acquisitions, the Louisiana Acquisitions and the Hibernia Mergers produced: (i) median return on average equity of 11.36%, 11.36% and 18.84%, respectively; (ii) median return on average assets of 0.94%, 0.82% and 1.87%, respectively; and (iii) median nonperforming assets to total assets of 1.42%, 1.89% and 1.22%, respectively. In comparison, Montgomery determined that for the nine months ended September 30, 1993, FNJ's return on average equity was 16.25%, its return on average assets was 1.06%, and its nonperforming assets to total assets were 4.58%.

     The figures for the Southeast Acquisitions, the Louisiana Acquisitions, and the Hibernia Mergers produced: (i) median percentage of premium to core deposits of 4.48%, 2.99% and 8.35%, respectively; (ii) median purchase price to deposits of 12.53%, 11.95% and 18.94%, respectively; (iii) a median ratio of purchase price to book value of 1.43, 1.38 and 1.52, respectively; and (iv) a median ratio of purchase price to LTM earnings of 12.7, 9.7 and 9.7, respectively. In comparison, assuming the Average Market Price of Hibernia Common Stock on the Closing Date is between $6.00 and $8.50, the conversion of all Preferred Stock into 221,638 shares of Common Stock and the issuance of 458,339 shares of Common Stock to holders of the Class A Notes, Montgomery determined that the consideration to be received by the holders of Common Stock in the Merger represented a percentage of premium to core deposits of 10.47%, a premium of price to deposits of 18.27%, a ratio of price to book value of 2.23 and a ratio of price to FNJ's annualized and normalized estimated 1993 earnings of 15.2.

     No other company or transaction used in the above analysis as a comparison is identical to FNJ or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which First Continental and the Merger are being compared.

     Contribution Analysis. Montgomery analyzed the contribution of each of First Continental and Hibernia to, among other things, common equity and net income of the pro forma combined companies for the years ended December 31, 1991 and 1992, and for the nine-month period ended September 30, 1993. This analysis showed, among other things, that based on pro forma combined balance sheets and income statements for First Continental and Hibernia as of December 31, 1992 and September 30, 1993, First Continental would have contributed 0.4% and 1.1%, respectively, of the common equity, and for the nine months ended September 30, 1993, First Continental would have contributed 3.7% of the net income to common shareholders of the combined companies. At the year ended December 31, 1991, First Continental had a negative common equity and for the years ended December 31, 1991 and 1992, either or both First Continental or Hibernia reported a net loss to holders of its Common Stock. Assuming the Average Market Price of Hibernia Common Stock on the Closing Date is between $6.00 and $8.50, the conversion of all Preferred Stock into 221,638 shares of Common Stock and the issuance of 458,339 shares of Common Stock to holders of the Class A Notes, the First Continental shareholders would own approximately 5.54% of the combined companies based on common shares outstanding on September 30, 1993.

     Dilution Analysis. Using estimates of future earnings prepared by First Continental management and analysts' estimates for Hibernia, Montgomery compared the calendar year 1994 estimated earnings per share of First Continental Common Stock and Hibernia Common Stock to the calendar year 1994 estimated earnings per share of the common stock of the pro forma combined companies. Based on such analysis and assuming the Average Market Price of Hibernia Common Stock on the Closing Date is between $6.00 and $8.50, the conversion of all Preferred Stock into 221,638 shares of Common Stock and the issuance of 458,339 shares of Common Stock to holders of the Class A Notes, the proposed transaction would be dilutive to Hibernia's earnings per share in 1994, prior to projected cost savings, and accretive to First Continental's earnings per share.

     The summary set forth above does not purport to be a complete description of the presentation by Montgomery to the First Continental Board of Directors or of the analyses performed by Montgomery. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Montgomery believes that its analyses and the summary set forth above must be considered as a whole and that selecting a portion of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the First Continental Board of Directors. In addition, Montgomery may have given certain analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Montgomery's view of the actual value of First Continental or the combined companies. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

     In performing its analyses, Montgomery made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of First Continental or Hibernia. The analyses performed by Montgomery are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Montgomery's analysis of the fairness of the consideration to be received by the First Continental shareholders in the Merger and were provided to the First Continental Board of Directors in connection with the delivery of Montgomery's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Montgomery used in its analyses various projections of future performance prepared by the management of First Continental. The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

     As described above, Montgomery's opinion and presentation to the First Continental Board of Directors were among the many factors taken into consideration by the Board in making its determination to approve the Agreement and the Merger.

     Pursuant to the Engagement Letter, First Continental became obligated to pay Montgomery a retainer fee of $25,000 on December 31, 1993, which will be credited against any other fee to be paid to Montgomery. If the Merger is consummated, Montgomery will be paid a fee equal to 1.2% of the total consideration involved in the Merger. First Continental has also agreed to reimburse Montgomery for its reasonable out-of-pocket expenses in an amount not to exceed $15,000, excluding legal fees of up to $10,000 which First Continental also agreed to reimburse. Pursuant to a separate letter agreement, First Continental has agreed to indemnify Montgomery, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws. Neither Hibernia nor First Continental has paid Montgomery any other fees during the last two years, except for soliciting dealer fees.

     In the ordinary course of its business, Montgomery actively trades equity securities of Hibernia for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     Opinion of Keefe, Bruyette & Woods, Inc.

     General. First Continental retained KBW to provide its opinion on the consideration to be paid to the holders of Preferred Stock pursuant to the Merger. Representatives of KBW attended the First Continental Board of Directors meeting held on December 2, 1993, at which time the Board approved the Merger. Prior to the Board of Directors' meeting, KBW's role was limited to discussions with First Continental management. KBW was not authorized to solicit indications of potential interest from other institutions, and KBW did not participate in the negotiations pertaining to the Merger.

     KBW is a recognized investment banking firm and, as part of its investment banking business, is continually engaged in the valuation of bank and thrift securities in connection with mergers, negotiated underwritings, secondary distribution of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of these companies, KBW has experience in, and knowledge of, the valuation of banking and thrift institutions.

     At the December 2, 1993 First Continental Board of Directors meeting, KBW rendered an oral opinion to the Board that, from a financial point of view, the consideration (the "Preferred Consideration") to be paid to holders of Preferred Stock by Hibernia of (i) such numbers of shares of Hibernia Common Stock equal to the Exchange Rate multiplied by 1.63, and (ii) cash in the amount of all accumulated and unpaid dividends plus interest thereon for each share of Preferred Stock was fair. A written opinion to the First Continental Board of Directors reaffirming KBW's oral opinion has been delivered to First Continental.

     The full text of KBW's opinion is attached as Appendix D to this Proxy Statement/Prospectus. The description of the opinion set forth herein is qualified in its entirety by reference to the opinion.

     KBW's opinion is directed only to the Preferred Consideration and does not constitute a recommendation to any First Continental shareholder as to how the shareholder should vote at the Special
Meeting.

     In connection with its opinion, KBW reviewed, analyzed and relied upon material relating to the financial and operating condition of Hibernia and First Continental, including, among other things, the following: (i) the Agreement; (ii) a copy of the Registration Statement on Form S-4 of Hibernia as filed with the Commission on April ___, 1994; (iii) Annual Reports to Stockholders and Annual Reports on Form 10-K for each of the years ended December 31, 1992, 1991 and 1990 of Hibernia and First Continental;
(iv) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Hibernia and First Continental and certain other communications from Hibernia and First Continental to their respective shareholders; (v) other financial information concerning the business and operations of Hibernia and First Continental furnished to KBW for purposes of its analysis, including certain internal financial analyses and projections for First Continental prepared by senior management; (vi) certain publicly available information concerning the trading of, and the trading market for, the Hibernia Common Stock and the Common Stock and Preferred Stock of First Continental; and (vii) certain publicly available information with respect to banking companies and the nature and terms of certain other transactions that KBW considered relevant to its evaluation.

     In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available, and KBW did not attempt to verify such information independently. KBW relied upon the management of First Continental as to the reasonableness and achieveability of the financial and operating projections provided to it and assumed that such projections will be realized in the amounts and in the time periods currently estimated by management. KBW also assumed, without independent verification, that the aggregate allowances for loan losses for Hibernia and First Continental are adequate to cover such losses. KBW did not make or obtain any evaluations or appraisals of the property of Hibernia or First Continental, nor did KBW examine any individual loan credit files.

     Prior to rendering the written opinion attached hereto as Appendix D to this Proxy Statement/Prospectus, KBW rendered an oral opinion to First Continental's Board of Directors on December 2, 1993. Set forth below is a brief summary of selected analyses generated by KBW that supported its oral opinion to the Board of Directors of First Continental. The Selected Peer Analysis and Selected Merger Transactions address the relative merits of the Hibernia Common Stock and the fairness of the aggregate consideration offered by Hibernia. The Proposal Summary and Discounted Cash Flow Analysis address the fairness of the specific consideration offered to the Preferred Shareholders.

     Selected Peer Analysis. KBW constructed a peer group analysis of regional banking companies for financial comparison purposes.
The analysis was based on various financial measures of performance including earnings, capital adequacy and asset quality.

     The peer analysis compared the financial performance of Hibernia and the other two bidders to a group of southeastern regional banking peers. The group of other regional banks had assets ranging from approximately $4.8 billion to $11.5 billion, including Deposit Guaranty Corp., AmSouth Bancorporation, First Alabama Bancshares, Inc., First Tennessee National Corp., and Union Planters Corp. This analysis showed, among other things, that as of September 30, 1993, Hibernia's tangible equity to asset ratio was 7.91%, compared to a range of 5.06% to 7.82% and a mean of 6.82% for the group; its ratio of non-performing assets to total loans and other real estate owned was 4.37%, compared to a range of .66% to 2.07% and a mean of 1.11% for the group; its return on equity for the quarter ended September 30, 1993 on an annualized basis was 12.07%, compared with a range of 14.75% to 18.15% and a mean of 15.98% for the group; and its return on assets for the quarter ended September 30, 1993 on an annualized basis was 1.05%, compared with a range of 1.05% to 1.42% and a mean of 1.25% for the group. As of November 30, 1993, Hibernia's price to book value multiple was 1.42, compared with a range of 1.32 to 1.59 and a mean of 1.44 for the group; and its price to earnings multiple based on 1994 estimated earnings was 8.09, compared with a range of 8.1 to
8.87 and a mean of 8.76 for the group.

     Analysis of Selected Merger Transactions. KBW reviewed certain financial data related to selected bank holding company acquisitions of smaller regional and community banks. The selected acquisitions included the following transactions (identified by acquiror/acquiree); Hibernia Corporation/First Bancorp of Louisiana, Inc.; Keystone Financial/WM Bancorp; Premier Bancorp/Alerion Corp.; Hibernia Corporation/Commercial Bancshares, Inc.; First Commerce Corporation/First Acadania; Banc One Corp./Central Banking Group; Banc One Corp./First Financial Association; and Comerica Incorporated/NorthPark National Corporation.

     In each of the selected transactions, KBW calculated the premiums paid relative to the target's trailing twelve months earnings and tangible book value. The calculations produced the following ranges of percentage premiums: (i) price offered as a multiple of earnings of 7x's to 20.4x's with an average of 13.03x's, compared with a premium of 12.6x's associated with Hibernia's proposal; and (ii) price offered as a multiple of tangible book value of 1.38x's to 2.15x's with an average of 1.79 x's, compared with a premium of 2.25x's for Hibernia's proposal.

     No company or transaction used as a comparison in the above analysis is identical to Hibernia, First Continental or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

     Proposal Summary. KBW reviewed the three offers submitted to First Continental in its sales process. All three proposals approached the interests of the holders of Preferred Stock in a similar manner, with a cash component for all accumulated and unpaid dividends and interest thereon and a common stock component relating to the principal balance of the Preferred Stock. The cash component of all three offers represented a major portion of the consideration for the holders of Preferred Stock and the common stock components were close in value. As such, KBW viewed the three offers from the point of view of the holders of Preferred Stock to be comparable in value.

     Discounted Cash Flow Analysis. KBW estimated the value of the future stream of earnings that may be available for the payment of dividends on Preferred Stock through the year 2005 and expressed this value in terms of a net present value calculation. KBW calculated the available cash flow for holding company obligations by making certain bank-level assumptions: (i) asset growth rates at the bank level of 7%; (ii) a return on asset ratio ranging from 1.5% - 1.77%; and (iii) a constant leverage ratio of 7.5%. The resultant dividends available for the holding company needs were then applied to claims in order of seniority. Payment on the claims of the Preferred Stock, namely the current dividends, dividends in arrears, interest on the dividends in arrears, and the principal were assumed to be reinstated in 1995 and continued through 2005. Using discount rates ranging from 20% to 25%, the present value of the aggregate payments ranged from $9.5 million to $12.3 million, or approximately $70 to $90 per share of Preferred Stock.

     The summary set forth above provides a description of the main elements that supported the KBW oral opinion to the First Continental Board of Directors on December 2, 1993. It does not purport to be a complete description of the presentations by KBW to First Continental of the analyses performed by KBW. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary descriptions. KBW believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses without considering all analyses, or selecting part of all of the above summary without considering all factors and analyses, would create an incomplete view of the processes underlying the analyses set forth in KBW's presentations and opinion. The ranges of valuations resulting from any particular analysis described above should not be taken to be KBW's view of the actual value of the Preferred Stock. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analyses.

     In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Hibernia and First Continental. The analyses performed by KBW are not necessarily indicative of actual values or actual future results which may be significantly more or less favorable than suggested by analyses. Such analyses were prepared solely as part of KBW's analysis of the fairness of the Preferred Consideration to be paid to the holders of the Preferred Stock pursuant to the Merger and were provided to First Continental in connection with the delivery of KBW's opinion. The analyses do not purport to be appraisals or to reflect the prices at which the Preferred Stock actually might be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, KBW's opinion, along with its discussions with First Continental and its Board of Directors is just one of many factors taken into consideration by First Continental.

     First Continental paid KBW $25,000 concurrently with the signing of the Agreement and has agreed to pay KBW an additional cash fee of $25,000 at the time of the mailing of this Proxy Statement/Prospectus. First Continental also has agreed to indemnify KBW against ceratin liabilities, including liabilities under the federal securities laws, and to reimburse KBW for certain out-of-pocket expenses. Otherwise, KBW has not been paid any other fees by Hibernia or First Continental in the past two years.

Surrender of Certificates

     As soon as practicable after the Effective Date, the transfer agent of Hibernia, in its capacity as Exchange Agent, will mail all non-dissenting shareholders of First Continental a letter of transmittal, together with instructions for the exchange of their Common Stock and Preferred Stock certificates for certificates representing Hibernia Common Stock. Until so exchanged, each certificate representing Common Stock or Preferred Stock outstanding immediately prior to the Effective Date shall be deemed for all purposes to evidence ownership of the number of shares of Hibernia Common Stock (and, in the case of Preferred Stock, the right to receive cash), into which such shares have been converted on the Effective Date. Shareholders should not send their Common Stock or Preferred Stock certificates for surrender until they receive further instructions from the Exchange Agent.

Representations and Warranties; Conditions to the Merger; Waiver

     The Agreement contains representations and warranties by First Continental regarding, among other things, its organization, authority to enter into the Agreement, capitalization, properties, financial statements, pending and threatened litigation, contractual obligations and contingent liabilities. The Agreement also contains representations and warranties by Hibernia regarding, among other things, its organization and authority to enter into the Agreement, capitalization, financial statements and other public reports. Except as otherwise provided in the Agreement, these representations and warranties will not survive the Effective Date.

     The obligations of Hibernia and First Continental to consummate the Merger and the Bank Merger are conditioned upon, among other things, approval of the Agreement by First Continental's shareholders; the receipt of necessary regulatory approvals, including the approval of the OCC and the Federal Reserve Board without any materially burdensome conditions; the receipt of an opinion to the effect that the Merger, when consummated in accordance with the terms of the Agreement, will constitute a reorganization within the meaning of Section 368(a) of the Code and that, to the extent Common Stock and Preferred Stock is exchanged for Hibernia Common Stock, First Continental's shareholders will recognize no gain or loss for federal income tax purposes with respect to such exchange; the effectiveness under the Securities Act of a registration statement relating to the Hibernia Common Stock to be issued in connection with the Merger and the absence of a stop order suspending such effectiveness; the absence of an order, decree or injunction enjoining or prohibiting the consummation of the Merger and the Bank Merger; the receipt of all required state securities law permits or authorizations; the accuracy of the representations and warranties set forth in the Agreement as of the Closing Date; the listing of the Hibernia Common Stock to be issued in the Merger on the NYSE; the receipt of certain opinions of counsel; and, in the case of Hibernia, the absence of an event that would preclude the Merger from being accounted for as a pooling of interests. In this regard, Hibernia may abandon the Merger if First Continental shareholders holding more than 10% of the outstanding First Continental shares exercise and perfect dissenters' rights.

     Except with respect to any required shareholder or regulatory approval, substantially all of the conditions to consummation of the Merger may be waived at any time by the party for whose benefit they were created, and the Agreement may be amended or supplemented at any time by written agreement of the parties, except that no such waiver, amendment or supplement executed after approval of the Agreement by First Continental's shareholders may reduce the Exchange Rate.

Regulatory and Other Approvals

     Hibernia and First Continental are registered bank holding companies and as such are regulated by the Federal Reserve Board.
The approval of the Federal Reserve Board of the Merger is required in order to consummate the Merger.

     HNB and FNJ are regulated by the OCC, and the Bank Merger consequently must be approved by the OCC before it may be effected.

     When the approvals of the Federal Reserve Board and the OCC have been obtained, First Continental and Hibernia must wait at least 30 days prior to consummating the Merger. During this 30-day period, the Department of Justice may object to the Merger on antitrust grounds.

     The shares of Hibernia Common Stock offered pursuant to the Proxy Statement/Prospectus will be registered with the Securities and Exchange Commission and the state securities regulators in those states that require such registration. The shares will also be listed on the NYSE.

     The regulatory approvals sought in connection with the Merger and the Bank Merger may be obtained or denied prior to or after the Special Meeting. The vote on the Agreement and related Merger at the Special Meeting is not dependent or conditioned upon receipt of any such approvals prior to the Special Meeting. Even if the Amendment and the Agreement and related Merger are approved at the Special Meeting, the Merger, nevertheless, may not be consummated thereafter. Failure to receive the requisite regulatory approvals will result in a termination of the Agreement.

Business Pending the Merger

     Under the terms of the Agreement, neither First Continental nor FNJ may, without the prior written consent of Hibernia or as otherwise provided in the Agreement: (i) create or issue any additional shares of capital stock or any options or other rights to purchase or acquire shares of capital stock; (ii) enter into employment contracts with directors, officers or employees or otherwise agree to increase the compensation of or pay any bonus to such persons except in accordance with existing policy; (iii) enter into or substantially modify any employee benefits plans; (iv) establish any automatic teller machines or branch or other banking offices; (v) make any capital expenditure(s) in excess of $100,000;
(vi) merge with any other company or bank or liquidate or otherwise dispose of its assets; or (vii) acquire another company or bank (except in connection with foreclosures of bona fide loan transactions). In addition, First Continental may not solicit bids or other transactions that would result in a merger of First Continental or FNJ with an entity other than Hibernia or HNB.
First Continental is also prohibited from paying dividends prior to the Closing Date.

Effective Date of the Merger; Termination

     After all conditions to consummation of the Merger have been satisfied or waived, the effective date shall be the date upon which the Merger becomes effective under the LBCL (the "Effective
Date").

     Prior to the Effective Date, the Agreement may be terminated by either party, whether before or after approval of the Agreement by First Continental's shareholders: (i) in the event of a material breach by the other party of any representation, warranty or covenant which has not been cured within the period allowed by the Agreement; (ii) if any of the conditions precedent to the obligations of such party to consummate the Merger have not been satisfied, fulfilled or waived as of the Closing Date; (iii) if any application for any required federal or state regulatory approval has been denied, and the time for all appeals of such denial has run; (iv) if the shareholders of First Continental fail to approve the Agreement and related Merger at the Special Meeting; or (v) in the event that the Merger is not consummated by December 31, 1994. The Agreement may be terminated by Hibernia if the holders of more than 10% of the outstanding shares of First Continental exercise statutory dissenters' rights, by either party if certain material adverse changes occur in respect of the other party, and by First Continental if the price of Hibernia Common Stock does not satisfy certain ratios. The Agreement also may be terminated at any time by the mutual consent of the parties. In the event of termination, the Agreement becomes null and void, except that certain provisions thereof relating to expenses and confidentiality and the accuracy of information provided for inclusion in the Registration Statement of which this Proxy Statement/Prospectus is a part survive any such termination and any such termination does not relieve any breaching party from liability for any uncured breach of any covenant or agreement giving rise to such termination.

Management and Operations After the Merger

     On the Effective Date, First Continental will be merged with and into Hibernia. Immediately thereafter, FNJ will merge with and into HNB and the separate existences of First Continental and FNJ will cease. The offices of FNJ will operate as branch banking offices of HNB. The employees of FNJ on the Effective Date will become employees of HNB as of the Effective Date and will be employed on an "at will" basis thereafter, subject to any existing employment agreements or similar contractual obligations assumed by Hibernia.

     The Boards of Directors of Hibernia and HNB following the Merger shall consist of those persons serving as directors immediately prior thereto. The former directors of First Continental and FNJ will not serve on the Board of Directors of Hibernia and HNB following the Merger. Certain information regarding the directors of Hibernia elected at its annual meeting of shareholders on April 27, 1993 is contained in documents incorporated herein by reference. See "AVAILABLE INFORMATION."

Certain Differences in Rights of Shareholders

     If the shareholders of First Continental approve the Agreement and the Merger is subsequently consummated, all shareholders of First Continental, other than any shareholders who exercise and perfect dissenters' rights, will become shareholders of Hibernia. As shareholders of Hibernia, their rights will be governed by and subject to Hibernia's Articles of Incorporation and Bylaws, rather than First Continental's Articles of Incorporation and Bylaws. The following is a summary of the principal differences between the rights of shareholders of First Continental and Hibernia not described elsewhere in this Proxy Statement/Prospectus.

     Shareholder Actions and Voting Requirements. First Continental's Articles of Incorporation, except with respect to certain matters involving the Preferred Stock described hereinafter under "Preferred Stock" and the limitation of liability of the directors and officers of First Continental, are silent with respect to the vote required for shareholder approval of certain extraordinary matters. Accordingly, two-thirds of the voting power present or represented by proxy at a meeting called for that purpose is required under the LBCL to approve an agreement of merger or consolidation, or a sale, lease, exchange, or other disposition of all or substantially all of First Continental's assets, while a majority of the voting power present or represented is required to approve the dissolution or liquidation of First Continental. The affirmative vote by the holders of at least 80% of the total voting power of First Continental is required to amend or repeal a provision in the Articles of Incorporation limiting the liability of directors and officers of First Continental.

     Hibernia's Articles of Incorporation and Bylaws generally require the affirmative vote of only a majority of the voting power present or represented at a meeting called for such purpose to approve the extraordinary transactions set forth above.

     Preemptive Rights. The respective shareholders of Hibernia and First Continental have no preemptive rights.

     Removal of Directors. Shareholders of Hibernia may remove a director for cause (defined as gross negligence or wilful misconduct) by the vote of a majority of the total voting power and may remove a director without cause by a vote of two-thirds of the total voting power. Any director of First Continental may be removed, with or without cause, by the vote of a majority of the shares then entitled to vote at an election of directors.

     Amendment of Articles and Bylaws. Hibernia's Articles of Incorporation may be amended by a vote of a majority of the voting power present at any meeting called for that purpose. The Articles of Incorporation of First Continental may be amended by a vote of two-thirds of the voting power present or represented at any meeting at which such action is to be considered.

     The Bylaws of Hibernia may be amended or repealed by a vote of two-thirds of the total voting power outstanding or by a vote of two-thirds of the "continuing directors" of the company, as defined in the Bylaws. A "continuing director" for this purpose is generally a director who was nominated for election by a majority of the existing directors. First Continental's Bylaws may be amended or repealed, and new Bylaws may be adopted, by a vote of a majority of the directors present at a meeting at which a quorum is present.

     Special Meetings of Shareholders. Special meetings of the shareholders of Hibernia may be called by the Chairman of the Board, the President, the Chief Executive Officer or the Treasurer of Hibernia. In addition, shareholders holding one-fifth or more of the total voting power of Hibernia may request a special meeting of shareholders and, upon receipt of such request, the Secretary of Hibernia is required to call a special meeting of shareholders. Special meetings of the shareholders of First Continental may be called by the Secretary or by its Board of Directors, and must be called by the President at the request of the holders of not less than one-tenth of the voting power of First Continental.

     Shareholder Proposals.   Hibernia's Bylaws contain certain
provisions expressly allowing shareholders to submit proposals and to nominate individuals for election as directors, under certain circumstances and provided the shareholder complies with all of the conditions set forth in those provisions. Except for the right on the part of holders of Preferred Stock of First Continental to elect one or more directors when dividends on the Preferred Stock have not been paid for two or more consecutive quarters, the shareholders of First Continental have no special rights to submit shareholder proposals or to nominate individuals for election as directors.

     Certain Transfer Restrictions Relating to Five-Percent Shareholders. Article IX of Hibernia's Articles of Incorporation restricts transfers of equity interests in Hibernia under certain circumstances. This restriction (the "Five-Percent Restriction") is intended to protect Hibernia from certain transfers of equity interests which could have a material adverse effect on Hibernia's ability to use certain tax benefits to reduce its taxable income. Under the Five-Percent Restriction, if, before December 29, 1995, a shareholder transfers or agrees to transfer Hibernia stock or stock equivalents, the transfer will be prohibited and void to the extent that it would result under applicable Federal income tax rules in the identification of a new "Five-percent shareholder" of Hibernia or an increase in the percentage stock ownership of any existing "Five-percent shareholder."

      The Five-Percent Restriction does not apply to any transfer which has been approved in advance by the Board of Directors of Hibernia, or which is made in compliance with exceptions established from time to time by resolution of the Board of Directors. The Board of Directors may withhold its approval of a transfer only if, in its judgment, the transfer may result in any limitation on the use by Hibernia of its net operating loss carryforwards or built-in tax losses or other tax attributes. The Board of Directors may adopt further resolutions exempting additional transfers from the Five-Percent Restriction.

      The Five-Percent Restriction may adversely affect the marketability of Hibernia Common Stock by discouraging potential investors from acquiring equity securities of Hibernia. However, since its adoption in September 1992, the Five-Percent Restriction does not appear to have had any such adverse affect on the marketability of Hibernia Common Stock.

     While the Five-Percent Restriction may have the effect of impeding a shareholder's attempt to acquire a significant or controlling interest in Hibernia, the purpose of the Five-Percent Restriction is to preserve the tax benefits of Hibernia's previous losses, not to insulate management from change. Management of Hibernia believes the tax benefits outweigh any anti-takeover impact of the Five-Percent Restriction. Any anti-takeover effect of the Five-Percent Restriction will end with the termination of the Five-Percent Restriction on December 29, 1995.

     Neither the Articles of Incorporation nor the Bylaws of First Continental contain any such restrictions on the transfer of equity interests in First Continental.

     Indemnification of Officers and Directors. Hibernia's Articles of Incorporation provide for indemnification of officers and directors of the company under the circumstances permitted by Louisiana law. This indemnification provision requires indemnification, except as prohibited by law, of officers and directors of Hibernia, or any of its wholly-owned subsidiaries, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (including any action by or in the right of Hibernia) by reason of the fact that the person served as an officer or director of Hibernia or one of its subsidiaries. Officers and directors may only be indemnified against expenses in cases brought by the officer or director against Hibernia if the action is a claim for indemnification, the officer or director prevails in the action, or indemnification is included in any settlement or is awarded by the court. The indemnification provision further requires Hibernia to advance defense costs to officers and directors in such suits and proceedings upon receipt of an undertaking to repay such expenses unless it is ultimately determined that the officer or director is entitled to indemnification as authorized by the Article.

     The Articles of Incorporation of First Continental provide that, subject to certain limitations, no director or officer of First Continental shall be liable to First Continental or to its shareholders for monetary damages for breach of his fiduciary duty as a director or officer and permit the indemnification of such persons by First Continental. First Continental has adopted indemnity agreements and Bylaw provisions establishing indemnification substantially similar to that in effect for directors and officers of Hibernia.

     Preferred Stock. The Board of Directors of Hibernia is authorized, without action of its shareholders, to issue preferred stock from time to time and to establish the designations, preferences and relative, optional or other special rights and qualifications, limitations and restrictions thereof, as well as to establish and fix variations in the relative rights as between holders of any one or more series of such preferred stock.
Hibernia currently does not have any issued and outstanding shares of preferred stock.

     The Articles of Incorporation of First Continental generally authorize the issuance, in one or more series, of 500,000 shares of Cumulative Preferred Stock, $1.00 par value, and establish a series of and designate 140,000 shares of Class A Cumulative Convertible Preferred Stock (heretofore defined in this Proxy Statement/ Prospectus as "Preferred Stock"). The Preferred Stock, which is the only series of Preferred Stock of First Continental outstanding, has certain rights and preferences that Common Stock of First Continental, as well as Hibernia Common Stock to be received in the Merger, do not.

     The holders of Preferred Stock of First Continental are entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, cumulative preferential dividends in cash, payable quarterly at the rate of $10.92 per annum. In the event that dividends payable with respect to the Preferred Stock have not been paid for eight or more cumulative quarters, any accumulated but unpaid dividends will thereafter bear interest at the prime rate (adjusted quarterly) established from time to time by Chase Manhattan Bank, New York, such interest to be payable at the time of payment of such dividends. So long as any shares of Preferred Stock are outstanding, First Continental may not pay or declare any cash dividends whatsoever on its Common Stock or any other class of stock (including any other series of preferred stock) ranking junior to the Preferred Stock unless (a) all dividends on the Preferred Stock of all series for all past dividend periods have been paid or (b) there is no default in respect of provision for the redemption or purchase of shares of Preferred Stock by any sinking fund or purchase fund or any such default has been waived by the holders of a majority of the outstanding shares of Preferred Stock.

     In the event of any liquidation, dissolution or winding up of the affairs of First Continental, then before any distribution or payment may be made to the holders of Common Stock and any other class of stock of First Continental ranking junior to the Preferred Stock in respect of dividends or distribution of assets upon liquidation, the holders of Preferred Stock are entitled to be paid in full $84 for each share of Preferred Stock plus a sum equal to
(a) accumulated and unpaid dividends thereon to the date of payment thereof and (b) accrued interest on any such unpaid dividends as provided for such Preferred Stock. After such payment is made in full to the holders of Preferred Stock, the remaining assets and funds of First Continental, if any, will be distributed among the holders of Common Stock and other class of stock of First Continental ranking junior to the Preferred Stock in respect of dividends or distribution of assets upon liquidation according to their respective rights.

     Holders of Preferred Stock have the option at any time to convert their shares of Preferred Stock into fully paid and nonassessable shares of Common Stock at the Conversion Ratio of
1.63 shares of Common Stock for each full share of Preferred Stock, and which Conversion Ratio may be adjusted from time to time upon Notice of Adjustment to holders of Preferred Stock to account for or make adjustment to reflect stock splits and stock dividends; consolidations, mergers, recapitalizations and sales of assets; and sales of shares of Common Stock for a consideration that would result in dilution based upon the then Current Market Price (as defined in the Articles of Incorporation) of such shares. No fractional shares of Common Stock are to be issued upon conversion of the Preferred Stock, and First Continental will pay a cash adjustment in respect of any fractional share based upon the Current Market Price of a share of Common Stock. All dividends accumulated and unpaid on such shares of Preferred Stock up to the dividend date immediately preceding surrender for conversion, together with any accrued interest thereon, constitute a debt of First Continental payable to the converting shareholder, and no dividend or other distribution may be declared, paid upon, set aside or made in respect of Common Stock until such debt is fully paid or sufficient funds set apart for the payment thereof.

     First Continental, at the option of the Board of Directors, may redeem the Preferred Stock upon notice to such shareholders at any time after June 30, 1994 at a price of $84 per share, together with an amount equal to (a) accumulated and unpaid dividends thereon and (b) any interest payable in respect of accumulated and unpaid dividends. In case of the redemption of only part of the Preferred Stock, such redemption will be made pro rata. If and so long as there exist any accumulated but unpaid dividends on the Preferred Stock or any accrued interest on such amounts, First Continental may not (a) redeem any shares of Preferred Stock unless all the then outstanding shares of Preferred Stock are redeemed, or
(b) purchase, retire or otherwise acquire for a consideration any shares of Preferred Stock except pro rata pursuant to offers of sale made by holders of Preferred Stock in response to an invitation for tenders given simultaneously by First Continental to all holders of record of the Preferred Stock.

     In general, changes in any of the designations, preferences, limitations and relative rights of the Preferred Stock may be made with the affirmative vote, at a meeting called for that purpose, or the written consent, with or without a meeting, of the holders of at least two-thirds of the then issued and outstanding shares of Preferred Stock (which class vote is in addition to other required approvals), provided that neither the rate of dividend nor the amount payable upon the redemption of, or in the event of voluntary or involuntary liquidation on, any shares of Preferred Stock may be reduced without the consent of all of the holders thereof. Except as provided above or as required by applicable law, the holders of Preferred Stock are not entitled to vote as a class on any matter, but vote together with the holders of Common Stock as a single class, except (a) regarding the election of two additional members of the Board of Directors if and so long as dividends payable on the Preferred Stock have not been paid for two or more consecutive quarters, whereupon such right may be exercised by the holders of Preferred Stock, voting as a class, and the holders of the Common Stock, voting as a class, will be entitled to elect the remaining directors and (b) if and whenever First Continental proposes to issue or reserve additional shares of Preferred Stock or any other class of preferred stock which are senior to or in parity with the Preferred Stock in any respect, in which event such issue or reservation must be approved (in addition to other required approvals) by the holders of two-thirds of the issued and outstanding Preferred Stock voting as a class.

Interests of Certain Persons in the Merger

     Indemnification of First Continental Directors. The terms of the Agreement include certain provisions that protect the officers and directors of First Continental and FNJ from and against liability for actions arising while they served in those capacities for First Continental and/or FNJ. The Agreement provides for indemnification of such persons to the same extent as they would have been indemnified under the Articles of Incorporation and Bylaws of Hibernia in effect on December 6, 1993, except that the Agreement limits Hibernia's aggregate liability for such indemnification to $12 million and requires each officer and director eligible for such indemnification to execute a joinder agreement in which such persons agree to cooperate with Hibernia in any litigation or proceeding giving rise to a claim of indemnification. The indemnification provisions of the Agreement do not apply to claims of which such persons were aware or should have been aware on or prior to the Closing Date as to which First Continental's or FNJ's director and officer liability insurance carrier was not notified prior to the Closing Date.

     Indemnification for Liabilities under the Securities Act. The Agreement also provides for indemnification of First Continental's officers, directors and certain affiliates from and against liability arising under the Securities Act or otherwise if such liability arises out of or is based on an untrue statement or omission of a material fact required to be stated therein or necessary to make the statements made therein not misleading. This indemnification does not apply to statements made in reliance on information furnished to Hibernia by First Continental for use in the Registration Statement, including this Proxy Statement/Prospectus.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Hibernia or First Continental pursuant to the foregoing arrangements, Hibernia and First Continental have been informed that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     Severance and Retention Benefits. Certain severance plans and retention agreements were adopted by FNJ in 1993 to encourage its employees and senior management to continue their employment with FNJ in the context of ongoing merger discussions between First Continental and certain non-affiliated financial institutions as described elsewhere herein. Pursuant to such severance plans and retention agreements, employees and senior management of FNJ (including executive officers of First Continental) will receive termination and retention benefits based upon years of service and/or level of compensation if they are terminated as a result of the Merger and if they remain in the employ of FNJ until the date of the Merger. If the Merger is consummated and the other conditions of the severance plan and retention agreement applicable to senior management are satisfied, each of the executive officers of First Continental will receive severance benefits equal to between 12 and 18 months of such officer's total compensation on a monthly basis for 1993 based upon his years of service with FNJ and an additional retention payment equal to such officer's total compensation for 1993.

     Redemption of the Debentures and Class A Notes. Certain directors, executive officers and/or principal shareholders of First Continental (i) are directors, executive officers and/or principal shareholders of certain financial institutions that collectively own $4,000,000 principal amount of the Debentures; and
(ii) own directly, or through certain partnerships, approximately $420,000 face amount of the Class A Notes. Upon consummation of the Merger, the Debentures and Class A Notes will be redeemed pursuant to the Agreement and the aforesaid holders of such securities will receive their pro-rata share of the proceeds of such redemptions, including principal, accrued and unpaid interest, and premium, if any, and, in the case of the Class A Notes, their Cash Premium or shares of Common Stock pursuant to the related Share Option, all on the same basis as non-affiliated holders of such securities. See "PROPOSED MERGER -- Redemption of Mandatory Convertible Subordinated Debentures" and "-- Redemption of Class A Notes and Class B Notes."

Material Tax Consequences

     The following is a summary description of the material tax consequences of the Merger. It is not intended to be a complete description of the federal income tax consequences of the Merger. Tax laws are complex, and each shareholder's individual circumstances may affect the tax consequences to such shareholder. Each shareholder is therefore urged to consult a tax advisor regarding the tax consequences of the Merger to him or her.

     Consummation of the Merger is conditioned upon the receipt of an opinion to the effects, among others, that the Merger, when consummated in accordance with the terms of the Agreement, will constitute a reorganization within the meaning of Section 368(a) of the Code. See "PROPOSED MERGER -- Representations and Warranties; Conditions to the Merger; Waiver."

     If the Merger constitutes a reorganization within the meaning of Section 368 of the Code: (i) no gain or loss will be recognized by First Continental, Hibernia, FNJ or HNB by reason of the Merger;
(ii) Hibernia will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of First Contiental as of the date of transfer, and any deficit in the earnings and profits of Hibernia or First Continental will be used only to offset the earning and profits accumulated after the date of transfer; (iii) a holder of Common Stock or Preferred Stock of First Continental, irrespective of their holdings of any Class A or Class B Notes or Debentures, will recognize no gain or loss for federal income tax purposes to the extent Hibernia Common Stock is received in the Merger in exchange for Common Stock or Preferred Stock; (iv) the tax basis in the Hibernia Common Stock received by a holder of Common Stock will be the same as the tax basis in the Common Stock surrendered in exchange therefor; and (v) the holding period, for federal income tax purposes, for Hibernia Common Stock received in exchange for Common Stock or Preferred Stock will include the period during which the shareholder held the Common Stock or Preferred Stock surrendered in the exchange, provided that the Common Stock was held as a capital asset on the Effective Date.

     In addition, the gain, if any, realized by the holders of Preferred Stock (including those who may also own Common Stock) upon the receipt of cash, in addition to Hibernia Common Stock, in exchange for their shares of Preferred Stock will be recognized, but in an amount not to exceed the amount of the cash received by the shareholders. If the exchange has the effect of the distribution of a dividend (determined by applying Section 302 of the Code and the attribution rules of Section 318 of the Code), then the amount of the gain recognized that is not in excess of the First Continenetal shareholder's ratable share of undistributed earnings and profits will be treated as a dividend. The determination of whether the gain has the effect of the distribution of a dividend will be made in accordance with the principles of Clark v. CIR, 489 US 726 (1989), and such gain will generally be treated as gain from the exchange of property, if one of the tests enumerated in Section 302(b) of the Code is satisfied. No loss will be recognized on the exchange pursuant to Section 356(c) of the Code.

     The redemption premium received by the Debenture holders will be recognized and taxed to the Debenture holders as oridnary income.

     Cash received by a dissenting shareholder of First Continental in exchange for his or her Common Stock and Preferred Stock will be treated as having been received by such shareholder as a distribution in redemption of his or her stock, subject to the provisions and limitations of Section 302 of the Code. If, as a result of such distribution, a shareholder owns no stock either directly or through the application of Section 318(a) of the Code, the redemption will be a complete termination of interest within the meaning of Section 302(b)(3) of the Code and such cash will be treated as a distribution in full payment in exchange for his or her stock, as provided by Section 302(a) of the Code.

     Any Cash Premium received by the holders of Class A Notes will be included in taxable income as interest to the extent that it has not been previously included as original issue discount under the provisions of Section 1272 of the Code. Stock received in lieu of the Cash Premium as a result of the exercise of the Share Option (as described in Section 311 of the Indenture) by the holders of Class A Notes may be treated as contingent interest on the Class A Notes. As such, it would be taxable when the amount is fixed to the extent that it exceeds the Cash Premium already included in taxable income. Alternatively, stock received in lieu of the Cash Premium could be considered received in exchange for the right to receive cash. As such, the receipt of stock would be non-taxable to the extent that the Cash Premium has been accrued into taxable income. As a third alternative, if the Class A Notes were treated as investment units at the time they were issued, there would be no gain or loss to the Class A Note holder on exercise of the Share Option to acquire the stock. The amount of the Cash Premium, whether received or not, would be included in income to the extent it has not already been accrued as original issue discount. Class A Note holders should consult their tax advisors as to the proper treatment of this item.

     Cash received in lieu of fractional shares of Hibernia Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by Hibernia. These cash payments may result in the recognition of gain or loss, depending upon the shareholder's basis in the shares of Common Stock or Preferred Stock exchanged. Any gain or loss recognized will generally be a capital gain or loss if the Common Stock or Preferred Stock held by the shareolder was a capital asset.

     The Louisiana income tax treatment to the shareholders of First Continental will be substantially the same as the federal income tax treatment described above. Shareholders of First Continental residing in states other than Louisiana are urged to consult their tax advisors regarding the state income tax consequences of the Merger to them.

     The parties will receive the opinion of Ernst & Young, certified public accountants, to the effect that, if consummated in accordance with its terms and certain representations of the parties, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and will therefore have the tax consequences to the parties and their affiliates, the holders of Common Stock, Preferred Stock, the Class A Notes and the Debentures described herein. The form of opinion of Ernst & Young is attached hereto as Appendix F and is based upon certain representations and assumptions described therein. Shareholders of First Continental are urged to review the full text of the opinion of Ernst & Young attached hereto as Appendix F and to consult their own tax advisors with regard to the tax consequences of the Merger to them.

Resale of Hibernia Common Stock

     The shares of Hibernia Common Stock issuable to shareholders of First Continental upon consummation of the Merger have been registered under the Securities Act. It is a condition to closing of the Merger that all shares of Hibernia Common Stock issued in connection with the Merger be approved for listing, upon official notice of issuance, on the NYSE. Such shares may be traded freely by those shareholders not deemed to be affiliates of First Continental for purposes of Rule 145(c) or Rule 144 (as applicable) under the Securities Act. The term "affiliate" generally means each person who controls, or is a member of a group that controls, or who is under common control with, First Continental.

     Hibernia Common Stock received and beneficially owned by those shareholders who are deemed to be affiliates of First Continental may be resold without registration as provided by Rule 145, or as otherwise permitted, under the Securities Act. Such affiliates, provided they are not affiliates of Hibernia Corporation, may publicly resell Hibernia Common Stock received by them in the Merger subject to certain limitations, principally as to the manner of sale, during the two years following the Effective Date. After the two-year period, such affiliates may resell their shares without restriction. In addition, shares of Hibernia Common Stock issued to affiliates of First Continental in the Merger will not be transferable until financial statements pertaining to at least 30 days of post-Merger combined operations of Hibernia and First Continental have been published, in order to satisfy certain requirements of the Commission relating to pooling-of-interests accounting treatment.

     The Agreement provides that First Continental will use its best efforts to identify those persons who may be deemed to be affiliates of First Continental and to cause each person so identified to deliver to Hibernia a written agreement providing that such person will not dispose of Common Stock of First Continental prior to the vote on the Agreement and related Merger except in certain limited circumstances or Hibernia Common Stock received in the Merger except in compliance with the Securities Act, the rules and regulations promulgated thereunder and the Commission's rules relating to pooling-of-interests accounting treatment.

Rights of Dissenting Shareholders

     Each First Continental shareholder who objects to the Merger is entitled to the rights and remedies of dissenting shareholders provided in Louisiana Revised Statutes Section 12:131 of the LBCL, a copy of which is set forth as Appendix E hereto.

     Section 131 provides that shareholders of Louisiana corporations who vote against a merger have the right to dissent if the merger is authorized by less than 80% of the total voting power of the corporation. In order to so dissent, the shareholder must file with the corporation a written objection to the merger, which objection must be filed with the corporation prior to or at the meeting at which the vote is taken. In addition, the shareholder must vote against the merger at the meeting. If the merger is approved by less than 80% of the total voting power of the corporation, the corporation must provide by registered mail notice of such vote to shareholders who filed a written objection and voted against the merger. A dissenting shareholder must then file with the company a written demand for the fair cash value of his shares as of the date before the vote was taken. The demand must be made within twenty days of the mailing of the notice from the corporation and must include the fair value being requested by the dissenting shareholder. The shareholder must also include in the demand a post office address to which the corporation's reply may be sent and must deposit his shares in escrow at a bank, duly endorsed and transferred to the corporation on the sole condition that the fair value be paid. If the corporation does not agree with the fair value requested by the dissenting shareholder, it must notify the shareholder within twenty days after receipt of the shareholder's demand and state in such notice the value it is willing to pay for the shares. If a disagreement continues over the fair value, the LBCL provides a method for determination of fair value by a district court in the parish in which the corporation (if it still exists) or the merged corporation has its registered office.

     The amount received by a dissenting shareholder may be more or less than, or equal to, the value of the Hibernia Common Stock ( and, in the case of the Preferred Stock, cash) received by other
First Continental shareholders in the Merger.

     Shareholders who file a demand for payment of fair value cease to have any rights as shareholders of the corporation thereafter. Also, shareholders may withdraw their demand at any time before the corporation gives notice of disagreement. Withdrawal of a demand thereafter requires the written consent of the corporation in order to be effective.

     Each step must be taken in strict compliance with the applicable provisions of the statute in order for holders of First Continental Common Stock or Preferred Stock to perfect dissenters' rights. Shareholders of First Continental will lose their right to dissent from the Merger unless they both (i) file with First Continental a written objection to the Agreement and the Merger prior to or at the Special Meeting and (ii) vote their shares (in person or by proxy) against the Agreement at the Special Meeting.

Dividend Reinvestment Plan

     Hibernia Corporation maintains a Dividend Reinvestment Plan through which shareholders of Hibernia who participate in the plan may reinvest dividends in Hibernia Common Stock. Shares are purchased for participants in the plan at their market value as determined by the market price of the stock as listed on the NYSE. The plan also permits participants to purchase additional shares with cash at the then-current market price. All shares purchased through the plan are held in a separate account for each participant maintained by Hibernia's transfer agent. Shareholders who participate in the Dividend Reinvestment Plan purchase shares through the plan without paying brokerage commissions or other costs ordinarily associated with open market purchases of stock.
It is anticipated that the Dividend Reinvestment Plan will continue after the Effective Date and that shareholders of First Continental who become shareholders of Hibernia will have the same opportunity to participate in the plan as other shareholders of Hibernia.

Accounting Treatment

     Consummation of the Merger is conditioned on pooling-of-interests accounting for this transaction. In order for the Merger to qualify for pooling-of-interests accounting treatment, 90% or more of the outstanding Common Stock and Preferred Stock must be exchanged for Hibernia Common Stock. If holders of more than 10% in the aggregate of the outstanding Common Stock and Preferred Stock exercise and perfect dissenters' rights, the Merger will not qualify for pooling-of-interests accounting. Also, in order for the pooling-of-interests accounting method to apply, "affiliates" of First Continental cannot reduce their holdings of Hibernia Common Stock received in the Merger for a period ending upon the publication of at least 30 days of post-Merger combined operations of First Continental and Hibernia. Persons believed by First Continental to be "affiliates" have agreed to comply with these restrictions. First Continental has agreed to use its best efforts to permit the transaction to be accounted for as a pooling-of-interests.

                CERTAIN REGULATORY CONSIDERATIONS

General

     As a bank holding company, Hibernia is subject to the regulation and supervision of the Federal Reserve Board. Under the BHCA, bank holding companies may not directly or indirectly acquire the ownership or control of more than 5% of the voting shares or substantially all of the assets of any company, including a bank, without the prior approval of the Federal Reserve Board. In addition, bank holding companies are generally prohibited from engaging under the BHCA in nonbanking activities, subject to certain exceptions.

     Hibernia's banking subsidiary, Hibernia National Bank, is subject to supervision and examination by applicable federal and state banking agencies. HNB is a national banking association subject to the regulation and supervision of the OCC. HNB is also subject to various requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon and limitations on the types of investments that may be made and the types of services that may be offered. Various consumer laws and regulations also affect the operations of HNB. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.

Payment of Dividends

     Hibernia has substantial capital in excess of its needs for capital. Consequently, although Hibernia would ordinarily depend upon payment of dividends by HNB in order to pay dividends to its shareholders, it does not currently depend upon HNB dividends for the sources of its dividends to shareholders. In the event its capital position changes or management determines to preserve holding company capital for other purposes, Hibernia would derive substantially all of its income from the payment of dividends by HNB, and its ability to pay dividends would be affected by the ability of HNB to pay dividends. HNB is subject to various statutory restrictions on its ability to pay dividends to Hibernia. Under such restrictions, the amount available for payment of dividends to Hibernia by HNB was approximately $__ million at December, 1993. In addition, the OCC has the authority to prohibit any national bank from engaging in an unsafe or unsound practice, and the OCC has indicated its view that it generally would be an unsafe and unsound practice to pay dividends except out of current operating earnings. The ability of HNB to pay dividends in the future is presently, and could be further, influenced by bank regulatory policies or agreements and by capital guidelines. Additional information in this regard is contained in documents incorporated by reference herein. See "AVAILABLE INFORMATION."

     In addition, consistent with its policy regarding bank holding companies serving as a source of strength for their subsidiary banks, the Federal Reserve Board has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common stockholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears to be consistent with the holding company's capital needs, asset quality and overall financial conditions.

Restrictions on Extensions of Credit

     HNB is subject to restrictions imposed by federal law on the ability of any national bank to extend credit to affiliates, including Hibernia, to purchase the assets thereof, to issue a guarantee, acceptance or letter of credit on their behalf (including an endorsement or standby letter of credit) or to purchase or invest in the stock or securities thereof or to take such stock or securities as collateral for loans to any borrower. Such extensions of credit and issuances generally must be secured by eligible collateral and are generally limited to 15% of HNB's capital and surplus.


        CERTAIN INFORMATION CONCERNING FIRST CONTINENTAL

Principal Business

     First Continental was organized on November 4, 1981, as a business corporation under the laws of the State of Louisiana to acquire First National Bank of Jefferson Parish ("FNJ"), Gretna, Louisiana, and Continental Bank ("Continental"), Harvey, Louisiana, and to engage in activities related to the operation of a bank holding company. Pursuant to a plan of reorganization that was consummated on June 30, 1982, First Continental acquired 100% of the capital stock of each of FNJ and Continental, which were simultaneously merged with FNJ as the surviving bank, and became a one-bank holding company subject to regulation under the BHCA. At December 31, 1993, First Continental had total consolidated assets of approximately $400 million and FNJ had total consolidated deposits of approximately $345 million. First Continental's executive offices are located at 201 Huey P. Long Avenue, Gretna, Louisiana 70053.

     FNJ, which is the principal subsidiary of First Continental, is a full service commercial bank offering a comprehensive range of banking services to businesses, industry, public and governmental organizations and individuals at its main office and eight other banking offices located in Jefferson Parish, Louisiana. FNJ offers its customers a variety of banking services, including checking, savings, NOW and money market accounts, certificates of deposit, safe deposit facilities, trust services and personal and installment loans. FNJ also offers short-term loans for working capital purposes, term loans for fixed assets and expansion needs, and other commercial loans tailored to the needs of its business customers. In response to current market conditions, FNJ has focused its lending activities on small commercial loans, including start-up capital and working capital loans, and on real estate and consumer loans to individuals. FNJ believes that the penetration of these markets is necessary to compete with the larger banking institutions in FNJ's market area, to diversify its loan portfolio and to reduce the risk of making large commercial loans in the current economy. FNJ's deposits are insured by the Federal Deposit Insurance Corporation ("FDIC").

     In accordance with the terms of a Formal Agreement between the OCC and FNJ, FNJ has submitted a capital plan to the OCC describing how FNJ intends to augment its capital and capital ratios, which had fallen below minimum regulatory levels. Moreover, First Continental has submitted a capital plan to the Federal Reserve Board that would bring its capital to a satisfactory level. In the capital plan submitted to the OCC, FNJ has forecast little or no asset growth over the next three years. For additional information regarding agreements between FNJ and the OCC and between First Continental and the Federal Reserve Board prohibiting the payment of dividends by FNJ to First Continental without OCC approval and by First Continental to its shareholders without Federal Reserve Board approval, respectively, as well as First Continental's suspension of the payment of dividends on Preferred Stock and interest on the $6,000,000 principal amount of Debentures issued by First Continental in November 1986, see "Market Prices and Dividends" and "First Continental Management's Discussion and Analysis -- Regulatory Issues, Capital and Dividend Restrictions" and "-- Liquidity and Capital Resources" below.

Supervision and Regulation

     First Continental. First Continental is a bank holding company subject to the BHCA, and to supervision by the Federal Reserve Board. As a bank holding company, First Continental is required to file an annual report with the Federal Reserve Board and such additional information as the Federal Reserve Board may require pursuant to the BHCA. The Federal Reserve Board may also make examinations of First Continental and its subsidiary. The BHCA requires that the Federal Reserve Board approve the acquisition by a bank holding company of direct of indirect control of more than 5% of the voting stock or the acquisition of control of any bank or other bank holding company. It also prohibits the Federal Reserve Board from approving an application from a bank holding company to acquire any such interest in any bank or bank holding company located in a state other than the state in which the operations of the holding company's banking subsidiary are principally conducted unless the statutory laws of the state in which such other bank or bank holding company is located expressly authorize such acquisition. For additional information on expansion powers of bank holding companies, see "Competition" hereafter.

     The BHCA also prohibits a bank holding company, with certain limited exceptions, from engaging in or acquiring direct or indirect interest in or control of any company that is engaged in non-banking activities. The principal exception to this rule allows the acquisition of interests in companies engaging in activities that are found by the Federal Reserve Board, by order or regulation, to be so closely related to banking or managing or controlling banks as to be properly incident thereto. In determining whether a particular non-banking activity is properly incident to banking or the management or control of banks, the Federal Reserve Board must consider whether its performance by an affiliate of a holding company can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition or gains in efficiency that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices.

     The Federal Reserve Board has adopted regulations implementing the provisions of the BHCA with respect to the non-banking activities of bank holding companies. Such regulations reflect a determination by the Federal Reserve Board that certain specified activities are permissible for a bank holding company. Although a particular non-banking activity may be permitted under the BHCA, the Federal Reserve Board is authorized to require a holding company to terminate that activity, or divest itself of any non-banking subsidiary, if in the Federal Reserve Board's judgment the activity or subsidiaries would be unsound. An activity not listed in the regulation may be engaged in if, upon application, the Federal Reserve Board determines that the activity meets the criteria described in the preceding paragraph. In each case, a bank holding company must secure the approval of the Federal Reserve Board prior to engaging in any of these activities.

     Under the BHCA and the Federal Reserve Board's regulations, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or provision of any property or services.

     Under the FDIC Improvement Act of 1991, if a bank's capital declines below a level to be specified by the appropriate bank regulatory agencies, the bank would be required to produce a plan detailing how it would rebuild its capital. The law requires the bank holding company of such a bank to guarantee that bank's compliance with the plan. Generally, banks would raise needed capital by measures such as selling assets or stock. If those steps were to prove inadequate, such law requires the bank's holding company to contribute capital to its subsidiary or suffer certain adverse consequences. The bank holding company's obligation is limited to the lesser of 5% of the holding company's total assets or the full amount needed to bring the bank into compliance with the capital plan. Under this Act, First Continental may be required to guarantee FNJ's compliance with the terms of any capital plan submitted to the OCC.

     FNJ. FNJ is a national banking association subject to the National Bank Act and to regulation and regular examination by the OCC and the Federal Reserve Board. Federal and state laws and regulations of general application to banks have the effect, among others, of regulating the scope of FNJ's business, investments, cash reserves, the purpose and nature of and collateral for its loans, and the interest rates that it pays on certain deposits.

     With certain exceptions, FNJ is restricted by Sections 22, 23A and 23B of the Federal Reserve Act from extending credit or making loans to or investment in First Continental and certain other affiliates as defined in the Federal Reserve Act. Such transactions between FNJ and any such affiliate are limited in amount to 10% of FNJ's capital and surplus per affiliate and in the aggregate with respect to all transactions to 20% of FNJ's capital and surplus. Furthermore, loans and extensions of credit are subject to various collateral requirements.

     The monetary policies of regulatory authorities, including the Federal Reserve Board, have a significant effect on the operating results of bank holding companies and their subsidiary banks. The Federal Reserve Board regulates the national supply of bank credit. Among the means available to the Federal Reserve Board to regulate the monetary supply are open market operations in U.S. government securities, changes in the discount rate on member bank loans and limitations on the interest rates that member banks may pay on savings deposits. The Federal Reserve Board uses these means in varying combinations to influence overall growth and distribution of bank loans, changes in reserve requirements, investments and deposits. The nature of future monetary policies and the effect of such policies on the future business and earnings of First Continental and FNJ cannot be predicted.

Competition

     FNJ's general market area is the Greater New Orleans
Metropolitan Area, which has an approximate population of 1,200,000 and in which there are numerous banks and other financial institutions. FNJ's primary market area, Jefferson Parish, has a current population of approximately 500,000.

     Competition among banks for loan customers is generally governed by such factors as loan terms, including interest charges, restrictions on borrowers and compensating balances, and other services offered by such banks. FNJ competes with numerous other commercial banks, savings and loan associations and credit unions for customer deposits, as well as with a broad range of financial institutions in consumer and commercial lending activities. In addition to thrift institutions, other businesses in the financial services industry compete with FNJ for retail and commercial deposit funds and for retail and commercial loan business. Competition for loans and deposits is intense among the financial institutions in the area.

     All national banks domiciled in Louisiana are permitted to establish branches on a statewide basis because state law permits state banks to establish statewide branches. Louisiana's banking law also permits bank holding companies domiciled in any other state to acquire Louisiana banks and bank holding companies, if the state in which the bank holding company is domiciled grants reciprocal rights to Louisiana banks and bank holding companies.

     At present, several holding companies with greater resources than those of First Continental have acquired banks or established branches in First Continental's market area and are continuing to do so. The size of these institutions allows certain economies of scale that permit their operation on a narrower profit margin than would be appropriate for First Continental or FNJ. FNJ has also experienced some competitive pressure on those interest rates that it is able to charge on its new loans. The impact of these competitive pressures has been intensified recently by the relative lack of quality loan demand in FNJ's market area.

Seasonality of Business and Customers

     FNJ's deposits represent a cross-section of the area's economy and there is no material concentration of deposits from any single customer or group of customers. No significant portion of FNJ's loans is concentrated within a single industry or group of related industries. Historically, the business of FNJ has not been seasonal in nature and management of FNJ does not anticipate any seasonal trends in the future. FNJ does not rely on foreign sources of funds or income.

Employees

     As of the date of this Proxy Statement/Prospectus First
Continental and FNJ have, in the aggregate, approximately 233 full-time equivalent employees. None of such employees are represented by labor unions. Management of First Continental considers its relationship with its employees to be good.

Property

     The executive office of First Continental and FNJ, located at 201 Huey P. Long Avenue, Gretna, Louisiana, is owned by FNJ and is not subject to a mortgage. In addition, FNJ has eight branch offices in Jefferson Parish, Louisiana, four of which are located on leased premises under leases that expire on various dates through 2001. First Continental has the option to renew two of these leases for two 10-year periods. The remaining four branch offices, and the premises on which they are located, are owned by FNJ and are not subject to mortgages.

Legal Proceedings

     First Continental and FNJ normally are parties to and have pending routine litigation arising from their regular business activities of furnishing financial services, including providing credit and collecting secured and unsecured indebtedness. In some instances, such litigation involves claims or counterclaims against First Continental and FNJ, or either of them. As of December 31, 1993, First Continental and FNJ did not have any litigation pending other than ordinary routine litigation incidental to their business that was not material in amount in respect of First Continental's assets on a consolidated basis.

Market Prices and Dividends

     Market Prices. There is no established public trading market for the Common Stock. The Common Stock is not traded on any exchange and is not quoted on the automated system of a registered securities association.

     At May __, 1994, there were 1,132 shareholders of record of Common Stock.

     Cash Dividends. First Continental did not pay any cash dividends on its Common Stock during the last two years.

     The Preferred Stock accumulates dividends at an annual rate of $10.92 per share. First Continental has not declared a dividend on its Preferred Stock since 1986 and does not anticipate declaring a dividend on its Preferred Stock in the foreseeable future. At December 31, 1993, the amount of accumulated dividends on the Preferred Stock was $10.4 million. Interest on the unpaid dividends began to accrue as of January 1, 1989 at The Chase Manhattan Bank, N. A. prime rate adjusted quarterly. That rate was 6% at December 31, 1993, and accrued interest was approximately $2.5 million as of December 31, 1993. First Continental may not pay a cash dividend in respect of its Common Stock until all accumulated dividends and interest thereon in respect of its Preferred Stock have been paid.

     The National Bank Act requires approval of the OCC for the payment of any dividend by FNJ if the total of all dividends, including any proposed dividend, declared by the Board of Directors of FNJ in any calendar year exceeds the sum of the net profits and retained net profits, as defined by the OCC, for the current year plus the preceding two years, less any required transfers to surplus. Federal bank regulatory authorities also have the power under the Financial Institutions Supervisory Act to prohibit a bank from engaging in an unsafe or unsound practice. The payment of a dividend by a bank could, depending on the financial condition of the bank and other factors, be deemed an unsafe or unsound practice. For additional information relating to restrictions on the payment of dividends by FNJ, see Note 2 to First Continental's Consolidated Financial Statements.

     The ability of First Continental to pay dividends to its shareholders in the future is dependent upon the ability of FNJ to pay dividends to it. FNJ is prohibited from paying dividends without OCC approval under the terms of an amended Formal Agreement between FNJ and the OCC. Moreover, First Continental has agreed that it will not pay dividends to its shareholders without the prior written approval of the Federal Reserve Board. For additional information, see "First Continental Management's Discussion and Analysis" and Note 2 to First Continental's Consolidated Financial Statements included elsewhere herein.

Security Ownership of Principal Shareholders and Management

     Ownership of Principal Shareholders. The following table sets forth as of January 31, 1994, the only persons known to First Continental to own beneficially (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, more than five percent of any class of the outstanding voting securities of First Continental. Unless otherwise indicated, all shares indicated as beneficially owned are held with sole voting and investment power.

                                 Amount and Nature
Name and Address of   Class      of Beneficial        Percent
Beneficial Owner      of Stock   Ownership            of Class(1)

Linda Marie Perry     Common         208,607(2)(3)      9.8%
  Arceneaux           Preferred         ---              *
#9 Wren Road
Covington, LA 70433

Gerald H. Smith       Common         525,754(3)(4)(5)  24.7%
1825 Blaock           Preferred          203(4)          *
Houston, TX 77055

R. Preston Wailes     Common         221,577(3)(6)     10.4%
1528 Nashville Ave.   Preferred          223             *
New Orleans, LA 70115

Estate of W. Richard  Common          32,646(6)(7)     1.53%
  White               Preferred       12,413           9.1%
920 Huey P. Long Ave.
Gretna, LA 70054
_________________________
* Indicates ownership of less than 1% of the total shares outstanding of the class.

(1) The percentages shown in this column are the percentages of each class of voting securities beneficially owned by the named individuals. Ms. Arceneaux beneficially owns voting stock representing 8.9% of the total voting power; Gerald H. Smith TTEE Elizabeth Smith, 4.0%, Mr. Gerald Smith, 18.3%; Mr. Wailes, 9.4%; and the Estate of Mr. White, 1.4%.

(2) Includes 161,000 shares of Common Stock in seven equal lots of 23,000 shares held of record by Linda Marie Perry Arceneaux, Usufructuary for Victoria Renee Trahan-Arceneaux Armijo, Charisse Marie Arceneaux Webb, Randal Chris Arceneaux, Jami Trahan Brown, Greg Thomas Arceneaux, Catherine Michelle Arceneaux Hetzel, and Anna Christine Arceneaux Miller, and 23,000 shares of Common Stock held of record by Jonathan Adam Arceneaux Trust, Linda Marie Perry Arceneaux, Trustee. Does not include 9,688 shares of Common Stock beneficially owned by Ms. Arceneaux's spouse, Elton A. Arceneaux, Jr., as to which Ms. Arceneaux disclaims beneficial ownership.

(3) Does not include certain shares of Common Stock issuable upon the conversion of $4,000,000 principal amount of the Debentures or an aggregate of 10,193 shares of Common Stock owned of record by certain financial institutions of which Messrs. Arceneaux, Smith and Wailes are directors, executive officers and/or principal shareholders, and as to which such persons disclaim beneficial ownership.

(4) Includes 270 shares of Common Stock that Mr. Gerald Smith has the right to acquire upon conversion of the Preferred Stock that he owns.

(5) Includes 94,604 shares of Common Stock and 37 shares of Preferred Stock, equal to 60 shares of Common Stock upon conversion, held of record by Gerald H. Smith TTEE Elizabeth Smith as to which Gerald Smith has sole voting and investment power.

(6) Includes 363 shares of Common Stock that Mr. Wailes has the right to acquire upon conversion of the Preferred Stock that he owns.

(7) Includes 20,233 shares of Common Stock that the Estate of Mr. White has the right to acquire upon conversion of the Preferred Stock that it controls.

     Stock Ownership of Management. The following table sets forth as of January 31, 1994 certain information relating to the beneficial ownership (within the meaning of Rule 13d-3), direct and indirect, of shares of outstanding voting securities of First Continental by each director of First Continental and by all directors and executive officers of First Continental as a group. Unless otherwise indicated, the shares shown as beneficially owned are held with sole voting and investment power.

                                 Amount and Nature
Name of               Class      of Beneficial        Percent
Beneficial Owner      of Stock   Ownership            of Class(1)

Elton A. Arceneaux,   Common         9,688(2)(3)          *
  Jr.                 Preferred        256                *

R. Preston Wailes     Common       221,577(3)(4)        10.4%
                      Preferred        223                *

Edward J. Bourgeois   Common         1,315(5)             *
                      Preferred        500                *

John H. Laing         Common         3,695(3)(6)          *
                      Preferred       ---                 *

U. J. Prevost         Common        38,057(3)(7)         1.8%
                      Preferred       ---                 *

All directors and     Common       270,942(3)(8)        12.7%
executive officers    Preferred        979                *
as a group
(8 persons)

_________________________
* Indicates ownership of less than 1% of the total shares outstanding of the class.

(1) The percentages shown in this column are the percentages of each class of voting securities beneficially owned by the named individuals. Mr. Arceneaux beneficially owns shares of Common Stock and shares of Preferred Stock collectively representing .41% of the total voting power; Mr. Wailes, 9.4; Mr. Bourgeois, .06%; Mr. Laing, .09%, Mr. Prevost, 1.5%; and all directors and executive officers as a group, 11.5%.

(2) Includes 417 shares of Common Stock that Mr. Arceneaux has the right to acquire upon conversion of the Preferred Stock that he owns. Does not include 24,607 shares of Common Stock owned by Mr. Arceneaux's wife, 161,000 shares of Common Stock in seven equal lots of 23,000 shares held of record by his wife, Linda Marie Perry Arceneaux, Usufructuary for Victoria Renee Trahan-Arceneaux Armijo, Charisse Marie Arceneaux Webb, Randal Chris Arceneaux, Jami Trahan Brown, Greg Thomas Arceneaux, Catherine Michelle Arceneaux Hetzel, and Anna Christine Arceneaux Miller, and 23,000 shares of Common Stock held of record by Jonathan Adam Arceneaux Trust, Linda Marie Perry Arceneaux, Trustee, as to all of which shares Mr. Arceneaux disclaims beneficial ownership.

(3) Does not include certain shares of Common Stock issuable upon the conversion of $4,000,000 principal amount of the Debentures or an aggregate of 10,173 shares of Common Stock owned of record by certain financial institutions of which Messrs. Arceneaux, Wailes, Laing and Prevost are directors, executive officers and/or principal shareholders, and as to which such persons disclaim beneficial ownership.

(4) Includes 363 shares of Common Stock that Mr. Wailes has the right to acquire upon conversion of the Preferred Stock that he owns.

(5) Includes 815 shares of Common Stock that Mr. Bourgeois has the right to acquire upon conversion of the Preferred Stock that he owns.

(6) Includes 1,695 shares of Common Stock owned of record by Progressive Bank and Trust Company, of which Mr. Laing is
     President and Chief Executive Officer.

(7) Includes 1,695 shares of Common Stock owned of record by Raynes State Bank, of which Mr. Prevost is President and Chief Executive Officer.

(8) Includes 1,595 shares of Common Stock that such persons have the right to acquire upon conversion of the Preferred Stock that they own.




First Continental Management's Discussion and Analysis of Financial Condition and Results of Operations

     Management's discussion and analysis of financial condition and results of operations should be read in conjunction with First Continental's Consolidated Financial Statements and Notes thereto included elsewhere herein.

Recent Developments

     On December 4, 1993, First Continental and Hibernia entered into the Agreement pursuant to which First Continental would merge with and into Hibernia and each outstanding share of Preferred Stock would be converted into and become exchangeable for a combination of cash and Hibernia Common Stock with an aggregate value of approximately $122 per share (as of June 30, 1994) and each outstanding share of Common Stock would be converted into and become exchangeable for 1.4 to 2 shares of Hibernia Common Stock, depending on the price of Hibernia Common Stock prior to closing, valued at $12 per share. All outstanding Senior Notes and Debentures of First Continental will be redeemed for the principal amount thereof, plus accrued and unpaid interest, and premiums, if any. The Merger is subject, among other things, to receipt of regulatory and shareholder approvals, and is currently expected to be completed during the second or third quarter of 1994.

Results of Operations

     First Continental reported income (loss) before income taxes, extraordinary items and cumulative effect of accounting change of $2,070,000 in 1993, $682,000 in 1992, and ($839,000) in 1991. In
1993, the result of the cumulative effect of accounting change for the adoption of SFAS 109, "Accounting for Income Taxes," was an increase in net income of $2,622,000 resulting in net income of $3,640,000. In 1992, First Continental reported an increase in net income due to an extraordinary gain on extinguishment of debt, net of tax, of $11,345,000 and utilization of net operating loss carryforward of $5,996,000, resulting in net income of $17,791,000. The improved operating results in 1993 are attributable to significant improvements in asset quality, continuing efforts to improve operating efficiency, a slowly improving economy and a stabilization of the net interest margin.

     Net Interest Margin. The net interest margin as a percentage of average earning assets, is affected by First Continental's net interest spread (yield on earning assets minus interest on interest-bearing liabilities), the level of interest rates and associated money market spreads, the amount of non-performing assets and the percentage of non-interest-bearing funds supporting earning assets. The net interest margin of 5.2% in 1993 compares to 5.3% in 1992 and 4.2% in 1991 (see table below). The 10 basis-point decrease in 1993 is primarily the result of a decrease in the interest rate spread as funds from maturities and prepayments of securities and loans were reinvested in similar instruments at lower yields. In addition, First Continental issued Senior Notes in November 1992, the proceeds of which were used to settle prior debt at an increase in the interest rate. The increase in the margin in 1992 compared to 1991 was primarily due to the impact of significantly wider interest rate spreads which resulted from rate-sensitive liabilities repricing faster than rate-sensitive assets during the declining market rate period from 1991 to 1992.

     The net interest margin is expected to decline somewhat in 1994 as funds received from maturities and prepayments of securities and loans are reinvested in similar instruments at lower yields in the current low-rate environment, while no further significant declines are expected in funding costs.

                                AVERAGE BALANCES AND INTEREST RATES
                                       (Dollars in thousands)
                                1993                             1992                              1991
                    Balance    Interest    Rate     Balance     Interest     Rate     Balance     Interest     Rate


ASSETS
ASSETS
Interest-bearing
 deposits in banks  $      -  $      -      0.0%    $      -     $     -      0.0%     $     94     $     8    8.5%
Investment
 securities:
  Taxable            112,808     6,910      6.1%     100,645       7,017      7.0%       70,839       5,861    8.3%
  Non-Taxable (1)        245        13      5.3%          18           2     11.1%           57           6   10.5%
   Total Investment
    Securities       113,053     6,923      6.1%     100,663       7,019      7.0%       70,896       5,867    8.3%
Federal funds sold
 and securities
 purchased under
 agreements to
 resell               14,326       426      3.0%      15,534         549      3.5%       17,644         976    5.5%
Loans, net
 of unearned
 discounts (2)       231,769    22,636      9.8%     233,010      24,612     10.6%      244,338      26,672   10.9%
  Total interest-
 earning assets      359,148    29,985      8.3%     349,207      32,180      9.2%      332,972      33,523   10.1%

Reserve for loan
 losses               (6,574)                         (7,233)                            (7,578)
Cash and due
 from banks            14,811                         15,485                             15,007
Other assets           29,646                         44,772                             49,981
 Total assets        $397,031                       $402,231                           $390,382

LIABILITIES & SHAREHOLDERS' EQUITY

Time deposits         148,413    6,632     4.5%      162,729      8,209       5.0%      172,152      11,362    6.6%
Savings & other
 interest-bearing
 deposits             140,201    2,598     1.9%      140,897      3,960       2.8%      125,882       6,283    5.0%
Federal funds
 purchased and
 securities sold
 under agreements
 to repurchase          7,938      228     2.9%        5,752        228       4.0%        6,088         368    6.0%
Short-term
 borrowings             2,156       61     2.8%        4,142         94       2.3%        3,113         175    5.6%
Long-term debt         11,400    1,753    15.4%       20,555      1,353       6.6%       22,481       1,250    5.6%
 Total interest-
  bearing
  liabilities         310,108   11,272     3.6%      334,075     13,844       4.1%      329,716      19,438    5.9%

Minority interest           -                          3,297                              3,773
Interest-free
 deposits              59,254                         57,662                             53,867
Other liabilities      11,149                          8,085                              7,448
Shareholders equity    16,520                           (888)                            (4,422)
 Total liabilities
  & shareholders'
  equity             $397,031                        $402,231                          $390,382

Interest rate
 spread                                    4.7%                              5.1%                             4.2%
Net interest
 income                        $18,713                          $18,336                            $14,085
Net interest
 margin                                    5.3%                              5.3%                             4.2%


(1) There was no tax benefit attributed to non-taxable income during 1993, 1992 and 1991 due to First Continental's net operating loss carryforward position (see Note 14 to First Continental's net operating loss carryforward position (see Note 14 to First Continental's Consolidated Financial Statement.


(2) Average balances include non-accrual loans and interest income includes fees on loans amounting to $1,000,000, $952,000 and $921,000 for 1993, 1992 and 1991, respectively.




     Interest Differential. Interest-earning assets and interest-bearing liabilities are analyzed below to allocate changes in interest income or expense that are attributable to changes in average volume or rates. Changes which are not solely due to volume changes or solely due to rate changes have been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amount of the changes in each.

                                    INTEREST DIFFERENTIAL

                       1993 - 1992              1992 - 1991

                  Average          Net     Average          Net
                  Volume    Rate   Change  Volume    Rate   Change

                                  (In thousands)

Increase
 (decrease)
 in:

 Interest Income:
   Loans
    (including
    fees)        $  (130) $(1,846) $(1,976) $(1,213) $  (847) $(2,060)

 Investment
   securities:
   Taxable           797     (904)    (107)   2,184   (1,028)   1,156
   Non-taxable        13       (2)      11       (4)       -       (4)
Total investments    810     (906)     (96)   2,180   (1,028)   1,152

Deposits with
  banks                -        -        -       (4)      (4)      (8)

Federal funds sold
 and securities
 purchased under
 agreements to
 resell              (41)     (82)    (123)    (107)    (320)    (427)

Total interest
 earnings assets     639   (2,834)  (2,195)     856   (2,199)  (1,343)

Interest expense:
  Deposits          (706)  (2,233)  (2,939)      85   (5,561)  (5,476)
  Federal funds
   purchased and
   securities sold
   under agreements
   to repurchase      73      (73)       -      (19)    (121)    (140)
  Short-term
   borrowings        (52)      19      (33)      45     (126)     (81)
  Long-term debt    (804)   1,204      400     (113)     216      103
Total interest-
 bearing
 liabilities      (1,489)  (1,083)  (2,572)      (2)  (5,592)  (5,594)
Increase (decrease)
 in net interest
 income          $ 2,128  $(1,751) $   377  $   858   $3,393   $4,251

     There was no tax benefit attributed to non-taxable income during 1993, 1992 and 1991 due to First Continental's net operating loss carryforward position (see Note 14 "Income Taxes" to First
Continental's Consolidated Financial Statements).

     Net Interest Income. Net interest income is the difference between total interest and fee income generated by earning assets and total interest expense incurred on interest-bearing liabilities and is affected by the volume, yield and mix of earning assets; the level of non-performing assets; the interest rate environment; the mix of interest-bearing liabilities and the amount of non-interest-bearing liabilities supporting earning assets.

     Net interest income increased by $377,000, or 2.1%, to $18,713,000 in 1993 from $18,336,000 in 1992. Net interest income in 1991 was $14,085,000.

     Interest income declined by $2,195,000, or 6.8%, in 1993 as compared to 1992. As seen in the above table (Interest Differential), in the category total interest-earning assets, the decrease was primarily attributable to the overall decline in interest rates in the industry offset somewhat by an increase in average volume. In addition, there was a substantial decrease in non-earning assets. Average volume increased in the investment portfolio, as the composition of earning assets continued to shift from loans to lower-yielding investments. The decline in interest income from 1991 to 1992 is attributable to similar conditions.

     Interest expense declined by $2,572,000, or 18.6%, from 1992 to 1993, as a result of decreases in both average volumes and rates on interest-bearing liabilities. The average volume decline was attributable to a decrease in average interest-bearing deposits and the restructuring of a portion of First Continental's long-term debt. The total cost of funds associated with the acquisition and retainage of deposits continued to decline during 1993 and 1992 from 1991 due to industry-wide rate trends and management's continued downward pressure on rates to maximize net interest margin. The decrease in interest expense from 1991 to 1992 of $5,594,000, or 28.8%, was attributable almost exclusively to the decrease in the industry-wide interest rates described above, as total average deposits remained relatively stable.


     Non-Interest Income. The following table sets forth the components of First Continental's non-interest income for the periods presented and compares each category with the preceding year.
                                           Increase/(Decrease)
1993    1992    1991     1993-1992       1992-1991
                                      Amount  Percent  Amount  Percent
                          (Dollars in thousands)
Service charges
 on accounts  $2,755  $2,726  $2,629  $  29     1.1%  $   97    3.7%
Trust fees       611     577     490     34     5.9       87   17.8
Other fees
 and charges     969     980     949    (11)   (1.1)      31    3.3
Other operating
 income          424     592     463   (168)  (28.4)     129   27.9
Securities
 gains            24      20     179      4    20.0     (159) (88.8)

Total non-
 interest
 income       $4,783  $4,895  $4,710  $(112)   (2.3)% $  185    3.9%

     Service charges on accounts, trust fees and retail service fees are the largest contributors to non-interest income. Non-interest income totalled $4,783,000 in 1993, compared to $4,895,000 in 1992 and $4,710,000 in 1991. The decrease in non-interest income of $112,000, or 2.3%, in 1993 as compared to 1992, was primarily due to two events. First, the accrual of $240,000 in 1992 which was recorded in anticipation of adopting SFAS 106, "Employers' Accounting for Post-Retirement Benefits Other Than Pensions." The amount recorded in 1992 was accrued prior to receiving First Continental's actuarial report and prior to formal adoption of SFAS 106. This amount was reversed in 1993 when the final actuarial report was received and First Continental formally adopted SFAS 106. This was offset by the reversal in 1992 of previously accrued legal fees, totalling $343,000, relating to certain litigation that settled in 1991.

     The increase of $185,000, or 3.9%, in 1992 as compared to 1991, was primarily the result of the above-mentioned reversal in 1992 of $343,000 of previously accrued legal fees. This one-time item in 1992 was offset by several one-time items in 1991 relating to accrual adjustments totalling $197,000. The securities gains in 1993 and 1992 were due primarily to security calls or sales of securities in anticipation of call and a gain on sale of an equity security taken in satisfaction of debt previously contracted. The gain of $179,000 in 1991 occurred as a result of management's attempts to shorten the overall maturity of the investment portfolio, as recommended by regulatory agencies and management's internal Asset/Liability Committee.

     Non-Interest Expense.  Non-interest expense totalled
$20,701,000 in 1993, compared to $21,397,000 in 1992 and
$17,523,000 in 1991.  A listing of the major categories is as follows:
                                           Increase/(Decrease)
1993    1992    1991     1993-1992       1992-1991
                                      Amount  Percent  Amount  Percent
                          (Dollars in thousands)

Salaries and
 benefits    $ 8,087 $ 7,034 $ 6,954 $ 1,053   15.0% $    80     1.2%
Occupancy
 and equipment
 expense       1,472   1,470   1,752       2    0.0     (282)  (16.0)
Litigation
 loss
 (recovery)       92     255    (176)   (163) (63.9)     431   244.9
Other real
 estate owned
 expenses (net
 of income)    5,213   6,554   3,685  (1,341) (20.5)   2,869    77.9
Legal and
 professional
 fees          1,313   1,485     968    (172) (11.6)     517    53.4
Data processing
 fees            755     756     676      (1)   0.0       80    11.8
Advertising      213     229     145     (16)  (7.0)      84    57.9
FDIC fees        984     816     726     168   20.6       90    12.4
Other          2,572   2,798   2,793    (226)  (8.1)       5     0.2
Total        $20,701 $21,397 $17,523 $  (696)  (3.3)% $3,874   22.1%


     In 1993, salaries and benefits increased $1,053,000, or 15.0%, from $7,034,000 in 1992, due to increases in incentive programs and merit increases. In addition, a one-time accrual of $348,000 for the purchase of annuities to fund retirement benefits for two former employees was charged to salaries and benefits.

     In the litigation category, accruals for expected settlements relating to several ongoing matters totalled $92,000 in 1993 as compared to $255,000 in 1992. The recovery in 1991 of $176,000 was due to the reversal of a previously accrued litigation contingency.

     Other real estate owned expenses, net of income, decreased to $5,213,000 in 1993 from $6,554,000 in 1992, a decline of
$1,341,000, or 20.5%. Contributing to this decline in net expenses was a significant decrease in Other Real Estate Owned and Foreclosed Assets of $14,765,000, or 65.9%, to $7,630,000 in 1993
from $22,395,000 in 1992 as properties were liquidated (see "Finnacial Condition -- Asset Quality" below). Offsetting some of the decrease in 1993 was an increase in expenses to ready
properties for sale.   The increase in other real estate owned
expenses of $2,869,000, or 77.9%, from $3,685,000 in 1991 to
$6,554,000 in 1992 resulted primarily from an increase in the provision for write-downs of $2,516,000. This increase was due to management's concerns about deterioration of the underlying value of certain foreclosed properties and for reserves to be established for costs to sell such properties.

     Deposit insurance calculated under the new risk-based premium system increased $168,000, or 20.6%, from 1992 to 1993. Semiannual premiums paid in January 1993 were based on capital levels and supervisory ratings as of June 30, 1992 (prior to First Continental's debt restructuring in November 1992), resulting in a 35% increase in the assessment rate from $.23 per $100 of deposits to $.31 in January 1993. The assessment rate used to calculate the July 1993 premium decreased to $.29, reflecting the improved capital position of FNJ. A further 10% reduction in the rate to $.26 in January 1994 reflects an improved supervisory rating. The increase of $90,000, or 12%, from 1991 to 1992 represents a general increase in FDIC fees to all FDIC insured banks.

     Income Taxes. First Continental recorded income tax expense of $1.1 million in 1993, compared to $0.2 million in 1992. There was no income tax expense in 1991. Effective January 1, 1993, First Continental adopted SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, the liability method is used in accounting for income taxes. This method determines deferred tax assets and liabilities based on differences between financial reporting and tax bases of assets and liabilities. The tax effect of these differences is measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. As permitted by SFAS No. 109, the prior years' financial statements have not been restated, and the impact of adopting SFAS No. 109 as of January 1, 1993 in the amount of $2,622,000 is shown as the cumulative effect of accounting change in 1993. Prior to the adoption of SFAS No. 109, income tax expense was determined using the deferred method. Deferred tax expense was based on items of income and expense that were reported in different years in the financial statements and tax returns and was measured at the tax rate in effect in the year the difference originated. Those differences related principally to depreciation expense, provision for possible loan losses and write-downs of other real estate. In addition, First Continental is subject to Louisiana state income tax.

     As of December 31, 1993, First Continental had a net deferred tax asset of $1.3 million which includes, for tax purposes, net operating loss carryforwards (NOL's) of approximately $6.2 million available to offset future taxable income which will expire in varying amounts through the year 2006. See Notes 3 and 14 to First Continental's Consolidated Financial Statements for additional discussion of income taxes.

Financial Condition

     First Continental had total assets of $400 million at December 31, 1993, $394 million at December 31, 1992 and $397.8 million at December 31, 1991. Assets, in total, have remained stable during this three-year time frame. While total assets has not fluctuated, the composition of the assets has changed. The major components and their percentage of total assets at the respective year-ends were as follows:


                    1993               1992                1991
                               (Dollars in thousands)
              Amount   Percent   Amount    Percent   Amount   Percent

Cash         $ 13,141    3%     $ 16,964     4%     $ 21,325    5%
Investment
 securities   127,707   32        98,078    25        90,900   23
Federal
 funds sold    22,000    6        17,200     4        10,000    3
Loans (net
 of reserves) 216,503   54       226,697    58       235,155   59
Other real
 estate owned   7,602    2        22,137     6        25,782    6
Other assets   12,959    3        12,942     3        14,594    4
Total assets $399,912  100%     $394,018   100%     $397,756  100%

As presented above, the asset base reflects a continuation of the shift of assets from the loan portfolio to the investment and funds sold category. This is a result of the continued weakness in loan demand in 1993 and the continuing efforts to decrease problem and potential problem loans. Also of significance is the large decline in Other Real Estate Owned of $14,535,000 between 1993 and 1992, which resulted from enhanced efforts to dispose of Other Real Estate Owned, an improving real estate market and lower interest rates.

Earning Assets and Asset Quality

     Loans. The following summary displays the composition of First Continental's loan portfolio at December 31 for each of the last five years.

                      1993     1992       1991      1990      1989
                                  (In thousands)

Commercial, financial
 and agricultural   $ 19,256  $ 29,352   $ 33,474  $ 47,294  $ 69,902
Real estate -
 residential          55,446    53,063     58,753    61,807    58,375
Real estate -
 commercial           67,847    67,977     70,790    73,633    84,959
Installment loans     88,966    92,462     89,045    93,499    81,350

                     231,515   242,854    252,062   276,233   294,586
Unearned discount     (8,422)   (9,896)    (9,760)  (10,777)   (9,344)

Total loans         $223,093  $232,958   $242,302  $265,456  $285,242


The loan portfolio balance declined $9,865,000, or 4.2%, during 1993. This decline was primarily due to the $10,096,000 (34%) decline in the commercial, financial and agricultural portion of the portfolio. This follows a corresponding decline of $4,122,000, or 12.3%, during 1992. These reductions reflect the results of management's efforts to reduce the level of non-performing loans as well as the continued decline in quality loan demand for commercial loans as a result of the weakened economy. Management's recent strategy has been to emphasize smaller, retail-based lending in order to diversify and strengthen the overall quality of the loan portfolio.

     The following table sets forth the maturity and rate sensitivity of the total loan portfolio at December 31, 1993. All loans are classified based on contractual maturities.


                               Due After One
                   Due in One  Year Through   Due After
                  Year or Less   Five Years   Five Years  Total
                                  (In thousands)

Commercial,
 financial and
 agricultural
    Fixed         $  4,015     $  1,938       $     167   $  6,120
    Floating         9,504        3,105             527     13,136

Real estate -
 residential
    Fixed           13,350       26,736           5,418     45,504
    Floating         4,794        5,104              44      9,942

Real estate -
 commercial
    Fixed           17,197       35,994           3,935     57,126
    Floating         2,749        7,071             901     10,721

Installment loans
    Fixed           35,727       52,408              83     88,218
    Floating           714           34               -        748

Total fixed
 loans              70,289      117,076            9,603   196,968
Total floating
 loans              17,761       15,314            1,472    34,547

Total loans(1)    $ 88,050     $132,390         $ 11,075  $231,515
______

(1) These amounts represent gross loan balances and, accordingly, are not net of unearned discounts.

Asset Quality. Non-performing assets consist of non-accrual loans (loans on which interest income is not currently recognized), restructured loans (loans with a below-market rate due to the deteriorated financial condition of the borrower) and foreclosed assets (assets to which title has been assumed in satisfaction of debt and insubstance foreclosures). Insubstance foreclosures include loans for which FNJ has taken possession of the underlying collateral. Generally, all payments received in satisfaction of debt on non-performing loans are applied to reduce principal. Certain non-performing loans are current as to principal and interest payments but are classified as non-performing because there is a question concerning collectibility of both principal and interest. See Notes 3 and 5 to First Continental's Consolidated Financial Statements included elsewhere herein for additional information on the circumstances under which loans are placed on non-accrual status, as well as details on non-performing assets and loan concentrations.

Non-performing assets totalled $13,006,000 and $32,387,000 at December 31, 1993 and 1992, respectively. Non-performing assets declined 59.8% in 1993. This significant decline is the result of First Continental's efforts to improve asset quality by improved underwriting standards and collection efforts, as well as the stabilization in the economy, the lower interest rate environment which reduced debt service requirements for many borrowers, and aided the selling of over $14 million in other real estate owned in 1993. The composition of non-performing assets as of the end of each of the last five quarters is set forth below:


                    Dec 93    Sep 93    Jun 93    Mar 93    Dec 92
                                    (In Thousands)

Non-accrual loans $ 4,647   $ 4,954    $ 4,062   $ 6,872   $ 7,965
Other real estate
 owned (net)        7,602    13,346     18,237    20,873    22,137
Other assets
 repossessed           28        44         19        94       258
Restructured
 troubled debt          -         -          -         -         -
Past due 90 days,
 still accruing       729       661        239       427     2,027
Total             $13,006   $19,005    $22,557   $28,266   $32,387

The following table sets forth the composition of First
Continental's non-performing assets at the end of each of the last five years:

                                      Decembr 31,

                       1993      1992      1991      1990      1989
                                    (In thousands)

Non-accrual loans     $ 4,647   $ 7,965   $13,080   $18,129   $16,962
Other real estate
 owned (net)            7,602    22,137    25,782    27,466    16,709
Other assets
 repossessed               28       258       592       272       385
Restructured troubled
 debt                       -         -       731     1,666     8,063
Past due 90 days,
 still accruing           729     2,027     2,194     4,536     2,385
Total                 $13,006   $32,387   $42,379   $52,069   $44,504

The average balances of loans on non-accrual status during 1993 and 1992 were approximately $5,551,000 and $9,483,000, respectively. Interest income on non-accrual loans, which is recorded only when received, amounted to $422,602 and $687,730 in 1993 and 1992, respectively. Interest income that would have been earned on non-accrual loans had those loans been on accrual status totalled approximately $560,000 in 1993 and $1,005,000 in 1992. The non-
accrual loans, restructured troubled debt and past due 90 days (still accruing) loans presented above are included with the presentation of the loan portfolio composition table.

In addition to the non-performing loans shown above, there are potential problem loans as to which management has concerns about the ability of the borrowers to comply with the present loan repayment terms. These loans totalled $2,652,000 and $2,263,000 at December 31, 1993 and 1992, respectively.

Foreclosed assets, which are recorded at fair value less estimated cost to sell, totalled $7,630,000 at December 31, 1993 and $22,395,000 at December 31, 1992. The composition of the foreclosed assets (before reserves) at December 31, 1993 was as follows:

                              Amount          Percentage
                              (In thousands)

Real Estate:
 Residential                  $ 1,587            13.4%
 Commercial building            4,679            39.6
 Raw land                       5,540            46.8
Other foreclosed property          28              .2
Total                         $11,834           100.0%

At December 31, 1993, First Continental's ratio of non-performing loans to total loans was 2.4%, a significant improvement from 4.3% at December 31, 1992 and 6.3% at December 31, 1991. Furthermore, as illustrated in the Loan Loss Reserve Analysis set forth below, net charge-offs declined $1,642,000 and $1,638,000 in 1993 and 1992, respectively. Net charge-offs as a percentage of average loans were .17% in 1993 and .87% in 1992.


Reserve and Provision for Possible Loan Losses. The reserve for possible loan losses is composed of specific reserves (assessed for each loan for which a probable loss has been identified), general reserves and an unallocated reserve. Management continuously evaluates the reserve in accordance with the guidelines of OCC Circular #201 to ensure the level is adequate to absorb loan losses inherent in the loan portfolio. The provision is then recorded to maintain the reserve at the determined level. Factors contributing to the determination of specific reserves include the financial condition of the borrower, changes in the value of pledged collateral and general economic conditions. General reserves are established based on historical loan loss experience and trends and delinquencies of non-accrual loans. The unallocated reserve serves to compensate for the possibility of changes in risk ratings of loans and specific reserve allocations. The Board of Directors reviews the adequacy of the reserve each quarter.

     The 1993 reserve of $6,590,000 provided 122.5% coverage of non-performing loans, as compared to $6,261,000, or 62.7% coverage at the end of 1992. The following table provides an analysis of the Reserve for Loan Losses by loan category for each of the last five years:

                                       December 31,

                   1993           1992           1991           1990           1989
                                        (Dollars in thousands)
  Allocation
     of
   Reserve
  Balance to
End-of-Period
    Loans
 Outstanding  Amount Percent Amount Percent Amount Percent Amount Percent Amount Percent

Commercial,
 financial
 and
 agricultural
 loans        $  501     8%  $  700     11% $  963     13% $1,240     14% $1,606    16%
Real estate -
 residential     620     9      673     11   1,150     16     148      1     534     5
Real estate -
 commercial    2,442    37    2,149     34   3,834     54   6,398     71   6,897    69
Installment
 and other     3,027    46    2,739     44   1,200     17   1,237     14     937    10

Reserve for
 possible
 loan losses $ 6,590   100%  $6,261    100% $7,147    100% $9,023    100% $9,974   100%

Distribution
 of Loan
 Portfolio:

Commercial,
 financial,
 and
 agricultural
 loans       $ 19,256   8%     $29,352    12%   $33,474    13%    $47,294   17%   $69,902   23%
Real Estate -
 residential   55,446  24       53,063    22     58,753    23      61,807   22     58,375   20
Real Estate -
 commercial    67,847  29       67,977    28     70,790    28      73,633   27     84,959   29
Installment
 and other     88,966  39       92,462    38     89,045    36      93,499   34     81,350   28
Total loans
  (1)        $231,515 100%    $242,854   100%  $252,062   100%   $276,233  100%  $294,586  100%


(1) The amounts represent gross loan balances and, accordingly, are not net of unearned discounts.

     The provision for possible loan losses (a component of earnings) is the means by which the reserve for possible loan losses is adjusted to establish a reserve level considered adequate by management to absorb future loan losses. Due to the significant improvement in asset quality discussed earlier and decreased levels of net loan charge-offs, reduced provisions were recorded in 1993 and 1992. The schedule below presents the provision for loan losses and an analysis of the loan loss reserve for each of the last five years:

                                     December 31,
                       1993      1992      1991      1990      1989
                                    (In thousands)

Beginning balance     $ 6,261   $ 7,147   $ 9,023   $ 9,974   $11,143

Charge-offs:
 Commercial,
  financial and
  agricultural           (191)     (644)     (673)     (582)   (1,018)
 Real estate -
  commercial             (491)     (194)   (2,272)   (1,456)   (3,212)
 Real estate -
  residential            (132)     (697)   (1,008)   (1,250)      (42)
 Installment and
  other                (1,484)   (1,823)     (872)   (2,078)     (448)
   Total charge-offs   (2,298)   (3,358)   (4,825)   (5,366)   (4,720)

Recoveries:
 Commercial,
  financial and
  agricultural            430       449       543       616       376
 Real estate -
  commercial              480       358         4       300       -0-
 Real estate -
  residential             178       136       468       239       -0-
 Installment and
  other                   814       377       134       159        69
   Total Recoveries     1,902     1,320     1,149     1,314       445

Net charge-offs          (396)   (2,038)   (3,676)   (4,052)   (4,275)

Provision charged
 to expense               725     1,152     1,800     3,101     3,106

Ending balance       $  6,590  $ 6,261   $  7,147  $  9,023  $  9,974

Average total loans  $231,769  $233,010  $244,338  $267,243  $270,477

Ratio of net charge-
 offs to average
 loans outstanding      0.17%     0.87%     1.50%     1.52%     1.58%


Securities. At the end of 1993, total securities were $127.7 million, an increase of $29.6 million, or 30.2%, from the end of 1992. Of total securities, 99.1% are obligations of the U. S. government or its agencies, or, if private-label collateralized mortgage obligations, the collateral is an obligation of a U. S. government agency. The composition of the securities portfolio at the end of each of the last three years is shown below:

                                              December 31,
                                      1993      1992      1991
                                           (In thousands)

AVAILABLE-FOR-SALE

U. S. treasury and government
  obligations                        $ 25,563   $      -  $      -
Mortgage-backed securities             68,650          -         -
Other                                     843          -         -
                                       95,056          -(1)      -(1)

HELD-TO-MATURITY

U. S. treasury and government
  obligations                           8,660     26,675    22,448
Mortgage-backed securities             23,233     70,698    68,022
State and political subdivisions          289          -        40
Other                                     469        705       390
                                       32,651     98,078    90,900

Total securities                     $127,707   $ 98,078  $ 90,900

Fair value                           $128,549   $100,418  $ 94,279

___________________
(1) Prior to December 31, 1993, the Company recorded all securities as held-to-maturity.

     On December 31, 1993, First Continental adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires the classification of securities into one of three categories: Trading, Available-for-Sale, or Held-to-Maturity. Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates this classification periodically.
Trading account securities are held for resale in anticipation of short-term market movements. As of December 31, 1993, there were no trading account securities. Had there been, those securities would have been carried at market value and included in short-term investments. Gains and losses, both realized and unrealized, would have been reflected in earnings. Debt securities are classified as held-to-maturity when First Continental has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost. Securities not classified as trading or held-to-maturity are classified as available-for-sale. Available-for-sale securities are stated at fair value, with unrealized gains and losses, net of tax, reported in a separate component of shareholders' equity. First Continental may sell these securities in response to liquidity demands. They also may be used as a means of adjusting the interest rate sensitivity of First Continental's balance sheet through sale and reinvestment. Management has established a minimum acceptable level of available-for-sale securities which is 25% of total deposits minus cash balances, net federal funds sold, and the estimated 12-month cash flow from the securities portfolio.

     First Continental held no trading securities at December 31, 1993, and there was no trading activity during 1993 or 1992. First Continental reclassified $95 million of its securities from held-to-maturity to available-for-sale on December 31, 1993 in conjunction with its adoption of SFAS 115. This reclassification will allow First Continental to more actively manage its securities portfolio in response to liquidity demands and interest rate movements. Of the securities available-for-sale, $22.2 million, or 23.3%, are adjustable-rate mortgage-backed securities, which First Continental purchased to shorten the average repricing period of its portfolio. Securities held-to-maturity total $32.7 million, of which $23.2 million, or 70.9%, are seasoned mortgage-backed passthrough securities with contractual maturities ranging from three years to approximately 33 years. Of these, $3.5 million, or 15.0%, are adjustable-rate securities purchased to reduce interest rate risk.

     Because of stability in deposits and weak commercial loan demand, management elected to increase the size of the securities portfolio from $98.1 million at the end of 1992 to $127.7 million at the end of 1993. First Continental purchased a mix of short-to-intermediate maturity treasuries and agencies, adjustable-rate mortgage-backed securities, seasoned pass-through mortgage-backed securities and collateralized mortgage obligations.

     Maturities of and yields on First Continental's securities portfolio at the end of 1993 are set forth in the table below.
Mortgage-backed securities are classified according to contractual maturity without consideration of contractual repayments or projected prepayments.

                             One Year       One Through     Five Through        After
                             or Less        Five Years       Ten Years        Ten Years         Total

                                                          (In thousands)

                                Average           Average          Average          Average          Average
                         Book   Weighted  Book    Weighted  Book   Weighted  Book   Weighted  Book   Weighted
                        Value    Yield    Value    Yield   Value    Yield   Value    Yield   Value    Yield

AVAILABLE-FOR-SALE

U. S. treasury
 and government
 obligations           $ 4,040    4.42%  $19,449    5.48%  $ 2,074    6.25%  $     -      -%  $ 25,563   5.37%

Mortgage-backed
 securities                  -       -     1,308    7.06    12,188    5.78    55,154   5.73     68,650   5.76

Other                        -       -         -       -         -       -       843    .13        843    .13
                         4,040    4.42    20,757    5.58    14,262    5.85    55,997   5.86     95,056   5.74

HELD-TO-MATURITY

U. S. treasury
 and government
 obligations             8,660    4.79         -       -         -       -         -      -      8,660   4.79

Mortgage-backed
 securities                  -       -     2,711    7.94     2,645     6.95    17,877   7.78    23,233   7.70

State and political
 subdivisions                -       -         -       -       120     5.00       169   5.35       289   5.20

Other                      146    4.14         -       -         -        -       323   5.93       469   5.38
                         8,806    4.78     2,711    7.94     2,765     6.87    18,369   7.73    32,651   6.87
Total securities       $12,846    4.66%  $23,468    5.85%  $17,027     6.01%  $74,366   6.32% $127,707   6.03%

     There was no tax benefit attributed to tax-exempt obligations due to First Continental's net operating loss carryforward position.

     Because of the low interest rate environment in 1993, contractual payments and prepayments, primarily related to residential mortgage refinancings, reduced First Continental's mortgage-backed portfolio by more than $43 million. Approximately $64 million in mortgage-backed securities, both fixed and adjustable-rate, were added in 1993.

     Deposits. Deposits are the primary source of funding for First Continental's earning assets. Total deposits at the end of 1993 were $345,350,000, a decrease of $1,845,000 from the end of 1992. Average deposits decreased by $13,420,000, or 3.7%, in 1993 from the 1992 average. This decline in average deposits was a result of the industry-wide decline in interest rates. Short-term deposits, such as Savings and Demand Deposits, remained stable or increased as consumers tried to evaluate interest rate trends. As interest rates declined, certain consumers responded by placing their maturing time deposits into higher-yielding investments offered elsewhere, such as mutual funds, annuities, and equity securities. The table below shows the shift in the composition of the average deposits and the decline in their associated average yields for the last three years:

                       Average Balances           Average Yield

                     1993    1992    1991     1993    1992    1991
                        (In thousands)

Non-interest
  bearing         $ 59,254 $ 57,662 $ 53,867     -%      -%      -%
NOW and super
  NOW               40,477   40,532   36,972  1.34    2.34    4.14
Money market        55,202   58,361   54,277  2.13    2.95    4.72
Savings             42,275   42,005   34,632  2.01    3.11    4.96
Time deposits less
  than $100,000    110,974  115,631  119,027  4.41    5.07    6.99
Time deposits of
  $100,000 or
  more               8,424   10,781   15,355  3.97    4.70    6.72
Public funds         4,871   10,009   12,272  2.28    3.57    5.47
IRA's               26,391   26,307   25,499  5.03    5.64    6.49

Total deposits    $347,868 $361,288 $351,901  2.65%   3.37%   4.97%


     Domestic time deposits of $100,000 or more at December 31, 1993, 1992 and 1991 had maturities as follows:

                                      1993        1992        1991
                                             (In thousands)

Three months or less                  $ 5,304     $ 4,956     $11,428
Three through six months                2,462       2,507       4,673
Over six months through twelve months   1,892       1,776       3,026
Over twelve months                      2,294       2,558       1,424

Total                                 $11,952     $11,797     $20,551

     Short-Term Borrowings. First Continental's short-term borrowings include Federal funds purchased and securities sold under repurchase agreements and generally represent overnight borrowing transactions. Other borrowings include quarterly individual and corporate tax payments deposited in FNJ, which FNJ may use but must be available to the Treasurer of the United States by the following day. The following is a summary of certain information regarding these borrowings for the last three years:

                                      1993        1992        1991
                                             (In thousands)

Balance at end of year                $13,234     $14,149     $ 6,860
Average during the year                10,094      10,790       9,473
Maximum month-end balance              16,159      15,032      13,597
Weighted average rate during the year   2.86%        3.2%        5.5%
Weighted average rate at end of year    2.77%        2.9%        4.0%

     Interest Rate Sensitivity. Interest rate risk is the potential impact of changes in interest rates on net interest income and results from disparities in repricing opportunities of assets and liabilities over a period of time. Management uses simulation models to estimate the effects of changing interest rates and various balance sheet strategies on the level of net interest income. Management may alter the mix of floating- and fixed-rate assets and liabilities, change pricing schedules, and adjust maturities through sales and purchases of securities available for sale as a means of limiting interest rate risk to an acceptable level.

     Presented below is First Continental's interest rate sensitivity position at December 31, 1993. This profile is based on a point in time and may not be meaningful because it does not consider subsequent changes in interest rate levels or spreads between asset and liability categories. Although securities available for sale are mostly fixed-rate and have average contractual maturities exceeding five years, these securities are required to be included in the 1 to 30-day category. Securities available-for-sale are carried at estimated fair value, with unrealized gains or losses recorded as a component of equity. Therefore, as interest rates rise, the level of shareholders' equity could be negatively affected as their carrying value is adjusted downward. The opposite would be true if interest rates fall.

     The 1 to 30-day deposit category also includes $52.6 million in money market accounts, which have indeterminate maturities.
Money market rates are administered and do not necessarily reprice in a direct relationship to changes in interest rates.

                  1-30   31-90   91-365   More than  Non-Int
                  Days   Days     Days    1 year    Sensitive Total
                               (Dollars in thousands)

Earnings Assets:
Loans         $ 40,659  $16,463  $ 44,383  $116,941   $ 4,647  $223,093
Securities
 held-to-
 maturity        6,787    4,335     1,407    20,122         -    32,651
Securities
 available-for-
 sale           94,213        -         -         -       843    95,056
Money market
 assets         22,000        -         -         -         -    22,000
Other assets         -        -         -         -    27,112    27,112
              $163,659  $20,798  $ 45,790  $137,063   $32,602  $399,912

Funding Sources:
Savings and
 NOW Accounts $ 85,431  $     -  $      -  $      -   $     -  $ 85,431
Other interest-
 bearing
 deposits       65,730   30,074    60,374    42,742         -   198,920
Short-term
 borrowings     13,234        -         -         -         -    13,234
Long-term
 debt                -        -         -    11,884         -    11,884
Non-interest
 bearing
 deposits            -        -         -         -    60,999    60,999
Other
 Liabilities         -        -         -         -    12,047    12,047
Stockholders'
 Equity              -        -         -         -    17,397    17,397
              $164,395  $30,074  $ 60,374  $ 54,626   $90,443  $399,912

Repricing/Maturity GAP:
  Period      $   (736) $(9,276) $(14,584) $ 82,437  $(57,841)
  Cumulative      (736) (10,012)  (24,596)   57,841

GAP/Total Earning Assets:
  Period         (0.2%)   (2.3%)    (3.6%)    20.6%    (14.5%)
  Cumulative     (0.2%)   (2.5%)    (6.2%)    14.5%


Regulatory Issues, Capital and Dividend Restrictions

     General. First Continental and FNJ are subject to regulatory risk-based capital guidelines. In the risk-based capital computation, all assets are weighted based upon assigned risk factors, and certain off-balance sheet items are included, such as loan commitments and standby letters of credit. Capital is separated into two categories, Tier 1 and Tier 2, which combine for Total Capital. Tier 1 consists of common shareholders' equity and perpetual preferred stock, subject to certain limitations. Tier 2 capital consists of the reserve for loan losses and subordinated debt, subject to certain limitations. In order to be considered adequately capitalized, the guidelines provide for minimum Total Capital of 8 percent, half of which must be Tier 1 capital.

     In conjunction with the risk-based capital guidelines, the regulators have also issued leverage capital guidelines. The leverage ratio consists of Tier 1 capital as a percent of average total assets. In order to be considered adequately capitalized, the minimum leverage ratio for banks and bank holding companies must equal at least 4 percent.


     First Continental's capital ratios, which were not in compliance with regulatory requirements in 1993 and 1992, and FNJ's capital ratios, which were in compliance in 1993 and 1992, were as follows at December 31, 1993 and 1992, respectively:

                             FIRST CONTINENTAL
                               December 1993

                          (Dollars in thousands)
                                                       (Shortfall)
Ratio          Regulatory             Actual              Overage
           Amount     Percent   Amount      Percent       Amount

Tier 1     $  9,598   4.000%    $  2,830    1.18%    $    ( 6,768)
Total        19,195   8.000        5,661    2.36          (13,534)
Leverage     15,677   4.000        2,830    0.72          (12,847)

                                    FNJ
                               December 1993

                          (Dollars in thousands)
                                                       (Shortfall)
Ratio          Regulatory             Actual              Overage
           Amount     Percent   Amount      Percent       Amount

Tier 1     $  9,643   4.000%    $ 29,767   12.35%     $    20,124
Total        19,286   8.000       32,825   13.62           13,539
Leverage     15,678   4.000       29,767    7.59           14,089

                             FIRST CONTINENTAL
                               December 1992

                          (Dollars in thousands)
                                                       (Shortfall)
Ratio          Regulatory             Actual              Overage
           Amount     Percent   Amount      Percent       Amount

Tier 1     $ 10,457   4.000%    $ (1,660)   (.63)%   $    (12,117)
Total        20,914   8.000       (1,660)   (.63)         (22,574)
Leverage     15,913   4.000       (1,660)   (.42)         (17,573)

                                    FNJ
                               December 1992

                          (Dollars in thousands)
                                                       (Shortfall)
Ratio          Regulatory             Actual              Overage
           Amount     Percent   Amount      Percent       Amount

Tier 1     $ 10,442   4.000%    $ 22,813    8.74%     $    12,371
Total        20,884   8.000       26,113   10.00            5,229
Leverage     15,965   4.000       22,813    5.72            6,848

Pursuant to an agreement (the "Formal Agreement") between FNJ and the OCC described below, FNJ has been directed to achieve Tier 1 capital of at least 5.5% of risk-weighed assets and a leverage ratio of at least 5.0%. FNJ's Tier 1 and leverage ratios were above those required by the Formal Agreement at December 31, 1993 and 1992.


     Formal Agreement with the OCC. FNJ and the OCC entered into a Formal Agreement on May 23, 1991, under which FNJ agreed, among other things, that it would not declare or pay any dividends unless the dividend payment is in compliance with applicable laws, has been approved in writing by the OCC and is consistent with the minimum capital levels contained in FNJ's capital plan established pursuant to the Formal Agreement. The Formal Agreement was amended on January 9, 1992 to require FNJ to achieve by March 1, 1992 either Tier 1 capital equal to 5.5% of risk-weighted assets and 5% of average adjusted total assets or alternate capital ratios specified in a capital plan approved by the OCC, and, within 60 days, to develop and submit to the OCC a three-year capital plan.

     FNJ submitted a three-year capital plan in March 1992 and a revised capital plan in early 1993, which reflected capital ratios at December 31, 1992 above those required by the Formal Agreement. The Plan was approved by the OCC in July 1993.

     The capital ratios required by the Formal Agreement and at December 31, 1993 and 1992, respectively, were as follows:

                     Required
                     by Formal          December 31,
                     Agreement      1993            1992

Tier 1 Capital          5.5%        12.35%           8.74%
Total Capital             -         13.62           10.00
Leverage Ratio          5.0          7.59            5.72

FNJ is in substantial compliance with the requirements of the Formal Agreement and the Amended Formal Agreement as signed.

Examination by the Federal Reserve Board; Certain Regulatory Restrictions. In November 1992, the Federal Reserve Board conducted an examination of First Continental. In its report, the Federal Reserve Board noted that the consolidated capital levels remain below regulatory minimums and directed that management act immediately to rectify the capital deficiency. The Federal Reserve Board directed First Continental to submit a capital plan by March 31, 1993 that would bring First Continental's capital to a satisfactory level. First Continental submitted a capital plan to the Federal Reserve Board in March 1993. Upon review, the Federal Reserve Board determined that the Plan was unacceptable because First Continental's capital ratios remained below regulatory minimums until 1996. First Continental subsequently retained Montgomery Securities ("Montgomery") to assist in addressing this issue and to undertake a review of First Continental's strategic alternatives. This process ultimately led to the Agreement with Hibernia (see Note 1 to First Continental's Consolidated Financial Statements).

     Because of First Continental's financial condition, the Federal Reserve Board requested the Board of Directors to adopt a Board resolution confirming the continuation of the provisions of the "no debt/no dividend" letter issued on June 11, 1986 by the Federal Reserve Board, which contained, among other things, the following: (i) no additional debt incurrence without Federal Reserve Board approval, (ii) no payment of dividends to shareholders without prior written approval from the Federal Reserve Board, (iii) no treasury stock purchases, (iv) quarterly Company reporting to the Federal Reserve Board, (v) subsidiary reporting to the Federal Reserve Board, (vi) quarterly written progress reports to the Federal Reserve Board, and (vii) the appointment of a Compliance Committee to ensure all provisions of the letter and holding company laws and regulations are complied with in the future. Management believes First Continental is in compliance with these requirements.


Liquidity and Capital Resources

     As previously discussed, the capital levels of First Continental are below regulatory minimums and First Continental has not been successful in submitting a satisfactory capital plan to the Federal Reserve Board. Moreover, current or future debt service and interest requirements of the Debentures and Senior Notes, and accumulated dividend requirements on the Preferred Stock, as well as regulatory constraints on the payment of dividends and the issuance of debt securities by First Continental, make equity or debt issuance by First Continental to raise capital impracticable. FNJ has recently received regulatory approval to make a $1.1 million dividend payment to First Continental, which, if made, will enhance First Continental's liquidity; however, it is not expected that First Continental's capital shortfall can be eliminated in the foreseeable future by earnings at FNJ or other internally generated sources of funds. For these and other reasons, First Continental's Board of Directors retained Montgomery in July 1993 to evaluate First Continental's strategic alternatives.

     After considering the report prepared and submitted by Montgomery in September 1993, the Board embarked on a process to maximize shareholder values by selling First Continental or its assets; a process which ultimately led to the Agreement with Hibernia discussed above. If the proposed Merger is consummated, First Continental's shareholders will receive the stock and other consideration described above, and First Continental's outstanding Senior Notes and Debentures will be redeemed for cash at their principal amount, plus all accrued and unpaid interest thereon, and premium, if any. See "PROPOSED MERGER -- Background of and Reasons for the Merger," "-- Conversion of Shares Pursuant to the Merger," "-- Redemption of Mandatory Convertible Subordinated Debentures," and "-- Redemption of Class A and Class B Notes."




                          LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby has been passed upon for Hibernia by Patricia C. Meringer, Associate Counsel and Secretary of Hibernia. As of the date of this Proxy Statement/Prospectus, Ms. Meringer owned no shares of Hibernia Common Stock and held options to purchase 8,000 shares of Hibernia Common Stock, which options are not currently exercisable.

                             EXPERTS

     The consolidated financial statements of Hibernia incorporated in this Proxy Statement/Prospectus by reference from Hibernia's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon incorporated herein by reference, and has been so incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of First Continental for the fiscal years ended December 31, 1993, 1992 and 1991 contained in this Proxy Statement/Prospectus have been audited by Arthur Andersen & Co., independent public accountants, as included in their report with respect thereto, and have been included herein in reliance upon the authority of such firm as experts in accounting and auditing in giving such reports.



                 ARTHUR ANDERSEN & CO.

         REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of First Continental Bancshares, Inc.:

We have audited the accompanying consolidated statements of condition of First Continental Bancshares, Inc. (a Louisiana corporation) (the Company) and subsidiary as of December 31, 1993 and 1992, and the related consolidated statements of income
(loss), cash flows and shareholders' equity for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2, the Company does not currently meet minimum regulatory capital standards. During 1993, the Company was required to submit a capital plan to the Federal Reserve Board (FRB). The plan was submitted in March, 1993, but it was not accepted by the FRB due to capital ratios (as reflected in the plan) remaining below the minimum regulatory guidelines until 1996. As a result, the Company considered other strategic alternatives which ultimately led to an agreement to merge with Hibernia Corporation, as further discussed in Note 1. The merger, which has been approved by the Company's Board of Directors, is subject to, among other things, regulatory and shareholder approval, and if approved, is expected to be completed in 1994. Also, as discussed in Note 2, during 1991 the Company's subsidiary, First National Bank of Jefferson (the
Bank), entered into a Formal Agreement with the Office of the Comptroller of the Currency (the OCC) which requires, among other things, that the Bank not declare or pay dividends without prior approval in writing by the OCC and that the Bank maintain certain minimum capital ratios which it met at December 31, 1993 and 1992.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Continental Bancshares, Inc. and subsidiary as of December 31, 1993 and 1992, and the results of their operations and cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

As discussed in Notes 3, 7, and 16 to the financial statements, effective January 1, 1993, the Company changed its methods of accounting for investment securities, income taxes, and post-retirement benefits other than pensions.




                                                  s/ARTHUR ANDERSEN & CO.
                                                  ARTHUR ANDERSEN & CO.

New Orleans, Louisiana
February 14, 1994



First Continental Bancshares, Inc. and Subsidiary
                                    CONSOLIDATED STATEMENTS OF CONDITION
                                          December 31, 1993 and 1992


(In Thousands)                                  1993     1992


ASSETS
Cash and Due from Banks                     $ 13,141   $ 16,964
Investment Securities:
  U.S. Treasury Securities
   and Obligations of U.S.
   Government Agencies                        34,223     26,675
  Mortgage-Backed Securities
   (guaranteed by government
   agencies and corporations)                 91,883     70,698
  State and Political Subdivisions               289          -
  Federal Reserve Bank Stock and
   Other Securities                            1,312        705
     Total Investments (fair
       value of approximately
       $128,549 in 1993
       and $100,418 in 1992)                 127,707     98,078

Federal Funds Sold                            22,000     17,200

Loans                                        223,093    232,958
    Reserve for Possible Loan Losses          (6,590)    (6,261)
             Net Loans                       216,503    226,697
Bank Premises and Equipment, Net               6,051      6,193
Accrued Interest Receivable                    1,933      1,970
Other Real Estate and Foreclosed
  Property, Net                                7,630     22,395
Other Assets                                   2,075        824
Goodwill                                       2,872      3,697
          TOTAL ASSETS                      $399,912   $394,018

LIABILITIES
Deposits:
  Interest-Free                             $ 60,999  $  59,946
  Money Market                                52,268     54,053
  Savings & NOW                               85,431     86,844
  Time                                       146,317    145,183
  Interest-Bearing Deposits from
    Affiliated Banks                             335      1,169
     Total Deposits                          345,350    347,195
Short-Term Borrowings                         13,234     14,149
Notes Payable                                  5,884      5,444
Mandatory Convertible Debentures               6,000      6,000
Accrued Interest Payable                       7,379      5,711
Other Liabilities                              4,668      2,569
          TOTAL LIABILITIES                  382,515    381,068
SHAREHOLDERS' EQUITY
Preferred Stock - 500,000 shares
  authorized; 140,000 shares
  designated as Class A Cumulative
  Convertible Preferred Stock
  - par value $1 per share; 135,974
  shares issued and outstanding               11,422    11,422
Common Stock - par value $1 per share,
  5,000,000 shares  authorized;
  2,145,151 shares issued, of which
  17,055 are held as treasury stock
  at December 31, 1993 and 1992                2,145     2,145
Surplus                                        2,741     2,741
Unrealized Gain on Available-For-Sale
  Securities                                     807     -
Accumulated Earnings (Losses)                    400    (3,240)
Treasury Stock                                  (118)     (118)
          TOTAL SHAREHOLDERS' EQUITY          17,397    12,950

TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                      $399,912  $394,018


The accompanying notes are an integral part of these statements.



         First Continental Bancshares, Inc. and Subsidiary
              CONSOLIDATED STATEMENTS OF INCOME (LOSS)
        For The Years Ended December 31, 1993, 1992 and 1991


(In Thousands Except for Per
  Share Data)                        1993       1992     1991

INTEREST INCOME:
  Interest and Fees on Loans     $ 22,636   $ 24,612   $ 26,672
  Interest on Investments:
    U. S. Government & Agencies     1,846      1,612        967
    Mortgage-Backed Securities      5,044      5,405      4,894
    State and Political
      Subdivisions                     13          2          6
  Interest on Federal Funds
    Sold & Other                      446        549        984
        Total Interest Income      29,985     32,180     33,523
INTEREST EXPENSE:
  Interest on Deposits:
    Money Market                    1,171      1,794      2,677
    Savings and NOW                 1,423      2,359      3,606
    Time                            6,636      8,016     11,362
  Interest on Short-Term
   Borrowings                         289        322        543
  Interest on Note Payable
   and Debentures                   1,753      1,353      1,250
        Total Interest Expense     11,272     13,844     19,438
NET INTEREST INCOME                18,713     18,336     14,085
PROVISION FOR POSSIBLE
  LOAN LOSSES                         725      1,152      1,800
NET INTEREST INCOME AFTER
  PROVISION FOR
  POSSIBLE LOAN LOSSES             17,988     17,184     12,285
OTHER INCOME:
  Service Charges on
    Deposit Accounts                2,755      2,726      2,629
  Other Charges,
    Commissions and Fees            1,580      1,557      1,439
  Other Operating Income              424        592        463
  Security Gains                       24         20        179
        Total Other Income          4,783      4,895      4,710
OTHER EXPENSES:
  Salaries and Employee Benefits    8,087      7,034      6,954
  Net Occupancy Expense             1,472      1,470      1,750
  Litigation Loss (Recovery), Net      92        255       (176)
  Other Real Estate Expenses        5,213      6,554      3,685
  Other Operating Expenses          5,837      6,084      5,310
        Total Other Expenses       20,701     21,397     17,523
INCOME (LOSS) BEFORE
  MINORITY INTERESTS                2,070        682       (528)
Less: Minority Interest               -0-        -0-        311


INCOME (LOSS) BEFORE INCOME TAXES,
  EXTRAORDINARY ITEMS AND CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE                        2,070        682        (839)
Provision for Income Taxes         1,052        232         -0-
Income (Loss) Before
  Extraordinary Items and
  Cumulative Effect of Change
  in Accounting Principle          1,018        450        (839)
Extraordinary Items:
  Gain on Extinguishment of
    Debt, Net of Tax                 -0-     11,345         -0-
  Utilization of Net Operating
    Loss Carryforward                -0-      5,996         -0-
Net Income (Loss) Before
  Cumulative Effect of Change
  in Accounting Principle          1,018     17,791        (839)
Cumulative Effect of Change
  in Accounting Principle -
  (Adoption of SFAS 109)           2,622        -0-          -0-
Net Income (Loss)                  3,640     17,791        (839)
PREFERRED STOCK DIVIDENDS
  AND ACCRUED INTEREST            (2,053)    (1,994)     (2,033)
NET INCOME (LOSS)
  APPLICABLE TO
  COMMON STOCK                  $  1,587   $ 15,797   $ (2,872)


The accompanying notes are an integral part of these statements.




        First Continental Bancshares, Inc. and Subsidiary
       CONSOLIDATED STATEMENTS OF INCOME (LOSS) - (Continued)
        For The Years Ended December 31, 1993, 1992 and 1991


(In Thousands Except for Per Share Data)   1993     1992    1991


PRIMARY EARNINGS (LOSS) PER SHARE:

Earnings (Loss) Per Common Share
  Assuming No Dilution:

Income (Loss) Before Extraordinary
  Items and Cumulative Effect of
  Change in Accounting Principle         $  .48   $  .21  $ (.39)
Extraordinary Items                         -0-     8.15     -0-
Change in Accounting Principle             1.23      -0-     -0-
Preferred Stock Dividends and
  Accrued Interest                         (.96)    (.94)   (.96)
Net Income (Loss) Applicable
  to Common Stock                        $  .75    $7.42  $(1.35)


FULLY-DILUTED EARNINGS PER SHARE:

Earnings Per Common Share Assuming Full Dilution:

Income Before Extraordinary Items and
  Cumulative Effect of Change in
  Accounting Principle                   $ N/A     $ .33   $ N/A
Extraordinary Items                        N/A      4.71     N/A
Change in Accounting Principle             N/A       -0-     N/A
Net Income Applicable to
  Adjusted Common Stock
  Outstanding                            $ N/A     $5.04   $ N/A



The accompanying notes are an integral part of these statements.


           First Continental Bancshares, Inc. and Subsidiary
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
         For The Years Ended December 31, 1993, 1992 and 1991


(In Thousands)                      1993       1992       1991

OPERATING ACTIVITIES:
Net Income (Loss)               $  3,640   $ 17,791    $  (839)
Minority Interest                      -          -        311
Adjustments to Reconcile
  Net Income (Loss) to
  Net Cash Provided by
  Operating Activities:
Gain on Extinguishment of
  Debt, Pretax                         -   (17,190)          -
Cumulative Effect of Change
  in Accounting Principle         (2,622)        -           -
Provision for Possible Loan
  Losses                             725     1,152       1,800
Provision for Other Real
  Estate Losses and Write-Down
  to Market Value                  4,235     5,253       2,736
Depreciation                         371       460         720
Provision for (Recovery
  of) Litigation Loss                 92       255        (176)
Amortization of Purchase
  Adjustments                        825       826         843
Amortization (Accretion)
  of Security
  Premium and Discount               364       452         191
Accretion of Senior
  Debentures and Note
  Payable                            440       392         350
(Gain) Loss on Sale/Valuation
  of Investments                     (24)       57        (179)
(Gain) Loss on Sale of Other
  Real Estate                       (350)     (205)        314
Decrease (Increase) in Accrued
  Interest Receivable                 37       209         580
Increase (Decrease) in Accrued
  Interest Payable                 1,668       540        (516)
Increase (Decrease) in
  Other Liabilities                2,007      (498)     (1,140)
Decrease (Increase) in
  Other Assets                       955       (38)        162
Net Cash Provided by Operating
  Activities                      12,363     9,456       5,157

INVESTING ACTIVITIES:
Proceeds From Sales of
  Investment Securities               15       520      19,669
Proceeds From Maturities and
  Calls of Investment Securities  52,436    36,449       7,144

Purchases of Investment
  Securities                     (81,197)  (44,677)    (49,106)
Net Change in Loan Portfolio       5,458    (5,016)     16,107
Net Change in Federal
  Funds Sold                      (4,800)   (7,200)     (5,000)
Proceeds From Sale of Other
  Real Estate Owned               14,891    11,275       2,354

Net Purchases of Premises
  and Equipment                     (229)     (139)        (48)

Net Cash Provided by (Used in)
  Investing Activities           (13,426)   (8,788)     (8,880)

FINANCING ACTIVITIES:
Net Increase (Decrease)
  in Interest-Free,
  Money Market, Savings
  and NOW Deposits                (2,979)    4,653      13,960
Net Increase (Decrease) in
  Certificates of Deposit          1,134   (18,171)     (7,732)
Net Increase (Decrease) in
  Short-Term Borrowings             (915)    7,289      (3,828)
Proceeds From Issuance of
  Long-Term Debt                       -     5,400           -
Repayment of Long-Term Debt            -    (4,200)          -
Net Cash Provided by (Used in)
  Financing Activities            (2,760)   (5,029)      2,400
NET INCREASE (DECREASE)
  IN CASH AND
  CASH EQUIVALENTS                (3,823)   (4,361)     (1,323)
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF YEAR               16,964    21,325      22,648
CASH AND CASH EQUIVALENTS AT
  END OF YEAR                    $13,141   $16,964     $21,325
Cash Paid During the Year
  for (in thousands):
    Interest                     $ 9,164   $12,914     $19,954
    Income Taxes                     119        81           -


The accompanying notes are an integral part of these statements.



First Continental Bancshares, Inc. and Subsidiary
CONSOLIDATED STATEMENTS OF CHANGES
IN SHAREHOLDERS' EQUITY (DEFICIT)
For The Years Ended December 31, 1993, 1992 and 1991
(In Thousands)

                                                                      Unrealized Gain
                                                                      on Available-For-
                       Preferred Stock     Common Stock     Surplus   Sale Securities     Treasury Stock     Accumulated
                                                                                                               Earnings
                       Shares  Amount      Shares  Amount   Amount        Amount          Shares  Amount       (Losses)

BALANCE,
DECEMBER 31, 1990        136   $11,422      2,145  $2,145   $2,741        $    -           (17)   $(118)     $(20,192)

  Net Loss - 1991                                                                                                (839)


BALANCE,
DECEMBER 31, 1991        136    11,422      2,145   2,145    2,741             -           (17)    (118)      (21,031)

  Net Income - 1992                                                                                            17,791


BALANCE,
DECEMBER 31, 1992        136    11,422      2,145   2,145    2,741             -           (17)    (118)       (3,240)


  Net Income - 1993                                                                                             3,640
  Unrealized Gains                                                           807


BALANCE,
DECEMBER 31, 1993        136   $11,422      2,145  $2,145   $2,741         $ 807           (17)   $(118)     $    400


The accompanying notes are an integral part of these statements.


             First Continental Bancshares, Inc. and Subsidiary
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            For The Years Ended December 31, 1993, 1992 and 1991



NOTE 1.  MERGER PLAN.

           On December 4, 1993, First Continental Bancshares, Inc. (the "Company") and Hibernia Corporation ("Hibernia") entered into an Agreement and Plan of Merger (the "Agreement") pursuant to which the Company would merge within and into Hibernia and each outstanding share of the Company's Class A Cumulative Convertible Preferred Stock (see Note 11) would be converted into and become exchangeable for a combination of cash and Hibernia Class A Common Stock ("Hibernia Common Stock") with an aggregate value of approximately $118 per share (as of March 31, 1994) and each outstanding share of the Company's Common Stock would be converted into and become exchangeable for 1.4 to 2 shares of Hibernia Common Stock, depending on the price of Hibernia Common Stock prior to closing, valued at $12 per share. All outstanding Class A and Class B Senior Secured Notes due 1997 (see Note 10) and 12% Mandatory Convertible Subordinated Debentures due
November 15, 1996 (see Note 10) of the Company will be redeemed at par plus accrued and unpaid interest, and premiums, if any.

           The merger is subject, among other things, to receipt of regulatory and shareholder approvals, and is currently expected to be completed during the second or third quarter of 1994.

NOTE 2.  REGULATORY MATTERS, CAPITAL AND DIVIDEND RESTRICTIONS.

           The Company and its wholly-owned subsidiary, the First National Bank of Jefferson Parish (the "Bank" or "FNJ") are subject to regulatory risk-based capital guidelines. In the risk-based capital computation, all assets are weighted based upon assigned risk factors, and certain off-balance sheet items are included, such as loan commitments and standby letters of credit. Capital is separated into two categories, Tier 1 and Tier 2, which combine for Total Capital. Tier 1 consists of common stockholders' equity and a portion of the Company's perpetual Preferred Stock. Tier 2 capital consists of portions of the allowance for loan losses and subordinated debt, subject to certain limitations. The regulators have also issued capital leverage guidelines. The leverage ratio consists of Tier 1 capital as a percent of average total assets. Unrealized gain attributable to implementation of Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities," (see Note 3 and Note
7), although included in shareholders' equity, is not included for regulatory capital ratio computation purposes. Additionally, as required, portions of the Company's deferred tax assets have been excluded from the capital ratios reflected below.

           The Company's capital ratios are not in compliance with regulatory requirements, and were as follows at December 31, 1993 and 1992, respectively:

                        Regulatory
                        Requirement
                         12/31/93     12/31/93    12/31/92

Tier 1 Capital            4.00%        1.18%      (0.63%)
Total Capital             8.00%        2.36%      (0.63%)
Leverage Ratio            4.00%         .72%      (0.42%)

Formal Agreement with the OCC

     The Bank and the OCC entered into a Formal Agreement on May 23, 1991, under which the Bank agreed, among other things, that it would not declare or pay any dividends unless the dividend payment is in compliance with applicable laws, has been approved in writing by the OCC and is consistent with the minimum capital levels contained in the Bank's capital plan established pursuant to the Formal Agreement. The Formal Agreement was amended on January 9, 1992 to require the Bank to achieve by March 1, 1992 either Tier 1 capital equal to 5.5% of risk-weighted assets ("Tier 1 Capital Ratio") and 5% of average adjusted total assets ("Leverage Ratio") or alternate capital ratios specified in a capital plan approved by the OCC, and, within 60 days, to develop and submit to the OCC a three-year capital plan.

     The Bank submitted its three-year capital plan in March 1992 and a revised capital plan in early 1993 which reflected capital ratios at December 31, 1992 exceeding those required in the Formal Agreement. The Plan was approved by the OCC in July 1993.

     The Bank's capital ratios required by the Formal Agreement and at December 31, 1993 and 1992, respectively, were:

                       Required
                       by Formal
                       Agreement      12/31/93       12/31/92

Tier 1 Capital           5.5%          12.35%         8.74%
Total Capital            N/A           13.62%        10.00%
Leverage Ratio           5.0%           7.59%         5.72%

The Bank is in substantial compliance with the requirements of the Formal Agreement, as amended.

Examination by the Federal Reserve Board (FRB); Certain
Regulatory Impositions on Company

In November 1992, the FRB conducted an examination of the Company and a copy of the examination report was provided to the Company's Board of Directors in February 1993. In this report, the FRB noted that the consolidated capital levels remain below regulatory minimums and that management should act immediately to rectify this problem. The FRB requested the Company to submit a capital plan by March 31, 1993, that would bring the Company's capital to a satisfactory level. The Company submitted a revised capital plan to the FRB in March 1993. Upon review, the FRB determined that the Plan was unacceptable because the capital ratios remained below the minimum regulatory guidelines until 1996. The Company subsequently retained a consultant to assist in addressing this issue and to review the Company's strategic alternatives. This process ultimately led to the definitive agreement to merge with Hibernia discussed in Note 1.

Because of the Company's financial condition, the FRB requested the Board of Directors to adopt a Board resolution that acknowledged the continuation of the no debt/no dividend letter issued on June 11, 1986 by the FRB and contains, among other things, the following: (i) no additional debt incurrence without FRB approval; (ii) no payment of dividends to shareholders without prior written approval from the FRB, (iii) no Treasury Stock repurchases, (iv) quarterly Company reporting to the FRB,
(v) subsidiary reporting to the FRB, (vi) quarterly written progress reports to the FRB, and (vii) the appointment of a Compliance Committee to ensure all provisions of the request and holding company laws and regulations are complied with in the future. Management believes the Company is in compliance with these requirements.

NOTE 3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

The accounting and reporting policies of the Company reflect industry practices and are in accordance with generally accepted accounting principles. The principles and policies which materially affect the determination of results of operations, financial position, and cash flows are summarized below.

Reclassifications

Certain prior year amounts have been reclassified to conform with current year presentation.

Consolidation

The consolidated financial statements include the accounts of the Company and the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation.

Fair Value of Financial Instruments

FASB Statement No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates may not be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

Investment Securities

At December 31, 1993, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 requires the classification of securities into one of three categories: Trading, Available-for-Sale, or Held-to-Maturity.

Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates this classification periodically. Trading account securities are held for resale in anticipation of short-term market movements. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Securities not classified as held-to-maturity or trading are classified as available-for-sale.

Effective December 31, 1993, there were no trading account securities. Had there been, those securities would have been carried at market value and included in short-term investments. Gains and losses, both realized and unrealized, would have been reflected in earnings. Held-to-maturity securities are stated at amortized cost. Available-for-sale securities are presented at fair value, with unrealized gains and losses, net of tax, reported as a separate component of shareholders' equity. Net unrealized gains of approximately $807,000 were included in shareholders' equity as of December 31, 1993.

The amortized cost of debt securities classified as held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed securities, over the estimated life of the security. Amortization, accretion and accrued interest are included in interest income on securities. Realized gains and losses, and declines in value judged to be other than temporary, are included in net securities gains. The cost of securities sold is determined based on the specific identification method.

Loans

Loans are stated at the principal amount outstanding less applicable unearned discount. The fair value of loans as disclosed in Note 5 is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturity. Interest on commercial and real estate loans is accrued based on the principal balance outstanding. Unearned discount on consumer installment loans is recognized into income using the sum-of-the-months digits method, which does not differ materially from the interest method. The accrual of interest is discontinued when it appears that collection may be doubtful.

Non-Performing Assets

Non-performing assets include loans 90 days or more past due but still accruing interest, certain renegotiated loans, non-accrual loans and other real estate and collateral acquired as the result of foreclosures. Non-accrual loans are loans on which the accrual of interest income has been discontinued because the borrower's financial condition has deteriorated to the extent that the collection of interest is doubtful. Until the loan is returned to performing status, generally as the result of the full payment of all past due principal and interest, interest income is recorded on the cash basis.

Assets acquired through foreclosure, other than marketable equity securities which are included in investment securities, are recorded at the lower of cost or estimated fair value less selling costs. Estimated fair value is the anticipated sales price of the property, based upon independent appraisals or other relevant factors. The excess of the loan balance over the fair value of the asset at the time of foreclosure is charged to the reserve for possible loan losses. Subsequent declines in market value of the assets below their carrying values are charged against the Other Real Estate Reserve. Such reserve is specifically allocated by property, provisions are added monthly based on historical indices and management review. Gains and losses, those greater than the specific reserve for that particular property, on disposition are reflected in income in the year in which they occur. The amount of provision included in other real estate expenses for the years ended December 31, 1993, 1992 and 1991, respectively, was $4,235,000, $5,253,000 and
$2,736,000.

Reserve for Possible Loan Losses

The determination of the balance in the reserve for possible loan losses is based on an analysis of the relative risks inherent in the loan portfolio and reflects an amount which, in management's judgment, is adequate to provide for potential loan losses. A provision for possible loan losses is charged to operating expenses for the amount required to adjust the reserve to the appropriate balance as determined by management. Ultimate losses may vary from the current estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in earnings in the periods in which they become known.

Bank Premises and Equipment

Bank premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization for book purposes is computed on a straight-line basis over the estimated useful lives of the depreciable property as described in Note 8. Maintenance and repairs are charged to operating expense, and gains or losses on dispositions are reflected currently in the statements of income (loss).

Deposits

The fair value of demand deposits, savings and interest-bearing demand deposits is the amount payable on demand at December 31, 1993. The fair value of fixed maturity certificates of deposit and other time deposits are estimated using the rates currently offered for deposits of similar remaining maturities.

Income Taxes

Effective January 1, 1993, the Company adopted SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, the liability method is used in accounting for income taxes. This method determines deferred tax assets and liabilities based on differences between financial reporting and tax bases of assets and liabilities. The tax effect of these differences is measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. As permitted by SFAS No. 109, the prior years' financial statements have not been restated, and the impact of adopting SFAS No. 109 as of January 1, 1993 in the amount of $2,622,000 is shown as the cumulative effect of a change in accounting principle in the accompanying consolidated statement of income. Prior to the adoption of SFAS No. 109, income tax expense was determined using the deferred method. Deferred tax expense was based on items of income and expense that were reported in different years in the financial statements and tax returns and was measured at the tax rate in effect in the year the difference originated. Those differences related principally to depreciation expense, provision for possible loan losses and write-downs of other real estate. The Company files a consolidated federal income tax return. In addition, the Company is subject to Louisiana state income tax.

Purchase Accounting Adjustments

The acquisition of the Bank was recorded in 1982 using the purchase method of accounting. Under purchase accounting, the assets and liabilities of FNJ at the date of acquisition were recorded at their fair market values and the excess of the purchase price over the net fair value of FNJ's assets and liabilities was recognized as goodwill of $12,046,000, which is being amortized over 15 years using the straight-line method.
The remaining goodwill at December 31, 1993 is $2,872,000. In connection with the acquisition of the Bank, warrants were issued to individuals who had the option to purchase up to 354,574 shares of the Company's Common Stock at an exercise price of $3.50 per share, which were to expire June 30, 1987. These warrants were purchased by the Company (see Note 13) during 1986 for $2,393,000. At the Bank's acquisition date, no entries were recorded to reflect the issuance of the warrants due to uncertainty in establishing a value for them. During 1986, the Company's purchase of these warrants established a value and, accordingly, the purchase price was recorded as additional goodwill and is being amortized over the remaining original life of the goodwill. Included in other operating expenses for 1993, 1992 and 1991 is goodwill amortization of approximately $826,000, $826,000 and $843,000 for each year, respectively.

Statements of Cash Flows

Cash and cash equivalents include cash and due from banks, deposits in affiliated banks and interest-bearing deposits in banks.


NOTE 4.  CASH AND DUE FROM FINANCIAL INSTITUTIONS.

During 1993 and 1992, FNJ was required by regulation to maintain balances on deposit with the Federal Reserve Bank which averaged approximately $1,284,000 and $1,854,000, for those years, respectively.


NOTE 5.  LOANS AND NON-PERFORMING ASSETS.

Loans

The primary assets of the Company which are subject to asset quality risk are the loan portfolio and other real estate and foreclosed property. The risk elements of a loan portfolio include non-accrual, renegotiated and past due loans and loan concentrations.

The composition of the loan portfolio at the end of 1993 and 1992 was as follows (in thousands):

                                    -------December 31-------

                                       1993               1992

Energy........................... $        -           $  1,676
Marine...........................      1,069              3,682
Other Commercial.................     18,187             23,994
Land and Construction............      2,631              1,365
Residential Real Estate..........     52,815             51,698
Commercial Real Estate...........     67,847             67,977
Installment                           88,966             92,462
  Subtotal                          $231,515           $242,854
Less:  Unearned Discount              (8,422)            (9,896)

Total                               $223,093           $232,958


     Loans had an estimated fair value of approximately
$225,705,000 and $236,743,000 at December 31, 1993 and 1992,
respectively. (See Note 3 regarding the Company's method for estimating the fair value of the loan portfolio.)

     In May 1993, the Financial Accounting Standards Board issued Statement No. 114, "Accounting by Creditors for Impairment of a Loan", which requires that impaired loans that are within the scope of this statement be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or at the loan's market price or the fair value of the collateral if the loan is collateral dependent. Adoption of the new standard is required for fiscal years beginning after December 15, 1994. The standard is to be adopted prospectively with the effect of initially applying the standard to be reflected as an adjustment to the Bank's provision for loan losses in the year of adoption. The effect, if any, the new standard may have on the Bank's financial position and results of operations is not expected to be significant based on the current loan portfolio.

Non-Performing Assets

     Non-accrual loans, loans past due 90 days or more, along with real estate acquired through foreclosure and repossessed personal property, represent non-performing assets. Detail of these elements is as follows:

                                      -------December 31-------
                                           (In Thousands)

                                          1993             1992

Loans:

   90 days or more past due,
     but still accruing interest       $   729          $ 2,027
   Non-accrual                           4,647            7,965

Total Non-Performing Loans             $ 5,376          $ 9,992

Other Real Estate and Foreclosed Property:

Real Estate:
   Residential                         $ 1,587          $ 7,107
   Commercial Buildings                  4,679           11,877
   Raw Land                              5,540            6,271
Other Foreclosed Property                   28              708
                                       $11,834          $25,963

Reserve for Possible Other Real Estate Losses:

   Balance, beginning of year          $ 3,568          $ 1,326
   Provision for possible losses         4,235            5,253
   Losses charged to the reserve        (3,620)          (3,018)
   Recoveries of other real
     estate previously charged
     off                                    21                7
   Balance, end of year                $ 4,204          $ 3,568

Total Non-Performing Assets            $13,006          $32,387

Non-Performing Loans/Total Loans         2.4%             4.3%

Non-Performing Assets/Total Assets       3.3%             8.2%

     Activity in the Reserve for Possible Other Real Estate Losses during 1991 included a beginning balance of $975,000, provision for possible losses of $2,736,000, losses charged to the reserve of $2,506,000 and recoveries of $121,000, resulting in an ending balance of $1,326,000.

     At December 31, 1993, eight properties represent 70% of total other real estate owned; at December 31, 1992, approximately 47% of the Bank's other real estate owned was concentrated in ten properties. There were no loans which had been restructured at December 31, 1993, or December 31, 1992.

     As permitted under current accounting practices, during 1993, the Company revised its policy with respect to accounting for insubstance foreclosures. Currently, the Company considers insubstance foreclosure assets to be loans for which the Company has taken possession of the underlying collateral. There are no loans which meet this criteria as of December 31, 1993 and the total of loans which met this criteria as of December 31, 1992 was $4,187,000. Amounts reported as insubstance foreclosures in 1992 prior to the Company's change in accounting policy were approximately $6,556,000. Therefore, for comparative purposes, approximately $2,369,000 of assets previously reported as insubstance foreclosures have been reclassified from other real estate to loans in the accompanying 1992 financial statements.

     The average balance of loans on a non-accrual basis for 1993 and 1992 was approximately $5,551,000 and $9,483,000, respectively. Interest income on non-accrual loans, which is recorded only when received, was $422,602, $687,730 and $479,675 in 1993, 1992 and
1991, respectively. Interest income that would have been earned on non-accrual loans had those loans been on accrual status totalled approximately $560,000, $1,005,000 and $924,000 in 1993, 1992 and
1991, respectively.

     Monitoring and resolution of problem loans continue to receive significant Management attention. However, the uncertainty of the energy industry and its related effect on the overall economy could have an adverse effect on the financial condition of the Company's loan customers. In the future it is possible that additional loans to customers could be classified as non-performing or that additional charge-offs and write-downs, as well as higher loan loss provisions, could be incurred.


NOTE 6.  RESERVE FOR POSSIBLE LOAN LOSSES.

     The provision for possible loan losses charged to expense is determined in accordance with the policy described in Note 3.
Transactions in the reserve for possible loan losses during 1993, 1992 and 1991 were as follows (in thousands):

                                  1993         1992         1991

Balance, Beginning of Year     $ 6,261      $ 7,147      $ 9,023
Provision for Possible Loan Losses 725        1,152        1,800
Losses Charged to the Reserve   (2,298)      (3,358)      (4,825)
Recoveries of Loans Previously
  Charged-Off                    1,902        1,320        1,149
Balance, End of Year           $ 6,590      $ 6,261      $ 7,147

     Loans are charged off when the probability of loss is established. In management's opinion, all known losses have been charged to the reserve as of December 31, 1993.


NOTE 7.  INVESTMENT SECURITIES.

     As discussed in Note 3, the Company adopted SFAS No. 115 effective December 31, 1993. Prior to December 31, 1993, the
Company classified all securities as held-to-maturity. A summary of securities classified as available-for-sale and held-to-maturity is presented below (in thousands):


                     --------------December 31, 1993-------------

                                              Gross      Gross
                   Amortized    Estimated  Unrealized  Unrealized
                      Cost      Fair Value    Gains    Losses

AVAILABLE-FOR-SALE

 U. S. Treasury
  Securities and
  Obligations of
  U. S.Government
  Agencies          $ 25,039     $ 25,563    $    544   $   (20)
    Mortgage-Backed
     Securities       68,413       68,650         497       (260)
    Other                381          843         462          -

    Total Available-
      For-Sale      $ 93,833   $   95,056    $  1,503    $  (280)


HELD-TO-MATURITY

 U. S. Treasury
  Securities and
  Obligations of
  U. S. Government
  Agencies          $  8,660   $  8,677    $     17   $        -
    Mortgage-Backed
     Securities       23,233     24,046         939         (126)
    Other                758        770          12            -

    Total Held-To-
     Maturity       $ 32,651   $ 33,493    $    968    $    (126)


                     --------------December 31, 1992-------------

                                              Gross      Gross
                   Amortized    Estimated  Unrealized  Unrealized
                      Cost      Fair Value    Gains    Losses


HELD-TO-MATURITY

 U. S. Treasury
  Securities and
  Obligations of
  U. S. Government
  Agencies         $ 26,675     $ 27,267    $    609   $    (17)
 Mortgage-Backed
  Securities         70,698       72,446       1,890       (142)
 Other                  705          705           -          -

 Total Held-To-
  Maturity         $ 98,078     $100,418    $  2,499   $   (159)

              The amortized cost and estimated fair value of debt securities at December 31, 1993, by contractual maturity, are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

AVAILABLE-FOR-SALE

                                         Amortized      Estimated

                                            Cost       Fair Value

Due in One Year                         $   4,017        $  4,040
Due After One Year Through Five Years      20,314          20,757
Due After Five Years Through Ten Years     14,136          14,262
Due After Ten Years                        55,365          55,997
Total Available-For-Sale                 $ 93,832       $ 95,056


HELD-TO-MATURITY

                                         Amortized     Estimated
                                            Cost      Fair Value

Due in One Year                           $  8,806      $  8,824
Due After One Year Through Five Years        2,711         2,824
Due After Five Years Through Ten Years       2,765         2,815
Due after ten years                         18,369        19,030
Total Held-To-Maturity                    $ 32,651      $ 33,493

     Mortgage-backed securities are classified according to their contractual maturity without consideration of contractual prepayments or projected prepayments. Securities available for sale at December 31, 1993, include mortgage-backed securities of $1,308,000 due after one year through five years, $12,186,000 due after five years through ten years, and $55,155,000 due after ten years. Held-to-maturity securities at December 31, 1993, include mortgage-backed securities of $2,711,000 due after one year through five years, $2,645,000 due after five years through ten years, and $17,878,000 due after ten years. Contractual maturities on mortgage-backed securities ranged from 2.63 years to approximately 32 years at December 31, 1993. Estimated average life on the portfolio of mortgage-backed securities was 3.31 years at December 31, 1993.

     Proceeds from the sale and call of investment securities during 1993 and 1992 were $515,600 and $520,772, respectively. Gross gains of $23,864 and $20,272 were realized on these transactions in 1993 and 1992 respectively. No losses were realized on sales during the periods.

     Investment securities with a par value of approximately $28,873,000 and $28,523,000 at December 31, 1993 and 1992, respectively, were pledged to secure public deposits, repurchase agreements and other transactions.

NOTE 8.  PREMISES AND EQUIPMENT.

     Consolidated Company and Bank premises and equipment consists of the following (in thousands):

                                 ----------December 31----------
                                    1993                   1992

Land                              $ 2,499                $ 2,499
Buildings and Leasehold
  Improvements                      9,034                  9,000
Equipment                           8,284                  8,105
    Total                          19,817                 19,604
Accumulated Depreciation
  and Amortization                (13,766)               (13,411)

    Net                           $ 6,051                $ 6,193


              Depreciation and amortization is provided utilizing the straight-line method and estimated useful lives as follows:


                                               Range of
                                             Useful Lives

Buildings and Leasehold Improvements         5 - 50 years

Equipment                                     1 - 5 years


NOTE 9.  INTEREST-BEARING DEPOSITS.

              A summary of interest-bearing deposits is as follows (in thousands):

                                       -------December 31-------
                                         1993              1992

Demand and Savings Deposits          $  85,431          $ 86,844
Money Market Accounts                   52,603            55,222
Certificates of Deposit                146,317           145,183
                                      $284,351          $287,249

     Certificates of deposit had an estimated fair value of approximately $147,894,000 and $146,637,000 at December 31, 1993, and
1992 respectively. (See Note 3 regarding the Company's method for estimating the fair value of the deposit portfolio.) The carrying value of demand, savings and money market deposits is deemed a reasonable estimate of fair value for those financial instruments.

NOTE 10.  LONG-TERM DEBT.

Senior Secured Notes

     On November 9, 1992, the Company issued an aggregate principal amount of $5.4 million of its 10.75% Class A and Class B Senior Secured Notes due 1997 ("Notes"). The Company used the proceeds to repurchase certain interests in the Company held by Collecting Bank, N.A. in a debt restructuring transaction and retained sufficient funds to pay the first two years of interest on the Notes. Interest on the Notes is payable quarterly on each January 1, April 1, July 1 and October 1. In addition, under the terms of the Indenture with respect to the Notes, the Class A noteholders earn the right to receive from the Company an additional cash payment (the "Cash Premium") payable not later than the second anniversary of the earlier of maturity or redemption of the Class A Notes (the "Note Payment Date"). The amount of the Cash Premium earned by each Class A noteholder is calculated by multiplying (i) 10% of the principal amount of the Class A Notes held by such Class A noteholder on the Note Payment Date by (ii) the number of years from the date of issuance (including the year the Note Payment Date occurs) during which the Class A Notes have been outstanding (up to a maximum of five years). Cash Premium on the Class A Notes is being recognized (amortized) on a straight-line basis over the five-year life of the Notes.

     Pursuant to the Indenture, each holder of Class A Notes has the option (the "Share Option") to exchange the right to receive the Cash Premium with respect to any or all of their Class A Notes for shares of the Company's Common Stock if holders of a minimum of 25% of the aggregate principal amount of the Notes elect to exercise their Share Option and if certain other conditions provided for in the Indenture (the "Option Conditions") are satisfied. If holders of all of the Class A Notes elect to receive the Share Option and the Option Conditions are satisfied, such Class A noteholders would receive an aggregate of 16.32% of the outstanding shares of Common Stock of the Company after such issuance.

     The Notes are redeemable at the option of the Company, in whole or in part, after November 9, 1994 at the principal amount plus accrued interest and are mandatorily redeemable by the Company in the event of a merger or consolidation of either the Company or the Bank with or into another person or the sale of all or substantially all of the Company's or the Bank's assets to another person (an "Extraordinary Transaction").

     The Agreement with Hibernia discussed in Note 1 constitutes an Extraordinary Transaction with respect to the Notes, and all the Notes will be redeemed pursuant to the Indenture if the merger is consummated. Additionally, each holder of the Class A Notes will be entitled to receive the Cash Premium upon redemption of his Notes on the effective date of the merger. If the Share Option is exercised and the Option Conditions are satisfied, each holder of Class A Notes will be entitled to receive, in lieu of the Cash Premium attributable to his Class A Notes, approximately 94 shares of Common Stock for each $1,000 principal amount of Class A Note. Each such share of Common Stock will then be converted into shares of Hibernia Common Stock as described in Note 1.

     Currently the best indicator of fair value on the Notes is derived from the terms of the Agreement with Hibernia. Based on those terms, at December 31, 1993, the consideration received by the noteholders could vary depending upon whether the Cash Premium on the Class A Notes was paid in cash or shares were issued pursuant to the Share Option. The total value would be approximately $6,427,000 if the Class A noteholders receive the Cash Premium and $10,517,000 if the noteholders exercise their Share Option and the Option Conditions are satisfied.

Mandatory Convertible Subordinated Debentures

     In 1986, the Company issued $6 million of 12% Mandatory Convertible Subordinated Debentures due November 15, 1996 (the "Debentures"), in connection with its retirement of $2 million in existing subordinated Debentures and repurchase of outstanding Common Stock warrants (see Note
13). At maturity, the principal amount of the Debentures will be converted into shares of Company Common Stock at the conversion rate of 78 shares of Common Stock for each $1,000 principal amount of outstanding Debentures. Holders of the Debentures are permitted to convert the Debentures into Common Stock at any time after November 15, 1990 at the same conversion rate. At December 31, 1993, none of the Debentures had been converted. The Debentures are redeemable at the option of the Company, in whole or in part, after November 15, 1993, for the redemption price (expressed as a percentage of principal) of 105%, 103% and 100% for each of the twelve-month periods ending November 15, 1994, 1995 and 1996, respectively, plus accrued interest. However, any such redemption may only be effected with the proceeds realized from the Company's sale of Common Stock or perpetual preferred stock.

     The Company has not paid interest on the Debentures since May 15, 1988 and, based upon the financial condition of the Company, it is not anticipated that the payment of interest on the Debentures will resume in the foreseeable future. Under the terms of the Debenture Agreement, non-payment of interest is not an event of default. Accrued interest as of December 31, 1993 was $4,142,000. The Debentures are subordinate to all Senior Indebtedness of the Company (as defined in the Debenture Agreement) and holders of the Debentures are permitted to declare an event of default and accelerate payment of the principal of the Debentures and accrued interest thereon only in the event of the bankruptcy, insolvency or reorganization of the Company. If the Company were liquidated, Debenture holders would have priority over the holders of the Company's Preferred Stock and Common Stock to the remaining assets of the Company; however, the debenture holders would be in a subordinate position to the holders of Notes.

     The fair value of the Debentures, based on the terms of the Agreement with Hibernia discussed in Note 1, is approximately $10.4 million at December 31, 1993.

NOTE 11.  CUMULATIVE CONVERTIBLE PREFERRED STOCK.

     The Company has 135,974 shares of Class A Cumulative Convertible Preferred Stock ("Preferred Stock") outstanding with a book value of $11,422,000, upon which the Company has not paid dividends since the last quarter of 1986. The Preferred Stock has an annual dividend rate of $10.92 per share and is redeemable after June 30, 1994 at the option of the Company at $84.00 per share plus accumulated and unpaid dividends and interest thereon. At the option of the holder, the Preferred Stock is convertible into Common Stock at a rate of 1.63 shares of Common Stock for each share of Preferred Stock with all accumulated and unpaid dividends and interest thereon becoming a debt of the Company payable to the Preferred stockholders. Accumulated and unpaid dividends were $10,395,000 at December 31, 1993. Interest on the accumulated and unpaid dividends began to accrue as of January 1, 1989 at The Chase Manhattan Bank, N.A., prime rate, adjusted quarterly. Accrued interest on the dividends was $2,551,000 at December 31, 1993.

     As reflected in the Agreement with Hibernia discussed in Note 1, if the merger is consummated, each outstanding share of Preferred Stock would receive total consideration valued at approximately $118 (as of March 31, 1994) in the form of cash and Hibernia Common Stock.

NOTE 12.  DEBT SETTLEMENT.

     As reported in the Company's previous Annual Report filings, the Company was the subject of a claimed default of its loan in the principal amount of $16,100,000 from First City National Bank of Houston ("First City") that was payable on the earlier of demand or December 31, 1988.

     In 1990 the Company and the Bank entered into a Settlement Agreement and Supplemental Settlement Agreement with First City and Collecting Bank, N.A. ("Collecting Bank"), a special purpose bank that had been created by First City and to which the loan had been assigned. Pursuant to the terms of these agreements (i) the parties exchanged releases of all claims and litigation related to the Company's debt;
(ii) Collecting Bank delivered to the Company the $16.1 million promissory note, duly cancelled, and all of the FNJ stock which had been pledged to secure the note; (iii) the Company delivered to Collecting Bank 62,685 shares of FNJ Common Stock; (iv) FNJ issued a warrant to Collecting Bank representing an additional 52% of the outstanding FNJ Common Stock, with FNJ having the right to defer the exercise of the warrant by the Collecting Bank by making annual payments ("Exercise Deferral Payments") in the annual amount of 4.25% of $11.6 million (the "Repurchase Price") for the period from March 31, 1990 to March 31, 1995 (with the first payment due March 1, 1992 for the period from March 31, 1990 to December 31, 1991) and 10% thereafter, and with FNJ having the right to repurchase the warrant at any time prior to March 31, 1998 for the Repurchase Price plus accrued and unpaid Exercise Deferral Payments; and (v) the Company issued to Collecting Bank a Senior Debenture in the principal amount of $2 million, bearing interest at the rate of 7% per annum until March 31, 1995, and at the rate of 10% thereafter. The Senior Debenture had no maturity date and was redeemable at the option of the Company within five years for $1 million.

     The accounting for the delivery of the warrant in satisfaction of the indebtedness owed to, Collecting Bank, was treated as a debt-for-debt exchange. A loss on the transaction of $2.8 million was recorded as a result of this transaction; this loss resulted from the following (in thousands):

Investment in Bank at Restructure                 $ 25,099
Percentage Given to First City                        19.9%
                                                     4,994
Fair Value of Stock Given Up
 (315,000 shares @ $35/share x 19.9%)               (2,194)

Resulting Loss on Transfer                        $  2,800


     As a result, minority interest of $3,560,000 was recorded and a writedown of goodwill was realized of $1,434,000. The Note Payable and the Senior Debenture were recorded as follows (in thousands):

Original Note Payable                             $16,100
Interest Payable                                    2,212
         Subtotal                                  18,312
Less: Stock Given Up                               (2,194)
Remaining Debt                                     16,118
Allocation to Senior Debenture                       (500)
Recorded Value of Note Payable                    $15,618

     The Note Payable and the Senior Debenture were being accreted, using the effective interest method, to $17,545,000 (the total of the Exercise Deferral Payments plus the Repurchase Price) and $2,000,000, respectively.

     At the direction of the Bank's primary regulator in early 1992, the Company began negotiations with the Collecting Bank to rescind the warrant in exchange for a lump sum cash payment. As a result of these negotiations, on November 9, 1992, First Continental Bancshares, Inc. repurchased from the Federal Deposit Insurance Corporation ("FDIC"), in its capacity as receiver for Collecting Bank, (i) 62,685 shares of Common Stock, $10.00 par value per share, of the Bank, (ii) a warrant to acquire an additional 52% of the outstanding shares of FNJ Common Stock,
(iii) a warrant entitling Collecting Bank to maintain its 19.9% ownership interest in FNJ in the event of certain circumstances and (iv) a senior debenture in the principal amount of $2,000,000 (collectively, the "Collecting Bank Interests"). The repurchase was effected in connection with the settlement of all pending litigation between the Company and FNJ, and Collecting Bank and First City, Texas-Houston, N.A., ("Debt Settlement").

     The Company made a cash payment of $4.2 million to the FDIC to repurchase the Collecting Bank Interests. A gain on extinguishment of
debt of $17,190,000, pre-tax, resulted from this transaction.   The
Company funded the repurchase by issuing an aggregate principal amount of $5.4 million of 10.75% Class A and Class B Senior Secured Notes due 1997 on November 9, 1992. (See Note 10.) The remainder of the proceeds from the issuance of the Notes are held in escrow to be used by the Company to provide for the first two years of debt service on the Notes and to pay certain expenses of the offering.

     As a result of the repurchase of the Collecting Bank Interests and the settlement of the litigation in 1992, all of the Collecting Bank Interests were cancelled, the Company now owns 100% of the outstanding shares of FNJ Common Stock (50% plus one share of which has been pledged by the Company to the trustee for the noteholders to secure the Company's obligations under the Notes), and the Company has no further obligation to Collecting Bank.

NOTE 13.  RELATED PARTY TRANSACTIONS.

     In the ordinary course of business, FNJ makes loans to its directors, principal officers and shareholders. These loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other unaffiliated persons. Transactions in loans made to directors, principal officers and shareholders, including their family members and companies in which they have a significant ownership interest, were as follows during 1993 and 1992 (in thousands):

                                          1993        1992

Balance, Beginning of Year              $   379     $   229

Additions                                     1         192

Repayments and Other                       (264)        (42)

Balance, End of Year                    $   116     $   379

     In addition, FNJ has a number of banking relationships with other banks which have certain directors, officers and shareholders in common. The most significant of these relationships relates to loan participations sold to and purchased from the other banks. Total loan participations sold to affiliated banks was approximately $2,149,413 and $551,133 at December 31, 1993 and 1992, respectively. The total of loan participations purchased from these banks amounted to approximately $3,054,456 and $2,009,123 at December 31, 1993 and 1992, respectively. These loan participations sold and purchased are made without recourse, on comparable terms with the original loan, at market rates of interest which provide for reimbursement of loan origination and servicing costs.

     In addition, FNJ has other banking relationships with the aforementioned banks as follows:

     These banks maintain time deposits and demand deposits at FNJ, which totalled approximately $710,815 and $1,355,000 at December 31, 1993 and 1992, respectively, while FNJ maintained no time deposits nor demand deposits at these related banks at those dates.

     In the normal course of business the Company performs services for and receives services from certain related banks. Fees received for services performed totalling $83,000, $149,000 and $222,000 for 1993, 1992 and 1991, respectively, and were included in either other operating income or as a reduction of salaries and employee benefits for the respective years. Fees paid for services received totalling $90,000 for the year ending December 31, 1992, and $164,000 for 1991 were included in other operating expenses for the respective years. No fees were paid in 1993.

     In 1993, the Company and the Bank sold various affiliate bank stocks, which were held as other assets and which represented a book value of $34,200 prior to the bids being requested, to various individuals including directors and principal officers of the Company. The sales were made through a public notification and sealed bid procedure with the highest bidder being awarded the shares. A gain on the sales of $91,498 (net of tax) is reflected in Unrealized Gain on Available-For-Sale Securities in the Company's financial statements as the sales were settled in January 1994.

     During 1986 the Company issued $6,000,000 in mandatory convertible subordinated Debentures to related banks (see Note 10). Portions of the proceeds were used to retire $2,000,000 in existing subordinated Debentures and to purchase 354,574 outstanding Common Stock warrants for $2,393,000 at a price of $6.75 per warrant (net of the warrants' $3.50 conversion price). The price was based upon an appraisal of the Company's stock at $10.25 per share performed by an independent investment banking firm. Of the 354,574 warrants purchased, 212,742 were purchased from individuals who were either principal shareholders or officers and directors of the Company. This transaction was approved by a majority of the shareholders of the Company.

NOTE 14.  INCOME TAXES.

     Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes." Under this new accounting standard, the tax consequences of all temporary differences between the tax bases of the assets or liabilities and their reported amounts in the financial statements represent either tax liabilities to be settled in the future or tax assets that will be realized as a reduction of future taxes. Among other provisions, SFAS No. 109 requires the use of currently enacted tax rates to measure these deferred tax assets and liabilities. The change in the net deferred tax position between periods represents the deferred tax expense or benefit to be recognized in the financial statements.

     The components of income tax expense for the years ended
December 31, 1993, 1992 and 1991 were as follows (in thousands):

                                      1993      1992     1991

Current                              $  125  $   232  $   -
Deferred                                927        -      -
                                     $1,052  $   232  $   -

     Total income tax expense differed from the amount computed by applying the statutory federal income tax rates to pretax income for the years ended December 31, 1993, 1992 and 1991 as follows (in thousands):


                                       1993     1992     1991

Federal Income Tax Expense          $  704    $  232  $  (285)

Increase (Decrease) Resulting From:
  Non-Taxable Interest Income          (78)      (82)    (138)
  Non-Taxable Income and Expense Related to
    Consolidation Adjustments             -     (220)     (313)
  Amortization of Goodwill              281       281      287
  Unused Portion of Book Operating Loss to
    Be Carried Forward                   -         -       432
  Other                                 145        21       17

Actual Income Tax Expense              $1,052  $  232   $    -

     The components of the Company's deferred tax assets and liabilities as of January 1, 1993 and December 31, 1993 and the changes in the respective balances between those periods were as follows (in thousands):


                         January 1,       Net       December 31,
                            1993        Change          1993

Deferred Tax Assets:

  Other Real Estate        $ 3,107     $    806         $ 2,301
  Reserve for Loan Losses      437         (246)            683
  Net Operating Loss
   Carryforwards             2,639          543           2,096
  Other                        400         (250)            650

    Total Deferred
     Tax Assets            $ 6,583     $    853         $ 5,730

Deferred Tax Liabilities:

  Basis Difference in
   Stock of Subsidiary     $(3,044)    $     -          $(3,044)
  Depreciation                (917)          73            (990)
  Basis Difference in
   Investment Securities         -          416            (416)


    Total Deferred
     Liabilities            (3,961)         489          (4,450)

Valuation Allowance              -            -               -

    Net Deferred
     Tax Asset             $ 2,622      $ 1,342          $ 1,280


     As of December 31, 1993, for tax purposes, the Company had net operating loss carryforwards (NOL's) of approximately $6,200,000 available to offset future taxable income which will expire in varying amounts through the year 2006. SFAS No. 109 requires, among other things, recognition of future tax benefits, subject to a valuation allowance based on the likelihood of realizing such benefits. In evaluating the realization of net tax benefits, the Company must determine whether it is "more likely than not" that the Company will realize such benefits and that all negative and positive evidence be considered (with more weight given to evidence that is "objective and verifiable") in making the determination.

     Upon adopting SFAS No. 109, the Company applied the evaluation criteria set forth in the Statement and determined that based on the available evidence at the time of adoption, no valuation reserve for the net deferred tax asset was required. At each reporting period, the Company re-evaluates all available evidence in determining whether realization of deferred tax assets is more likely than not, and, if appropriate, records adjustments to the valuation allowance. Matters considered by the Company in determining the appropriate levels of valuation allowance include (but are not necessarily limited to) historical operating results, current and expected market conditions, future business plans and available tax strategies, as well as current banking laws and regulations.

     As of December 31, 1993, the Company determined that based on available evidence, no valuation reserve for the net deferred tax asset was required.

NOTE 15.  EARNINGS PER SHARE.

     Earnings per share was computed by dividing net income (loss) less Preferred Stock dividends by the weighted average number of outstanding shares of Common Stock. The Preferred Stock and the Debentures are not considered Common Stock equivalents. The weighted average number of outstanding common and common equivalent shares used in computing primary earnings (loss) per share was
2,128,096 during the past three years.   For purposes of computing
fully diluted earnings (loss) per share, the Common Stock conversion attributes of the Preferred Stock, the Debentures, and the premium associated with the Class A Senior Notes were computed and added to Common Stock outstanding as of the beginning of each year. At December 31, 1993 and 1991, the computed Common Stock conversion amounts associated with the Preferred Stock, the Debentures, and the premium associated with the Class A Senior Notes in 1993 were determined to be anti-dilutive in computing fully-diluted earnings per share. At December 31, 1992, the computed Common Stock conversion amounts associated with the Preferred Stock, the Debentures, and the premium associated with the Class A Senior Notes were 221,638, 734,136 and 601,540 shares, respectively. The total weighted average number of shares outstanding used for computing fully diluted earnings per share at December 31, 1992 was 3,685,410.

NOTE 16.  COMMITMENTS AND CONTINGENCIES.

     The Bank is committed under various non-cancellable operating leases for its facilities and for certain equipment leased on a short-term basis. Total rent expense included in the accompanying statements of income (loss) was $266,000, $271,000 and $294,000 in 1993, 1992 and 1991, respectively. The future minimum rental commitments as of December 31, 1993 are as follows (in thousands):


                     1994            $  356,520
                     1995               145,350
                     1996                70,704
                     1997                15,809
                     1998 & After        43,067
                                     $  631,450


     The Company and its subsidiary are defendants in and are threatened with various other legal proceedings arising from their regular business activities, primarily the business of making and collecting loans. To address such exposure, the Company periodically records loss accruals when, in the opinion of management, losses from such litigation become known and probable. Management believes that the amounts accrued for litigation losses as of December 31, 1993 is adequate and in the opinion of management, based upon the advice of legal counsel, the outcome of such litigation will not have a material adverse effect on the Company's financial position or results of operations.

Off-Balance Sheet Instruments

     In the normal course of business, the Bank is a party to financial instruments which are not recorded in the financial statements. These financial instruments include commitments to extend credit and letters of credit.

     Loan commitments and lines of credit represent commitments to lend funds at specific rates, with fixed expiration or review dates and for specific purposes. These commitments are agreements to fund loans if the conditions in the agreements are met. Since many commitments are never actually drawn on, the unfunded amounts do not necessarily represent future funding requirements. The Bank evaluates each customer's credit worthiness on an individual basis. The amount of collateral obtained, if any, upon extension of credit is based on the credit worthiness of the customer.

     Standby letters of credit obligate the Bank to pay third parties if customers fail to perform under the agreements with those third parties. Letters of credit are subject to credit reviews, collateral requirements and debt covenants similar to those in loan agreements. The credit risk involved in issuing letters of credit is essentially the same as that which is involved in extending loans to customers.

     In the opinion of management, there are no financial instruments which present an unusual risk to the Bank and no material losses are anticipated as a result of these transactions.

     A summary of obligations under financial instruments which are not reflected in the financial statements follows (in thousands):

                                December 31,        December 31,
                                   1993                1992

Commitments to Extend Credit
 for Loans and Leases              13,183             11,215
Standby Letters of Credit             722              1,127


     The fair value of off-balance sheet commitments was immaterial at December 31, 1993 and 1992.

Employee Benefit Plans

     The Company sponsors a welfare benefit plan for retired employees of the Company. To be eligible to participate in this plan, an employee at retirement must accumulate a minimum of 75 points based on age at retirement and years of service with the Company after age 39. Benefits available to eligible retirees include $5,000 of term life insurance and retiree medical coverage.

     Effective January 1, 1993, the Company adopted SFAS No. 106, "Employers' Accounting for Post-Retirement Benefits Other Than Pensions." It is the intent of the Company to amortize its accumulated and post-retirement benefit obligation over a 20-year period as permitted by the Statement.

     The SFAS 106 accumulated post-retirement benefit obligation at January 1, 1993 was $489,072. In fiscal year 1993, the Company recognized a net periodic post-retirement expense of $87,937, $40,114 of which related to interest cost, $23,369 related to service cost attributable to 1993, and $24,454 related to amortization of the initial transition obligation which is being recognized over 20 years.

     The SFAS 106 accumulated post-retirement benefit obligation at December 31, 1993 was $574,327. This will result in the Company recognizing a net periodic post-retirement expense of $74,327 in 1994.

     The discount rate used in calculating the accumulated post-retirement benefit obligation as of December 31, 1993 was 7%. The annual assumed rate of increase in the cost of covered health care benefits through 1995 (the health care trend rate) is 12% for charges covered by Medicare and 14% for charges not covered by Medicare. The annual assumed rate of increase is predicted to decrease gradually in 1% increments every other year until it levels off at 6.5% in 2006.

     Increasing the health care trend rate by one percentage point above the rate disclosed above would result in a change to the accumulated post-retirement benefit of less than one percent.

     In November 1992, the FASB issued SFAS No. 112, "Employers' Accounting for Postemployment Benefits." SFAS No. 112 requires accrual-based accounting for benefits cost relating to former or inactive employees after employment but before retirement and becomes effective January 1, 1994. The effect of adopting SFAS No. 112 is not expected to have a material impact.

     Retention agreements were adopted in 1993 to encourage certain Officers and Executive Officers of the Bank to continue their employment with the Bank in the context of ongoing merger discussions between the Company and certain non-affiliated financial institutions. These agreements were executed primarily to maintain stability within the organization and reduce the risk of loss of key members of management before consummation of any potential merger or acquisition of the Company. These agreements provide that if the Officers and Executive Officers remain with the Bank through the consummation of a merger, and certain other conditions are satisfied, they would receive additional compensation aggregating approximately $1.3 million.

NOTE 17.  PARENT COMPANY FINANCIAL INFORMATION.

     The following is a condensed summary of financial statements as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993 (in thousands):

                                           STATEMENTS OF CONDITION

                                           1993            1992
Cash and Due From Banks                  $  394          $   19
Investments in Securities                   948           1,131
Investment in Subsidiary Bank            33,627          26,763
Other Assets                                  -              83
                                        $34,969         $27,996

Accrued Liabilities                     $ 5,688         $ 3,602
Notes Payable                             5,884           5,444
Mandatory Convertible Debenture           6,000           6,000
Shareholders' Equity                     17,397          12,950
                                       $34,969          $27,996


                                         STATEMENTS OF INCOME (LOSS)

                                     1993       1992       1991
Dividends from Subsidiary Bank    $     -   $     -    $     -
Equity in Undistributed Earnings
 of Subsidiary Bank                 6,954      3,028      1,255
Amortization of Purchase
 Adjustments                         (831)      (832)     (848)
Other Income and Expense (Net)       (452)      (280)         4
Interest Expense on Long-Term Debt (1,753)    (1,353)    (1,250)
Net Income (Loss) Before Income Taxes,
  Extraordinary Items and Cumulative Effect
  of Change in Accounting
  Principle                         3,918        563       (839)
Provision (Benefit) for Income Taxes (626)       192          -
Net Income (Loss) Before Extraordinary Items
  and Cumulative Effect of Change in Accounting
  Principle                         4,544        371       (839)
Extraordinary Items:
  Gain on Extinguishment of
  Debt, Net of Tax                      -     11,345         -
Utilization of Net Operating
  Loss Carryforward                     -      6,075         -
 Net Income (Loss) Before Cumulative Effect of
  Change in Accounting Principle    4,544     17,791       (839)
Cumulative Effect of Change in Accounting
  Principle - (Adoption of SFAS 109) (904)         -         -
Net Income (Loss)                 $ 3,640    $17,791    $  (839)

    Under the terms of resolutions approved by the Board of Directors of the Bank, prior approval of the OCC is required before any dividends can be paid to First Continental Bancshares, Inc. for purposes of debt service, preferred dividends, or other corporate purposes.

                                          STATEMENTS OF CASH FLOWS


                                     1993       1992       1991
OPERATING ACTIVITIES:

Net Income (Loss)                 $ 3,640    $17,791    $  (839)

Adjustments to Reconcile Net Income (Loss) to Net
  Cash Used in Operating Activities:

Gain on Extinguishment of
 Debt, Pre-Tax                          -   (17,190)           -
Cumulative Effect of Change
 in Accounting Principle              904         -            -
Equity in Undistributed (Earnings)
 Loss of Subsidiary                (6,954)   (3,028)      (1,255)
Amortization of Organization Costs     83        16           16
Amortization of Purchase Adjustments  831       832          848
Accretion of Senior Debentures
 and Note Payable                     440       392          350
Adjustment to Market Value of
 Equity Securities                      -        40            -
Increase in Accrued Interest Payable  793       961          900
Increase in Accounts Payable          355        66           23
Net cash Provided By (Used In)
 Operating Activities                  92      (120)          43


INVESTING ACTIVITIES:

Purchase of Securities               (540)    (1,104)          -
Sales and Maturities of
 Investment Securities                823          -           -
Net Cash Provided By (Used In)
 Investing Activities                 283     (1,104)          -

FINANCING ACTIVITIES:

Proceeds From Issuance of
 Long-Term Debt                         -      5,400           -
Repayment of Long-Term Debt             -     (4,200)          -
Net Cash Provided by
 Financing Activities                   -      1,200           -


   INCREASE (DECREASE) IN CASH AND
    CASH EQUIVALENTS                  375        (24)         43

   CASH AND CASH EQUIVALENTS AT
    BEGINNING OF YEAR                  19         43           -
   CASH AND CASH EQUIVALENTS AT
    END OF YEAR                   $   394   $     19    $     43





NOTE 18.  BANK ONLY FINANCIAL INFORMATION.

     The statements of condition of First National Bank of Jefferson Parish as of December 31, 1993 and December 31, 1992, and the related statements of income and changes in shareholders' equity for each of the three years in the period ended December 31, 1993, follow (in thousands):


                                           STATEMENTS OF CONDITION


                                              1993          1992

ASSETS

Cash and Due from Banks                    $ 13,141     $ 16,960
Investment Securities:
  United States Government and Agencies      33,557       25,578
  Mortgage-Backed Securities                 91,883       70,698
  State and Political Subdivisions              289            -
  Federal Reserve Bank Stock and
    Other Securities                          1,030          670
    Total Investments (fair value
      of approximately $127,598 in 1993
      and $99,282 in 1992)                  126,759       96,946

Federal Funds Sold                           22,000       17,200

Loans                                       223,093      232,958
    Reserve for Possible Loan Losses         (6,590)      (6,261)
      Net Loans                             216,503      226,697
Bank Premises and Equipment, Net              5,803        5,939
Accrued Interest Receivable                   1,933        1,970
Other Real Estate and Foreclosed
  Property, Net                               7,630       22,395
Other Assets                                  3,435          742
          TOTAL ASSETS                     $397,204     $388,849


LIABILITIES

Deposits:
  Interest-Free                            $ 61,087     $ 59,951
  Money Market                               52,574       54,063
  Savings & NOW                              85,431       86,844
  Time                                      146,317      145,183
  Interest-Bearing Deposits
    From Affiliated Banks                       335        1,169
       Total Deposits                       345,744      347,210
Short-Term Borrowings                        13,234       14,149
Accrued Interest Payable                      3,092        2,216
Other Liabilities                             4,627        2,461
          TOTAL LIABILITIES                 366,697      366,036



SHAREHOLDERS' EQUITY
  Common Stock                                3,150        3,150
  Surplus                                     7,600        7,600
  Unrealized Gain on Available-For-
    Sale Securities                             740            -
  Undivided Profits                          19,017       12,063
          TOTAL SHAREHOLDERS' EQUITY         30,507       22,813
          TOTAL LIABILITIES AND
            SHAREHOLDERS' EQUITY           $397,204     $388,849


                                            STATEMENTS OF INCOME


                                  1993       1992      1991

INTEREST INCOME:
  Interest and Fees on Loans      $ 22,636   $ 24,612  $ 26,672
  Interest and Dividends on
    Investment Securities:
      United States Government
        & Agencies                   1,809      1,612       691
     Mortgage-Backed Securities      5,044      5,405     5,170
     State and Political
       Subdivisions                     13          2         6
     Federal Reserve Bank Stock
       and Other Securities             19         19        20
  Interest on Federal Funds Sold
    and Securities
        Purchased Under Agreements
          to Resell                    426        530       956
  Interest on Deposits in Banks          -          -         8
        Total Interest Income       29,947     32,180    33,523
INTEREST EXPENSE:
  Interest on Deposits:
    Money Market                     1,174      1,807     2,677
    Savings and NOW                  1,423      2,359     3,606
    Time                             6,636      8,016    11,362
  Interest on Short-Term
    Borrowings                         289        322       543
        Total Interest Expense       9,522     12,504    18,188
NET INTEREST INCOME                 20,425     19,676    15,335
PROVISION FOR POSSIBLE LOAN
  LOSSES                               725      1,152     1,800
NET INTEREST INCOME AFTER
  PROVISION FOR
  POSSIBLE LOAN LOSSES              19,700     18,524    13,535
OTHER INCOME:
  Service Charges on
    Deposit Accounts                 2,755      2,726     2,629
  Other Charges, Commissions
    and Fees                         1,580      1,555     1,439
  Other Operating Income               464        592       442
  Security Gains                         8         20       179
        Total Other Income           4,807      4,893     4,689
OTHER EXPENSES:
  Salaries and Employee Benefits     8,087      7,034     6,954
  Net Occupancy Expense              1,466      1,464     1,746
  Litigation Loss (Recovery)            92        255      (176)
  Other Real Estate Expenses, Net    5,213      6,554     3,685
  Other Operating Expense            4,543      4,962     4,448
        Total Other Expenses        19,401     20,269    16,657
INCOME BEFORE INCOME TAXES,
  EXTRAORDINARY ITEMS AND
  CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING PRINCIPLE            5,106      3,148     1,567
Provision for Income Taxes           1,678      1,070         -
Income Before Extraordinary
  Items and Cumulative
  Effect of Change in
  Accounting Principle               3,428      2,078     1,567
Extraordinary Item:
  Utilization of Net Operating
    Loss Carryforward                    -        950         -
Net Income Before Cumulative
  Effect of Change
  in Accounting Principle            3,428      3,028     1,567
Cumulative Effect of Change
  in Accounting Principle -
  (Adoption of SFAS 109)             3,526          -         -
NET INCOME                       $   6,954 $    3,028  $  1,567




STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                                                  Unrealized
                                                                                                    Gain on
                                               Alternative                       Undivided        Available-For-
                        ---Common Stock---     --Warrant--    ---Surplus---     --Profits--     --Sale Securities--

                        Shares      Amount        Amount         Amount            Amount            Amount


BALANCE,
  DECEMBER 31, 1990     3,150       $3,150        $5,458         $7,600            $ 2,010           $     -

  Net Income                                                                         1,567
  Accretion on
    Alternative Warrant                            1,174                            (1,174)

BALANCE,
  DECEMBER 31, 1991     3,150        3,150         6,632          7,600              2,403                 -

  Net Income                                                                         3,028
  Reversal of Accretion
    on Alternative
    Warrant and
    Alternative Warrant                           (6,632)                            6,632


BALANCE,
  DECEMBER 31, 1992     3,150        3,150             -         7,600              12,063                -


  Net Income                                                                         6,954
  Unrealized Gain                                                                                       740


BALANCE,
  DECEMBER 31, 1993     3,150       $3,150      $      -        $7,600             $19,017             $740


NOTE 19.  OTHER OPERATING INCOME AND EXPENSES.

     Other Charges, Commissions and Fees included the following amounts of Trust Income: $611,000 in 1993; $577,000 in 1992; and
$490,000 in 1991.

     Other operating expenses consisted of the following for the years ended December 31, 1993, 1992 and 1991 (in thousands):

                                      1993     1992     1991

Amortization of Purchase
  Adjustments                         $  831   $  832   $  848
Legal and Professional                 1,313    1,342      968
Data Processing                          755      756      675
FDIC Assessment                          984      816      726
Note Offering Expenses                     -      237        -
Other                                  1,954    2,101    2,093
                                      $5,837   $6,084   $5,310



NOTE 20.  SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING ACTIVITIES.

     As discussed in Note 12, the Company restructured its note payable to First City during 1990. The following noncash transactions were recorded (in thousands):

Discount on Note Payable                            $   482
Forgiveness of Accrued Interest Payable               2,212
Transfer of 19.9% of Investment in
  Subsidiary Bank                                    (3,560)
Issuance of Senior Debenture                           (500)
Write-Off of Goodwill, Net                           (1,434)
  Loss on Transfer of Assets                        $(2,800)


     As is also discussed in Note 12, in 1992, the Company again restructured its debt with the then current holder of the note, the FDIC. Pursuant to this restructure, there were certain non-cash transactions recorded. Those transactions were as follows (in thousands):

Forgiveness of Debt Associated With Note Payable
  Including Accrued Interest                      $12,532
Release of Senior Debenture and
  Related Accretion                                   720
Release of Minority Interest Position               3,938

Gain on Extinguishment of Debt                    $17,190




                           APPENDIX A

                  AGREEMENT AND PLAN OF MERGER
                               OF
               FIRST CONTINENTAL BANCSHARES, INC.
                          WITH AND INTO
                      HIBERNIA CORPORATION



     AGREEMENT AND PLAN OF MERGER dated as of December 4, 1993
(this "Agreement"), adopted and made by and between First
Continental Bancshares, Inc. ("FCB") and Hibernia Corporation
("Hibernia").

     FCB is a corporation duly organized and existing under the laws of the State of Louisiana; has its registered office at 203 Huey P. Long Avenue, Gretna, Louisiana 70053; and is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"). The presently authorized capital stock of FCB is 5,500,000 shares, consisting of 500,000 shares of preferred stock, par value $1.00 per share and 5,000,000 shares of common stock, par value $1.00 per share ("FCB Common Stock"). As of September 30, 1993, 140,000 shares of Class A Cumulative Convertible Preferred Stock ("FCB Preferred Stock") had been established, 135,974 shares of FCB Preferred Stock and 2,145,151 shares of FCB Common Stock had been issued, 135,974 shares of FCB Preferred Stock and 2,128,096 shares of FCB Common Stock were outstanding, and 17,055 shares of FCB Common Stock were held in FCB's treasury. As of September 30, 1993, FCB had issued and outstanding $6,000,000 principal amount of 12% Mandatory Convertible Subordinated Debentures Due November 15, 1996 ("Debentures"), $4,407,000 principal amount of 10.75% Class A Senior Secured Notes due 1997 ("Class A" Notes"), and $993,000 principal amount of 10.75% Class B Senior Secured Notes due 1997 ("Class B Notes"). All outstanding shares of FCB's capital stock have been duly issued and are validly outstanding, fully paid, and nonassessable. FCB Common Stock and FCB Preferred Stock are the only voting securities of FCB authorized, issued, or outstanding, and there are no existing options, warrants, calls, or commitments of any kind obligating FCB to issue any share of its capital stock or any other security of which it is or will be the issuer, other than the obligation to issue shares upon conversion of the Preferred Stock and the Debentures and upon the exercise of certain rights by holders of the Class A Notes. None of the shares of FCB's capital stock has been issued in violation of preemptive rights of shareholders. FCB owns 100 percent of the outstanding voting shares of First National Bank of Jefferson Parish, Gretna, Louisiana ("Bank"), a national banking association duly organized and existing under the laws of the United States.

     Hibernia is a corporation duly organized and existing under the laws of the State of Louisiana; has its registered office at 313 Carondelet Street, New Orleans, Louisiana 70130; and is a bank holding company within the meaning of the Bank Holding Company Act. Hibernia owns all of the issued and outstanding shares of capital stock of Hibernia National Bank ("HNB"). The presently authorized capital stock of Hibernia is 300,000,000 shares, consisting of 100,000,000 shares of preferred stock, no par value, 100,000,000 shares of Class B non-voting common stock, no par value, and 100,000,000 shares of Class A voting common stock, no par value (the Class A voting common stock being referred to hereinafter as "Hibernia Common Stock"). As of September 30, 1993, no shares of Hibernia's preferred stock or its Class B non-voting common stock were outstanding, 83,582,341 shares of Hibernia Common Stock were outstanding, and no shares of Hibernia Common Stock were held in Hibernia's treasury. All outstanding shares of Hibernia Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. Hibernia Common Stock is the only voting securities of Hibernia authorized, issued, or outstanding and there are no existing options, warrants, calls or commitments of any kind obligating Hibernia to issue any share of its capital stock or any other security of which it is or will be the issuer, except that as at September 30, 1993, Hibernia had authorized or reserved (i) 1,500,000 shares of Hibernia Common Stock for issuance under its 1987 Stock Option Plan, pursuant to which options covering 908,517 shares of Hibernia Common Stock were outstanding, (ii) 2,823,970 (as adjusted) shares of Hibernia Common Stock for issuance under its 1992 Long-Term Incentive Plan, pursuant to which options covering 873,000 shares of Hibernia Common Stock were outstanding,
(iii) 1,000,000 shares of Hibernia Common Stock for issuance under its 1993 Director Stock Option Plan, pursuant to which no options were outstanding, (iv) 701,795 shares of Hibernia Common Stock available for issuance pursuant to Hibernia's Dividend Reinvestment and Stock Purchase Plan, (v) 660,847 shares of Hibernia Common Stock available for issuance pursuant to certain outstanding warrants, and approximately 2,233,000 shares of Hibernia Common Stock pursuant to an Agreement and Plan of Merger dated September 28, 1993, with Commercial Bancshares, Inc., Franklin, Louisiana. None of the shares of Hibernia's capital stock has been issued in violation of preemptive rights of shareholders.

     The Boards of Directors of FCB and Hibernia have duly approved this Agreement and have authorized the execution hereof by FCB's President and Hibernia's President and Chief Executive Officer, respectively. FCB will direct that this Agreement be submitted to a vote of its shareholders in accordance with Part XI of the Louisiana Business Corporation Law ("LBCL") and the terms of this Agreement.

     In consideration of their mutual promises and obligations, the parties hereto adopt and make this Agreement for the merger of FCB with and into Hibernia and prescribe the terms and conditions of such merger and the mode of carrying it into effect, which shall be as follows:

      1. The Merger. On the Effective Date (as defined in Section 14 hereof), FCB shall be merged with and into Hibernia under the Articles of Incorporation of Hibernia, pursuant to the provisions of, and with the effect provided in, Part XI of the LBCL (the "Merger") and the Merger Agreement in substantially the form of
Exhibit 1 hereto (the "Merger Agreement").

      2. Hibernia Capital Stock. The shares of the capital stock of Hibernia issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, continue to be issued and outstanding.

      3.  FCB Securities.

          3.1. Conversion. On the Effective Date and subject to the provisions of Section 3.7 hereof,

          (a) each share of FCB Common Stock issued and outstanding immediately prior to the Effective Date, other than (i) shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under Section 12:131 of the LBCL and (ii) shares owned beneficially by Hibernia or its subsidiaries, shall, by virtue of the Merger automatically and without any action on the part of the holder thereof, become and be converted into the number of shares of Hibernia Common Stock that equals the Exchange Rate set forth in Section 3.8 hereof;

          (b) each share of FCB Preferred Stock issued and outstanding immediately prior to the Effective Date, other than (i) shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under Section 12:131 of the LBCL and (ii) shares owned beneficially by Hibernia or its subsidiaries, shall, by virtue of the Merger automatically and without any action on the part of the holder thereof, become and be converted into the number of shares of Hibernia Common Stock that equals the Exchange Rate set forth in Section 3.8 hereof multiplied by 1.63 plus the right to receive cash in the amount of all accumulated and unpaid dividends thereon plus interest as calculated in accordance with
Section 4.2.1.1. of the Articles of Incorporation of FCB in existence as of the date of this Agreement;

          (c) holders of certificates which represent shares of FCB Common Stock or FCB Preferred Stock outstanding immediately prior to the Effective Date ("Old Certificates") shall cease to be, and shall have no rights as, shareholders of FCB;

          (d)  each share of FCB Common Stock and FCB Preferred
Stock held in the treasury of FCB or owned beneficially by Hibernia or any of its subsidiaries shall be cancelled; and

          (e) Old Certificates shall be exchangeable by the holders thereof in the manner provided in the transmittal materials described below for new certificates for the number of whole shares of Hibernia Common Stock to which such holders shall be entitled in accordance with the Exchange Rate set forth in Section 3.8 and a check representing cash paid in lieu of fractional shares as provided in Section 3.2 hereof and, in the case of FCB Preferred Stock, cash as provided in paragraph (b) hereof.

          3.2. Fractional Shares. Each holder of Old Certificates who would otherwise have been entitled to receive a fraction of a share of Hibernia Common Stock (after taking into account all shares of FCB Common Stock and FCB Preferred Stock represented by the Old Certificates then delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share multiplied by the average of the mean of high and low prices of one share of Hibernia Common Stock for the ten business days preceding the Effective Date as reported in The Wall Street Journal, and no such holder shall be entitled to dividends, voting rights or any other right of shareholders in respect of any fractional share.

          3.3. Transmittal Materials. As promptly as practicable after the Effective Date, Hibernia shall send or cause to be sent to each former shareholder of record of FCB transmittal materials for use in exchanging Old Certificates for certificates representing Hibernia Common Stock and a check representing cash paid in lieu of fractional shares, if any, and, in the case of FCB Preferred Stock, cash as herein provided. The letter of transmittal will contain instructions with respect to the surrender of Old Certificates and the distribution of the consideration to be received with respect thereto. If any certificate for shares of Hibernia Common Stock is to be issued in a name other than that in which an Old Certificate surrendered for exchange is issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificate surrendered or provide funds for their purchase or establish to the satisfaction of the exchange agent to be appointed by Hibernia in connection with such exchange (the "Exchange Agent") that such taxes are not payable.

          3.4. Rights as Shareholders. Former holders of FCB Common Stock and FCB Preferred Stock will be able to vote after the Effective Date at any meeting of Hibernia shareholders or pursuant to any written consent procedure the number of whole shares of Hibernia Common Stock into which their shares of FCB Common Stock or FCB Preferred Stock are converted, regardless of whether they have exchanged their Old Certificates. Whenever a dividend is declared by Hibernia on the Hibernia Common Stock after the Effective Date, the declaration shall include dividends on all shares issuable hereunder, but no shareholder will be entitled to receive his distribution of such dividends until physical exchange of his Old Certificates shall have been effected. Upon physical exchange of his Old Certificates, any such person shall be entitled to receive from Hibernia an amount equal to all dividends (without interest thereon and less the amount of taxes, if any, that may have been withheld, imposed or paid thereon) declared, and for which the payment has occurred, on the shares represented thereby.

          3.5. Cancellation of Old Certificates. On and after the Effective Date there shall be no transfers on the stock transfer books of FCB of the shares of FCB Common Stock or FCB Preferred Stock which were issued and outstanding immediately prior to the Effective Date. If, after the Effective Date, Old Certificates are properly presented to Hibernia, they shall be cancelled and exchanged for certificates representing shares of Hibernia Common Stock and a check representing cash paid in lieu of fractional shares and, in the case of FCB Preferred Stock, cash as herein provided. Any other provision of this Agreement notwithstanding, neither the Exchange Agent nor any party hereto shall be liable to a holder of FCB Common Stock or FCB Preferred Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

          3.6. Further Assistance. From time to time, as and when requested by Hibernia and to the extent permitted by Louisiana law, the officers and directors of FCB last in office shall execute and deliver such deeds and other instruments and shall take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or to confirm of record or otherwise to Hibernia title to, and possession of, all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authorities of FCB, and otherwise to carry out the purposes of this Agreement.

          3.7. Dissenters' Shares. Shares of FCB Common Stock and FCB Preferred Stock held by any holder having rights of a dissenting shareholder as provided in Part XIII of the LBCL, who shall have properly objected to the Merger and who shall have properly demanded payment on his stock in accordance with and subject to the provisions of Section 12:131 of the LBCL, shall not be converted as provided in Section 3.1 hereof until such time as such holder shall have failed to perfect, or shall have effectively lost, his right to appraisal of and payment for his shares of FCB Common Stock or FCB Preferred Stock, at which time such shares shall be converted as provided in Section 3.1 hereof.

          3.8.  Exchange Rate.

          (a) The Exchange Rate shall be the number that is obtained by dividing $12.00 by the Average Market Price of Hibernia Common Stock on the Closing Date (as defined in paragraph (b) below), which calculation shall be carried out to the nearest one-hundredth of one cent.

          (b) For purposes of this Agreement, the Average Market Price of Hibernia Common Stock on the Closing Date shall be the average of the mean of the high and low prices of one share of Hibernia Common Stock for the ten business days preceding the last trading day immediately prior to the Closing Date as reported in The Wall Street Journal. Notwithstanding the foregoing, the Average Market Price of Hibernia Common Stock on the Closing Date shall not be less than $6.00 nor more than $8.50 for the purposes of the calculation under paragraph (a) of this Section only.

     3.9.  Debentures and Notes.

          (a) On the Effective Date, the Debentures shall be redeemed for cash in accordance with the provisions of Section
11.01 of the Debenture Agreement dated as of November 15, 1986, by and between FCB and Bank as Trustee.

          (b) On the Effective Date, the Class A Notes and the Class B Notes shall be redeemed for cash in accordance with the provisions of Section 1109 of the Indenture dated as of November 9, 1992, by and between FCB and First National Bank of Commerce as Trustee (the "Indenture"); provided, however that in lieu of any right to receive any Cash Premium (as defined in Section 202(a) of the Indenture), each holder of Class A Notes who elects to exercise his Share Option (as defined in Section 311 of the Indenture) shall receive Hibernia Common Stock in such amount as shall equal the number of whole shares of Hibernia Common Stock into which such holder's FCB Common Stock resulting from the exercise of the Share Option would be converted pursuant to Section 3.1 hereof and cash in lieu of fractional shares in accordance with the provisions of
Section 3.2 hereof.

      4. Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of Hibernia in force immediately prior to the Effective Date shall on and after the Effective Date continue to be the Articles of Incorporation and Bylaws of Hibernia, respectively, unless altered, amended or repealed in accordance with applicable law.

      5. Employees. Hibernia shall cause to be provided as soon as practicable after the Effective Date for the employees of FCB and Bank immediately prior to the Effective Date the employee benefits then made available to employees of Hibernia and its subsidiaries, subject to the terms and conditions under which those employee benefits are made available to such employees; provided, however, that for purposes of determining the eligibility of an employee of FCB or Bank (or both) to receive, and the benefits to which such employee shall be entitled, under Hibernia's benefits plans after the Effective Date, any period of employment of such employee with FCB or Bank shall be deemed equivalent to having been employed for that same period by Hibernia and/or its subsidiaries.

      6. Negative Covenants. From the date hereof until the Effective Date, or until the termination of this Agreement, FCB covenants and agrees that it will not do, or agree to commit to do, and FCB will cause Bank not to do and not to agree or commit to do, without the prior written consent of Hibernia, any of the following:

          (a) in the case of FCB (and not Bank), make, declare, set aside or pay any dividend, other than regularly declared dividends in accordance with past practice, or declare or make any distribution on, or directly or indirectly combine, redeem, purchase or otherwise acquire, any shares of FCB Common Stock (other than in a fiduciary capacity);

          (b) except with respect to FCB Common Stock issued in connection with the conversion of FCB Preferred Stock or Debentures or the exercise of any rights by holders of Class A Notes, authorize the creation or issuance of or issue any additional shares of its capital stock, or any options, calls, warrants, stock appreciation rights or commitments relating to its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from it, shares of its capital stock;

          (c) except as otherwise contemplated in this Agreement, enter into any employment contracts with, increase the rate of compensation of, or pay or agree to pay any bonus to, any of its directors, officers or employees, except in accordance with the existing policy and past practices;

          (d) enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees;

          (e) other than as contemplated hereby, (i) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, (ii) amend its or Bank's Articles of Incorporation or Association or Bylaws,
(iii) impose, or suffer the imposition, on any share of stock held by FCB in Bank, of any material lien, charge, or encumbrance, or permit any such lien, except as disclosed in Schedule 7.3 hereto, to exist, (iv) establish or add any automatic teller machines or branch or other banking offices, (v) make any capital expenditures in excess of $100,000, (vi) sell assets, including but not limited to, loans or securities (other than securities listed as held for sale on the FCB Financial Statements), for the purpose of taking profits or (vii) take any action that would materially and adversely affect the ability of any party hereto to obtain the approvals necessary for consummation of the transactions contemplated hereby or that would materially and adversely affect FCB's ability to perform its covenants and agreements hereunder;

          (f) except with respect to transactions contemplated hereby, merge with any other corporation or bank or permit any other corporation or bank to merge into it or consolidate with any other corporation or bank; acquire control over any other firm, bank, corporation or organization or create any subsidiary (except in a fiduciary capacity or in connection with foreclosures in bona fide loan transactions); liquidate; or sell or dispose of any assets or acquire any assets, otherwise than in the ordinary course of its business consistent with its past practice; or

          (g) knowingly fail to comply with any laws, regulations, ordinances, or governmental actions applicable to it and to the conduct of its business in a manner significant, material and adverse to its business.

      7. Representations and Warranties of FCB. FCB (and not its directors or officers in their personal capacities) hereby represents and warrants as follows:

          7.1. Recitals. The facts set forth in the preamble to this Agreement with respect to it are true and correct.

          7.2. Organization and Qualification. FCB is a corporation and Bank is a national banking association duly organized, validly existing, and in good standing under the laws of the State of Louisiana and the United States, respectively. Each of FCB and its direct and indirect subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its assets, properties and business, and FCB has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

          7.3.  Ownership of Other Entities.  Except as provided on
Schedule 7.3, FCB does not own, directly or indirectly, 5 percent or more of the outstanding capital stock or other voting securities of any corporation, bank, or other organization except Bank. The presently authorized capital stock of Bank consists solely of 2,000,000 shares of common stock, par value of $10.00 per share, of which 315,000 shares of common stock are outstanding and no such shares are held in treasury. The outstanding shares of capital stock of Bank are validly issued and outstanding, fully paid and nonassessable (subject to 12 U.S.C. Section 55) and, except as provided on Schedule 7.3 hereto, all of such shares are owned by FCB free and clear of all liens, claims and encumbrances.

          7.4. Corporate Authorization. The execution, delivery and performance of this Agreement have been authorized by FCB's Board of Directors, and, subject to the approval of this Agreement by its shareholders in accordance with the LBCL, all corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance by FCB of this Agreement and the consummation of the Merger have been validly and appropriately taken. Subject to such shareholder approval and to such regulatory approvals as are required by law, this Agreement is a legal, valid and binding obligation of FCB, enforceable against FCB in accordance with its terms, except that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by general equitable principles or principles of Louisiana law that are similar to equitable principles in jurisdictions that recognize a distinction between law and equity.

          7.5. No Conflicts. Except as disclosed on Schedule 7.5 hereto, the execution and delivery of this Agreement by FCB does not, and the consummation of the transactions contemplated hereby by it will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of FCB or Bank or to which FCB or Bank is subject, which breach, violation or default would have a material and adverse effect on the financial condition, properties, businesses or results of operations of FCB and Bank taken as a whole or on the transactions contemplated hereby, (ii) to the best of the knowledge of the executive officers of FCB and Bank, a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of FCB or Bank or to which FCB or Bank is subject, or (iii) a breach or violation of, or a default under, the Articles of Incorporation or Association or Bylaws of FCB or Bank; and the consummation of the transactions contemplated hereby will not require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any required approvals of shareholders and applicable regulatory authorities.

          7.6. Financial Statements; Dividend Restrictions. FCB has delivered to Hibernia prior to the execution of this Agreement true and correct copies of the following consolidated financial statements (collectively referred to herein as the "FCB Financial Statements"): FCB's Consolidated Balance Sheets as of September 30, 1993 and 1992 (unaudited) and December 31, 1992, 1991 and 1990
(audited); Consolidated Statements of Income and Changes in Stockholders' Equity and Consolidated Statements of Cash Flows for the years ended December 31, 1992, 1991 and 1990 (audited), and Consolidated Statements of Income for the nine-month periods ended September 30, 1993 and 1992 (unaudited). Each of the FCB Financial Statements (including the related notes) fairly presents the consolidated results of operations of FCB and Bank for the respective periods covered thereby and the consolidated financial condition of FCB and Bank as of the respective dates thereof (subject, in the case of unaudited statements, to year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. Except as disclosed in the FCB Financial Statements, including the notes thereto, or Schedule 7.6 hereto, and except as otherwise required by this Agreement, there are no restrictions in any note, indenture, agreement, statute or otherwise (except for statutes or regulations applicable to Louisiana corporations or national banks generally) precluding FCB or Bank from paying dividends, in each case when, as and if declared by its Board of Directors.

          7.7. No Material Adverse Change. Since September 30, 1993, there has been no event or condition of any character (whether actual, or to the knowledge of the executive officers of FCB or Bank, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to FCB, would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, or business of FCB or Bank, excluding changes in laws or regulations that affect banking institutions generally.

          7.8.  Litigation and Proceedings.  Except as set forth on
Schedule 7.8 hereto, no litigation, proceeding or controversy before any court or governmental agency is pending against FCB that in the opinion of the executive officers of FCB and Bank is likely to have a material and adverse effect on the business, results of operations or financial condition of FCB and Bank taken as a whole, and, to the best of their knowledge, no such litigation, proceeding or controversy has been threatened or is contemplated. Except as disclosed on Schedule 7.8 hereto, no member of FCB's consolidated group is subject to any written agreement, memorandum, or order with or by any bank or bank holding company regulatory authority restricting its operations or requiring any material actions.

          7.9. Material Contracts. Except for this Agreement and arrangements made in the ordinary course of business or disclosed on Schedule 7.9 hereto, neither FCB nor Bank is bound by any material contract to be performed after the date hereof that is not terminable by FCB or Bank without penalty or liability on thirty days prior notice.

          7.10.  Brokers' or Finders' Fees.  Except as disclosed on
Schedule 7.10 hereto, no agent, broker, investment banker, investment or financial advisor or other person acting on behalf of FCB or Bank or under their authority is entitled to any commission, broker's or finder's fee from any of the parties hereto in connection with any of the transactions contemplated by this Agreement.

          7.11.  Contingent Liabilities.  Except as disclosed on
Schedule 7.11 hereto or as reflected in the FCB Financial Statements and except in the case of Bank for unfunded loan commitments made in the ordinary course of business consistent with past practices, as of September 30, 1993, neither FCB nor Bank have any obligation or liability (contingent or otherwise) that was material, or that when combined with all similar obligations or liabilities would have been material, to FCB and Bank taken as a whole and there does not exist a set of circumstances resulting from transactions effected or events occurring prior to, on, or after September 30, 1993, or from any action omitted to be taken during such period that, to the knowledge of the executive officers of FCB and Bank, could reasonably be expected to result in any such material obligation or liability.

          7.12. Tax Liability. The amounts set up as liabilities for taxes in the FCB Financial Statements are sufficient for the payment of all respective taxes (including, without limitation, federal, state, local, and foreign excise, franchise, property, payroll, income, capital stock, and sales and use taxes) accrued in accordance with GAAP and unpaid at the respective dates thereof.

          7.13.  Material Obligations Paid.  Since September 30,
1993, neither FCB nor Bank have incurred or paid any obligation or liability that would be material to FCB on a consolidated basis, except for obligations incurred or paid in connection with transactions by it in the ordinary course of its business consistent with its past practices.

          7.14. Tax Returns; Payment of Taxes. All federal, state, local, and foreign tax returns (including, without limitation, estimated tax returns, withholding tax returns with respect to employees, and FICA and FUTA returns) required to be filed by or on behalf of FCB or Bank have been timely filed or requests for extensions have been timely filed and granted and have not expired for periods ending on or before December 31, 1992, and all returns filed are complete and accurate to the best information and belief of the executive officers of FCB; all taxes shown on filed returns have been paid. As of the date hereof, there is no audit, examination, deficiency or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to FCB or Bank except as reserved against in the FCB Financial Statements. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation have been paid, and FCB's reserves for bad debts at December 31, 1992, as filed with the Internal Revenue Service were not greater than the maximum amounts permitted under the provisions of Section 585 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

          7.15. Loans. To the best knowledge and belief of the executive officers of FCB and Bank, each loan reflected as an asset of FCB in the FCB Financial Statements, as of September 30, 1993, or acquired since that date, is the legal, valid, and binding obligation of the obligor named therein, enforceable in accordance with its terms, and no loan is subject to any asserted defense, offset or counterclaim known to the executive officers of FCB and Bank, except as disclosed in writing to Hibernia on or prior to the date hereof.

          7.16. Allowance for Loan Losses. The allowances for possible loan losses shown on the balance sheets of FCB as of September 30, 1993, are adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries, relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of September 30, 1993, and each such allowance has been established in accordance with GAAP.

          7.17.  Title to Assets; Adequate Insurance Coverage.

          (a) As of September 30, 1993, FCB and Bank had, and except with respect to assets disposed of for adequate consideration in the ordinary course of business since such date, now have, good and merchantable title to all real property and good and merchantable title to all other material properties and assets reflected in the FCB Financial Statements, free and clear of all mortgages, liens, pledges, restrictions, security interests, charges and encumbrances of any nature except for (i) mortgages and encumbrances which secure indebtedness which is properly reflected in the FCB Financial Statements or which secure deposits of public funds as required by law; (ii) liens for taxes accrued by not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after September 30, 1993, provided that the obligations secured by such liens are not delinquent or are being contested in good faith; (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of any of such properties or assets or the potential sale of any such owned properties or assets; (v) the pledge of the stock of Bank to First National Bank of Commerce as Trustee disclosed on Schedule 7.3 hereto, and (vi) capital leases and leases, if any, to third parties for fair and adequate consideration. FCB and Bank own, or have valid leasehold interests in, all material properties and assets, tangible or intangible, used in the conduct of its business. Any real property and other material assets held under lease by FCB or Bank are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made by Hibernia in such lease of such property.

          (b) With respect to each lease of any real property or a material amount of personal property to which FCB or Bank is a party, except for financing leases in which FCB or Bank is lessor:
(i) such lease is in full force and effect in accordance with its terms; (ii) all rents and other monetary amounts that have become due and payable thereunder have been paid; (ii) there exists no default or event, occurrence, condition or act which with the giving of notice, the lapse of time or the happening of any further event, occurrence, condition or act would become a default under such lease; and (iv) neither the Merger nor the merger of Bank and HNB will constitute a default or a cause for termination or modification of such lease.

          (c) Neither FCB nor Bank has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its assets or to sell or dispose of any of its assets except in the ordinary course of business consistent with past practices.

          (d) To the knowledge and belief of the executive officers of FCB and Bank, the policies of fire, theft, liability and other insurance, including fidelity bonds, maintained with respect to the assets or businesses of FCB and Bank provide adequate coverage against loss.

          7.18. Employee Plans. To the knowledge and belief of the executive officers of FCB and Bank, FCB, Bank, and all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that cover one or more employees employed by FCB or
Bank:

               (i) is in compliance with all laws, regulations, reporting and licensing requirements and orders applicable to its business or to such plan or any of its employees (because of such employee's activities on behalf of it), the breach or violation of which could have a material and adverse effect on such business; and

               (ii) has received no notification from any agency or department of federal, state or local government or the staff thereof asserting that any such entity is not in compliance with any of the statutes, regulations or ordinances that such governmental authority enforces, or threatening to revoke any license, franchise, permit or governmental authorization, and is subject to no agreement with any such governmental authority with respect to its assets or business.

          7.19. Copies of Employee Plans. On or prior to the date hereof, FCB has provided Hibernia with true, complete and accurate copies of all pension, retirement, stock purchase, stock bonus, stock ownership, stock option, savings, stock appreciation right or profit-sharing plans, any employment, deferred compensation, consultant, severance, bonus, or collective bargaining agreement or group insurance contract, or any other incentive, welfare, or employee benefit plan or agreement maintained by it or Bank for its or Bank's employees or former employees.

          7.20. Plan Liability. Except for liabilities to the Pension Benefit Guaranty Corporation pursuant to Section 4007 of ERISA, all of which have been fully paid, and except for liabilities to the Internal Revenue Service under section 4971 of the Internal Revenue Code, all of which have been fully paid, neither FCB nor Bank has any liability to the Pension Benefit Guaranty Corporation or to the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Internal Revenue Code.

          7.21. No Default. Except as disclosed in the FCB Financial Statements, neither FCB nor Bank is in default in any material respect under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its respective assets, business or operations may be bound or affected or under which it or its respective assets, business or operations receive benefits, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

          7.22. Minutes. Within thirty days after the date hereof, FCB will make available to Hibernia, for inspection pursuant to the terms of Section 9.5 hereof, the minutes of meetings of FCB's and Bank's Boards of Directors and all committees thereof held prior to the date hereof, which minutes are complete and correct in all respects and fully and fairly present the deliberations and actions of such Boards and committees.

          7.23.  Insurance Policies.  Attached hereto as Schedule
7.23 is a schedule detailing all policies of fire, theft, public liability, and other insurance (including without limitation fidelity bonds and directors and officers liability insurance) maintained by FCB or Bank at the date hereof. Except as disclosed on Schedule 7.23 hereto, neither FCB nor Bank has received any notice of a premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, neither FCB nor Bank has been refused any insurance coverage sought or applied for, and the executive officers of FCB and Bank have no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability of coverage that do not result from any extraordinary loss experience of FCB or Bank.

          7.24. Investments. Except for pledges to secure public or trust deposits, none of the investments reflected in the FCB Financial Statements under the heading "Investment Securities," and none of the investments made by FCB or Bank since September 30, 1993, and none of the assets reflected in the FCB Financial Statements under the heading "Cash and Due From Banks," is subject to any restriction, whether contractual or statutory, that materially impairs the ability of FCB or Bank freely to dispose of such investment at any time. With respect to all repurchase agreements to which FCB or Bank is a party, FCB or Bank, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement which equals or exceeds the amount of the debt secured by such collateral under such agreement.

          7.25. Environmental Matters. Neither FCB nor Bank nor, to the knowledge of the executive officers of FCB and Bank, any previous owner or operator of any properties at any time owned (including any properties owned as a result of foreclosure of a loan, whether still owned or subsequently resold) leased, or occupied by FCB or Bank or used by FCB or Bank in their respective business ("FCB Properties") used, generated, treated, stored, or disposed of any hazardous waste, toxic substance, or similar materials on, under, or about FCB Properties except in material compliance with all applicable federal, state, and local laws, rules, and regulations pertaining to air and water quality, hazardous waste, waste disposal, air emissions, and other environmental matters ("Environmental Laws"). Neither FCB nor Bank has received any notice of noncompliance with Environmental Laws, applicable laws, orders, or regulations of any governmental authorities relating to waste generated by any such party or otherwise or notice that any such party is liable or responsible for the remediation, removal, or clean-up of any site relating to FCB Properties.

      8.  Representations and Warranties of Hibernia.  Hibernia
(and not its directors or officers in their personal capacities) hereby represents and warrants as follows:

          8.1. Recitals. The facts set forth in the preamble to this Agreement with respect to it are true and correct.

          8.2. Organization and Qualification. Hibernia is a corporation, and HNB is a national banking association, duly organized, validly existing and in good standing under the laws of the State of Louisiana and the United States, respectively. Each of Hibernia and its material subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its assets, properties and business, and Hibernia has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

          8.3. Shares Fully Paid and Non Assessable. The outstanding shares of capital stock of Hibernia Corporation and HNB are validly issued and outstanding, fully paid and nonassessable (subject, in the case of HNB, to 12 U.S.C. Section 55) and all of such shares of HNB are owned directly or indirectly by Hibernia free and clear of all liens, claims, and encumbrances. The shares of Hibernia Common Stock to be issued in connection with the Merger pursuant to this Agreement will have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, and nonassessable.

          8.4. Due Authorization. The execution, delivery and performance of this Agreement have been authorized by Hibernia's Board of Directors, and, subject to the regulatory and other approvals required by Section 12 hereof, all corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance by Hibernia of this Agreement and the consummation of the Merger have been validly and appropriately taken. Subject to receipt of the regulatory and other approvals required by Section 12 hereof, this Agreement is a legal, valid, and binding obligation of Hibernia enforceable against Hibernia in accordance with its terms, except that enforcement may be limited by bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights generally and by general equitable principles or principles of Louisiana law that are similar to equitable principles in jurisdictions that recognize a distinction between law and equity.

          8.5. No Conflicts. Except as disclosed on Schedule 8.5 hereto, the execution and delivery of this Agreement by Hibernia does not, and the consummation of the transactions contemplated hereby by it will not, constitute (i) a breach or violation of, or a default under, any law, rule, or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture, or instrument of Hibernia or its subsidiaries or by which Hibernia or any of its subsidiaries is subject, which breach, violation or default would have a material and adverse effect on the financial condition, properties, businesses, or results of operations of Hibernia and its subsidiaries taken as a whole or on the transactions contemplated hereby, (ii) to the best of the knowledge of Hibernia's management, a breach or violation of, or a default under, any law, rule, or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture, or instrument of Hibernia or its subsidiaries or to which Hibernia or any of its subsidiaries is subject, or (iii) a breach or violation of, or a default under the Articles of Incorporation or Association or Bylaws of Hibernia, or of its subsidiaries, and the consummation of the transactions contemplated hereby will not require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture, or instrument, other than any required approvals of shareholders and applicable regulatory authorities.

          8.6. Reports of Hibernia. As of their respective dates, none of its Annual Report on Form 10-K for the fiscal year ended December 31, 1992, its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 1993, and its proxy statement for its 1993 annual meeting of shareholders, each in the form (including exhibits) filed with the Securities and Exchange Commission (the "SEC"), and its annual report to shareholders for the fiscal year ended December 31, 1992, and its quarterly report to shareholders for the period ended September 30, 1993 (collectively, the "Hibernia Reports"), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. There is no fact or circumstance that, individually or in the aggregate, materially and adversely has affected or is so affecting, or, in the opinion of the executive officers of Hibernia, may reasonably be expected in the future to so affect, the business, financial condition, net worth, properties, prospects or results of operations of Hibernia and its subsidiaries, taken as a whole, that has not been disclosed in the Hibernia Reports. Each of the balance sheets in or incorporated by reference into the Hibernia Reports (including the related notes) fairly presents the financial position of the entity or entities to which it relates as of its date and each of the statements of income and stockholders' equity and statement of cash flows or equivalent statements in the Hibernia Reports (including any related notes and schedules) fairly presents the results of operations and changes in stockholders' equity, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited statements, to year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.
Copies of the Hibernia Reports have been furnished to FCB on or before the date hereof.

          8.7. No Material Adverse Change. Since September 30, 1993, there has been no event or condition of any character (whether actual, or to the knowledge of Hibernia or HNB, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to Hibernia, would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of Hibernia or HNB, excluding changes in laws or regulations that affecting banking institutions generally.

          8.8. Loans. To the best knowledge and belief of its management, and management of HNB, each loan reflected as an asset of Hibernia in the unaudited consolidated balance sheet contained in Hibernia's quarterly report to shareholders for the period ended September 30, 1993, or acquired since that date, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, and no loan is subject to any asserted defense, offset, or counterclaim known to Hibernia, except as disclosed on Schedule 8.8 hereto.

          8.9. Allowance for Loan Losses. The allowances for possible loan losses shown on the balance sheets of Hibernia as of September 30, 1993, are adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries, relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of September 30, 1993, and each such allowance has been established in accordance with GAAP.

          8.10. Litigation. Except as disclosed on Schedule 8.10 hereto, no litigation, proceeding or controversy before any court or governmental agency is pending that in the opinion of its management is likely to have a material and adverse effect on the business, results of operations or financial condition of Hibernia and its subsidiaries taken as a whole, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened or is contemplated. Except as disclosed on Schedule 8.10, neither Hibernia nor HNB is subject to any written agreement, memorandum or order with or by any bank or bank holding company regulatory authority that materially restricts its operations or requires any material actions.

          8.11. Environmental Matters. Hibernia and HNB are in material compliance with all environmental laws and regulations applicable to them as to which failure to comply could be reasonably anticipated to result in a material adverse change in the financial condition of Hibernia or a material loss to Hibernia or HNB.

          8.12. Community Reinvestment Act Performance Evaluation. Attached hereto as Schedule 8.12 is copy of the Community
Reinvestment Act Performance Evaluation presently in effect with respect to HNB.

          8.13. Restrictions on Operations or Dividends. There are no regulatory orders or agreements (except for statutes or regulations applicable to Louisiana corporations or national banks generally) restricting the operations of, or precluding the payment of dividends by, Hibernia or HNB.

      9. Agreements and Covenants. Hibernia and FCB each hereby agrees and covenants to the other that:

          9.1. Shareholder and Noteholder Approvals. If required by applicable law, this Agreement shall be submitted to its respective shareholders and holders of Debentures, Class A Notes, and Class B Notes, at a special meeting called and held in accordance with applicable provisions of law (to be scheduled to the extent possible for the date of the shareholders' meeting for the other party hereto, if any) at which its shareholders and other security holders shall be asked to consider and vote upon this Agreement and the transactions contemplated hereby.

          9.2. Actions Necessary to Complete Merger. It shall use its best efforts in good faith to take or cause to be taken all action necessary or desirable under this Agreement on its part as promptly as practicable so as to permit the consummation of this Agreement at the earliest possible date (including obtaining the consent or approval of each governmental authority and individual, partnership, corporation, association, or any other form of business or professional entity whose consent or approval is required for the consummation of the transactions contemplated hereby, requesting the delivery of appropriate opinions and letters from its counsel and recommending that this Agreement be approved by its shareholders and holders of other securities) and cooperate fully with the other party hereto to that end; provided, however, that neither party shall be obligated to satisfy any materially burdensome condition placed upon any regulatory approval required in order to consummate the Merger.

          9.3. Preparation of Registration Statement and Proxy Statement. It shall prepare as promptly as practicable jointly with the other party hereto a proxy statement to be mailed to the shareholders of each party the shareholders of which are to vote upon this Agreement in connection with the transactions contemplated hereby and to be part of a registration statement (the "Registration Statement") to be filed by Hibernia with the SEC pursuant to the Securities Act of 1933, as amended (the "1933 Act") with respect to the shares to be issued in the Merger. When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the time of the last shareholder meeting with respect to the transactions contemplated hereby, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by Hibernia relating to Hibernia and by FCB relating to FCB, (i) will comply in all material respects with the provisions of the 1933 Act and the rules and regulations of the SEC thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. Hibernia will advise FCB promptly after it receives notice thereof of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Hibernia Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

          9.4. Press Releases and Public Statements. Unless approved by Hibernia and FCB in advance, FCB and Hibernia will not issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by law. The parties will cooperate in any public announcements directly related to the Merger; provided, however, that, in the event Hibernia determines to file a current report on Form 8-K that discloses only the substantive facts of a previously released press release, such filing may be made without prior consultation with FCB so long as FCB is furnished with a copy of such report prior to its filing.

          9.5.  Material Developments; Access to Information.

               (i)  In order to afford FCB access to such
information as it may reasonably deem necessary to perform its due diligence review with respect to Hibernia and its assets in connection with the Merger, Hibernia shall (and shall cause HNB to), (A) upon reasonable notice, afford FCB and its officers, employees, counsel, accountants and other authorized representatives, during normal business hours throughout the period prior to the Effective Date and to the extent consistent with applicable law, access to its premises, properties, books and records, and to furnish FCB and such representatives with such financial and operating data and other information of any kind respecting its business and properties as FCB shall from time to time reasonably request to perform such review, (B) furnish FCB with copies of all reports filed by Hibernia with the SEC throughout the period after the date hereof prior to the Effective Date promptly after such reports are so filed, and (C) promptly advise FCB of the occurrence before the Effective Date of any event or condition of any character (whether actual or to the knowledge of Hibernia, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to Hibernia, would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of its consolidated group as a whole.

               (ii) In order to afford Hibernia access to such information as it may reasonably deem necessary to perform any due diligence review with respect to the assets of FCB to be acquired as a result of the Merger, FCB shall (and shall cause Bank to), upon reasonable notice, afford Hibernia and its officers, employees, counsel, accountants, and other authorized representatives access, during normal business hours throughout the period prior to the Effective Date, to all of its and Bank's properties, books, contracts, commitments, loan files, litigation files, and records (including, but not limited to, the minutes of the Boards of Directors of FCB and Bank and all committees thereof), and it shall (and shall cause Bank to), upon reasonable notice and to the extent consistent with applicable law, furnish promptly to Hibernia such information as Hibernia may reasonably request to perform such review.

               (iii) No investigation pursuant to this Section 9.5 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations to consummate the Merger of, either party to this Agreement.

          9.6. Prohibited Negotiations. Prior to the Effective Date, neither FCB nor Bank shall solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or of a substantial equity interest in, FCB or Bank or any business combination with FCB or Bank other than as contemplated by this Agreement. FCB shall instruct each officer, director, agent, or affiliate of it or Bank to refrain from doing any of the above, and FCB will notify Hibernia promptly if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, FCB; provided, however, that nothing contained in this section shall be deemed to prohibit any officer or director of FCB or Bank from taking any action that, in the opinion of counsel to FCB or Bank is required by applicable law.

          9.7. Affiliates. Prior to the Closing Date (as defined in Section 14 hereof), FCB shall deliver to Hibernia a letter identifying all persons whom it believes to be "affiliates" of FCB for purposes of Rule 145(c) or Rule 144 (as applicable) under the 1933 Act ("Affiliates"). FCB shall cause each person so identified to deliver to Hibernia prior to the Effective Date a written agreement in substantially the form of Exhibit 9.7 hereto providing, among other things,that such person will not dispose of Hibernia Common Stock received in the Merger except in compliance with the 1933 Act and the rules and regulations thereunder and except in accordance with Section 201.01 of the SEC's Codification of Financial Reporting Policies; provided, however, that FCB shall have no such obligation to cause any such identified person to deliver to Hibernia such agreement if such person may not lawfully execute such agreement.

          9.8. Adjustment for Changes in Outstanding Shares. In the event that prior to the Effective Date the outstanding shares of Hibernia Common Stock shall have been increased, decreased, or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock dividend, stock split, or other like changes in the Hibernia's capitalization, then an appropriate and proportionate adjustment shall be made in the number and kind of shares of Hibernia Common Stock to be thereafter delivered pursuant to Section 3.1 hereof.

          9.9. Accounting Treatment. It shall use its best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment to the extent factors affecting such treatment are within its control.

          9.10. Cooperation in Bank Merger. Promptly upon request by Hibernia, FCB shall, and it shall cause Bank to, take any and all necessary or appropriate actions to cause Bank to become merged with and into HNB effective as of, or as soon as practicable after, the Effective Date.

          9.11. Adoption of Accounting Policies. As soon as practicable after the satisfaction or waiver of all conditions to the Closing set forth in Section 12 of this Agreement and in any event prior to the Effective Date (unless this Agreement is terminated pursuant to Section 13 hereof), FCB shall, and it shall cause Bank to, take any and all necessary or appropriate actions to adopt all Hibernia accounting procedures and policies (including without limitation those policies pertaining to charged-off and non-accrual assets); provided, however, that no such action taken by FCB or Bank at the request of Hibernia or HNB pursuant to this Section shall be deemed to be, or be deemed to cause, a breach of any representation or warranty made by FCB herein.

          9.12. Covenant to Close. At such time as is deemed appropriate by the parties hereto or as otherwise set forth in this Agreement, and upon satisfaction or waiver of each of the conditions to Closing of the Merger, the parties agree to take such actions as are reasonably necessary or appropriate to effect the Closing and the Merger.

          9.13. Cooperation in Rule 144 Transfers. Hibernia agrees to use its best efforts to file in a timely manner all materials required to be filed pursuant to Section 13, 14, or 15(d) of the Securities and Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder, so as to continue the availability of Rule 144 for sales of Hibernia Common Stock. In the event of any proposed sale by any former shareholder of FCB who receives shares of Hibernia Common Stock by reason of the Merger, Hibernia covenants to use its best efforts to cooperate with such shareholder so as to enable such sale to be made in accordance with Rule 144, the requirements of Hibernia's transfer agent and the reasonable requirements of any broker through which such a sale is proposed to be executed, including, but not limited to, furnishing at its expense an opinion of counsel or other statement satisfactory to the transfer agent to the effect that the shares may be transferred, to the extent it is able to furnish such an opinion.

          9.14. Indemnification of Directors and Officers of FCB and Bank.

          (a) For a period of five years from and after the Effective Date of the Merger, Hibernia agrees to indemnify and hold harmless each person who, as of the date immediately prior to the Closing Date, served as an officer or director of FCB or Bank and such person's estate and heirs (an "Indemnified Person") from and against all damages, liabilities, judgments, and claims (and related expenses including, but not limited to, attorney's fees and amounts paid in settlement) based upon or arising from his capacity as an officer or director of FCB or Bank, to the same extent as he would have been indemnified under the Articles of Incorporation and/or Bylaws of Hibernia, as such documents were in effect on the date of this Agreement as if he were an officer or director of Hibernia at all relevant times; provided, however, that the indemnification provided by this Section shall not apply to any claim against an Indemnified Person if such Indemnified Person knew or should have known of the existence of the claim and failed to make a good faith effort to require FCB or Bank, as the case may be, to notify its director and officer liability insurance carrier of the existence of such claim prior to the Closing Date.

          (b) The rights granted to the Indemnified Persons hereby shall be contractual rights inuring to the benefit of all Indemnified Persons and shall survive this Agreement and any merger, consolidation, or reorganization of Hibernia or HNB.

          (c) The rights to indemnification granted by this subsection 9.14 are subject to the following limitations: (i) the total aggregate indemnification to be provided by Hibernia pursuant to subsection 9.14(a) shall not exceed, as to all of the Indemnified Persons as a group, the sum of $12 million, and Hibernia shall have no responsibility to any Indemnified person for the manner in which such sum is allocated among that group (but nothing in this subsection is intended to prohibit the Indemnified Persons from seeking reallocation among themselves); (ii) a director or officer who would otherwise be an Indemnified Person under this subsection 9.14 shall not be entitled to the benefits hereof unless such director or officer has executed a Joinder Agreement (the "Joinder Agreement") in the form of Exhibit 9.14 hereto; and (iii) amounts otherwise required to be paid by Hibernia to an Indemnified Person pursuant to this subsection 9.14 shall be reduced by any amounts that such Indemnified Person recovers by virtue of the claim for which other employees and officers indemnification is sought.

          (d) Hibernia agrees that the $12 million indemnification limit set forth in paragraph (c) of this Section 9.14 shall not apply to any damages, liabilities, judgments and claims (and related expenses, including but not limited to attorney's fees and amounts paid in settlement) insofar as they arise out of or are based upon (i) the matters for which indemnification is provided in
Section 11.2 hereof or (ii) actions or inactions occurring after the Effective Date by any officer, director, or employee of Hibernia or HNB.

     9.15. Debentureholder and Noteholder Notices. FCB agrees to prepare and mail to each holder of Debentures, Class A Notes, and Class B Notes such notices and other materials, in form and substance acceptable to Hibernia, as may be necessary or desirable so as to permit the redemption of such securities on the Effective Date.

     9.16. Retention Agreements and Severance. To the extent not prohibited by applicable law or administrative or court order or decree, Hibernia agrees to assume and pay without modification or amendment all obligations of FCB and Bank under those certain retention agreements and severance policies identified on Schedule
9.16 hereto.

     10. Permits, Consents, and Approvals. As promptly as practicable after the date hereof:

          (a) Hibernia shall submit an application to the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") for approval of the transactions contemplated hereby in accordance with the provisions of the Bank Holding Company Act;

          (b) Hibernia shall submit an application to the Comptroller of the Currency (the "Comptroller") for approval of the transactions contemplated hereby in accordance with the provisions of the Bank Merger Act;

          (c) FCB shall have its Affiliates execute a written agreement in substantially the form of Exhibit 9.7 hereto; and

          (d) FCB shall have each of the directors of FCB, and each shareholder owning 5 percent or more of the outstanding shares of FCB Common Stock, execute a written agreement in substantially the form of Exhibit 10(d) hereto.

     11.  Confidentiality; Hold Harmless; Restriction on
Acquisitions.

          11.1. Confidentiality. For a period of five years after the date hereof, the parties hereto acknowledge that each of them or their representatives or agents has engaged in, and may continue to engage in, certain due diligence reviews and examinations with respect to the other and that, in the course of such reviews and examination, has received or may receive in the future confidential or proprietary information. Hibernia and FCB agree, on behalf of themselves, their respective officers, directors, employees, representatives and agents, that they will not use any information obtained pursuant to due diligence investigations for any purpose unrelated to the consummation of the transactions contemplated by this Agreement, and, if the Merger is not consummated, will hold all such information and documents in confidence unless and until such time as such information or documents otherwise become publicly available or as it is advised by counsel that any such information or document is required by law to be disclosed, in which event the party required to make such disclosure shall advise and consult with the other party reasonably in advance of such disclosure regarding the information proposed to be disclosed. In the event of the termination of this Agreement, Hibernia and FCB shall, promptly upon request by the other party, either destroy or return any documents so obtained.

          11.2. Hold Harmless. Hibernia will indemnify and hold harmless FCB, each of its directors and officers and each person, if any who controls FCB or Bank within the meaning of the 1933 Act against any losses, claims, damages or liabilities, joint, several or solidary, to which they or any of them may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim; provided, however, that Hibernia shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any such amendment or supplement in reliance upon and in conformity with information furnished to Hibernia by FCB or Bank for use therein. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against Hibernia under this Section, notify Hibernia in writing of the commencement thereof. In case any such action shall be brought against any indemnified party and it shall notify Hibernia of the commencement thereof, Hibernia shall be entitled to participate therein, and to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from Hibernia to such indemnified party of its election to so assume the defense thereof, Hibernia shall not be liable to such indemnified party under this Section 11.2 for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party; provided, however, that if the defendants in such action include both an indemnified party and any of Hibernia, HNB, or an officer, director, or employee of Hibernia or HNB (collectively, the "Hibernia Group"), and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to any member of the Hibernia Group, the indemnified party shall have the right to employ separate counsel to represent such indemnified party, and in that event the fees and expenses of such counsel shall be paid by Hibernia.

     12. Conditions. The consummation of the Merger is conditioned upon:

          12.1. Shareholder Approval; Dissenters. Approval of this Agreement by the required vote of holders of FCB Common Stock and FCB Preferred Stock and exercise and perfection of dissenters' rights pursuant to Section 12:131 of the LBCL by holders of FCB Common Stock and FCB Preferred Stock holding in the aggregate no more than 10 percent of the FCB Common Stock and FCB Preferred Stock outstanding on the Closing Date.

          12.2. Federal Reserve Board and Comptroller Approvals. Procurement by Hibernia of the approval of the Federal Reserve Board and the Comptroller of the Merger and any and all other transactions contemplated hereby and the agreement of the Federal Reserve Board and the Comptroller to terminate any supervisory orders or agreements pertaining to FCB or Bank upon consummation of the Merger and all other transactions contemplated hereby.

          12.3. No Restraining Action. No litigation or proceeding initiated by any governmental authority shall be pending before any court or agency that shall present a claim to restrain, prohibit or invalidate the transactions contemplated hereby and neither Hibernia nor FCB shall be prohibited by any order of any court or other governmental authority from consummating the transactions provided for in this Agreement.

          12.4. Opinion of Hibernia Counsel. FCB and its directors shall have received an opinion, dated the Closing Date, of counsel for Hibernia, in form and substance reasonably satisfactory to FCB as to such matters FCB may reasonably request with respect to the transactions contemplated hereby.

          12.5. Opinion of FCB Counsel. Hibernia, its directors and its officers who sign the Registration Statement shall have received an opinion, dated the Closing Date, of McGlinchey Stafford Lang, a Law Corporation, counsel for FCB, in form and substance reasonably satisfactory to Hibernia as to such matters Hibernia may reasonably request with respect to the transactions contemplated hereby.

          12.6. Representations, Warranties and Agreements of FCB. Each of the representations, warranties, and agreements of FCB contained herein in all material respects shall be true on, or complied with by, the Closing Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date) and Hibernia shall have received a certificate signed by the President of FCB, dated the Closing Date, to such effect; FCB shall have furnished to Hibernia such other certificates as Hibernia shall reasonably request in connection with the Closing (as defined in Section 14 hereof), evidencing compliance with the terms hereof and its status, business and financial condition. FCB shall have furnished Hibernia with such further documents or other materials as Hibernia shall have reasonably requested in connection with the transactions contemplated hereby.

          12.7. Representations, Warranties and Agreements of Hibernia. Each of the representations, warranties and agreements of Hibernia contained herein in all material respects shall be true on, or complied with by, the Closing Date as if made on such date (or the date when made in the case of any representations or warranty which specifically relates to an earlier date) and FCB shall have received a certificate signed by the President and Chief Executive Officer of Hibernia, dated the Closing Date, to such effect; Hibernia shall have furnished to FCB such other certificates as FCB shall reasonably request in connection with the Closing, evidencing compliance with the terms hereof and its status, business and financial condition. Hibernia shall have furnished FCB with such further documents or other materials as FCB shall have reasonably requested in connection with the transactions contemplated hereby.

          12.8. Effective Registration Statement. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and FCB shall have received a certificate to such effect from the officer of Hibernia designated as its agent for service on the cover page of the Registration Statement (which certificate may be to the knowledge of such officer).

          12.9. Blue Sky. Hibernia shall have received all state securities laws and "blue sky" permits and other authorizations necessary to consummate the transactions contemplated hereby.

          12.10. Tax Ruling. FCB shall have received a tax ruling, or in lieu thereof an opinion of a big six public accounting firm or law firm satisfactory to FCB, satisfactory in form and substance to FCB, to the effect that the Merger, when consummated in accordance with the terms hereof, will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; that the exchange of FCB Common Stock and/or FCB Preferred Stock to the extent exchanged for Hibernia Common Stock will not give rise to gain or loss to the holders of FCB Common Stock and/or FCB Preferred Stock with respect to such exchange; and that the Louisiana income tax treatment to the holders of FCB Common Stock and/or FCB Preferred Stock will be substantially the same as the federal income tax treatment to such shareholders.

          12.11. Accounting Treatment. The Merger shall be eligible to be treated as a pooling-of-interests for accounting purposes.

          12.12. Assertion of Conditions. A failure to satisfy any of the requirements set forth in Section 12.4, 12.7, or 12.10 shall only constitute conditions to consummation of the Merger if asserted by FCB, and a failure to satisfy any of the requirements set forth in Section 12.5, 12.6, or 12.11 shall only constitute conditions to consummation of the Merger if asserted by Hibernia.

     13. Termination. This Agreement may be terminated prior to the Closing Date, either before or after its approval by the shareholders of the parties hereto, in any of the following events:

          13.1. Mutual Consent. By the mutual consent of the parties hereto, if the Board of Directors of each party so determines by vote of a majority of the members of its entire
Board.

          13.2.  Breach of Representation, Warranty or Covenant.
By either party hereto, in the event of a breach by the other party
(a) of any covenant or agreement contained herein or (b) of any representation or warranty herein, if (i) the facts constituting such breach reflect a material and adverse change in the financial condition, results of operations, or business, taken as a whole, of the breaching party, which in either case cannot be or is not cured within 60 days after written notice of such breach is given to the party committing such breach, or (ii) in the event of a breach of a warranty or covenant by FCB, such breach results in a material increase in the cost to Hibernia to perform its obligations under
Section 3 of this Agreement.

          13.3. Passage of Time; Inability to Satisfy Conditions. By either party hereto, in the event that (i) the Merger is not consummated by December 31, 1994, or (ii) any condition to Closing cannot be satisfied by December 31, 1994, and will not be waived by the party or parties entitled to waive it.

          13.4. Failure to Obtain Regulatory Approval. By either party hereto, at any time after the Federal Reserve Board or the Comptroller has denied any application for any approval or clearance required to be obtained as a condition to the consummation of the Merger and the time period for all appeals or requests for reconsideration thereof has run.

          13.5. Failure to Obtain Shareholder Approval. By either party hereto, if the Merger is not approved by the required vote of shareholders of FCB.

          13.6. Dissenters. By Hibernia, if holders of more than 10 percent of the outstanding FCB Common Stock and FCB Preferred
Stock exercise statutory rights of dissent and appraisal pursuant to Part XIII of the LBCL.

          13.7. Material Adverse Change. By FCB, if a material adverse change as described in Section 8.7 of this Agreement occurs, and by Hibernia, if a material adverse change as described in Section 7.7 hereof occurs, after the date hereof and prior to the Closing.

          13.8.  Price of Hibernia Common Stock.  By FCB, if both
(a) the quotient of the Average Market Price of Hibernia Common Stock on the Closing Date divided by the average of the mean of the high and low prices of one share of Hibernia Common Stock for the ten business days preceding the date of this Agreement, as reported in The Wall Street Journal, (the "Hibernia Quotient") is less than
0.8 and (b) the quotient of the average closing value of the Standard & Poors Regional Bank Index for the ten business days preceding the Closing Date divided by the average closing value of the Standard & Poors Regional Bank Index for the ten business days preceding the date of this Agreement (the "S&P Quotient") exceeds the Hibernia Quotient by more than 0.1.

     14. Closing and Effective Date. The closing of the Merger (the "Closing") shall take place at the office of Hibernia at 313 Carondelet Street, New Orleans, Louisiana, at 11:00 a.m. local time, or at such other place or time as shall be mutually agreeable to the parties hereto, on the last business day of the month occurring after the last to occur of: (i) the date that falls 30 days after the date of the order of the Federal Reserve Board approving the Merger pursuant to the Bank Holding Company Act; (ii) the date that falls 30 days after the date of the order of the Comptroller approving the merger of Bank with and into HNB pursuant to the Bank Merger Act; and (iii) the date that falls 5 days after the date on which the last meeting of shareholders called to approve this Agreement is held; or such later date within 60 days of such date as may be agreed upon between the parties hereto (the date and time of the Closing being referred to herein as the "Closing Date"). Immediately upon consummation of the Closing, or on such other later date as the parties hereto may agree, the Merger Agreement shall be certified, executed, acknowledged and delivered to the Secretary of State of the State of Louisiana (the "Secretary") for filing pursuant to and in accordance with the provisions of Section 12:112 of the LBCL. The Merger shall become effective as of the date and time of issuance by the Secretary of a certificate of merger relating to the Merger (such date and time being referred to herein as the "Effective Date").

     15. Survival and Termination of Representations, Warranties and Covenants.

          15.1. Except as otherwise provided in this Section 15, the representations, warranties and covenants contained in this Agreement shall terminate as of the earlier of the Effective Date or the termination of this Agreement. Upon termination of such representations, warranties and covenants, such provisions shall be of no further force or effect, and no party hereto shall have any legal right to redress, whether for breach of contract or otherwise, as a result of a breach of any such provision.

          15.2. The provisions and agreements set forth in Sections 3, 5, 9.13, 9.14, 9.16, 11, and 15 and the last sentence of Section 8.3 hereof shall survive the Closing, if the Closing occurs, for the benefit of the shareholders, directors and officers of FCB who are the intended beneficiaries of such provisions; provided, however, that the provisions of Section 9.14 shall survive the Closing for a period of five years from the Effective Date only.

          15.3. The provisions of Section 11 and liabilities for a breach of the provisions of Sections 9.2 or 9.12 shall survive the termination of this Agreement if this Agreement terminates without the Closing or the Merger having occurred, in which event liability for a breach of Section 9.2 or Section 9.12 shall survive the termination of the Agreement for a period of 180 days following the date on which the Agreement terminates. The parties further agree that a breach of Section 9.2 or 9.12 may be enforced by an action for specific performance of this Agreement. Nevertheless, no party to this Agreement shall have a legal right to redress or cause of action for a breach of Section 9.2 except in those circumstances in which such breach directly resulted in the termination of the Agreement.

          15.4. In consideration of the mutual benefits and agreements contained in this Agreement, each of the parties hereto, on behalf of itself and its successors and assigns, hereby irrevocably waives any right or cause of action which otherwise would survive in the absence of this Section 15.

     16. Amendment; Waivers. To the extent permitted under applicable law, prior to the Closing Date any provision of this Agreement may be amended or modified at any time, either before or after its approval by the shareholders of the parties hereto, (i) by an agreement in writing among the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Agreement, and (ii) as provided in Section 12:112 of the LBCL. Except with respect to any required shareholder or regulatory approval, each party hereto, by written instrument signed by a duly authorized officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of Hibernia or FCB) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings, or agreements of the other party, or satisfaction of any of the conditions precedent to its obligations, contained herein or (iii) the performance by the other party of any of its obligations set out herein or therein; provided that no such waiver executed after approval of this Agreement by the shareholders of Hibernia or FCB shall change the number of shares of Hibernia Common Stock into which shares of FCB Common Stock and FCB Preferred Stock will be converted by the Merger.

     17. Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original. Each such counterpart shall become effective when one counterpart has been signed by each party hereto.

     18. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Louisiana applicable to agreements made and entirely to be performed within such State, except as federal law may be applicable.

     19. Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including the fees, expenses and disbursements of its counsel and auditors, provided that printing expenses shall be borne by Hibernia.

     20. No Assignment. Prior to the Effective Date, neither party hereto may assign any of its rights or obligations under this Agreement to any other person without the prior written consent of the other bank holding company that is a party hereto, including any transfer or assignment by operation of law.

     21. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, to the President of each party hereto at the address of such party set forth in the preamble to this Agreement and shall be deemed to have been given as of the date so personally delivered or mailed. A copy of all notices or other communications directed to Hibernia shall be sent to:

               Hibernia National Bank
               313 Carondelet Street
               New Orleans, Louisiana  70130
               Attention:  Gary L. Ryan, Esq.

and a copy of all notices or other communications directed to FCB shall be sent to:

               McGlinchey Stafford Lang
               A Law Corporation
               634 Magazine Street
               New Orleans, Louisiana  70130
               Attention:  B. Franklin Martin, III, Esq.


     22. Headings. The headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     23. Entire Agreement. This Agreement and the Schedules and Exhibits hereto supersede any and all oral or written agreements and understandings heretofore made relating to the subject matter hereof and contain the entire agreement of the parties relating to the subject matter hereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors. Nothing in this Agreement or in the Merger Agreement is intended to or shall be construed to confer upon or to give any person other than the parties hereto any rights, remedies, obligation or liabilities under or by reason of this Agreement except as expressly provided herein.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed, all as of the day and year first above written.

                                HIBERNIA CORPORATION



                                /S/ STEPHEN A. HANSEL
                                Stephen A. Hansel
                                President and Chief Executive
                                Officer

Attest:



/S/ PATRICIA C. MERINGER
Patricia C. Meringer
Secretary

                               FIRST CONTINENTAL BANCSHARES, INC.



                               /S/ ELTON A. ARCENEAUX, JR.
                               Elton A. Arceneaux, Jr.
                               President


Attest:



/S/ GOLDIE T. LANAUX
Goldie T. Lanaux
Secretary

                            Exhibit 1

                        MERGER AGREEMENT

     This Merger Agreement is made and entered into this        day
of                         , 1994, by and between Hibernia
Corporation, a Louisiana corporation ("Hibernia") and First
Continental Bancshares, Inc., a Louisiana corporation ("FCB").

                      W I T N E S S E T H:

     WHEREAS, Hibernia and FCB (collectively, the "Corporations") and their respective Boards of Directors deem it advisable and in the best interests of the Corporations that FCB be merged into Hibernia (the "Merger") pursuant to the provisions of the Louisiana Business Corporation Law ("LBCL") and upon the terms and subject to the conditions hereinafter set forth and in the Plan (as defined herein); and

     WHEREAS, the Corporations have entered into an Agreement and Plan of Merger dated as of December 4, 1993 (the "Plan") which sets forth certain terms and conditions relating to the Merger.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Plan, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

                            ARTICLE I

                           The Merger

     Upon the terms and subject to the conditions set forth herein, on the Effective Date (as defined below), FCB shall be merged with and into Hibernia, and the separate existence of FCB shall cease.

                           ARTICLE II

                     Effective Date and Time

     The Merger shall be effective at 12:01 a.m. on the date immediately following the day when this Merger Agreement, having been certified, signed and acknowledged in accordance with the LBCL, is filed in the office of the Secretary of State of the State of Louisiana (the "Secretary of State") (such time and date being herein referred to as the "Effective Time" and the "Effective Date" respectively).

                           ARTICLE III

              Conversion and Cancellation of Shares

     Except for shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under Section 131 of the LBCL, on the Effective Date each issued and outstanding share of FCB Common Stock, par value $1.00 per share ("FCB Common
Stock") shall be exchange for and converted into            shares
of Hibernia Class A Common Stock, no par value ("Hibernia Stock") and each share of FCB Class A Cumulative Convertible Preferred Stock ("FCB Preferred Stock") shall be exchanged for and converted
into            shares of Hibernia Stock plus the right to receive
cash in the amount of $         .  The exchange of certificates
representing Hibernia Common Stock for certificates formerly representing FCB Common Stock and FCB Preferred Stock shall be effected as provided in the Plan. No fractional shares of Hibernia Stock or script certificates representing such fractional shares will be issued to any holder of FCB Common Stock or FCB Preferred Stock. Shareholders of FCB otherwise entitled to receive fractional shares shall be entitled to cash as provided in the Plan, without interest.

                           ARTICLE IV

                      Effect of the Merger

     The Merger shall have the effects set forth in Section 115 of the LBCL.

                            ARTICLE V

                   Filing of Merger Agreement

     If this Merger Agreement is approved by the shareholders of FCB as provided in the Plan, then the fact of such approval shall be certified hereon by the secretary or assistant secretary of FCB, and this Merger Agreement, as approved and certified, shall be signed and acknowledged by the president of each of the
Corporations.   Thereafter, a multiple original of this Merger
Agreement, so certified signed and acknowledged, shall be delivered to the Secretary of State for filing and recordation in the manner required by law; and thereafter, as soon as practicable, but not later than the time required by law, a copy of the Certificate of Merger issued by the Secretary of State shall be filed for record in the office of the recorder of mortgages for the parishes of Orleans and Jefferson and shall also be recorded in the conveyance records for the parishes of Orleans and Jefferson and any other parish in which any of the Corporations owns real property on the Effective Date.

                           ARTICLE VI

                          Miscellaneous

     The obligations of the Corporations to effect the Merger shall be subject to all of the terms and conditions of the Plan. At any time prior to the Effective Date, this Merger Agreement may be terminated pursuant to the terms and provisions of the Plan.

     IN WITNESS WHEREOF, this Merger Agreement has been approved by the Boards of Directors of each of the Corporations, effective as of the date first above written.


                  CERTIFICATE OF THE SECRETARY
                     OF HIBERNIA CORPORATION

     I hereby certify that I am the duly elected Secretary of Hibernia Corporation, a Louisiana corporation, presently serving in such capacity and that, pursuant to Section 112E of the LBCL, approval of the Merger Agreement by the shareholders of Hibernia Corporation is not required.

Certificate dated                             , 1994.



                                   /S/ PATRICIA C. MERINGER
                                   Patricia C. Meringer
                                   Secretary


                  CERTIFICATE OF THE SECRETARY
              OF FIRST CONTINENTAL BANCSHARES, INC.

     I hereby certify that I am the duly elected Secretary of First Continental Bancshares, Inc., a Louisiana corporation, presently serving in such capacity and that the foregoing Merger Agreement was, in the manner required by the LBCL, duly approved, without alteration or amendment, by the shareholders of First Continental Bancshares, Inc., at a meeting duly held pursuant to notice on
                            , 1994, at which meeting a quorum was
present and acting throughout by a vote of            shares "for"
to             shares "against or not voting.

Certificate dated                             , 1994.



                                   /S/ GOLDIE T. LANAUX
                                   Goldie T. Lanaux
                                   Secretary


                    EXECUTION BY CORPORATIONS

     In consideration of the approval of this Merger Agreement by the shareholders of First Continental Bancshares, Inc. and the fact that no such approval is required by the shareholders of Hibernia Corporation, both as certified above, this Merger Agreement is executed by such corporations, acting through their respective
Presidents, this          day of                        , 1994.

                        HIBERNIA CORPORATION



                        By: /S/ STEPHEN A. HANSEL
                            Stephen A. Hansel
                            President and Chief Executive Officer

ATTEST:


/S/ PATRICIA C. MERINGER
Patricia C. Meringer
Secretary


                           FIRST CONTINENTAL BANCSHARES, INC.


                           By:/S/ ELTON A. ARCENEAUX, JR.
                              Elton A. Arceneaux, Jr.
                              President

ATTEST:


/S/ GOLDIE T. LANAUX
Goldie T. Lanaux
Secretary


                        ACKNOWLEDGEMENT

                      HIBERNIA CORPORATION


STATE OF LOUISIANA
PARISH OF ORLEANS

     BEFORE ME, the undersigned Notary Public, on this       day of
                    , 1994, in the presence of the undersigned competent witnesses, personally came and appeared Stephen A. Hansel, who, being duly sworn, declared and acknowledged before me that he is the President of Hibernia Corporation and that in such capacity he was duly authorized to and did execute the foregoing Merger Agreement on behalf of such Corporation, for the purposes therein expressed,l and as his and such Corporation's free act and deed.

WITNESSES:


__________________________________


__________________________________



                 _________________________________
                          NOTARY PUBLIC



                        ACKNOWLEDGEMENT

               FIRST CONTINENTAL BANCSHARES, INC.

STATE OF LOUISIANA
PARISH OF ORLEANS

     BEFORE ME, the undersigned Notary Public, on this       day of
                       , 1994, in the presence of the undersigned competent witnesses, personally came and appeared Elton A. Arceneaux, Jr., who, being duly sworn, declared and acknowledged before me that he is the President of First Continental Bancshares, Inc., and that in such capacity he was duly authorized to and did execute the foregoing Merger Agreement on behalf of such Corporation, for the purposes therein expressed, and as his and such Corporation's free act and deed.

WITNESSES:


__________________________________


__________________________________



                 _________________________________
                          NOTARY PUBLIC





                           APPENDIX B

                     ARTICLE 4.1.2.3.(v) OF
                       FIRST CONTINENTAL'S
                    ARTICLES OF INCORPORATION

(v)  Consolidations, Mergers, Recapitalizations, Sale of Assets.
If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation (any of which transactions shall be referred to in this section (v) as a "Reorganization") shall be effected at any time, then, as a condition of such Reorganization, (i) the rights and preferences of the holders of the Class A Preferred Stock provided for in these Articles shall be preserved in the securities to be received by the holders of Class A Preferred Stock upon the consummation of the Reorganization, whether or not the Corporation shall be the surviving entity in any such Reorganization, (ii) lawful and adequate provision shall be made whereby the holders of shares of the Class A Preferred Stock shall thereafter, so long as the conversion rights to the Class A Preferred Stock shall exist, have the right to receive (upon exercise of the conversion rights to which holders of Class A Preferred Stock are entitled) in respect of each share of Class A Preferred Stock, and in lieu of the shares of Common Stock immediately theretofore receivable upon such conversion had such Reorganization not taken place, that number of the securities or that amount of consideration other than securities into which each share of Common Stock is converted upon such Reorganization multiplied by the Conversion Ratio provided for herein as it shall exist at the time of such Reorganization, and
(iii) prior to or simultaneously with the consummation of the Reorganization the successor corporation (if other than the Corporation) resulting from such Reorganization shall assume by written instrument, executed and mailed or delivered to the holders of record of the Class A Preferred Stock at the last addresses of such holders appearing on the books of the Corporation, all obligations to the holders of the Class A Preferred Stock to which such holders shall be entitled.

                               B-1






                           APPENDIX C

                OPINION OF MONTGOMERY SECURITIES

                        December 2, 1993

Board of Directors
First Continental Bancshares, Inc.
203 Huey P. Long Avenue
Gretna, Louisiana  70053

Members of the Board:

     We understand that First Continental Bancshares, Inc., a Louisiana corporation (the "Company") and Hibernia Corporation, a Louisiana corporation ("Acquiror") have entered into an Agreement and Plan of Merger, dated as of December 4, 1993, and related Merger Agreement (collectively the "Agreement"), pursuant to which the Company will be merged with and into Acquiror (the "Merger"). Pursuant to the Merger, as more fully described in the Agreement,
(a) holders of the Company's Common Stock, $1.00 par value ("Common Stock"), other than Acquiror, its subsidiaries or dissenting shareholders of the Company ("Dissenters"), will be entitled to receive for each share of Common Stock that number of shares of Hibernia Class A Voting Common Stock, no par value ("Hibernia Common Stock"), that is obtained by dividing $12.00 by the Average Market Price of Hibernia Common Stock on the Closing Date (as defined in the Agreement), subject to certain limitations and adjustments (such quotient being hereinafter referred to as the "Exchange Rate") and (b) holders of the Company's Class A Cumulative Convertible Preferred Stock, $1.00 par value ("Preferred Stock"), other than Acquiror, its subsidiaries and Dissenters, will be entitled to receive for each share of Preferred Stock both that number of shares of Hibernia Common Stock that is obtained by multiplying the Exchange Rate by 1.63, and cash in the amount of all accumulated and unpaid dividends on the Preferred Stock plus interest thereon. The holders of the Common Stock and Preferred Stock of the Company are hereinafter collectively referred to as "Shareholders", and the shares of Hibernia Common Stock and cash to be received by the Shareholders in the Merger are hereinafter collectively referred to as the "Consideration".

     You have asked for our opinion as to whether the Consideration to be received by the Shareholders pursuant to the Merger, when taken as a whole, is fair to the Shareholders (other than Acquiror or any of its subsidiaries) from a financial point of view, as of the date hereof. You have not asked for and we are not expressing any opinion as to the allocation of the Consideration between the holders of the Common Stock and the holders of the Preferred Stock.

                               C-1






     In connection with our opinion, we have, among other things:
(1) reviewed certain publicly available financial and other data with respect to the Company and Acquiror, including the consolidated financial statements for recent years and interim periods to September 30, 1993, and certain other relevant financial and operating data relating to the Company made available to us from published sources and from the internal records of the Company; (ii) reviewed the Agreement; (iii) reviewed certain historical market prices and trading volumes of Hibernia Common Stock as reported by the New York Stock Exchange; (iv) compared the Company and Acquiror from a financial point of view with certain other companies in the banking industry which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the financial services industry which we deemed to be comparable, in whole or in part, to the Company and the Merger;
(vi) reviewed and discussed with representatives of the management of the Company and Acquiror certain information of a business and financial nature regarding the Company and Acquiror, furnished to us by them, including financial projections and related assumptions of the Company; (vii) made inquiries regarding and discussed the Merger and the Agreement and other matters related thereto with the Company's counsel; and (viii) performed such other analyses and examinations as we have deemed appropriate.

     In connection with our review, we have not independently verified any of the foregoing information with respect to the Company or Acquiror, have relied on all such information, and have assumed that all such information is complete and accurate in all material respects. With respect to the financial forecasts for the Company provided to us by the management of the Company, we have assumed for purposes of our opinion that they have been reasonably prepared on bases reflecting the best available estimates and judgments of the management at the time of preparation as to the future financial performance of the Company and that they provide a reasonable basis upon which we can form our opinion. We have also assumed that there have been no material changes in the Company's or Acquiror's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us. We have relied on advice of counsel to the Company as to all legal matters with respect to the Company, the Merger and the Agreement. In addition, we have not made an independent evaluation, appraisal or physical inspection of the assets or individual properties of the Company or Acquiror, nor have we been furnished with any such appraisals. Further, our opinion is based on economic, monetary and market conditions existing as of the date hereof.



                               C-2





     Based upon the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received by the Shareholders pursuant to the Merger, when taken as a whole, is fair to the Shareholders (other than Acquiror or any of its subsidiaries) from a financial point of view.

     This opinion is furnished pursuant to our engagement letter, dated July 12, 1993, and is solely for the benefit of the Board of Directors of the Company. Except as provided in such engagement letter, this opinion may not be used or referred to by the Company or quoted or disclosed to any person in any manner without our prior written consent.

                                   Very truly yours,



                                   MONTGOMERY SECURITIES

                               C-3





                           APPENDIX D



            OPINION OF KEEFE, BRUYETTE & WOODS, INC.


                   ____________________, 1994



The Board of Directors
First Continental Bancshares, Inc.
201 Huey P. Long Avenue
Gretna, LA  70053

Members of the Board:

     You have requested our opinion as investment bankers as to the fairness, from a financial point of view, of the Consideration, as hereinafter defined, offered to the holders of the outstanding shares of Class A Cumulative Convertible Preferred Stock, $1.00 par value (the "Preferred Stock"), of First Continental Bancshares, Inc. ("First Continental") by Hibernia Corporation ("Hibernia") in the proposed merger (the "Merger") of First Continental, with and into Hibernia, pursuant to the Agreement and Plan of Merger, dated December 4, 1993, between First Continental and Hibernia and related Merger Agreement (the "Agreement"). All capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Agreement.

     Pursuant to, and subject to certain adjustment provisions in the Agreement, Hibernia will exchange for each share of Preferred Stock the aggregate consideration (the "Consideration') of: (i) such number of shares of Class A Voting Common Stock, no par value, of Hibernia ("Hibernia Common Stock") as is equal to the Exchange Rate multiplied by 1.63, and (ii) cash in the amount of all accumulated and unpaid dividends plus interest thereon calculated in accordance with Section 4.2.1.1 of the Articles of Incorporation of First Continental.

     Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is continually engaged in the valuation of bank and thrift securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking and thrift companies, we have experience in, and knowledge of, the valuation of these institutions. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to, First Continental and Hibernia and as a market maker in securities we may from time to time have a long

                               D-1






or short position in, and buy or sell, debt or equity securities of First Continental and Hibernia for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion, it has been disclosed to First Continental.

     Keefe, Bruyette & Woods, Inc. has not provided investment banking and financial advisory services to First Continental in connection with the Merger outside of rendering this fairness opinion and will receive a fee from First Continental for our services. This opinion is directed only to the fairness of the Consideration and does not constitute a recommendation to any First Continental shareholder as to how such shareholder should vote or as to what other actions, if any, such shareholders should take in connection with the Merger.

     In arriving at our opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of First Continental and Hibernia, including, among other things, the following: (i) the Agreement; (ii) the Registration Statement on Form S-4 of Hibernia as filed with the Securities and Exchange Commission on __________ ___, 1994 including the Proxy Statement/Prospectus relating to the special meeting of shareholders of First Continental to be held in connection with the Merger (the "Proxy Statement/Prospectus"); (iii) Annual Reports to Stockholders and Annual Reports on Form 10-K for each of the years ended December 31, 1992, 1991 and 1990 of First Continental and Hibernia; (iv) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of First Continental and Hibernia and certain other communications from First Continental and Hibernia to their respective stockholders; (v) other financial information concerning the business and operations of First Continental furnished to us by First Continental for purposes of our analysis, including certain audited financial information and certain internal financial analyses and projections for First Continental prepared by the senior management of First Continental;
(vi) certain publicly available information concerning trading of, and the trading market for, the Hibernia Common Stock and the Common Stock, $1.00 par value, and Preferred Stock of First Continental; and (vii) certain publicly available information with respect to banking companies and the nature and terms of certain other transactions that we consider relevant to our evaluation. We have held discussions with senior management of First Continental concerning their past and current operations, financial condition and prospects, as well as the results of regulatory examinations. We have been retained by the Board of Directors of First Continental solely for the purpose of rendering our opinion to the Board of Directors as set forth herein. We were not authorized to solicit indications of potential interest from other institutions

                               D-2





and were not authorized to and did not participate in any of the negotiations pertaining to the Merger.

     In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all the financial and other information provided to us or publicly available and we have not attempted independently to verify such information. We have relied upon the management of First Continental as to the reasonableness and achievability of the financial and operational projections (and the assumptions and basis therefor) provided to us, and we have assumed that such projections reflect the best currently available estimates and judgments of such managements and that such projections will be realized in the amounts and in the time periods currently estimated by such managements. We have also assumed, without independent verification, that the aggregate allowances for loan losses for First Continental and Hibernia are adequate to cover such losses. We have not made or obtained any evaluations or appraisals of the property of First Continental or Hibernia, nor have we examined any individual loan credit files.

     We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of First Continental and Hibernia; (ii) the assets and liabilities of First Continental and Hibernia; and
(iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking and thrift industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

     In rendering this opinion, we have relied upon the accuracy of First Continental's description of the relative rights of the various classes of the security holders in First Continental as set forth in the Proxy Statement/Prospectus and First Continental's Articles of Incorporation, as amended. We have considered that the Consideration represents a discount to liquidation value of the Preferred Stock and have based our opinion on the fact that the holders of the Preferred Stock do not have the ability to compel liquidation of First Continental at the present time, that the Consideration being provided to holders of Preferred Stock in the Merger is the maximum amount offered by any prospective purchaser following a comprehensive bidding process and that the net present value of the Consideration offered in the Merger is, in our opinion, greater than the net present value of the future cash

                               D-3




flows that would be paid to holders of Preferred Stock absent a sale or similar merger transaction.

     Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration offered in the Merger is fair, from a financial point of view, to the holders of Preferred Stock of First Continental.

                        Very truly yours,



                        Keefe, Bruyette & Woods, Inc.

                               D-4





                           APPENDIX E

         CERTAIN PROVISIONS OF LOUISIANA LAW RELATING TO
              THE RIGHTS OF DISSENTING SHAREHOLDERS


A. Except as provided in subsection B of this section, if a corporation has, by vote of its shareholders, authorized a sale, lease or exchange of all of its assets, or has, by vote of its shareholders, become a party to a merger or consolidation, then, unless such authorization or action shall have been given or approved by at least eighty percent of the total voting power, a shareholder who voted against such corporate action shall have the right to dissent. If a corporation has become a party to a merger pursuant to R.S. 12:112(H), the shareholders of any subsidiaries party to the merger shall have the right to dissent without regard to the proportion of the voting power which approved the merger and despite the fact that the merger was not approved by vote of the shareholders of any of the corporations involved.

          B. The right to dissent provided by this Section shall not exist in the case of:

          (1) A sale pursuant to an order of a court having jurisdiction in the premises.

          (2) A sale for cash on terms requiring distribution of all or substantially all of net proceeds to the shareholders in accordance with their respective interests within one year after the date of the sale.

          (3) Shareholders holding shares of any class of stock which, at the record date fixed to determine shareholders entitled to receive notice of and to vote at the meeting of shareholders at which a merger or consolidation was acted on, were listed on a national securities exchange, unless the articles of the corporation issuing such stock provide otherwise or the shares of such shareholders were not converted by the merger or consolidation solely into shares of the surviving or new corporation.

          C. Except as provided in the last sentence of this subsection, any shareholder electing to exercise such right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action, and shall vote his shares against such action. If such proposed corporate action be taken by the required vote, but by less than eighty percent of the total voting power, and the merger, consolidation or sale, lease or exchange of assets authorized thereby be effected, the corporation shall promptly thereafter give

                               E-1




written notice thereof, by registered mail, to each shareholder who filed such written objection to, and voted his shares against, such action, at such shareholder's last address on the corporation's records. Each such shareholder may, within twenty days after the mailing of such notice to him, but not thereafter, file with the corporation a demand in writing for the fair cash value of his shares as of the day before such vote was taken; provided that he state in such demand the value demanded, and a post office address to which the reply of the corporation may be sent, and at the same time deposit in escrow in a chartered bank or trust company located in the parish of the registered office of the corporation, the certificates representing his shares, duly endorsed and transferred to the corporation upon the sole condition that said certificates shall be delivered to the corporation upon payment of the value of the shares determined in accordance with the provisions of this section. With his demand the shareholder shall deliver to the corporation, the written acknowledgment of such bank or trust company that it so holds his certificates of stock. Unless the objection, demand and acknowledgment aforesaid be made and delivered by the shareholder within the period above limited, he shall conclusively be presumed to have acquiesced in the corporate action proposed or taken. In the case of a merger pursuant to R.S. 12:112(H), the dissenting shareholder need not file an objection with the corporation nor vote against the merger, but need only file with the corporation, within twenty days after a copy of the merger certificate was mailed to him, a demand in writing for the cash value of his shares as of the day before the certificate was filed with the secretary of state, state in such demand the value demanded and a post office address to which the corporation's reply may be sent, deposit the certificates representing his shares in escrow as hereinabove provided, and deliver to the corporation with his demand the acknowledgment of the escrow bank or trust company as herein-above prescribed.

          D. If the corporation does not agree to the value so stated and demanded, or does not agree that a payment is due, it shall, within twenty days after receipt of such demand and acknowledgment, notify in writing the shareholder, at the designated post office address, of its disagreement, and shall state in such notice the value it will agree to pay if any payment should be held to be due; otherwise it shall be liable for, and shall pay to the dissatisfied shareholder, the value demanded by him for his shares.

          E. In case of disagreement as to such fair cash value, or as to whether any payment is due, after compliance by the parties with the provisions of subsections C and D of this section, the dissatisfied shareholder, within sixty days after receipt of notice in writing of the corporation's disagreement, but not thereafter, may file suit against the corporation, or the merged or

                               E-2




consolidated corporation, as the may be, in the district court of the parish in which the corporation or the merged or consolidated corporation, as the case may be, has its registered office, praying the court to fix and decree the fair cash value of the dissatisfied shareholder's shares as of the day before such corporate action complained of was taken, and the court shall, on such evidence as may be adduced in relation thereto, determine summarily whether any payment is due, and, if so, such cash value, and render judgment accordingly. Any shareholder entitled to file such suit may, within such sixty-day period but not thereafter, intervene as a plaintiff in such suit filed by another shareholder, and recover therein judgment against the corporation for the fair cash value of his shares. No order or decree shall be made by the court staying the proposed corporate action, and any such corporate action may be carried to completion notwithstanding any such suit. Failure of the shareholder to bring suit, or to intervene in such a suit, within sixty days after receipt of notice of disagreement by the corporation shall conclusively bind the shareholder (1) by the corporation's statement that no payment is due, or (2) if the corporation does not contend that no payment is due to accept the value of his shares as fixed by the corporation in its notice of disagreement.

          F. When the fair value of the shares has been agreed upon between the shareholder and the corporation, or when the corporation has become liable for the value demanded by the shareholder because of failure to give notice of disagreement and of the value it will pay, or when the shareholder has become bound to accept the value the corporation agrees is due because of his failure to bring suit within sixty days after receipt of notice of the corporation's disagreement, the action of the shareholder to recover such value must be brought within five years from the date the value was agreed upon, or the liability of the corporation became fixed.

          G. If the corporation or the merged or consolidated corporation, as the case may be, shall, in its notice of disagreement, have offered to pay to the dissatisfied shareholder on demand an amount in cash deemed by it to be the fair cash value of his shares, and if, on the institution of a suit by the dissatisfied shareholder claiming an amount in excess of the amount so offered, the corporation, or the merged or consolidated corporation, as the case may be, shall deposit in the registry of the court, there to remain until the final determination of the cause, the amount so offered, then, if the amount finally awarded such shareholder, exclusive of interest and costs, be more than the amount offered and deposited as aforesaid, the costs of the proceeding shall be taxed against the corporation, or the merged or consolidated corporation, as the case may be; otherwise the costs of the proceeding shall be taxed against the corporation, or the

                               E-3




merged or consolidated corporation, as the case may be; otherwise the costs of the proceeding shall be taxed against such shareholder.

          H. Upon filing a demand for the value of his shares, the shareholder shall cease to have any of the rights of a shareholder except the rights accorded by this section. Such a demand may be withdrawn by the shareholder at any time before the corporation gives notice of disagreement, as provided in subsection D of this section. After such notice of disagreement is given, withdrawal of a notice of election shall require the written consent of the corporation. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares, his share certificates shall be returned to him (and, on his request, new certificates shall be issued to him in exchange for the old ones endorsed to the corporation), and he shall be reinstated to all his rights as a shareholder as of the filing of his demand for value, including any intervening preemptive rights, and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

                               E-4





                           APPENDIX F
                FORM OF OPINION OF ERNST & YOUNG
                  REGARDING CERTAIN TAX MATTERS




April 5, 1994


Hibernia Corporation            First Continental Bancshares, Inc.
313 Carondelet                  203 Huey P. Long Avenue
P.O. Box 61540                  Gretna, Louisiana  70053
New Orleans, LA  70161

Dear Sir or Madam:

     This letter is in response to your request that we provide you with our opinion concerning certain federal income tax consequences which would arise from consummation of the proposed merger of First Continental Bancshares, Inc. ("FCB") with and into Hibernia Corporation ("Hibernia") (the "FCB Merger"), and the proposed merger of First National Bank of Jefferson Parish, Gretna, Louisiana (the "Bank") with and into Hibernia National Bank ("HNB") (the "Bank Merger"). (Hereinafter, the FCB Merger and the Bank Merger are referred to collectively as the "Mergers.")

     In rendering this opinion, we have relied upon the facts, summarized below, as they have been presented to us orally by the management of Hibernia and verified, in the Statements of Facts and Representations dated December 4, 1993 provided by the managements of FCB, Hibernia and HNB; in the Agreement and Plan of Merger made and entered into by FCB and Hibernia as of December 4, 1993 (the "Agreement"); in the form of the Agreement to Merge between HNB and Bank (the "Bank Plan of Merger"); and in the Registration Statement (Form S - 4), dated April 5, 1994, filed with the Securities and Exchange Commission and containing the preliminary Proxy Statement
- - Prospectus of FCB and Hibernia ("Prospectus"). (These are sometimes hereinafter referred to collectively as "documents.")

     You have represented to us that the facts contained in the documents provide an accurate and complete description of the material facts and circumstances concerning the proposed Mergers. We have made no independent determination regarding such facts and circumstances and, therefore, have relied upon the facts and representations in the documents set forth above for purposes of this letter. Any changes to the facts or documents set forth above may affect the conclusions stated herein.

     We understand that you will include a reference to Ernst & Young and our opinion in the Prospectus relating to the issuance of Hibernia Common Stock in connection with the proposed Mergers and the Proxy Statement relating to the special meeting of the FCB shareholders with respect thereto. We consent to such reference in the Prospectus under the captions, "Material Tax Consequences" and "Summary." We also understand that this letter will be submitted for inclusion as an appendix to the Form S-4 Registration Statement. We consent to such inclusion.


STATEMENT OF FACTS

     FCB is a bank holding company organized under the laws of the State of Louisiana. FCB's assets consist of cash and 100 percent of the issued and outstanding Bank Common Stock. FCB conducts no material business other than acting as a bank holding company of Bank. The presently authorized capital stock of FCB is 5,500,000 shares, consisting of 500,000 shares of preferred stock, par value $1.00 per share and 5,000,000 shares of common stock, par value $1.00 per share ("FCB Common Stock"). As of December 31, 1993, 140,000 shares of preferred stock had been designated as Class A Cumulative Convertible Preferred Stock ("FCB Preferred Stock"), 135,974 shares of FCB Preferred Stock and 2,145,151 shares of FCB Common Stock had been issued, 135,974 shares of FCB Preferred Stock and 2,128,096 shares of FCB Common Stock were outstanding, and 17,055 shares of FCB Common Stock were held in FCB's treasury. As of December 31, 1993, FCB had issued and outstanding $6,000,000 principal amount of 12% Mandatory Convertible Subordinated Debentures Due November 15, 1996 ("Debentures"), $4,407,000 principal amount of 10.75% Class A Senior Secured Notes due 1997 ("Class A Notes"), and $993,000 principal amount of 10.75% Class B Senior Secured Notes due 1997 ("Class B Notes"). Such outstanding shares are closely held by approximately 1,100 shareholders. FCB has no options, warrants, subscription rights or other rights to purchase FCB Common Stock, other than the obligation to issue shares upon conversion of the FCB Preferred Stock and the Debentures and upon the exercise of certain rights by holders of the Class A Notes.

     Bank is a national banking association organized under the laws of the United States of America, engaged principally in the banking business. Bank has 2,000,000 authorized shares of Common Stock, par value of $10.00 per share, of which 315,000 were issued and outstanding and held by FCB as of December 4, 1993 ("Bank Common Stock").

     Hibernia is a bank holding company organized under the laws of the State of Louisiana with shares registered under the Securities Act. The presently authorized capital stock of Hibernia is 300,000,000 shares, consisting of 100,000,000 shares of preferred stock, no par value; 100,000,000 shares of Class B non-voting Common Stock, no par value; and 100,000,000 shares of Class A voting Common Stock, no par value (the Class A voting Common Stock being referred to hereinafter as "Hibernia Common Stock"). As of December 31, 1993, no shares of Hibernia's preferred stock or its Class B non-voting Common Stock were outstanding; 83,611,764 shares of Hibernia Common Stock were outstanding; and no shares of Hibernia Common Stock were held in Hibernia's treasury. There are no existing options, warrants, calls or commitments of any kind obligating Hibernia to issue any share of its capital stock or any other security of which it is or will be the issuer, except that Hibernia has issued 1,812,000 warrants to purchase an aggregate of 1,812,000 shares of Hibernia Common Stock pursuant to the terms of the Senior Secured Restructuring Agreement dated May 27, 1992, pursuant to which 660,847 warrants were outstanding as of December 31, 1993. Additionally, Hibernia has authorized or reserved 1,706,250 shares of Hibernia Common Stock for issuance under its 1987 Stock Option Plan, pursuant to which options covering 1,549,437 shares of Hibernia Common Stock were outstanding as of December 31, 1993, 2,823,970 (as adjusted) shares of Hibernia Common Stock for issuance under its 1992 Long-Term Incentive Plan, pursuant to which options covering 905,000 shares of Hibernia Common Stock were outstanding as of December 31, 1993, 1,000,000 shares of Hibernia Common Stock for issuance under its 1993 Director Stock Option Plan, pursuant to which options covering 75,000 shares of Hibernia Common Stock were outstanding and 675,468 shares of Hibernia Common Stock are available for issuance pursuant to Hibernia's Dividend Reinvestment and Stock Purchase Plan. Hibernia Common Stock is traded on the New York Stock Exchange.

     HNB is a nationally chartered commercial bank engaged principally in the full service banking business. HNB is a wholly-owned subsidiary of Hibernia.


BUSINESS PURPOSE

     The management of Hibernia represents to us that Hibernia desires to consummate the Mergers in order to improve its presence in the Louisiana market. As discussed in the Prospectus under the caption, "Background of and Reasons for the Merger," the FCB and Bank Boards of Directors believe the customers, depositors, and communities served by Bank will benefit from being part of a larger banking entity as a result of the future growth, synergies and cost savings expected to be realized from the Mergers.


PROPOSED TRANSACTIONS

     In accordance with the above-stated business purpose, the following transaction has been proposed:

     1. After all necessary regulatory an shareholder approvals have been granted, there will be simultaneous mergers (i.e., the Mergers) of FCB with and into Hibernia in accordance with the provisions of the Louisiana Business Corporation Law ("LBCL"), and Bank with and into HNB in accordance with the provisions of Bank Merger Act, 12 U.S.C. Sections 1828 et. seq. and 12 U.S.C. Section 215a ("Bank Merger Act"). In the documents covering the Mergers, upon completion of the FCB Merger, Hibernia will cause the Bank Merger to occur.

     2. In the FCB Merger, Hibernia will acquire all of the assets and assume all of the liabilities of FCB in exchange for Hibernia Common Stock and cash. As a result of the FCB Merger, each share of the issued and outstanding FCB Common Stock shall be converted into and become the number of shares of Hibernia Common Stock determined in accordance with the exchange rate. As a result of the FCB Merger, each share of the issued and outstanding FCB Preferred Stock shall be converted into and become the number of shares of Hibernia Common Stock determined in accordance with the exchange rate, multiplied by 1.63 plus the right to receive cash in the amount of all accumulated and undeclared dividends plus interest thereon as calculated in accordance with the Articles of Incorporation of FCB in existence as of the date of the Agreement.

     The exchange rate shall be the number obtained by dividing $12.00 by the Average Market Price of Hibernia Common Stock on the closing date (defined below), which calculation shall be carried out to the nearest one-hundredth of one cent. The Average Market Price equals the average of the high and low sales prices of one share of Hibernia Common Stock for the ten business days immediately preceding the trading date prior to the closing date as reported in The Wall Street Journal. Notwithstanding the foregoing, the Average Market Price of Hibernia Common Stock on the closing date shall not be less than $6.00 per share nor more than $8.50 per share for the purposes of this calculation. Holders of certificates which represent shares of FCB Common Stock or FCB Preferred Stock outstanding immediately prior to the effective date of the FCB Merger (hereinafter called "Old Certificates") shall cease to be, and shall have no rights as shareholders of FCB after the FCB Merger.

3. No fractional shares will be issued. Each holder of Old Certificates who would otherwise have been entitled to receive a fraction of a share of Hibernia Common Stock shall receive in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share multiplied by the Average Market Price of Hibernia Common Stock.

4. On the effective date, the Debentures will be redeemed for cash in accordance with the provisions of Section 11.01 of the Debenture Agreement dated as of November 15, 1986 by and between FCB and Bank as Trustee. Section 11.01 of the Debenture Agreement stipulates that any successor corporation in a merger with FCB may either redeem the entire amount of the Debentures ( as set forth in Article 4, Section 4.01 of the Debenture Agreement) or may assume the obligations. Article 4, Section 4.01 provides that the Debentures will be redeemed for 105 percent of the principal amount if the redemption occurs during the twelve month period ending November 15, 1994.

5. On the effective date, the Class A Notes and the Class B Notes will be redeemed for cash in accordance with the provision of the Indenture dated as of November 9, 1992, by and between FCB and First National Bank of Commerce as Trustee (the "Indenture") provided, however, that in lieu of any right to receive any Cash Premium (as defined in Section 202(a) of the Indenture), each holder of Class A Notes who elects to exercise his Share Option (as defined in Section 311 of the Indenture) will receive Hibernia Common Stock into which such holder's FCB Common Stock resulting from the exercise of the Share Option would have been converted and cash in lieu of fractional shares.

6. In the Bank Merger, HNB will acquire all the assets and assume all of the liabilities of Bank. As a result of the Bank Merger, each share of the issued and outstanding Bank Common Stock, shall cease to be outstanding and will be canceled. No additional shares of Hibernia Common Stock nor shares of HNB Common Stock will be issued in the Bank Merger.

7. By following certain statutory procedures, shareholders of FCB may exercise dissenters' rights entitling them to receive in cash the value of their respective FCB Common Stock and FCB Preferred Stock in lieu of receiving Hibernia Common Stock in the FCB Merger.


REPRESENTATIONS

     For purposes of our evaluation, we have received from the respective managements of FCB, Bank, Hibernia and HNB, Statements of Facts and Representations, dated December 4, 1993, as set forth below. References to the "Code" are to the Internal Revenue Code of 1986, as amended.

     The following representations have been made in connection with the FCB merger:

     (a) The fair market value of the Hibernia Common Stock to be received by each shareholder of FCB Common Stock will be approximately equal to the fair market value of the FCB Common
Stock surrendered in the exchange.

     (b) The fair market value of the Hibernia Common Stock and cash to be received by each shareholder of FCB Preferred Stock will be approximately equal to the fair market value of the FCB
Preferred Stock surrendered in the exchange.

     (c) There is no plan or intention by the shareholders of FCB who own five percent or more of the FCB Common Stock and to the best knowledge of management of FCB, there is no intention on the part of the remaining shareholders of FCB, to sell, exchange or otherwise dispose of a number of shares of Hibernia Common Stock received in the transaction that would reduce the FCB shareholders' ownership of Hibernia Common Stock to a number of shares having a value, as of the date of the transaction, of less than 50 percent of the value of all of the formerly outstanding Common Stock of FCB as of the same date. For purposes of this representation, any shares of FCB Common Stock surrendered by dissenters, or exchanged for cash in lieu of fractional shares of Hibernia Common Stock, will be treated as outstanding FCB Common Stock on the date of the transaction. Moreover, shares of FCB Common Stock and shares of Hibernia Common Stock held by former FCB shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered in making this representation.

     (d) There is no plan or intention by the shareholders of FCB who own five percent or more of the FCB Preferred Stock and to the best knowledge of management of FCB, there is no intention on the part of the remaining shareholders of FCB, to sell, exchange or otherwise dispose of a number of shares of Hibernia Common Stock received in the transaction that would reduce the FCB shareholders' ownership of Hibernia Common Stock to a number of shares having a value, as of the date of the transaction, of less than 50 percent of the value of all of the formerly outstanding Preferred Stock of FCB as of the same date. For purposes of this representation, any shares of FCB Preferred Stock surrendered by dissenters, or exchanged for cash in lieu of fractional shares of Hibernia Common Stock, will be treated as outstanding FCB Preferred Stock on the date of the transaction. Moreover, shares of FCB Preferred Stock and shares of Hibernia Common Stock held by former FCB shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered in making this representation.

     (e) Hibernia has no plan or intention to reacquire any of its Common Stock issued in the FCB Merger other than a nominal amount of shares of Common Stock that may be acquired in ordinary businss transactions (including, but not limited to, open market purchases in brokers' transactions).

     (f) Hibernia has no plan or intention to sell or otherwise dispose of any of the assets of FCB acquired in the transaction except for dispositions made in the ordinary course of business.

     (g) Any liabilities of FCB assumed by Hibernia and any liabilities to which the transferred assets of FCB are subject were incurred by FCB in the ordinary course of its business.

     (h) Following the transaction, Hibernia will continue, substantially unchanged, the banking business of FCB operated through FCB's banking subsidiary, Bank, which will be merged into HNB.

     (i) Except for expenses relating to the registration of Hibernia Common Stock and certain proxy printing and mailing expenses to be paid solely by Hibernia, which are directly related to the Mergers in accordance with the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187, Hibernia, FCB, and the shareholders of FCB will pay their respective expenses, if any, incurred in connection with the transaction.

     (j) There is no intercorporate indebtedness existing between FCB and its affiliates on the one hand and Hibernia and its affiliates on the other hand which was issued, acquired, or will be settled at a discount.

     (k) No two parties to the transaction are investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

     (l)  FCB is not under the jurisdiction of a court in a Title
11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     (m) The fair market value of the assets of FCB to be transferred to Hibernia will equal or exceed the sum of the liabilities assumed by Hibernia plus the amount of liabilities, if any, to which the transferred assets are subject.

     (n) The payment of cash in lieu of fractional shares of Hibernia Common Stock is solely for the purpose of avoiding the expense and inconvenience to Hibernia of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the transaction to the FCB shareholders instead of issuing fractional shares of Hibernia will not exceed one percent of the total consideration that will be issued in the transaction to the FCB shareholders in exchange for their shares of FCB Common Stock and FCB Preferred Stock. The fractional share interests of each FCB shareholder will be aggregated, and no FCB shareholder will receive cash in an amount equal to or greater than the value of one full share of Hibernia Common Stock.

     (o) None of the compensation received by any shareholder-employees of FCB will be separate consideration for, or allocable to, any of their shares of FCB Common Stock and FCB Preferred Stock; none of the shares of Hibernia Common Stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

     (p) The FCB Merger will qualify as a statutory merger under the Louisiana Business Corporation Law ("LBCL").

     (q) The shareholders of FCB (immediately before the proposed transaction) receiving shares of Hibernia Common Stock will not own (immediately after the proposed transaction) more than fifty percent of the fair market value of Hibernia Common Stock.

     (r) The initial issuance of the FCB Preferred Stock did not meet the definition of Section 306 stock as set forth in Section
306(c) of the Code.

     The following representations have been made in connection with the Bank Merger:

     (aa) No additional Hibernia Common Stock is being issued or exchanged in the merger of Bank into HNB. No additional HNB Common Stock is being issued or exchanged in the merger of Bank into HNB.

     (bb) There is no plan or intention by the shareholder of Bank, FCB, to sell, exchange or otherwise dispose of a number of shares of Hibernia Common Stock constructively received in the transaction that would reduce the Bank shareholder's ownership of Hibernia Common Stock to a number of shares having a value, as of the date of the transaction, of less than 50 percent of the value of all of the formerly outstanding Bank Common Stock as of the same date.
For purposes of this representation, any shares of Bank Common Stock constructively exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of HNB Common Stock will be treated as outstanding Bank Common Stock on the date of the transaction. Moreover, shares of Bank Common Stock and shares of Hibernia Common Stock held by the Bank shareholder and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered in making this representation.

     (cc) HNB will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market of the gross assets held by Bank immediately prior to the Bank Merger. For purposes of this representation, amounts paid by Bank to dissenters, Bank assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Bank immediately preceding the transfer, will be included as assets of Bank held immediately prior to the transaction.

     (dd) Prior to the transaction, Hibernia will be in control of HNB within the meaning of Section 368(c) of the code wherein "control" is defined to mean the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of the corporation.

     (ee) Following the transaction, HNB will not issue additional shares of its common stock that would result in Hibernia losing control of HNB within the meaning of Section 368(c) of the Code.

     (ff) Hibernia has no plan or intention to reacquire any of its common stock constructively issued in the Bank Merger.

     (gg) Hibernia has no plan or intention to liquidate HNB; to merge HNB into another corporation; to sell or otherwise dispose of the HNB Common Stock; or to cause HNB to sell or otherwise dispose of any of the assets of Bank acquired in the transaction, except for dispositions made in the ordinary course of business. As Hibernia makes other acquisitions, it is likely that some or all of the acquired banks will be merged with and into HNB. At this time, the discussion provided under the caption "Proforma Financial Information" in the Prospectus provides a complete list of all pending acquisitions that are covered by definitive agreements. However, no HNB Common Stock will be issued as consideration in any of the pending acquisitions.

     (hh) The liabilities of Bank assumed by HNB and the liabilities to which the transferred assets of Bank are subject were incurred by Bank in the ordinary course of its business.

     (ii) Following the transaction, HNB will continue the historic business of Bank or will use a significant portion of Bank's historic business assets in its business.

     (jj) Except for expenses relating to the registration of Hibernia Common Stock and certain proxy printing and mailing expenses to be paid solely by Hibernia, which are directly related to the Mergers in accordance with the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187, Hibernia, HNB, Bank and the shareholders of Bank will pay their respective expenses, if any, incurred in connection with the transaction.

     (kk) There is no intercorporate indebtedness existing between Hibernia and Bank and their affiliates or between HNB and Bank that was issued, acquired, or will be settled at a discount.

     (ll) No two parties to the transaction are investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

     (mm) Bank is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     (nn) The basis and fair market value of the assets of Bank transferred to HNB will each equal or exceed the sum of the liabilities assumed by HNB, plus amount of liabilities, if any, to which the transferred assets are subject.

     (oo) None of the compensation received by any shareholder-employees of Bank will be separate consideration for, or allocable to, any of their shares of Bank Common Stock; none of the shares of Hibernia Common Stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

     (pp) The Bank Merger will qualify as a statutory merger under the Bank Merger Act.


TECHNICAL ANALYSIS

     Section 368(a)(1)(A) of the Code provides that a reorganization (a "Type A" reorganization) includes a statutory merger or consolidation. Such a reorganization can only be achieved by strict compliance with the applicable corporation laws of the United States or a state or territory of the United States. A statutory merger occurs wherein one party (the surviving corporation) to the transaction absorbs the other party whose corporate existence ceases. It has been represented by the management of Hibernia that the merger of FCB with and into Hibernia, wherein Hibernia Common Stock is to be exchanged for FCB Common Stock and Hibernia Common Stock and cash is to be exchanged FCB Preferred Stock, is to occur as a statutory merger under applicable law.

     Section 368(a)(2)(D) of the Code provides that the acquisition by one corporation in exchange for stock of a corporation which is in control of the acquiring corporation, of substantially all of the properties of another corporation, shall not disqualify a transaction under Section 368(a)(1)(A) if (i) no stock of the acquiring corporation is used in the transaction and (ii) the transaction would have otherwise qualified as a Type A reorganization had the merger been into the controlling corporation. It has been represented by the management of Hibernia that the merger of Bank with and into HNB, wherein Hibernia Common Stock is to be constructively exchanged for Bank Common Stock, is to occur as a statutory merger under applicable law.

     Revenue Procedure 77-37, 1977-2 C.B. 568 (Section 3.01) provides that, for advance ruling purposes, the "substantially all" requirement of Section 368(a)(2)(D) is satisfied if there is a transfer of assets representing at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the transferor corporation immediately prior to the transfer. Any payments to dissenters and any redemptions and distributions (except for regular dividend distributions) made by the corporation immediately preceding the transfer and which are a part of the Agreement will be considered as assets held by the corporation immediately prior to the transfer. Additionally, the payment of expenses incurred in connection with the Mergers is taken into consideration in applying the "substantially all" test.

     In the proposed Bank Merger, it has been represented by the managements of Bank and HNB that HNB will acquire assets representing at least 90 percent of the fair market value of the net assets and 70 percent of the fair market value of the gross assets of Bank and that, for this purpose, the fair market value of the net and gross assets of Bank will be determined before payment by Bank of any expenses incurred by it in connection with the Bank Merger, before payment to any dissenters to the Bank Merger, and before any redemptions and distributions (except for regular, normal dividends) made by Bank immediately preceding the transfer. Based upon the foregoing representations, the "substantially all" requirement will be met in the Bank Merger.


Additional Requirements

     Sections 1.368-1(b) and 1.368-2(g) of the Income Tax
Regulations (the "Regulations") provide that the following additional requirements must be met for a transaction to qualify as a reorganization within the meaning of Section 368 of the Code:

          (i)  "continuity of interest" must be present,

          (ii) "continuity of business enterprise" must exist, and

          (iii) the transaction must be undertaken for reasons pertaining to the continuance of the business of a corporation which is a party to the transaction.

Continuity of Interest

     In general, the continuity of interest test requires the owners of the reorganized entity to receive and retain a meaningful equity in the surviving entity. See e.g., Pinellas Ice & Cold Storage Co. v. Comm'r, 287 U.S. 462 (1933); Cortland Specialty Company v. Comm'r, 60 F.2d 937 (2d Cir. 1932), cert. denied, 288 U.S. 599 (1932); Helvering v. Minnesota Tea Co., 296 U.S. 378
(1935).

     Revenue Procedure 77-37, 1977-2 C.B. 568 (Section 3.02) provides that, for advance ruling purposes, the continuity of interest requirement is satisfied if there is a continuing interest through stock ownership in the acquiring or transferee corporation (or a corporation in "control" thereof within the meaning of Section 368(c) of the Code) on the part of the former shareholders of the acquired or transferor corporation which is equal in value as of the effective date of the reorganization, to at least 50 percent of the value of all of the formerly outstanding stock of the acquired or transferor corporation as of that date. Sales, redemptions, and other dispositions of stock occurring prior or subsequent to the exchange which are part of the plan of reorganization will be considered in determining whether there is a 50 percent continuing interest through stock ownership as of the effective date of the reorganization.

     Based upon our understanding of the facts presented to us orally and as set forth in the Statements of Facts and Representations dated December 4, 1993, the 50 percent continuity of interest test of Revenue Procedure 77-37, supra, will be met in the FCB Merger and the Bank Merger. It has been represented by the management of FCB that the shareholders of FCB have no plan or intention to sell, exchange or otherwise dispose of a number of Hibernia shares to be received in the transaction that will reduce their Hibernia Common Stock holdings to less than the requisite 50 percent continuity of interest. Accordingly, in the FCB Merger there will be a continuing interest through Common Stock ownership in Hibernia on the part of the former shareholders of FCB.

     In Revenue Ruling 68-526, 1968-2 C.B. 156, the Internal Revenue Service (the "Service") held that the acquisition of the assets (and assumption of liabilities) of a parent corporation and its 60 percent owned subsidiary constituted separate tax-free reorganizations when the transactions occurred pursuant to one plan of reorganization and for valid business reasons. In Revenue Ruling 76-528, 1976-2 C.B. 103, the Service clarified that the continuity of interest requirement was met in Revenue Ruling 68-526 with respect to the subsidiary acquisition even when the Parent had no assets other than stock of a subsidiary because, in light of the acquisition of the parent's assets, and its dissolution pursuant to the plan of reorganization, the parent's shareholders, in effect, "stepped into the parent's shoes" as the only qualified parties to receive and continue the stock interest formerly held by the parent corporation. Although no assurance can be given that the Service will agree, the rationale of the above Revenue Rulings suggests that the continuity of interest maintained by the FCB shareholders in the FCB Merger is relevant in determining whether the continuity of interest requirement is satisfied in the Bank Merger. See also PLR 9109044 (December 4, 1990) where the Service, after applying the step transaction doctrine, ruled that a sideways merger of a bank holding company and its wholly owned banking subsidiary into an acquiring bank holding company and its banking subsidiary respectively constituted reorganizations under Section 368(a)(1)(C) and Section 368(a)(2)(D).

     In the past, the Service has frequently ruled on certain facts that the simultaneous mergers of a parent and its wholly-owned subsidiary into an acquiring parent corporation and its wholly-owned subsidiary, each qualified as a Section 368(a)(1)(A) reorganization (see e.g., PLR 9111025 (December 14, 1990), 9047015 (August 24, 1990) and 9003053 (October 26, 1989)). In other rulings involving slightly different facts (i.e., minority shareholders in the subsidiary), the Service held that the subsidiary mergers were reorganizations under Section 368(a)(2)(D) (see e.g., PLR 9109044 (December 4, 1990), 8943067 (August 2, 1989)
and 8942090 (July 27, 1989)).

     Although private letter rulings are not binding on the Service as precedent, they are cited to illustrate a consistent rulings position. In recent years, while the Service has declined to rule on whether a transaction qualifies as a reorganization pursuant to
Section 368(a)(1)(A) of the Code (see section 3.01(26) of Rev. Proc. 92-3, 1992-1 C.B. 561, 564), it has consistently ruled that the receipt by a target parent's shareholders of stock of an acquiring corporation will not prevent a lower tier target's merger from satisfying the continuity of interest requirement of Section 1.368-1(b) of the Regulations. See, for example, PLR 9237031 (June 16, 1992) and PLR 9317027 (January 29, 1993).


Continuity of Business Enterprise

     Section 1.368-1(b) of the Regulations also provides that a continuity of business enterprise (as described in Section 1.368-1(d) of the Regulations) is a requisite to a reorganization.
Section 1.368-1(d) of the Regulations provides that continuity of business enterprise requires that the acquiring corporation either continue the acquired corporation's historic business or use a significant portion of the acquired corporation's historic assets in a business. The proposed Bank Merger will meet the continuity of business enterprise test of Section 1.368-1(d) because, based upon the representation of the management of HNB, HNB will continue the historic business of Bank or will use a significant portion of Bank's historic assets in a business.

     Revenue Ruling 85-197, 1985-2 C.B. 120, provides that for purposes of the continuity of business enterprise requirement, the historic business of a holding company is the business of its operating subsidiary. Similarly, Revenue Ruling 85-198, 1985-2 C.B. 120, held that the continuity of business enterprise requirement was met upon the merger of two bank holding companies where the business of a former subsidiary of the acquired holding company was continued through a subsidiary of the acquiring corporation. Accordingly, the continuity of business enterprise requirement is met with regard to the FCB Merger because Hibernia through its wholly-owned subsidiary HNB, will continue the banking business indirectly conducted by FCB.


Business Purpose

     Section 1.368-2(g) of the Regulations provides that a reorganization must be undertaken for reasons germane to the continuance of the business of a corporation which is a party to the reorganization. As heretofore indicated in the Business Purpose Section set forth above, there are substantial business reasons for the Mergers. Accordingly, the Mergers each satisfy the business purpose requirement as set forth in the Regulations.


Constructive Exchange of Shares

     To avoid the expense and inconvenience of issuing Hibernia shares to itself in the Bank Merger, and because FCB's shareholders will have already received fair value for their shares, the shares of Bank Common Stock obtained by Hibernia in the FCB Merger shall be canceled. (See the preceding discussion regarding Rev. Rul 76-
528) In the Bank Merger, which occurs simultaneously, but is to be described in the closing documents covering the Mergers as a step following the FCB Merger, HNB technically would acquire the assets of Bank by issuing shares of Hibernia Common Stock to the Bank shareholder, Hibernia (as the result of the FCB Merger).

     The Tax Court has consistently held that the physical transfer of shares is not necessary if it would be a "meaningless gesture," particularly in situations where common ownership is present. See, Fowler Hosiery Co., 36 T.C. 201 (1961), aff'd 301 F.2d 394 (7th
Cir. 1962) and William Holton George, 26 T.C. 396 (1956). In fact, the Service has ruled that the absence of an actual physical exchange of shares does not prevent a transaction from qualifying as a tax-free reorganization if such an exchange would have been a "meaningless gesture" or a "useless task." See Rev. Rul. 70-240, 1970-1 C.B. 81 and Rev. Rul. 75-383, 1975-2 C.B. 127. See also
Davant v. Commissioner, 366 F.2d 874 (5th Cir. 1966); James Armour, Inc., 43 T.C. 295 (1964); American Manufacturing Co., 55 T.C. 204
(1970). In addition, the Service held in Revenue Ruling 78-47, 1978-1 C.B. 113, that a physical issuance of shares was unnecessary in order to eliminate certain expenses associated with a reorganization.

     The Service has also consistently permitted constructive exchanges in private letter rulings. See e.g., PLR 8750071 (September 17, 1987), 8722021 (February 25, 1987), 8620043
(February 14, 1986), 8403028 (October 17, 1983), and 8306010
(November 4, 1982).

     Based on the above, the constructive exchange described herein does not prevent the Bank Merger from qualifying as a tax-free reorganization.


Other Statutory Provisions and Technical Authority

     Section 368(b) of the Code defines the term "a party to a reorganization" to include a corporation resulting from a reorganization, and both corporations, in the case of a reorganization resulting from the acquisition by one corporation of stock or properties of another.

     Section 361(a) of the Code provides that no gain or loss shall be recognized to a transferor corporation which is a party to a reorganization on any exchange pursuant to the plan of reorganization solely for stock or securities in another corporation which is a party to the reorganization.

     Section 1032 of the Code provides that no gain or loss shall be recognized to a corporation on the receipt of money or other property in exchange for stock of such corporation.

     Section 354(a)(1) of the Code provides that no gain or loss shall be recognized if stock or securities in a corporation which is a party to a reorganization are, in pursuance of the plan of reorganization, exchanged solely for stock or securities in such corporation or in another corporation which is a party to the reorganization.

     Section 356(a)(1) of the Code provides that if Section 354 would apply to an exchange but for the fact that the property received in the exchange consists not only of property permitted by
Section 354 to be received without the recognition of gain but also of other property or money, then the gain if any, to the recipient will be recognized, but in an amount not in excess of the sum of such money and the fair market value of such other property. No loss from the exchange or distribution will be recognized. Section 356(c) of the Code.

     Section 356(a)(2) of the Code provides that if an exchange is described in Section 356(a)(1) of the Code, but has the effect of the distribution of a dividend, then the recipient of the other property will recognize ordinary dividend income to the extent of his ratable share of the accumulated earnings and profits of the acquired company. The remainder, if any, of the gain recognized under Section 356(a)(1) of the Code will be treated as gain from the exchange of property.

     Determinations of whether the receipt of boot has the effect of a dividend are made by applying the principles of Section 302. (Clark v. CIR, 489 US 726 (1989)) Section 302 contains rules for determining whether payments received in redemption of stock are treated as payments in exchange for the stock or as distributions for which Section 301 of the Code applies. Section 302(a) of the Code provides that if a redemption of stock fits within any one of the four categories set out in Section 302(b) of the Code, the redemption shall be treated as a distribution in part or full payment in exchange for the stock and thus not regarded as a dividend. Section 302(b)(2) of the Code provides that redemptions in which the taxpayer relinquishes more than 20 percent of his or her share of the corporation's voting stock and retains less than 50 percent of the voting stock after the redemption, shall not be treated as distributions of a dividend.

     In Clark v. CIR, 489 US 726 (1989), the Supreme Court determined whether gain recognized under Section 356 of the Code on the receipt of boot (i.e., other property or money received in an exchange) should be treated as a dividend distribution. In applying Section 302 of the Code to determine whether boot payment had the effect of a dividend distribution, the Court stated that the treatment of boot under Section 356(a)(2) should be determined "by examining the effect of the transaction as a whole." Consequently, the Court tested whether the boot payment had the effect of a dividend by comparing the interest that the taxpayer actually received in the acquiring corporation with the interest that taxpayer would have had if solely stock of the acquiring corporation had been received. If that hypothetical reduction would have passed one of the tests enumerated in Section 302(b) of the Code, taking into account attribution under Section 318 of the Code, then exchange treatment would be available.

     Section 362(b) of the Code generally provides that if property is acquired by a corporation in connection with the reorganization, then the basis shall be the same as it would be in the hands of the transferor, increased by the amount of gain recognized to the transferor on such transfer.

     Section 1223(2) of the Code provides that in determining a taxpayer's holding period for property, there shall be included the period for which such property was held by another person, if such property has, for the purpose of determining gain or loss from a sale or exchange, the same basis in whole or in part in such taxpayer's hands as it would have had in the hands of such other person.

     Section 381 of the Code applies to certain transactions, including those transactions to which Section 361 of the Code applies, where there is a transfer in connection with a reorganization described in Section 368(a)(1)(A) or in Section
368(a)(1)(A) and Section 368(a)(2)(D) of the Code.

     Section 1271 of the Code provides that amounts received by the holder on retirement of any debt instrument shall be considered as amounts received in exchange therefor, unless there was an intent at the time of original issue to call the debt instrument prior to its maturity.

     Section 1272(a) of the Code and Proposed Treasury Regulation
Section 1.1272-1 require a holder of any debt instrument having original issue discount issued after July 1, 1982, to include in income an amount equal to the sum of the daily portions of the allocable original issue discount for each day of the taxable year or portion thereof during which a holder holds the debt instrument. Since a holder of the debt instrument will be required to include original issue discount in income as it accrues, the tax basis of the debt obligation will be increased by the amount of original issue discount on such debt obligation that is included in the holder's gross income.

     Original issue discount of a debt instrument is defined by
Section 1273 of the Code as the stated redemption price at maturity less the issue price. The stated redemption price at maturity includes all payments under the debt instrument except qualified periodic interest. Qualified periodic interest is defined by the proposed regulations outstanding at the date the Class A Notes were issued as interest payments required to be made at a single fixed rate at fixed periodic intervals of one year or less through the entire term of the debt instrument.

     Contingent payments under a debt instrument are not included in the stated redemption price at maturity since they cannot be measured. Rather, under Proposed Treasury Regulations at Section 1.1275-4, contingent payments are characterized as interest or principal at the time they become fixed. If characterized as interest they are deductible by the issuer and includible in income of the holder in the taxable year in which the payment becomes fixed. The exercise of the Share Option in lieu of the Cash Premium could be viewed as contingent interest under Proposed Treasury Regulation Section 1.1275-4.

     If the Cash Premium on the Class A Notes is characterized as additional non-contingent interest, it is not considered qualified periodic interest under the rules in effect at the time the Class
A Notes were issued (1986 Proposed Treasury Regulation Section 1.1273-1(b)). As such, it constitutes original issue discount which is accrued over the life of the notes and included in income by the note holders as it accrues, thereby increasing the adjusted issue price or tax basis of the notes to the note holders. On redemption of the Class A Notes a holder opting to receive the Cash Premium will have no taxable income arising from payment of the premium to the extent that it has already been included in taxable income as original issue discount. Alternatively, if the Cash Premium is considered a contingent payment because the payment is uncertain, it would constitute interest income on the date that the payment becomes fixed and would be includible in taxable income of the note holders at that time.

     The exercise of the Share Option to receive FCB Common Stock in lieu of the Cash Premium could be viewed as though the stock had been purchased for the amount of the Cash Premium. In this case, the Cash Premium would be taxable as above and the purchase of the stock would be a non taxable event. The basis of the stock would be the amount of the Cash Premium foregone.

     Alternatively, exercise of the Share Option to receive FCB Common Stock in lieu of the Cash Premium could be treated as a property right to acquire stock of the company. As such it could cause the Class A Notes to be treated as investment units at the time they are issued. Under this result, Section 1273(c)(2) of the Code would require a portion of the issue price of the Class A Notes to be allocated to the warrants resulting in increased original issue discount recognition on the debt portion of the instrument equal to the issue price allocated to the property right. Under Rev. Rul. 58-234, 58-1 C.B. 279, there would be no gain or loss to the Class A Note holders on the exercise of their Share Option to acquire the stock. The Cash Premium would be taxable as described above, whether the Class A Note holder receives the cash or exercises his Share Option. The Cash Premium, although not received, would be deemed paid to exercise the right to acquire the stock. In this case, the Class A Note holder's basis in the stock would be the amount allocated to the property right at the issue date plus the amount of the Cash Premium foregone.

FEDERAL INCOME TAX CONSEQUENCES

     Based solely upon the facts orally represented to us, the Statements of Facts and Representations, the Agreement, and the Bank Plan of Merger, it is our opinion that the following federal income tax consequences will result:

     In the merger of FCB with and into Hibernia:

(1) Provided the proposed merger of FCB with and into Hibernia qualifies as a statutory merger under the Louisiana Business Corporation Law, the FCB Merger will be a reorganization within the meaning of Section 368(a)(1)(A) of the Code. FCB and Hibernia will each be a party to a reorganization within the meaning of Section 368(b) of the Code.

(2) No gain or loss will be recognized to FCB upon the transfer of its assets to Hibernia in exchange for Hibernia Common Stock, cash, and the assumption by Hibernia of the liabilities of FCB, since cash will be distributed only to its shareholders. (Sections 361(b) and 357(a) of the Code).

(3) No gain or loss will be recognized to Hibernia on receipt of the FCB assets in exchange for Hibernia Common Stock, cash, and the assumption by Hibernia of the liabilities of FCB. (Section 1032(a) of the Code).

(4) The basis of the assets of FCB in the hands of Hibernia will, in each case, be the same as the basis of those assets in the hands of FCB immediately prior to the transaction (Section 362(b) of the Code).

(5) The holding period of the assets of FCB in the hands of Hibernia will, in each case, include the period for which such assets were held by FCB (Section 1223(2) of the Code).

(6) No gain or loss will be recognized by the shareholders of FCB who receive solely Hibernia Common Stock in exchange for their shares of FCB Common Stock (Section 354(a)(1) of the Code).

(7) The gain, if any, realized by the holders of FCB Preferred Stock who do not hold any shares of FCB Common Stock upon the receipt of cash, in addition to Hibernia Common Stock, in exchange for their shares of FCB Preferred Stock will be recognized, but in an amount not to exceed the amount of the cash received by the shareholders. (Section 356(a)(1) of the Code) If the exchange has the effect of the distribution of a dividend (determined with the application of Section 318 of the Code), then the amount of the gain recognized that is not in excess of the FCB shareholder's ratable share of undistributed earnings and profits will be treated as a dividend. (Section 356(a)(2) of the Code) The determination of whether the gain has the effect of the distribution of a dividend will be made in accordance with the principles of Clark v. CIR, 489 US 726 (1989) and such gain will generally be treated as gain from the exchange of property, if one of the tests enumerated in Section 302(b) of the Code is satisfied. No loss will be recognized on the exchange pursuant to Section 356(c) of the Code.

(8) The gain, if any, realized by the holders of FCB Preferred Stock who own both FCB Preferred Stock and FCB Common Stock upon the receipt of cash, in addition to Hibernia Common Stock, in exchange for their shares of FCB Preferred Stock will be recognized, but in an amount not to exceed the amount of the cash received by the shareholders. (Section 356(a)(1) of the Code) If the exchange has the effect of the distribution of a dividend (determined with the application of Section 318 of the Code), then the amount of the gain recognized that is not in excess of the FCB shareholder's ratable share of undistributed earnings and profits will be treated as a dividend. (Section 356(a)(2) of the Code)
The determination of whether the gain has the effect of the distribution of a dividend will be made in accordance with the principles of Clark v. CIR, 489 US 726 (1989) and such gain will generally be treated as gain from the exchange of property, if one of the tests enumerated in Section 302(b) of the Code is satisfied. No loss will be recognized on the exchange pursuant to Section 356(c) of the Code.

(9) The basis of Hibernia Common Stock to be received by the shareholders of FCB Common Stock and FCB Preferred Stock will be, in each instance, the same as the basis of their stock surrendered in exchange therefor, decreased by the amount of cash received, if any, and increased by the amount of gain, if any, recognized in the exchange. (Section 358(a)(1) of the Code).

(10) The holding period of the Hibernia Common Stock to be received by the shareholders of FCB Common Stock and FCB Preferred Stock in the transaction will include, in each instance, the period during which the FCB Common Stock and/or FCB Preferred Stock surrendered in exchange therefor was held as a capital asset on the date of the exchange (Section 1223(l) of the Code).

(11) The five percent redemption premium received by the Debenture holders will be recognized and taxed to the Debenture holders under the provisions of Section 1271 of the Code.

(12) Any Cash Premium received by the holders of Class A Notes will be included in taxable income as interest to the extent that it has not been previously included as original issue discount under the provisions of Section 1272 of the Code. Stock received in lieu of the Cash Premium as a result of the exercise of the Share Option (as described in Section 311 of the Indenture) by the holders of Class A Notes may be treated as contingent interest on the Class A Notes. As such, it would be taxable when the amount is fixed to the extent that it exceeds the Cash Premium already included in taxable income. Alternatively, stock received in lieu of the Cash Premium could be considered received in exchange for the right to receive cash. As such, the receipt of stock would be non-taxable to the extent that the Cash Premium has been accrued into taxable income. As a third alternative, if the Class A Notes were treated as investment units at the time they were issued, there would be no gain or loss to the Class A Note holder on exercise of the Share Option to acquire the stock. The amount of the Cash Premium, whether received or not, would be included in income to the extent it has not already been accrued as original issue discount. Class A Note holders should consult their tax advisors as to the proper treatment of this item.

(13) Hibernia will succeed to and take into account those tax attributes of FCB described in Section 381(c) of the Code. (Section 381(a) of the Code and Section 1.381(a)-1 of the Regulations) These items will be taken into account by Hibernia subject to the conditions and limitations specified in Sections 381, 382, 383, and 384 of the Code and the Regulations thereunder.

(14) As provided by Section 381(c)(2) of the Code and Section 1.381(c)(2)-1 of the Regulations, Hibernia will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of FCB as of the date of transfer. Any deficit in the earnings and profits of Hibernia or FCB will be used only to offset the earning and profits accumulated after the date of transfer.

(15) Cash received by a dissenting shareholder of FCB in exchange for his or her FCB Common Stock and FCB Preferred Stock will be treated as having been received by such shareholder as a distribution in redemption of his or her stock, subject to the provisions and limitations of Section 302 of the Code. If, as a result of such distribution, a shareholder owns no stock either directly or through the application of Section 318(a) of the Code, the redemption will be a complete termination of interest within the meaning of Section 302(b)(3) of the Code and such cash will be treated as a distribution in full payment in exchange for his or her stock, as provided by Section 302(a) of the Code.

(16) The payment of cash in lieu of fractional share interests of Hibernia Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by Hibernia. These cash payments will be treated as distributions in full payment in exchange for the stock redeemed, as provided in
Section 302(a) of the Code. (Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B. 574)


     In the merger of Bank with and into HNB:

(17) Provided the proposed merger of Bank with and into HNB qualifies as statutory merger under the Bank Merger Act, the acquisition by HNB of substantially all of the assets of Bank solely in constructive exchange for Hibernia Common Stock and the assumption by HNB of the liabilities of Bank, will qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. Bank, Hibernia and HNB will each be a party to a reorganization within the meaning of Section 368(b) of the Code.

(18) No gain or loss will be recognized to Bank upon the transfer of substantially all of its assets to HNB in constructive exchange for Hibernia Common Stock, and the assumption of Bank's liabilities by HNB, since any cash for dissenters will be distributed to the Bank shareholder (Sections 361 and 357(a) of the Code).

(19) No gain or loss will be recognized to either Hibernia or HNB upon the acquisition by HNB of substantially all of the assets of Bank in constructive exchange for Hibernia Common Stock, and the assumption of Bank's liabilities (Section 1032(a) of the Code). (Rev. Rul. 57-278, 1957-1 C.B. 124.)

(20) The basis of the assets of Bank acquired by HNB will be the same in the hands of HNB as the basis of such assets in the hands of Bank immediately prior to the exchange (Section 362(b) of the Code).

(21) The basis of the HNB Common Stock in the hands of Hibernia will be increased by an amount equal to the basis of the Bank assets in the hands of HNB and decreased by the sum of the amount of the liabilities of Bank assumed by HNB and the amount of liabilities to which the assets of Bank are subject (Section 1.358-6 of proposed regulations).

(22) The holding period of the assets of Bank received by HNB will, in each instance, include the period for which such assets were held by Bank (Section 1223(2) of the Code).

(23) As provided by Section 381(c) of the Code and Section
1.381(c)(2)-1 of the Regulations, HNB will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Bank as of the date of transfer. Any deficit in the earnings and profits of Bank or HNB will be used only to offset the earnings and profits accumulated after the date of transfer.

(24) The shareholder of HNB will recognize no gain or loss upon the constructive exchange of Bank Common Stock solely for Hibernia
Common Stock.  (Section 354(a)(1) of the Code.)

(25) Bank will recognize no gain or loss on the transfer of its assets to HNB in constructive exchange for Hibernia Common Stock and the assumption by HNB of the liabilities of Bank, as described above. (Sections 361(a) and 357(a) of the Code.)

(26) Bank will close its taxable year as of the date of the distribution or transfer. HNB will not close its taxable year merely because of the Bank Merger. (Section 381(b) of the Code.)

(27) Pursuant to Section 381(a) of the Code and Section 1.381(a)-1 of the Regulations, HNB will succeed to and take into account the items of Bank described in Section 381(c) of the Code. These items will be taken into account by HNB subject to the provisions and limitations specified in Sections 381, 382, 383 and 384 of the Code and Regulations promulgated thereunder.


STATE INCOME TAX CONSEQUENCES

(1) The Louisiana income tax treatment to the shareholders of FCB will be substantially the same as the federal income tax treatment to the shareholders of FCB.


SCOPE OF OPINION

     The scope of this opinion is expressly limited to the federal income tax issues specifically addressed in (1) through (26) in the section entitled "Federal Income Tax Consequences" above and (1) in the section entitled "State Income Tax Consequences" above. Specifically, our opinion has not been requested and none is expressed with regard to the federal, foreign, state or local income tax consequences (other than those enumerated under "State Income Tax Consequences" above) for the shareholders of Hibernia and HNB. We have made no determination nor expressed any opinion as to any limitations, including those which may be imposed under
Section 382, on the availability of net operating loss carryovers (or built-in gains or losses), if any, after the Mergers, the application (if any) of the alternative minimum tax to this transaction, nor the application of any consolidated return or employee benefit issues which may arise as a result of the Mergers. Further, we have made no determination as whether FCB dividend distributions have been sufficient to eliminate any undistributed personal holding company tax liability. We have made no determination nor expressed any opinion as to the fair market value of any of the assets being transferred in the Mergers nor the common shares, preferred shares and debt instruments being exchanged in the Mergers. Furthermore, our opinion has not been requested and none is expressed with respect to any foreign, state or local tax consequences to FCB, Bank, Hibernia, and HNB.

     Our opinion, as stated above, is based upon the analysis of the Code, the Regulations thereunder, current case law, and published rulings. The foregoing are subject to change, and such change may be retroactively effective. If so, our views, as set forth above, may be affected and may not be relied upon. Further, any variation or differences in the facts or representations recited herein, for any reason, might affect our conclusions, perhaps in an adverse manner, and make them inapplicable. In addition, we have undertaken no obligation to update this opinion for changes in facts or law occurring subsequent to the date thereof.

     This letter represents our views as to the interpretation of existing law and, accordingly, no assurance can be given that the Service or the courts will agree with the above analysis.


                                       Very truly yours,







PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     The Louisiana Business Corporation Law ("LBCL") contains two provisions that directly affect the liability of officers and directors of Louisiana corporations to the corporations and shareholders whom they serve. Section 83 permits Louisiana corporations to indemnify officers and directors, as well as certain other individuals who act on behalf of such corporations. Sections 91 and 92 set forth the liability of officers and directors of Louisiana corporations.

     Section 91 of the LBCL provides that officers and directors of Louisiana corporations are fiduciaries with respect to the corporation and its shareholders and requires that they discharge the duties of their positions as such in good faith and with the diligence, care, judgment and skill which ordinarily prudent men would exercise under similar circumstances in like positions.
Section 91 specifically provides that it is not intended to derogate from any indemnification permitted under Section 83, discussed below.

     Section 92 of the LBCL limits the liability of officers and directors with respect to certain matters, as well as imposes personal liability for certain actions, such as the knowing issuance of shares in violation of the LBCL. Paragraph E of
Section 92 permits a director, in the performance of his duties, to be fully protected from liability in relying in good faith on the records of the corporation and upon such information, opinions, reports or statements presented to the corporation, the board of directors, or any committee of the board by any of the corporation's officers or employees, or by any committee of the board of directors, or by any counsel, appraiser, engineer or independent or certified public accountant selected with reasonable care by the board of directors or any committee thereof or any officer having the authority to make such a selection or by any other person as to matters the directors reasonably believe are within such other person's professional or expert competence and which person is selected with reasonable care by the board of directors or any committee thereof or any officer having the authority to make such selection.

     Section 83 of the LBCL permits a Louisiana corporation to indemnify any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in one of those capacities for another business. Such persons may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with any such action as long as the indemnified party acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to criminal actions or proceedings, the indemnified person must not only have acted in good faith and in a manner believed to be in or not opposed to the best interest of the corporation; he or she must also not have had any reasonable cause to believe that his or her conduct was unlawful.

     The LBCL treats suits by or in the right of the corporation, or derivative suits, differently from other legal actions. Indemnification is not permitted in a derivative action for any expenses if the individual seeking indemnification is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation unless specifically ordered by the court. Otherwise, officers and directors may be indemnified in derivative actions only with respect to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of the action.

     Indemnification of officers and directors may only be made by the corporation if the corporation has specifically authorized indemnification after determining that the applicable standard of conduct has been met. This determination may be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or a quorum of disinterested directors so directs, by independent legal counsel, or (iii) by the shareholders.

     Indemnification of officers and directors against reasonable expenses is mandatory under Section 83 of the LBCL to the extent the officer or director is successful on the merits or in the defense of any action or suit against him giving rise to a claim of indemnification.

     Louisiana corporations are permitted to advance the costs of defense to officers and directors with respect to claims for which they may be indemnified under Section 83 of the LBCL. In order to advance such costs, however, such procedure must be approved by the board of directors by a majority of a quorum consisting of disinterested directors. In addition, a corporation may only advance defense costs if it has received an undertaking from the officer or director to repay the amounts advanced unless it is ultimately determined that he or she is entitled to be indemnified as otherwise authorized by Section 83.

     Louisiana corporations are also specifically permitted to procure insurance on behalf of officers and directors and former officers and directors for actions taken in their capacities as such. Insurance coverage may be broader than the limits of indemnification under Section 83. Also, the indemnification provided for in Section 83 is not exclusive of any other rights to indemnification, whether arising from contracts or otherwise.

     The Company has adopted an indemnification provision to its articles of incorporation that provides for indemnification of officers and directors under the circumstances permitted by Louisiana law. The Company's indemnification provision requires indemnification, except as prohibited by law, of officers and directors of the Company or any of its wholly-owned subsidiaries against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (including any action by or in the right of the Company) by reason of the fact that the person served as an officer or director of the Company or one of its subsidiaries. Officers and directors may only be indemnified against expenses in cases brought by the officer or director against the Company if the action is a claim for indemnification, the officer or director prevails in the action, or indemnification is included in any settlement or is awarded by the court. The indemnification provision further requires the Company to advance defense costs to officers and directors in such suits and proceedings upon receipt of an undertaking to repay such expenses unless it is ultimately determined that the officer or director is entitled to indemnification as authorized by the Article.

     The Company's Articles of Incorporation further provide that no director or officer of the Company shall be personally liable to the Company or its shareholder for monetary damages for breach of fiduciary duty as an officer or director. This provision is limited to those circumstances in which such a limitation of liability is permitted under applicable law and would not be operative in any circumstances in which the law prohibits such an limitation.

     The Articles of Association of the Bank include indemnification and limitation of liability provisions identical to those adopted by the Company and described above.


Item 21.  Exhibits and Financial Statement Schedules.

EXHIBIT             DESCRIPTION

 2        Agreement and Plan of Merger (included as
          Appendix A to the Proxy Statement-Prospectus)

 3.1      Exhibit 4.1 to the Registration Statement on
          Form S-3 filed with the Commission by the Registrant (Registration No. 33-23591) is hereby incorporated by reference (Articles of Incorporation of the Registrant, as amended to date)

 3.2      Exhibit 4.2 to the Registration Statement on
          Form S-8 filed with the Commission by the Registrant (Post-Effective Amendment No. 2 to
          Registration No. 2-96194) is hereby
          incorporated by reference (By-Laws of the Registrant, as amended to date)

 5        Opinion of Patricia C. Meringer, Esq. re:
          legality of shares

 8 Opinion of Ernst & Young, certified public accountants, regarding certain tax matters
          (included as Appendix D to the Proxy
          Statement-Prospectus)

10.13     Exhibit 10.13 to the Annual Report on Form 10-
          K for the fiscal year ended December 31, 1988, filed with the Commission by the Registrant
          (Commission File No. 0-7220) is hereby
          incorporated by reference (Deferred
          Compensation Plan for Outside Directors of
          Hibernia Corporation and its Subsidiaries, as amended to date)

10.14     Exhibit 10.14 to the Annual Report on Form 10-
          K for the fiscal year ended December 31, 1990, filed with the Commission by the Registrant
          (Commission File No. 0-7220) is hereby
          incorporated by reference (Hibernia
          Corporation Executive Life Insurance Plan)

10.16     Exhibit 4.7 to the Registration Statement on
          Form S-8 filed with the Commission by the Registrant (Registration No. 33-26871) is hereby incorporated by reference (Hibernia
          Corporation 1987 Stock Option Plan, as amended to date)

10.28 Exhibits M and N to the Company's definitive proxy statement dated August 17, 1992 relating to its 1992 Annual Meeting of Shareholders filed with the Commission by the Registrant is hereby incorporated by reference (Warrant
          Agreement dated as of May 27, 1992 among the Registrant, The Chase Manhattan
          Bank (National Association) and certain other lenders, including the Form of Warrant attached thereto)

10.29 Exhibit L to the Registrant's definitive proxy statement dated August 17, 1992 relating to its 1992 Annual Meeting of Shareholders filed with the Commission by the Registrant is hereby incorporated by reference (Registration
          Rights Agreement dated as of May 27, 1992 among the Registrant, The Chase Manhattan Bank
          (National Association) and certain other lenders, as amended to date)

10.30 Exhibit 10.30 to a Current Report on Form 8-K dated July 17, 1992 filed by the Registrant with the Commission is hereby incorporated by reference (Stock Purchase Agreement dated as of July 17, 1992 between the Registrant,
          Hibernia National Bank in Texas and Comerica
          Incorporated)

10.31 Exhibit 10.31 to a Current Report on Form 8-K dated September 15, 1992 filed by the Registrant with the Commission is hereby incorporated by reference (Amendment to Stock
          Purchase Agreement dated September 10, 1992 between Registrant and Comerica Incorporated)

10.34 Exhibit C to the Registrant's definitive proxy statement dated August 17, 1992 relating to its 1992 Annual Meeting of Shareholders filed by the Registrant with the Commission is hereby incorporated by reference (Long-Term
          Incentive Plan of Hibernia Corporation)

10.35 Exhibit A to the Registrant's definitive proxystatement dated March 23, 1993 relating to its 1993 Annual Meeting of Shareholders filed by the Registrant with the Commission is hereby incorporated by reference (1993
          Director Stock Option Plan of Hibernia
          Corporation)

10.36     Exhibit 10.36 to the Registrant's Annual
          Report on Form 10-K for the fiscal year ended
          December 31, 1993 filed with the Commission
          (Commission file no. 0-7220) is hereby
          incorporated by reference (Employment
          agreement between Stephen A. Hansel and
          Hibernia Corporation)

13 Exhibit 13 to the Registrant's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1993 filed with the Commission
          (Commission file No. 0-7220) is hereby
          incorporated by reference (1993 Annual Report to security holders of the Registrant).

22 Exhibit 22 to the Annual Report on Form 10-K of the Registrant for the fiscal year ended
          December 31, 1989 filed with the Commission
          (Commission file no. 0-7220) is hereby
          incorporated by reference (Subsidiaries of the Registrant)

23(a)     Consents of Patricia C. Meringer, Esq.
          (included with Exhibit 5)

23(b)     Consent of Ernst & Young
          Consent of Arthur Andersen & Company

24        Powers of Attorney

Item 22.  Undertakings.

     The undersigned registrant hereby undertakes:

     (i) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (ii) to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information;

     (iii) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to information called for by the other Items of the applicable form;

     (iv) that every prospectus (a) that is filed pursuant to the preceding paragraph, or (b) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (v) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (vi) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.



                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on April 6, 1994.



                              HIBERNIA CORPORATION



                              By:  /S/RON E. SAMFORD, JR.
                                   Ron E. Samford, Jr.
                                   Controller and Executive
                                   Vice President


     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities indicated on April 6, 1994.

Signatures                              Title

       *
_____________________________      Chairman of the Board
Robert H. Boh

       *
_____________________________      Chief Executive Officer
Stephen A. Hansel                  and Director

       *
_____________________________      Chief Financial Officer
Robert W. Close

       *
_____________________________      Chief Accounting Officer
Ron E. Samford, Jr.

       *
_____________________________      Director
W. James Amoss, Jr.

       *
_____________________________      Director
J. Terrell Brown

       *
_____________________________      Director
Brooke H. Duncan

       *
_____________________________      Director
Richard W. Freeman

       *
_____________________________      Director
Robert L. Goodwin

       *
_____________________________      Director
Dick H. Hearin

       *
_____________________________      Director
Robert T. Holleman

       *
_____________________________      Director
Hugh J. Kelly

       *
_____________________________      Director
John P. Laborde

       *
_____________________________      Director
Sidney W. Lassen

       *
_____________________________      Director
Donald J. Nalty

       *
_____________________________      Director
Robert T. Ratcliff

       *
_____________________________      Director
Joe D. Smith, Jr.

       *
_____________________________      Director
James H. Stone

       *
_____________________________      Director
Virgnia E. Weinmann

       *
_____________________________      Director
E. L. Williamson

       *
_____________________________      Director
Robert E. Zetzmann




*By: /S/ PATRICIA C. MERINGER
     Patricia C. Meringer
     Attorney-in-Fact



                          EXHIBIT INDEX

Exhibit                                      Sequential Page
                                                  Number


 5        Opinion of Patricia C. Meringer, Esq.

 23(a)    Consent of Patricia C. Meringer, Esq. (included with
          Exhibit 5)

 23(b)    Consent of Ernst & Young*
          Consent of Arthur Andersen & Co.

 24       Powers of Attorney
________

*  To be filed by amendment



                            EXHIBIT 5


                         April __, 1994




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

     I am Associate Counsel and Secretary of Hibernia Corporation (the "Company") and am delivering this opinion in connection with the registration by the Company of shares of Class A Common Stock (the "Shares) to be issued by the Company in a proposed merger (the "Merger") with First Bancorp of Louisiana, Inc. ("First Bancorp") in which the shareholders of First Bancorp will receive the Shares in exchange for their shares of common stock of First Bancorp, to which registration statement (the "Registration Statement") this opinion is attached. The Shares will be reserved for issuance upon the closing of the Merger. The Shares will be issued to shareholders of First Bancorp upon consummation of the Merger pursuant to the registration statement after it has been declared effective by the Securities and Exchange Commission.

     In furnishing this opinion, I or attorneys under my supervision have examined such documents and have made such investigation of matters of fact and law as I have deemed necessary or appropriate to provide a basis for the opinions set forth herein. In such examination and investigation, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted as originals and the conformity to original documents of all documents submitted as certified or photostatic copies.

     In rendering this opinion, I do not express any opinion concerning any law other than the law of the State of Louisiana and the federal law of the United States, and I do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed below.

     Based upon and limited by the foregoing, and based upon legal considerations which I deem relevant and upon laws or regulations in effect as of the date hereof, I am of the opinion that:

     1. Hibernia Corporation has been duly incorporated and is validly existing and in good standing under the laws of the State of Louisiana.

     2. The Shares have been duly authorized and either are, or, upon issuance thereof pursuant to the terms of the offering thereof, will be, validly issued, fully paid and non-assessable.

     I hereby expressly consent to the inclusion of this Opinion as exhibit to the Registration Statement and to the reference to this Opinion therein.

     This opinion is being furnished to you pursuant to the filing of the Registration Statement and may not be relied upon by any other person or used for any other purpose, except as provided for in the preceding paragraph.


                              Very truly yours,


                              /S/ PATRICIA C. MERINGER
                              Patricia C. Meringer
                              Associate Counsel
                                and Secretary









                        EXHIBIT 23(b)(ii)
                CONSENT OF ARTHUR ANDERSEN & CO.

           Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this registration statement.



                                        s/ARTHUR ANDERSEN & CO.

New Orleans, Louisiana
April 5, 1994




                           EXHIBIT 24
                       POWERS OF ATTORNEY


                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/W. JAMES AMOSS, JR.
                              W. James Amoss, Jr.
                              Director
                              HIBERNIA CORPORATION



                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Chairman and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/ROBERT H. BOH
                              Robert H. Boh
                              Chairman and Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/J. TERRELL BROWN
                              J. Terrell Brown
                              Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/BROOKE H. DUNCAN
                              Brooke H. Duncan
                              Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/RICHARD W. FREEMAN, JR.
                              Richard W. Freeman, Jr.
                              Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/ROBERT L. GOODWIN
                              Robert L. Goodwin
                              Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned President, Chief Executive Officer and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/STEPHEN A. HANSEL
                              Stephen A. Hansel
                              President, Chief Executive Officer
                              and Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/DICK H. HEARIN
                              Dick H. Hearin
                              Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/ROBERT T. HOLLEMAN
                              Robert T. Holleman
                              Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/HUGH J. KELLY
                              Hugh J. Kelly
                              Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/JOHN P. LABORDE
                              John P. Laborde
                              Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/SIDNEY W. LASSEN
                              Sidney W. Lassen
                              Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Vice Chairman and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/DONALD J. NALTY
                              Donald J. Nalty
                              Vice Chairman and Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 25th day of January, 1994.



                              S/ROBERT T. RATCLIFF
                              Robert T. Ratcliff
                              Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/JOE D. SMITH, JR.
                              Joe D. Smith, Jr.
                              Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/JAMES H. STONE
                              James H. Stone
                              Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 25th day of January, 1994.



                              S/VIRGINIA EASON WEINMANN
                              Virginia Eason Weinmann
                              Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/ERNEST L. WILLIAMSON
                              Ernest L. Williamson
                              Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/ROBERT E. ZETZMANN
                              Robert E. Zetzmann
                              Director
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Controller of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/RON E. SAMFORD, JR.
                              Ron E. Samford, Jr.
                              Controller
                              HIBERNIA CORPORATION




                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Treasurer and Chief Financial Officer of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/ROBERT W. CLOSE
                              Robert W. Close
                              Treasurer and Chief Financial Officer
                              HIBERNIA CORPORATION